As filed with the Securities and Exchange Commission on April 28, 2014

Registration No. 333-178786-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

To

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREENBACKER RENEWABLE

ENERGY COMPANY LLC

(Exact name of registrant as specified in its governing instruments)

Delaware

(State or other jurisdiction of incorporation or organization)

4911

(Primary Standard Industrial Classification Code Number)

80-0872648

(I.R.S. Employer Identification Number)

369 Lexington Avenue, Suite 312

New York, NY 10017

Tel (646) 237-7884

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles Wheeler

c/o Greenbacker Capital Management LLC

369 Lexington Avenue, Suite 312

New York, NY 10017

Tel (646) 237-7884

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Timothy P. Selby, Esq. Matthew W. Mamak, Esq. Alston & Bird LLP 90 Park Avenue New York, New York 10016 Tel (212) 210-9494 Fax (212) 922-3894	Jay L. Bernstein, Esq. Jacob A. Farquharson, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 Tel (212) 878-8000 Fax (212) 878-8375	Lauren B. Prevost, Esq. Heath D. Linsky, Esq. Morris, Manning & Martin, LLP 1600 Atlanta Financial Center 3343 Peachtree Road, N.E. Atlanta, Georgia 30326-1044 Tel (404) 233-7000 Fax (404) 365-9532

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small company filer. See the definitions of “large accelerated filer,” “accelerated filer,” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Small reporting company	☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS	Maximum Offering of $1,500,000,000 in Shares Minimum Offering of $2,000,000 in Shares
Greenbacker Renewable Energy Company LLC

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Greenbacker Renewable Energy Company LLC is an energy company that intends to acquire income-generating renewable energy and energy efficiency and sustainable development projects and other energy-related businesses as well as finance the construction and/or operation of these projects and businesses. We will be managed and advised by Greenbacker Capital Management LLC, our advisor.

We are offering up to $1,500,000,000 in shares of our limited liability company interests, or the shares, including up to $250,000,000 pursuant to our distribution reinvestment plan, on a “best efforts” basis through SC Distributors, LLC, the dealer manager, meaning it is not required to sell any specific number or dollar amount of shares. We are publicly offering three classes of shares: Class A shares, Class C shares and Class I shares in any combination with a dollar value up to the maximum offering amount. The share classes have different selling commissions, dealer manager fees and there is an ongoing distribution fee with respect to Class C shares. We will determine our net asset value each quarter commencing with the first full quarter after the minimum offering requirement is satisfied. If our net asset value per share on such valuation date increases above or decreases below our net proceeds per share as stated in this prospectus, we will adjust the offering price of all classes of shares, effective five business days later, to ensure that after the effective date of the new offering prices the offering prices, after deduction of selling commissions, dealer manager fees and organization and offering expenses, are not above or below our net asset value per share on such valuation date. We have adopted a distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions from us reinvested in additional shares. We reserve the right to reallocate the shares offered between Class A, Class C and Class I shares and between this offering and our distribution reinvestment plan.

We will not sell any shares unless we have raised gross offering proceeds of $2.0 million by August 7, 2014. See “Plan of Distribution.” Purchases of Class A shares by our directors, officers and any affiliates of us or GCM (other than GCM’s initial contribution to us) will count toward meeting this minimum threshold. We may sell our shares in this offering until August 7, 2015, unless we decide to extend this offering. In some states, we will need to renew our registration annually in order to continue offering our shares beyond the initial registration period. All subscription payments will be held in an escrow account by UMB Bank, as escrow agent, for our subscribers’ benefit pending release to us upon satisfaction of the minimum offering requirement. As set forth in more detail below, we have special escrow requirements for subscriptions from residents of Pennsylvania and Washington. If we do not satisfy the minimum offering requirement, we will arrange for our escrow agent to promptly return all funds in the escrow account (including interest), and we will stop offering shares. We will not receive any fees or expenses out of any funds returned to investors.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups (JOBS) Act of 2012; however, we do not intend to take advantage of any of the reduced public company reporting requirements afforded by the JOBS Act.

Investing in our shares may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of investment. See “Risk Factors” beginning on page 24 for a discussion of the risks you should consider before investing in shares, including:

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Our advisor and its respective affiliates, including our officers and some of our directors, will face conflicts of interest including conflicts that may result from compensation arrangements with us and our affiliates, which could result in actions that are not in the best interests of our members.

•	This offering is initially a “blind pool” offering, and therefore, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.

•

This is our initial public offering. We have no assets. We have no operating history. No public market currently exists for our shares, nor may a public market ever develop and our shares are illiquid.

•

Our success will be dependent on the performance of our advisor; however, our advisor has no operating history and no experience managing a public company or maintaining our exemption from registration under the Investment Company Act of 1940, as amended.

•	We will pay substantial fees and expenses to GCM and the dealer manager, which payments increase the risk that you will not earn a profit on your investment.

•

The amount of any distributions we may pay is uncertain. We may not be able to pay you distributions, or be able to sustain them once we begin declaring distributions, and our distributions may not grow over time. We may pay distributions from any source and there are no limits on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have less funds available for investments, and your overall return may be reduced.

•	We may change our investment policies and strategies without prior notice or member approval, the effects of which may be adverse.

•	Shares are subject to a 9.8% ownership limitation. In addition, our LLC Agreement contains various other restrictions on ownership and transfer of our shares.

•	You will experience substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in our shares is not permitted.

	Maximum Aggregate Price to Public	Maximum Selling Commissions(3)	Maximum Dealer Manager Fee(3)	Proceeds, Before Expenses, to Us(1)(2)(3)
Offering
Maximum Offering	$1,250,000,000	$41,666,667.67	$30,208,333.33	$1,178,125,000
Per Class A Share	$10.00	$0.700	$0.275	$9.025
Per Class C Share	$9.576	$0.287	$0.263	$9.025
Per Class I Share	$9.186	—	$0.161	$9.025
Minimum Offering	$2,000,000	$66,666.67	$48,333.33	$1,885,000
Distribution Reinvestment Plan
Per Class A, C and I Share	$9,025	—	—	$9,025
Total Maximum	$1,500,000,000.00	$41,666,667.67	$30,208,333.33	$1,428,125,000

(1)

The proceeds are calculated before deducting certain organization and offering expenses to us. In addition to selling commissions and dealer manager fees, we estimate that we will incur in connection with this offering approximately $100,000 of expenses (approximately 5.00% of the gross proceeds) if the minimum number of shares is sold and approximately $18.8 million of expenses (approximately 1.5% of the gross proceeds) if the maximum number of shares is sold. We will reimburse our advisor and its affiliates for these costs and for future organization and offering expenses they may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of reimbursement. This table excludes the distribution fees for Class C shares, which will be paid over time. With respect to Class C shares, we will pay our dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year, until the earlier to occur of the following: (i) a listing of the Class C shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from our primary offering, or (iii) there are no longer any Class C shares outstanding. We may also pay additional underwriting compensation and other fees to our dealer manager. See “Compensation of the Advisor and the Dealer Manager,” “Plan of Distribution” and “Certain Relationships and Related Party Transactions.”

(2)

We are offering certain volume discounts resulting in reductions in selling commissions and dealer manager fees payable with respect to sales of shares for certain minimum aggregate purchase amounts to a purchaser. See “Plan of Distribution—Volume Discounts.”

(3)	Assumes primary offering gross proceeds come from sales of 1/3 each of Class A, Class C and Class I shares.

Subject to Completion: Dated April 28, 2014

SUITABILITY STANDARDS

The following are our suitability standards for investors that are required by the Omnibus Guidelines published by the North American Securities Administrators Association in connection with our continuous offering of shares under this registration statement.

Pursuant to applicable state securities laws, shares offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the shares, which means that it may be difficult for members to sell shares. As a result, we have established suitability standards which require investors to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $70,000 and an annual gross income of at least $70,000, or (ii) a net worth (not including home, home furnishings, and personal automobiles) of at least $250,000.

Our suitability standards also require that a potential investor (1) can reasonably benefit from an investment in us based on such investor’s overall investment objectives and portfolio structuring; (2) is able to bear the economic risk of the investment based on the prospective member’s overall financial situation; and (3) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose his or her entire investment, (c) the lack of liquidity and restrictions on transferability of the shares, (d) the background and qualifications of GCM and (e) the tax consequences of the investment. Persons who meet these standards and who seek to diversify their portfolio are most likely to benefit from an investment in our company.

The minimum purchase amount is $2,000 in shares. To satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate individual retirement accounts, or IRAs, provided that each such contribution is a minimum of $500. You should note that an investment in shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

In the case of sales to fiduciary accounts, these suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you who become members. Those selling shares on our behalf must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for each investor based on information provided by the investor in the subscription agreement. Relevant information for this purpose includes at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor. Each selected broker-dealer is required to maintain for six years records of the information used to determine that an investment in our shares is suitable and appropriate for an investor.

Certain states have established suitability requirements different from those described above. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below:

Alabama: In addition to the minimum suitability standards, this investment will only be sold to Alabama residents that represent they have a liquid net worth at least ten times their investment in this program and other similar programs and they meet the $70,000 / $70,000 / $250,000 suitability requirement.

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California: In addition to the minimum suitability standards listed above, a California investor’s maximum investment in us may not exceed 10% of such investor’s net worth.

Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in us to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents. An Iowa investor must have either (i) a net worth (not including home, furnishings and personal automobiles) of $100,000 and an annual gross income of at least $100,000 or (ii) a net worth of at least $350,000 (not including home, furnishings and personal automobiles).

Kansas: It is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-traded business development companies to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally accepted accounting principles.

Kentucky: In addition to the minimum suitability standards described above, no Kentucky resident shall invest more than 10% of his or her liquid net worth in us.

Maine: In addition to our suitability requirements, it is recommended that Maine investors limit their investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts: Massachusetts investors may not invest more than 10% of their liquid net worth in us and other non-traded direct participation programs. For Massachusetts residents, “liquid net worth” is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Michigan: It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of their liquid net worth in us. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year.

New Mexico: In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth in us, our affiliates and other similar non-traded direct participation programs.

New Jersey: New Jersey investors must have either, (a) a minimum liquid net worth of at least $150,000 and a minimum annual gross income of not less than $70,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, shares of our affiliates, and other direct participation investments may not exceed ten percent (10%) of his or her liquid net worth.

North Dakota: North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in us.

Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

Oregon: In addition to the minimum suitability standards described above, an investment by an Oregon resident may not exceed ten percent (10%) of the Oregon resident’s liquid net worth.

ii

Tennessee: In addition to our suitability requirements, a Tennessee investor must have either (i) a net worth of $85,000 and an annual gross income of at least $85,000, or (ii) a minimum net worth of $350,000 (exclusive of home, home furnishings and personal automobiles).

In purchasing shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974, or ERISA, or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code. In addition, prior to purchasing shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law.

Notice to Residents of Pennsylvania Only

Because the minimum closing amount is less than $50,000,000, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscriptions.

We will place all Pennsylvania investor subscriptions in escrow until the company has received total subscriptions of at least $62,500,000 (including sales made to residents of other states), or for an escrow period of 120 days, whichever is shorter.

If we have not received total subscriptions of at least $62,500,000 by the end of the escrow period, we must:

A. return the Pennsylvania investors’ funds within 15 calendar days of the end of the escrow period; or

B. notify the Pennsylvania investors in writing by certified mail or any other means whereby receipt of delivery is obtained within 10 calendar days after the end of the escrow period, that the Pennsylvania investors have a right to have their investment returned to them. If such an investor requests the return of such funds within 10 calendar days after receipt of notification, the company must return such funds within 15 calendar days after receipt of the investor’s request.

No interest is payable to an investor who requests a return of funds at the end of the initial 120-day escrow period. Any Pennsylvania investor who requests a return of funds at the end of any subsequent 120-day escrow period will be entitled.

Notice to Residents of Washington Only

We will place all Washington investor subscriptions in escrow until the company has received total subscriptions of at least $10,000,000 (including sales made to residents of other states).

iii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC to register a continuous offering of our shares. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement or amend this prospectus that may add, update or change information contained in this prospectus. We will endeavor to avoid interruptions in the continuous offering of shares of our limited liability company interests, but may, to the extent permitted or required under the rules and regulations of the SEC, supplement the prospectus or file an amendment to the registration statement with the SEC if we determine to adjust the prices of our shares because our net asset value per share declines or increases from the amount of the net proceeds per share as stated in the prospectus. In addition, we will file an amendment to the registration statement with the SEC on or before such time as the new offering price per share for any of the classes of our shares being offered by this prospectus represents more than a 20% change in the per share offering price of our shares from the most recent offering price per share. While we will attempt to file such amendment on or before such time in order to avoid interruptions in the continuous offering of our shares, there can be no assurance, however, that our continuous offering will not be suspended while the SEC reviews any such amendment and until it is declared effective.

Any statement that we make in this prospectus may be modified or superseded by us in a subsequent prospectus supplement. The registration statement we have filed with the SEC includes exhibits that provide more detailed descriptions of certain matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described in the section entitled “Available Information” in this prospectus. In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close. In addition, we use certain industry-related terms in this prospectus, which are described in a “Glossary of Certain Industry Terms,” included in this prospectus as Appendix B.

You should rely only on the information contained in this prospectus. Neither we nor the dealer manager has authorized any other person to provide you with different information from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the dealer manager is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is complete and accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or sale of our shares. If there is a material change in the affairs of our company, we will amend or supplement this prospectus.

For information on the suitability standards that investors must meet in order to purchase shares in this offering, see “Suitability Standards.”

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, and does not contain all of the information that you may want to consider when making your investment decision. To understand this offering fully, you should read the entire prospectus carefully, including the section entitled “Risk Factors,” before making a decision to invest in our shares.

Greenbacker Renewable Energy Company LLC is a Delaware limited liability company formed on December 4, 2012. Unless the context requires otherwise or as otherwise noted, the terms “we,” “us,” “our,” and “our company” refer to Greenbacker Renewable Energy Company LLC, together with its consolidated subsidiaries, including Greenbacker Renewable Energy Corporation, a Maryland Corporation, which we refer to as “GREC”; the term “GCM” and our “advisor” refer to Greenbacker Capital Management LLC, our external advisor; the term “GGIC” and “strategic investor” refers to GGIC, LTD; the term “Special Unitholder” refers to GREC Advisors, LLC, a Delaware limited liability company, which is a subsidiary of our advisor; “special unit” refers to the special unit of limited liability company interest in us entitling the Special Unitholder to an incentive allocation and distribution; the term “SC Distributors” and our “dealer manager” refer to SC Distributors, LLC, our dealer manager; the term “Greenbacker Administration” and our “Administrator” refer to Greenbacker Administration, LLC, our Administrator; the term “LLC Agreement” refers to the limited liability company agreement of our company, a copy of which is attached as Appendix C to this prospectus.

Greenbacker Renewable Energy Company LLC

We are an energy company that intends to acquire income-generating renewable energy and energy efficiency and sustainable development projects and other energy-related businesses as well as finance the construction and/or operation of these projects and businesses. We refer to these projects and businesses, collectively, as our target assets. We will be managed and advised by Greenbacker Capital Management LLC, or GCM, a renewable energy, energy efficiency, sustainability and other energy related project acquisition, consulting and development company that intends to register as an investment adviser under the Investment Advisers Act of 1940, or the Advisers Act no later than it is required to do so pursuant to the Advisers Act. We expect to engage Greenbacker Administration to provide the administrative services necessary for us to operate.

We will seek to capitalize on the significant investing experience of our advisor's management team, including the 24 years of investment banking and renewable energy expertise of Charles Wheeler, our Chief Executive Officer and President, and the Chief Investment Officer and a managing director of GCM. Mr. Wheeler has held various senior positions with Macquarie Group, including Head of Financial Products for North America and Head of Renewables for North America. While serving as Head of Renewables for North America, Mr. Wheeler's experience included evaluating wind project developments, solar asset acquisitions, assisting in the development of wind and solar greenfield projects, and assisting in the preparation of investment analyses for a biomass facility. Before moving to the United States to serve as Head of Financial Products for Macquarie Group in North America, Mr. Wheeler was a Director of the Financial Products Group in Australia with responsibility for the development, distribution and ongoing management of a wide variety of retail financial products, including real estate investment trusts, or REITs, infrastructure bonds, international investment trusts and diversified domestic investment trusts. We expect Mr. Wheeler will bring his extensive background in renewable energy and project and structured finance to help us effectively execute our strategy.

We are organized as a Delaware limited liability company. We will conduct a significant portion of our operations through GREC, of which we are the sole shareholder. We intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, as amended, the Investment Company Act.

Our Market Opportunity

The market for renewable energy has grown rapidly over the past decade. According to the U.S. Department of Energy’s 2011 Renewable Energy Data Book, or the Renewable Energy Data Book, global renewable energy capacity has nearly doubled between 2000 to 2011. Renewable electricity represented nearly 13% of total installed capacity and more than 12% of total electric power generation in the United States in 2011. Since 2000, renewable electricity installations in the United States have more than tripled, and in 2011 represent 146 GW of installed U.S. capacity, according to the Renewable Energy Data Book.

We believe that demand for alternative forms of energy from traditional fossil-fuel energy will continue to grow as countries seek to reduce their dependence on outside sources of energy and as the political and social climate continues to demand social responsibility on environmental matters. According to the Renewable Energy Data Book, the US Energy Administration anticipates in its base case that generation from renewable energy sources will grow by 77% from 2010 to 2035. Notwithstanding this growing demand, we believe that a significant shortage of capital currently exists in the market to satisfy the demands of the renewable energy sector in the United States and around the world, particularly with respect to small and mid-sized projects and businesses that are newly developed. Many of the traditional sources of equity capital for the renewable energy marketplace were attracted to renewable energy projects based on their ability to utilize investment tax credits, or ITCs, and tax deductions. We believe that due to changes in their taxable income profiles that have made these tax incentives less valuable, these traditional sources of equity capital have withdrawn from the market. In addition, much of the capital that is available is focused on larger projects that have long-term off-take contracts in place, and does not allow project owners to take any “merchant” or investment risk with respect to renewable energy certificates, or RECs. We believe many project developers are not finding or are encountering delays in accessing capital for their projects. As a result, we believe a significant opportunity exists for us to provide new forms of capital to meet this demand.

We also believe that the market for energy efficiency projects is showing growth and opportunity. According to the submission of Steven Nadel, an Executive Director of the American Council for an Energy-Efficient Economy, or the ACEEE, to the Senate Finance Committee, Subcommittee on Energy, Natural Resources and Infrastructure for the Hearing on Tax Reform and Energy Policy in 2012, the ACEEE has estimated that by 2050, energy efficiency measures and practices could reduce U.S. energy use by 42% to 59% relative to current projections. As a result, we believe that a significant opportunity exists for us to finance projects which enhance the efficiency of energy assets, primarily in the United States.

Our Competitive Strengths

We believe that the following key strengths and competitive advantages will enable us to capitalize on the significant opportunities for growth in renewable energy projects.

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Significant Experience of GCM. The senior management team of our advisor, GCM, has a long track record and broad experience in acquiring, operating and managing income-generating renewable energy and energy efficiency projects and other energy-related businesses as well as financing the construction and/or operation of these projects and businesses.

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Attractive Return Profile of Asset Class. We believe that investments in renewable energy assets present the opportunity to generate significant and dependable cash flows and deliver attractive risk-adjusted returns over time.

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Unique Focus, Structure, and Early Mover Advantage. We believe that we are one of the first non-bank public companies focused on providing capital in the renewable energy sector. Upon completion of this offering, we expect to be a well capitalized public company and, as a result, we believe that we will be uniquely positioned to address the capital shortage problem in the renewable energy sector. Our organizational structure and tax profile is expected to allow us to capture the premium risk-adjusted returns otherwise demanded by third party tax credit equity providers.

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Strategic Relationships and Access to Deal Flow. GCM's senior executives have extensive experience in the renewable energy, capital markets and project finance sectors and as a result have an extensive network of contacts in these sectors. We believe the breadth and depth of GCM's relationships will generate a continual source of attractive investment opportunities for us, which will enable it to enhance our ability to utilize our growth capital in an efficient timeframe.

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Alignment of Interests. We have taken multiple steps to structure our relationship with GCM so that our interests and those of GCM are closely aligned including the fact that GCM will not offer its shares for repurchase as long as GCM remains our advisor, as well as the structure of the incentive distribution to which an affiliate of GCM may be entitled.

In considering our competitive strengths and advantages, you should also consider that an investment in us involves a high degree of risk. See “Risk Factors.” In addition, our advisor and its affiliates, including certain of our officers and directors, will face conflicts of interest including conflicts that may result from compensation arrangements with us. See “Conflicts of Interest” on page 128 of this prospectus.

Our Business Objective and Policies

Our business objective is to generate attractive risk-adjusted returns for our members, consisting of both current income and long-term capital appreciation, by acquiring, and financing the construction and/or operation of income-generating renewable energy, energy efficiency and sustainable development projects, primarily within but also outside of North America. We expect the size of our investments to generally range between approximately $1 million and $100 million. We will seek to maximize our risk-adjusted returns by: (1) capitalizing on underserviced markets; (2) focusing on hard assets that produce significant and dependable cash flows; (3) efficiently utilizing government incentives where available; (4) employing creative deal structuring to optimize capital, tax and ownership structures; (5) partnering with experienced financial, legal, engineering and other professional firms; (6) employing sound due diligence and risk mitigation processes; and (7) monitoring and managing our portfolio of assets on an ongoing basis. We may change our investment policies and strategies without prior notice or member approval. See “We may change our investment policies and strategies without prior notice of member approval, the effects of which may be adverse.” in “Risk Factors—Risks Related to Our Business and Structure” for greater detail.

Our goal is to assemble a diversified portfolio of renewable energy, energy efficiency and other sustainability related projects and businesses. Renewable energy projects earn revenue through the sale of generated electricity as well as frequently through the sale of other commodities such as RECs and energy efficiency certificates, or EECs, which are generated by the projects. We expect initially to focus on solar energy and wind energy projects. We believe solar energy projects generally offer more predictable power generations characteristics, due to the relative predictability of sunlight over the course of time compared to other renewable energy classes and therefore we expect they will provide more stable income streams. However, technological advances in wind turbines and government incentives make wind energy projects attractive as well. Solar energy projects provide maximum energy production during the middle of the day and in the summer months when days are longer and nights shorter. Generally, the demand for power tends to be higher at those times due to the use of air conditioning and as a result energy prices tend to be higher. In addition, solar projects are eligible to receive significant government incentives at both the federal and state levels which can be applied to offset project development costs or supplement the price at which power generated by these projects can be sold. Solar energy projects also tend to have minimal environmental impact enabling such projects to be developed close to areas of dense population where electricity demand is highest. Solar technology is scalable and well-established and it will be a relatively simple process to integrate new acquisitions and projects into our portfolio. Over time, we expect to broaden our strategy to include other types of renewable energy projects and businesses, which may include hydropower assets, geothermal plants, biomass and biofuel assets, combined heat and power technology assets, fuel cell assets and other energy efficiency assets, among others, and to the extent we deem the opportunity attractive, other energy and sustainability related assets and businesses.

Our primary investment strategy is to acquire controlling equity stakes, which we define as ownership of 25% or more of the outstanding voting securities of a company or having greater than 50% representation on a company's board of directors, in our target assets and to oversee and supervise their power generation and distribution processes. However, we will also provide project financing to projects owned by others, including through the provision of secured loans which may or may not include some form of equity participation. We may also provide projects with senior unsecured debt, subordinated secured debt, subordinated unsecured debt, mezzanine debt, convertible debt, convertible preferred equity, and preferred equity, and make minority equity investments. We may also participate in projects by acquiring contractual payment rights or rights to receive a proportional interest in the operating cash flow or net income of a project. Our strategy will be tailored to balance long-term energy price certainty, which we can achieve through long-term power purchase agreements, with shorter term arrangements that allow us to potentially generate higher risk-adjusted returns.

Our Corporate Structure

Our anticipated organizational structure upon completion of the offering will be as follows:

(1)	Strategic Capital Advisory Services, LLC, a member of our advisor that will provide certain non-investment advisory services, is an affiliate of our dealer manager.

(2)

Through each of their ownership interests in Greenbacker Group LLC, Charles Wheeler, our Chief Executive Officer and a member of our board of directors, and David Sher, a member of our board of directors, indirectly own a 14.63% and 9.54% interest, respectively, in our advisor.

(3)	GGIC is a strategic investor in GCM. Two representatives of GGIC are members of GCM’s investment committee.
(4)

Greenbacker Renewable Energy Company LLC holds all of the outstanding capital stock in GREC. The outstanding capital stock in GREC consists of shares of one class of common stock as well as a class of special preferred stock, which we refer to as the special preferred stock, that provides the holder thereof with the right to receive dividends from GREC, before any dividend is payable in respect of shares of outstanding GREC common stock, in an amount equal to the distributions that are payable in respect of the special unit. See “Advisory Agreement-Management Fee and Incentive Allocation and Distribution.”

About Greenbacker Capital Management

GCM will manage our investments. GCM is a newly formed renewable energy, energy efficiency, sustainability and other energy related project acquisition, consulting and development company that intends to register under the Advisers Act. GCM is led by its Chief Executive Officer, David Sher, who has four years of experience in the energy infrastructure and project finance sector and 22 years of experience in the financial services sector, its President and Chief Investment Officer, Charles Wheeler, who has 20 years of experience in the energy infrastructure and project finance sector and 26 years of experience in the financial services sector, its General Counsel, Robert Lawsky, who has six years of experience in the energy infrastructure and project finance sector and six years of experience in the financial services sector, and its Managing Director, Robert Sher, who has four years of experience in the energy infrastructure and project finance sector and 22 years of experience in the financial services sector. Robert Sher is the brother of David Sher. Collectively, GCM's management team has 34 years of experience in the energy, infrastructure, and project finance sectors and 76 years of experience in the financial services sector. Over this time, they have developed significant commercial relationships across multiple industries that we believe will benefit us as we implement our business plan. GCM maintains comprehensive renewable energy, project finance, and capital markets databases and has developed proprietary analytical tools and due diligence processes that will enable GCM to identify prospective projects and to structure transactions quickly and effectively on our behalf. Neither GCM, Greenbacker Group LLC nor our senior management team have previously sponsored any other programs, either public or non-public, or any other programs with similar investment objectives as us.

GCM is a joint venture between Greenbacker Group LLC and Strategic Capital Advisory Services, LLC, or Strategic Capital. The purpose of the joint venture is to permit our advisor to capitalize upon the expertise of the GCM management team as well as the experience of the executives of Strategic Capital in providing advisory services in connection with the formation, organization, registration and operation of entities similar to the company. Strategic Capital will provide certain services to, and on behalf of, our advisor, including but not limited to formation services related to our formation and the structure of this organization, financial and strategic planning advice and analysis, overseeing the development of marketing materials, selecting and negotiating with third party vendors and other administrative and operational services.

A Global Energy Partner

In its role as strategic partner to our advisor, GGIC, LTD (“GGIC”, formerly known as Guggenheim Global Infrastructure Company, LTD) will assist our advisor in identifying and evaluating investment opportunities and monitoring those investments over time. This unique relationship allows our advisor to leverage the relationships, expertise, origination capabilities, and proven investment and monitoring processes used by GGIC.

GGIC is managed by Franklin Park Holdings (FPH), a firm that focuses on investments in the global power and utilities sector and has developed, invested in and managed power and utility projects in the United States, Asia and Latin America. Between 2007 and 2012 FPH was responsible for developing, implementing and managing the businesses of GGIC. FPH and Guggenheim Partners co-own an interest in the operating assets of GGIC, including an investment in our advisor, GCM. In addition to their experience with GGIC, FPH’s management team, Tom Tribone, Sonny Lulla and Robert Venerus are former Senior Executives of The AES Corporation, a Fortune 200 power company. FPH’s management team has extensive transactional and operational experience spanning over $30 billion of power and infrastructure transactions worldwide. Thomas Tribone and Sonny Lulla will serve on GCM’s investment committee.

Our Dealer Manager

SC Distributors, LLC, a Delaware limited liability company formed in March 2009, is an affiliate of our advisor and Strategic Capital and will serve as our dealer manager for this offering. Our dealer manager is a member firm of the Financial Industry Regulatory Authority, or FINRA, and is located at 610 Newport Center Drive, Suite 350, Newport Beach, California 92660.

Classes of Shares

Class A Shares

Each Class A share issued in the primary offering will be subject to a selling commission of up to 7.00% per share and a dealer manager fee of up to 2.75% per share. We will not pay selling commissions or dealer manager fees on Class A shares sold pursuant to our distribution reinvestment plan. Class A shares are available for purchase by the general public through different distribution channels. In addition, our executive officers and board of directors and their immediate family members, as well as officers and employees of our advisor and other affiliates of our advisor and their immediate family members and, if approved by our board of directors, joint venture partners, consultants and other service providers may only purchase Class A shares. The selling commissions that are payable by other investors in this offering will be waived for purchases by our affiliates.

Class C Shares

Each Class C share issued in the primary offering will be subject to a selling commission of up to 3.00% per share and a dealer manager fee of up to 2.75% per share. In addition, for Class C shares, we will pay our dealer manager on a monthly basis a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year. The distribution fee is calculated each day of a month by multiplying (x) the number of Class C shares outstanding each day during such month, multiplied by (y) 1/365th of 0.80% of the net asset value of the Class C shares on the date of calculation. The net asset value of the Class C shares will be calculated, and adjusted if necessary, on a quarterly basis. We will continue paying distribution fees with respect to the Class C shares sold in this offering (including Class C shares sold pursuant to the distribution reinvestment plan) until the earlier to occur of the following: (i) a listing of the Class C shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from our primary offering, or (iii) there are no longer any Class C shares outstanding. For detailed information regarding the underwriting compensation in this offering, see “Plan of Distribution—About the Dealer Manager.” The payment of distribution fees with respect to Class C shares out of cash otherwise distributable to holders of Class C shares will result in a lower amount of distributions being paid with respect to Class C shares. We will not pay selling commissions or dealer manager fees on Class C shares sold pursuant to our distribution reinvestment plan. Class C shares are available for purchase by the general public through different distribution channels.

Class I Shares

No selling commission will be paid for sales of any Class I shares, and we will not pay our dealer manager a distribution fee with respect to the Class I shares. Each Class I share will be subject to a dealer manager fee of up to 1.75% per share. Class I shares are available for purchase to certain institutional clients.

Other than the differing fees with respect to each class described above and the payment of a distribution fee out of cash otherwise distributable to holders of Class C shares, Class A shares, Class C shares, and Class I shares have identical rights and privileges, such as identical voting rights. The net proceeds from the sale of all three classes of shares will be commingled for investment purposes and all earnings from all of the investments will proportionally accrue to each share regardless of the class.

In addition, the net asset value per share will be calculated in the same manner for each share of any class and we anticipate that the net asset value per share of any class will be the same. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, or any liquidating distribution of our assets, such assets, or the proceeds thereof, will be distributed among all the members in proportion to the number of shares held by such member. See “Summary of Our LLC Agreement” and “Plan of Distribution” for more details regarding our classes of shares.

We are offering three classes of our shares. The following table is intended to assist investors in understanding the differences in fees and expenses with respect to each class, as well as certain other costs and expenses that an investor will bear, directly or indirectly:

	Initial Offering Price(1)		Selling Commissions			Dealer Manager Fee			Distribution Fee		Organizational and Offering Expenses(4)
			Per Share(1)	% of Initial Offering Price		Per Share(1)	% of Initial Offering Price		% of Net Asset Value		Amount	% of Gross Offering Proceeds
Class A shares	$10.00	(1)	$0.700	7.0%		$0.275	2.75%		—		—	—
Class C shares	$9.576	(1)	$0.287	3.0%		$0.263	2.75%		0.80	%(2)	—	—
Class I shares	$9.186	(1)	—	—		$0.161	1.75%		—		—	—
Minimum Offering(3)	$2,000,000		$66,667	3.33	%(5)	$48,333	2.42	%(5)	.267	%(3)	$100,000	5.00%
Maximum Offering(3)	$1,250,000,000		$41,666,667	3.33	%(5)	$30,208,333	2.42	%(5)	.267	%(3)	$18,750,000	1.5%

(1)	The per share figures in the table are calculated based on rounding to three decimal points.
(2)

With respect to the Class C shares (including Class C shares sold pursuant to the distribution reinvestment plan), we will pay our dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year, until the earlier to occur of the following: (i) a listing of the Class C shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from our primary offering, or (iii) there are no longer any Class C shares outstanding. For a detailed calculation of the distribution fee, see “Plan of Distribution—Compensation of the Dealer Manager and Selected Broker-Dealers—Distribution Fee-Class C Shares Only.”

(3)

Figures shown in dollars represent aggregate amounts. Calculated assuming that 1/3 of primary offering gross proceeds come from sales of Class A shares, 1/3 of primary offering gross proceeds come from sales of Class C shares and 1/3 of primary offering gross proceeds come from sales of Class I shares.

(4)

See “Estimated Use of Proceeds” and “Compensation of the Advisor and the Dealer Manager” for a detailed description of these organization and offering expenses, which may include registration fees paid to the SEC, FINRA, and state regulatory authorities, and other issuer expenses, such as advertising, sales literature, fulfillment, escrow agent, transfer agent, personnel costs associated with preparing the registration and offering of our shares, reimbursements to the dealer manager and selected dealers for reasonable bona fide due diligence expenses incurred, which are supported by a detailed and itemized invoice and may include certain portions of the formation services fees paid to Strategic Capital. See “Certain Relationships and Related Party Transactions” for more information regarding the formation services fees paid to Strategic Capital. Amounts of certain items of the “Organization and Offering Expenses” are not determinable at this time.

(5)	Calculated as a percentage of gross offering proceeds from our primary offering.

The Offering

Maximum Offering Amount:	$1,250,000,000 in shares, in any combination of Class A, Class C and Class I shares

Maximum Amount Issuable Pursuant to Our Distribution Reinvestment Plan:	$250,000,000 in shares, in any combination of Class A, Class C and Class I shares

Price at Which Shares Initially Will Be Offered in This Offering:	$10.00 per Class A share, $9.576 per Class C share and $9.186 per Class I share

Price at Which Shares Initially Will Be Offered in Our Distribution Reinvestment Plan:	$9.025 per share

Suitability Standards:

(1) Net worth (not including home, home furnishings
and personal automobiles) of at least $70,000 and
annual gross income of at least $70,000; or

(2) Net worth (not including home, home furnishings
and personal automobiles) of at least $250,000.

Suitability standards may vary from state to state and
by broker-dealer to broker-dealer. See “Suitability
Standards” for more details.

Estimated Use of Proceeds:	Approximately 92.75% (maximum offering) or
approximately 89.25% (minimum offering) will be
used to acquire our target assets. Approximately
7.25% (maximum offering) or approximately 10.75%
(minimum offering) will be used to pay fees and
expenses of the offering, including the payment of
fees to our dealer manager and the payment of fees
and reimbursement of expenses to our advisor. These
estimates assume we sell 1/3 of the maximum
offering amount of each of the Class A, Class C and
Class I shares, and that we incur no leverage.

We will not sell any shares unless we have raised gross offering proceeds of $2.0 million by August 7, 2014. We refer to this threshold as the minimum offering requirement. After meeting the minimum offering requirement and holding our initial closing, except as described in this prospectus, we will sell our shares on a continuous basis at a price of $10.00 per Class A share, $9.576 per Class C share and $9.186 per Class I share. Commencing with the first full quarter after the minimum offering requirement is satisfied, our advisor and independent valuation firm, subject to the review of the board of directors, will determine our net asset value for each class of our shares. We expect such determination will ordinarily be made within 30 days after each such completed fiscal quarter. To the extent that our net asset value per share on the most recent valuation date increases above or decreases below our net proceeds per share as stated in this prospectus, we will adjust the offering prices of all classes of shares. The adjustments to the per share offering prices, which will become effective five business days after such determination is published, will ensure that after the effective date of the new offering prices the offering prices per share, after deduction of selling commissions, dealer manager fees and organization and offering expenses, are not above or below our net asset value per share as of the most recent valuation date. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date such investor submits his or her completed subscription agreement to our dealer manager. We will commence valuations of our assets commencing with the first full quarter after the minimum offering requirement is satisfied. Thereafter, shares will be offered in our primary offering at a price based on the most recent valuation, plus related selling commissions, dealer manager fees and organization and offering expenses. Once we commence valuations, shares will be offered pursuant to our distribution reinvestment plan at a price equal to our then current offering price per each class of shares, less the sales selling commissions and dealer manager fees associated with that class of shares in the primary offering. See “Determination of Net Asset Value.”

Subscription payments received from Pennsylvania residents will be held in escrow until we have an aggregate of $62,500,000 in subscriptions (including sales made to residents of other states). Subscription payments received from Washington residents will be held in escrow until we have an aggregate of $10,000,000 in subscriptions (including sales made to residents of other states). See “Plan of Distribution.”

Corporate Governance and Restrictions on Ownership of Our Shares

We are organized as a Delaware limited liability company under the Delaware Limited Liability Company Act. Our business and affairs are managed under the direction of our board of directors. The board of directors has retained GCM as our advisor, to manage our overall portfolio, acquire and manage our renewable energy and energy efficiency projects, subject to the board's supervision. Our board of directors is not staggered and all of our directors are subject to re-election annually. Holders of our shares have authority (with the requisite minimum number of votes within the applicable time periods) to call special meetings of members, to elect and remove our directors, make certain amendments to the LLC Agreement, and to take certain other actions and exercise certain other rights. The directors owe substantially similar fiduciary duties to us and our members as the directors of a Delaware business corporation owe to the corporation and its stockholders. Our board of directors intends to establish an audit committee, all of the members of which will be independent, and a nominating and corporate governance committee. We will also adopt a code of ethics relating to the conduct of business by our officers and directors. In addition, in general, we are not permitted, without the approval of holders of at least a majority of the outstanding shares, to take any action that a Delaware corporation could not take under the mandatory provisions of the Delaware Business Corporation Law without obtaining the approval of its stockholders.

In order to reduce the risk that our subsidiary, GREC, will be classified as a closely held C corporation for tax purposes, our LLC Agreement generally prohibits, with certain exceptions, any person or group (other than GCM and its affiliates, or a direct or subsequently approved transferee of GCM and its affiliates) from actually or constructively owning more than 9.8% of any class of our shares then outstanding. We refer to this restriction as the ownership limit. In addition, our LLC Agreement provides that any ownership or purported transfer of our shares in violation of the ownership limit will result in that person or group losing its voting rights on all of its shares and the shares may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of members, calculating required votes, determining the presence of a quorum or for other similar purposes. However, our LLC Agreement permits exceptions to be made for members provided our board of directors determines such exceptions will not be likely to cause GREC to be classified as a closely held C corporation. See “Summary of Our LLC Agreement—Restrictions on Ownership and Transfer.”

Risk Factors

An investment in our shares involves a high degree of risk and may be considered speculative. Please see “Risk Factors” beginning on page 24 for a more detailed discussion of the risks summarized below and other risks of investment in us.

Risks Related to Our Business and Structure

•

We are a new company and have no operating history or established financing sources and may be unable to successfully implement our investment strategy or generate sufficient cash flow to make distributions to our members.

•	This offering is initially a “blind pool” offering, and therefore, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.

•

Our ability to achieve our investment objectives depends on GCM’s ability to manage and support our investment process. If GCM were to lose any members of its senior management team, our ability to achieve our investment objectives could be significantly harmed.

•

Because our business model depends to a significant extent upon relationships with renewable energy developers, utilities, energy companies, investment banks, commercial banks, individual and institutional investors, consultants, EPC companies, contractors, and renewable energy technology manufacturers (such as panel manufacturers), the inability of GCM to maintain or develop these relationships, or the failure of these relationships to generate business opportunities, could adversely affect our business.

•	We may face increasing competition for business opportunities, which could delay deployment of our capital, reduce returns and result in losses.

•

The amount of any distributions we may pay is uncertain. We may not be able to pay you distributions, or be able to sustain them once we begin declaring distributions, and our distributions may not grow over time. We may pay distributions from any source and there are no limits on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have less funds available for investments, and your overall return may be reduced.

•	We may change our investment policies and strategies without prior notice or member approval, the effects of which may be adverse.

•	We may experience fluctuations in our quarterly results.

•	Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Risks Related to Our Advisor and Its Affiliates

•

Our success will be dependent on the performance of our advisor; however, our advisor has no operating history and no experience managing a public company or maintaining our exemption from registration under the Investment Company Act, which may hinder its ability to achieve our investment objective or result in loss of maintenance of our Investment Company Act exemption.

•

Our advisor and its respective affiliates, including our officers and some of our directors, will face conflicts of interest including conflicts that may result from compensation arrangements with us and our affiliates, which could result in actions that are not in the best interests of our members.

•

We pay substantial fees and expenses to GCM and the dealer manager, which payments increase the risk that you will not earn a profit on your investment. See “—Management Fees and Incentive Distributions,” beginning on page 14 of this prospectus.

Risks Related to Our Investments and the Renewable Energy Industry

•	Our strategic focus will be on the renewable energy and related sectors, which will subject us to more risks than if we were broadly diversified.

•	Our projects in which we invest that produce renewable energy, such as solar and wind power, may face construction delays.

•	Renewable energy projects may be subject to the risk of fluctuations in commodity prices.

•

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of energy generation products, including solar and wind energy products, which may significantly reduce our ability to meet our investment objectives.

•	The reduction or elimination of government economic incentives could impede growth of the renewable energy market.

•

Certain projects may generate a portion of their revenue from the sales of RECs and EECs, which may be subject to market price fluctuations, and there is a risk of a significant, sustained decline in their market prices. Such a decline may make it more difficult for our projects to grow and become profitable.

•

For those projects that generate RECs or EECs, all or a portion of the revenues generated from the sale of such RECs or EECs, as the case may be, may not be hedged, and therefore, such projects may be exposed to volatility of REC or EEC prices, as applicable, with respect to those sales.

•

If renewable energy technology is not suitable for widespread adoption or sufficient demand for renewable energy projects does not develop or takes longer to develop than we anticipate, we may be unable to achieve our investment objectives.

•

The profitability of our renewable energy projects may be adversely affected if they are subject to regulation by the Federal Energy Regulatory Commission under the Federal Power Act or other regulations that regulate the sale of electricity.

•

Our projects may often rely on electric transmission lines and other transmission facilities that are owned and operated by third parties. In these situations, our projects will be exposed to transmission facility curtailment risks, including but not limited to curtailment caused by breakdown of the power grid system, which may delay and increase the costs of our projects or reduce the return to us on those investments.

Risks Related to Investments in the Solar and Wind Power Industries

•	The reduction or elimination of government and economic incentives for solar power production could affect the financial results of our projects that produce solar power.

•	Our solar power projects may not be able to compete successfully and may lose or be unable to gain market share.

•	If wind conditions are unfavorable or below our estimates on any of our wind projects, the electricity production on such project and therefore, our income, may be substantially below our estimates.

Risks Related to Debt Financing

•

If we borrow money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us. Borrowed money may also adversely affect the return on our assets, reduce cash available for distribution to our members, and result in losses. In addition, because GCM is entitled to receive a base management fee that is based on the average of the values of our gross assets for each day of the prior month (including amounts borrowed), to the extent that we incur leverage, the base management fees payable to GCM will increase regardless of our performance. In addition, the opportunity for the Special Unitholder to receive an incentive allocation and distribution may cause GCM to place undue emphasis on the maximization of net income, including through the use of leverage, at the expense of other criteria, such as preservation of capital, to achieve higher incentive distributions to the Special Unitholder.

•	We will be exposed to risks associated with changes in interest rates.

Risks Related to This Offering and Our Shares

•	Since this is a “best-efforts” offering, there is neither any requirement, nor any assurance, that more than the minimum offering amount will be raised.

•

If we are unable to raise substantially more than the minimum offering requirement, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the target assets we acquire.

•

The shares sold in this offering will not be listed on an exchange or quoted through a quotation system for the foreseeable future, if ever. Therefore, if you purchase shares in this offering, you will have limited liquidity and may not receive a full return of your invested capital if you sell your shares.

•	You will experience substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

•	Anti-takeover provisions in the limited liability company agreement of our company, or our LLC Agreement, could inhibit changes in control.

Share Repurchase Program

We do not currently intend to list our shares on any securities exchange and do not expect a public market to develop for the shares in the foreseeable future. We have adopted a discretionary share repurchase program that, from and after the date that is 12 months after we meet the minimum offering requirement, allows our members who hold shares purchased directly from us to request that we redeem their shares subject to the limitations and in accordance with the procedures outlined in this prospectus. See “Share Repurchase Program.”

Our board of directors has the ability, in its sole discretion, to amend or suspend the plan or to waive any specific condition if it is deemed to be in our best interest. See “Share Repurchase Program.”

Liquidity Strategy

We intend to explore a potential liquidity event for our members within five years following the completion of our offering stage, which may include follow-on offerings after completion of this offering. We will consider our offering stage as complete as of the termination date of our most recent public equity offering, if we have not conducted a public offering in any continuous three-year period. We expect that our board of directors, in the exercise of its fiduciary duty to our members, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such an event is in the best interests of our members. A liquidity event could include, but shall not be limited to, (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a listing of our shares, or a transaction in which our members receive shares of a company that is listed, on a national securities exchange or (3) a merger or another transaction approved by our board of directors in which our members will receive cash or shares of a publicly traded company. We refer to the above scenarios as “liquidity events.”

There can be no assurance that a suitable transaction will be available or that market conditions for a liquidity event will be favorable within five years following the completion of our offering stage or ever. There can be no assurance that we will complete a liquidity event. If a liquidity event does not occur, members may have to hold their shares for an extended period of time, or indefinitely. See “Liquidity Strategy.”

Our Relationship With Our Advisor

We will be managed and advised by GCM. GCM and its personnel will conduct our day-to-day operations and activities, subject to the oversight and supervision of our board of directors.

Management Fees and Incentive Distributions

Pursuant to an advisory agreement, we will pay GCM a base management fee. In addition, the Special Unitholder, an entity affiliated with our advisor, will hold the special unit in our company entitling it to an incentive allocation and distribution, or Incentive Distribution.

The following table summarizes the fees that we will pay to our advisor and the distributions that we may make to the Special Unitholder.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
Base management fee	The base management fee payable to GCM will be calculated at a monthly rate of 0.167% (2.00% annually) of our gross assets (including amounts borrowed). For services rendered under the advisory agreement, the base management fee will be payable monthly in arrears. The base management fee will be calculated based on the average of the values of our gross assets for each day of the prior month. Base management fees for any partial period will be appropriately pro-rated.	These amounts cannot be estimated since they are based upon the average of the values of the gross assets held by us. We have not commenced operations and have no prior performance.

Incentive Allocation and Distribution	Under our limited liability company agreement, the Special Unitholder, an entity affiliated with our advisor, will be entitled to receive the Incentive Distribution based on our performance. The Incentive Distribution is comprised of three parts: the income incentive distribution, the capital gains incentive distribution and the liquidation incentive distribution, as described in detail below.

Income Incentive Distribution	The income incentive distribution will be calculated and payable quarterly in arrears based on our pre-incentive distribution net investment income for the immediately preceding fiscal quarter. For this purpose, pre-incentive distribution net investment income means (1) interest income, (2) dividend, project and distribution income from equity investments (but excluding that portion of distributions that are treated as a return of capital) and (3) any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive, but excluding any fees for providing managerial	These amounts cannot be estimated since they are based upon the performance of the assets held by us. We have not commenced operations and have no prior performance.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

assistance) accrued during the fiscal quarter, minus our operating expenses for the fiscal quarter (including the base management fee, expenses payable under the administration agreement with our Administrator, and any interest expense and distributions paid on any issued and outstanding indebtedness and preferred units of limited liability company interest, but excluding the incentive distribution). Pre-incentive distribution net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income that we have not yet received in cash. If interest income is accrued but never paid, we would decide to write off the accrual in the fiscal quarter when the accrual is determined to be uncollectible. The write off would cause a decrease in interest income for the fiscal quarter equal to the amount of the prior accrual. The Special Unitholder is not under any obligation to reimburse us for any part of the incentive distribution it received that was based on accrued income that we never receive as a result of a default by an entity on the obligation that resulted in the accrual of such income. Pre-incentive distribution net investment income does not include any realized capital gains, realized capital losses, unrealized capital appreciation or depreciation or any accrued income taxes and other taxes including, but not limited to, franchise, property, and sales taxes. Pre-incentive distribution net investment income, expressed as a rate of return on the value of our average adjusted capital at the end of the fiscal quarter will be compared to a “hurdle rate” of 1.75% per fiscal quarter (7.00% annualized). Our net investment income used to calculate this part of the Incentive Distribution is also included in the amount of our gross assets used to calculate the 2.00% annualized base management fee.

Adjusted capital shall mean: cumulative gross proceeds generated from sales of our shares and preferred units of limited liability company interests (including our distribution reinvestment plan) reduced for distributions to members of proceeds from non-liquidation dispositions of our assets and amounts paid for share repurchases pursuant to our share repurchase program. Average adjusted capital shall mean: the average value of the adjusted capital for the two most recently completed fiscal quarters.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

The Special Unitholder shall receive an Incentive Distribution with respect to our pre-incentive distribution net investment income in each fiscal quarter as follows:

•   no Incentive Distribution in any fiscal quarter in which our pre-incentive distribution net investment income does not exceed the “hurdle rate” of 1.75%;

•   100% of our pre-incentive distribution net investment income with respect to that portion of such pre-incentive distribution net investment income, if any, that exceeds the hurdle but is less than 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate). We refer to this portion of our pre-incentive distribution net investment income (which exceeds the hurdle but is less than 2.1875%) as the “catch-up.” The “catch-up” is meant to provide the

Special Unitholder with 20% of our pre-incentive distribution net investment income as if a hurdle did not apply if this net investment income exceeds 2.1875% in any fiscal quarter; and

•   20% of the amount of our pre-incentive distribution net investment income, if any, that exceeds 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate) is distributed to the Special Unitholder (once the hurdle is reached and the catch-up is achieved, 20% of all pre-incentive distribution investment income thereafter is allocated to the Special Unitholder).

Capital Gains Incentive Distribution	The capital gains incentive distribution will be determined and payable in arrears as of the end of each fiscal quarter (or upon termination of the advisory agreement, as of the termination date) and will equal 20.0% of our realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal quarter, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive distributions. For purposes of calculating the foregoing: (1) the calculation of the Incentive Distribution shall include any capital gains that result from cash distributions that are treated as a return of capital, (2) any such return of capital will be treated as a decrease in our cost basis of an investment, and (3) all quarterly valuations will be determined by us in accordance with our valuation procedures. In determining the capital gains incentive distribution to which the Special Unitholder may be entitled, we will calculate the aggregate realized capital gains, aggregate realized capital losses and aggregate	These amounts cannot be estimated since they are based upon the performance of the assets held by us. We have not commenced operations and have no prior performance.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

unrealized capital depreciation, as applicable, with respect to each of our assets. For this purpose, aggregate realized capital gains, if any, will equal the sum of the differences between the net sales price of each investment, when sold or otherwise disposed, and the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. Aggregate realized capital losses will equal the sum of the amounts by which the net sales price of each investment, when sold or otherwise disposed, is less than the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. Aggregate unrealized capital depreciation will equal the sum of the difference, if negative, between the valuation of each investment as of the applicable date and the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. At the end of the applicable period, the amount of capital gains that serves as the basis for our calculation of the capital gains incentive distribution will equal the aggregate realized capital gains, excluding any accrued income taxes and other taxes including, but not limited to, franchise, property, and sales taxes associated with the sale or disposal of the asset, less aggregate realized capital losses and less aggregate unrealized capital depreciation with respect to our assets. If this number is positive at the end of such period, then the capital gains incentive distribution for such period will be equal to 20% of such amount, less the aggregate amount of any capital gains incentive distributions paid in all prior periods.

Because of the structure of the Incentive Distribution, it is possible that the Special Unitholder may be entitled to receive an Incentive Distribution in a fiscal quarter where we incur a loss. For example, if we receive pre-incentive distribution net investment income in excess of the hurdle rate for a fiscal quarter, we will make the applicable income incentive distribution even if we have incurred a loss in that fiscal quarter due to realized or unrealized losses on our investments.

Liquidation Incentive Distribution

The liquidation incentive distribution equals 20.0% of the net proceeds from a liquidation of our company (other than in connection with a listing, as described below) in excess of adjusted capital, as calculated immediately prior to liquidation.

In the event of any liquidity event that involves a listing of our shares, or a transaction in which our members receive shares of a company that is listed, on a national securities exchange, the liquidation incentive distribution will equal 20% of the amount, if any, by which our listing value following such liquidity event exceeds the adjusted capital,

These amounts cannot be estimated since they are based upon the performance of the assets held by us. We have not commenced operations and have no prior performance.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

as calculated immediately prior to such listing (which we refer to in this prospectus as a listing premium). Any such listing premium and related liquidation incentive distribution will be determined and payable in arrears 30 days after the commencement of trading following such liquidity event. For the purpose of calculating this distribution, our “listing value” will be the product of: (i) the number of listed shares and (ii) average closing price per share over the 30 trading-day period following such liquidity event. For the purpose of calculating the listing premium, any cash consideration received by members in connection with any such liquidity event will be included in (as an addition to) our listing value. In the event that the members receive non-listed securities as full or partial consideration with respect to any listing, no value will be attributed to such non-listed securities. See “Liquidity Strategy.”

The liquidation incentive distribution is payable in cash or shares, or in any combination thereof.

Reimbursement of Operating Expenses

We will reimburse the expenses incurred by GCM and its affiliates directly or indirectly in connection with its provision of services to us, including the investigation and monitoring of our investments and costs incurred in connection with GCM’s valuation methodologies or the effecting of sales and repurchases of our shares and other securities. We will not reimburse GCM or its affiliates for (i) rent or depreciation, utilities, capital equipment and other administrative items; (ii) salaries, fringe benefits and other administrative items incurred or allocated to any controlling person of GCM; or (iii) any services for which GCM receives a separate fee.

Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Distribution upon Termination of the Advisory Agreement	Upon the occurrence of (1) non-renewal of the advisory agreement upon the expiration of its then current term; (2) termination of the advisory agreement for any reason under circumstances where an affiliate of Greenbacker Group LLC does not serve as the advisor under any replacement advisory agreement; or (3) resignation of GCM under the advisory agreement, which we refer to as a Trigger Event, we will have the right, but not the obligation, to repurchase the special unit or the special preferred stock, as applicable, at the fair market value of the special unit or the special preferred stock on the date of termination, as determined by an independent appraiser.	These amounts cannot be estimated since they are based upon the performance of the assets held by us. We have not commenced operations and have no prior performance.

GCM may elect to defer or waive all or a portion of the fees that would otherwise be paid to it in its sole discretion. Any portion of a deferred fee not taken as to any period will be deferred without interest and may be taken in any other period prior to the occurrence of a liquidity event as GCM may determine in its sole discretion. GCM will not be able to recover any portion of a fee that is waived.

See “Advisory Agreement,” “Compensation of the Advisor and the Dealer Manager” and “Certain Relationships and Related Party Transactions” for a more detailed description of the fees and expenses payable to the advisor and the Special Unitholder, and the conflicts of interest related to these arrangements. For examples of calculations of the Incentive Distribution, see “Examples of Quarterly Incentive Distribution Calculation” on page 108 of this prospectus under “Advisory Agreement.”

Reports to Members

Our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q will be made available on our website at www.greenbackerrenewableenergy.com, following the end of each fiscal quarter and fiscal year, as applicable. These reports, as well as our Current Reports on Form 8-K, will also be available on the SEC's website at www.sec.gov.

Distributions

We intend to authorize and declare distributions quarterly and pay distributions on a monthly basis beginning no later than the first fiscal quarter after the month in which the minimum offering requirement is met. Subject to the board of directors' review and approval and applicable legal restrictions, we intend to authorize and declare a quarterly distribution amount per share of our shares. However, there can be no assurance that we will pay distributions at a specific rate or at all. From time to time, we may also pay interim distributions with the approval of our board. Our distributions may exceed our earnings and adjusted cash flow from operating activities and may be paid from borrowings, offering proceeds and other sources, without limitation, especially during the period before we have substantially invested the proceeds from this offering. In the event we encounter delays in locating suitable business opportunities, we may pay all or a substantial portion of our distributions from borrowings, the proceeds of this offering and other sources, without limitation. Distributions will be made on all classes of our shares at the same time. The cash distributions with respect to the Class C shares will be lower than the cash distributions with respect to Class A and Class I shares because of the distribution fee relating to Class C shares, which will be allocated as a Class C specific expense. Amounts distributed to each class will be allocated among the holders of our shares in such class in proportion to their shares.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, you may elect to have the distributions you receive from us reinvested in additional shares. During this offering and until the first quarterly valuation of our assets is undertaken, the purchase price will be $9.025 per share. We will determine our net asset value each quarter commencing with the first full quarter after the minimum offering requirement is satisfied. If our net asset value per share on such valuation date increases above or decreases below our net proceeds per share as stated in this prospectus, we will adjust the offering prices of all classes of shares. We expect such determination will ordinarily be made within 30 days after each such completed fiscal quarter. The adjustments to the per share offering prices, which will become effective five business days after such determination is published, will ensure that after the effective date of the new offering prices the offering prices per share, after deduction of selling commissions, dealer manager fees and organization and offering expenses, are not above or below our net asset value per share as of the most recent valuation date. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date such investor submits his or her completed subscription agreement to our dealer manager. See “Plan of Distribution” and “Determination of Net Asset Value.” Subsequent to the time that we begin to receive quarterly valuations, your distribution amount will purchase shares at the price equal to the then current offering price less the selling commissions and dealer manager fees associated with that class of shares. No selling commissions or dealer manager fees will be paid on shares sold under our distribution reinvestment plan.

If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than any special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your deemed distributions, but you will not receive cash distributions to pay such liability. We may amend, suspend or terminate the distribution reinvestment plan at our discretion. For information on how to participate in our distribution reinvestment plan, see “Distribution Reinvestment Plan.”

Taxation

We have received the opinion of Clifford Chance US LLP to the effect that, although the matter is not free from doubt due to the lack of clear guidance and direct authority, our proposed method of operation, as described in this prospectus and as represented by us to Clifford Chance US LLP, will permit us to not be classified for U.S. federal income tax purposes as an association or a publicly traded partnership taxable as a corporation. Members should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization, operation, assets and activities, and that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our LLC Agreement and this prospectus, and is conditioned upon factual representations and covenants made by us, and our board of directors regarding our organization, operation, assets, activities, and conduct of our operations, and assumes that such representations and covenants are accurate and complete. Such representations include, as discussed further below, representations to the effect that we will meet the “qualifying income exception” described below.

While it is expected that we will operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities we are undertaking and the possibility of future changes in its circumstances, it is possible that we will not so qualify for any particular year. Clifford Chance US LLP has no obligation to advise us or our members of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnership will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception.” We expect to satisfy this exception by ensuring that most of our investments that do not generate “qualifying income” are held through taxable corporate subsidiaries. However, we may not properly identify income as “qualifying,” and our compliance with the “qualifying income exception” will not be reviewed by Clifford Chance US LLP on an on-going basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception.

If for any reason we become taxable as a corporation for U.S. federal income tax purposes, our items of income and deduction would not pass through to our members and our members would be treated for U.S. federal income tax purposes as stockholders in a corporation. We would be required to pay income tax at corporate rates on our net income. Distributions by us to members would constitute dividend income taxable to such members, to the extent of our earnings and profits, and the payment of these distributions would not be deductible by us. These consequences would have a material adverse effect on us, our members and the value of the shares.

While it is expected that we will operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, we expect that a significant portion of our investments will not generate “qualifying income” and that we will conduct a significant portion of our operations through GREC, a wholly owned subsidiary treated as a C corporation for U.S. federal income tax purposes and subject to U.S. federal income tax on its net income. Conducting our operations through GREC will allow us to effectively utilize tax incentives generated from projects in which we hold controlling equity stakes to reduce the taxable income generated by our other investments through tax incentives that are better utilized by C-corporations than other forms of entities. Because a significant portion of our investments will be held through GREC, the tax benefit of our being a partnership for U.S. federal income tax purposes will be limited to the income generated by the investments that we directly hold.

See “Federal Income Tax Consequences.”

Investment Company Act Considerations

We intend to conduct our operations directly and through wholly or majority-owned subsidiaries, so that our company and each of its subsidiaries do not fall within the definition of an “investment company” under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, which we refer to as the “40% test.” For purposes of the 40% test, interests in majority-owned subsidiaries not relying on the exemption contained in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act are excluded from the definition of “investment security.”

We intend to conduct our operations so that the company and most, if not all, of its wholly and majority-owned subsidiaries will comply with the 40% test. We will monitor our holdings on an ongoing basis and in connection with each of our acquisitions to determine compliance with this test. We expect that most, if not all, of our wholly-owned and majority-owned subsidiaries will not be relying on exemptions under Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

Since we will be primarily engaged in the business of acquiring, and financing renewable energy projects, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act. Some of our majority-owned subsidiaries may also rely on the exemption provided by Section 3(c)(5)(B) of the Investment Company Act, which exempts from registration as an investment company any person who is primarily engaged in the business of making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services. The staff of the SEC has issued no-action letters interpreting Section 3(c)(5)(B) pursuant to which the staff has taken the position that this exemption is available to a company with at least 55% of its assets consisting of eligible loans of the type described in the exemption. We believe that many of the loans that we will provide to finance renewable energy projects will be used by the owners of such projects to acquire equipment and to engage contractors to install equipment for such projects. Accordingly, we believe that many of these loans will qualify for this 55% test. However, no assurance can be given that the SEC staff will concur with this position. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying with this exemption.

A change in the value of our assets could cause us or one or more of our wholly or majority-owned subsidiaries, including those relying on Section 3(c)(5)(B), to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the

Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Important Information About This Prospectus

This prospectus is part of a registration statement that was filed with the SEC by the company. Before purchasing any shares, you should carefully read this prospectus, together with the additional information incorporated by reference into this prospectus, including financial statement information, as described under the heading “Incorporation of Certain Information by Reference,” and information described under the heading “Where You Can Find More Information.”

You should assume that the information appearing in this prospectus, as well as information that was previously filed with the SEC and incorporated by reference hereto, is accurate as of the date of such document.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” into this prospectus certain information that we have filed with the SEC. This means that we can disclose important information to you by referring you to those documents without restating that information in this prospectus. The information incorporated by reference into this prospectus is considered to be part of this prospectus. We incorporate by reference into this prospectus the documents listed below, including their exhibits, except to the extent information in those documents differs from information contained in this prospectus:

•	Our annual report on Form 10-K filed on April 28, 2014;

•	Our current report on Form 8-K filed on January 31, 2014; and

•	Our current report on Form 8-K filed on April 25, 2014.

We will provide to any person to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus contained in the registration statement, but not delivered with this prospectus. We will provide this information upon written or oral request and at no cost to the requester. You may request this information by contacting the managing owner at: 369 Lexington

Avenue, Suite 312, New York, NY 10017. You may also access these documents at our website at www.greenbackerrenewableenergy.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

Where You Can Find More Information

We filed the registration statement relating to this offering with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information. You may read and copy any of the materials we have filed with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. For further information on the Public Reference Room, please call the SEC at 1-800-SEC-0330. These materials are also available to the public from the SEC’s website at http://www.sec.gov.

Corporate Information

Our principal executive offices are located at 369 Lexington Avenue, Suite 312, New York, NY 10017. We expect to maintain a website at www.greenbackerrenewableenergy.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

RISK FACTORS

Investing in our shares involves a number of significant risks. In addition to the other information contained in this prospectus, you should consider carefully the following information before making an investment in our shares. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, the value of our shares could decline, and you may lose part or all of your investment.

Risks Related to Our Business and Structure

We are a new company and have no operating history or established financing sources and may be unable to successfully implement our investment strategy or generate sufficient cash flow to make distributions to our members.

We were formed on December 4, 2012, have no operating history, no assets, and have not obtained any financing. In addition, we will not commence operations until we receive gross proceeds of $2.0 million from this offering, which we refer to as the minimum offering requirement. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives as described in this prospectus and that the value of our shares could decline substantially and, as a result, you may lose part or all of your investment. Our financial condition and results of operations will depend on many factors including the availability of opportunities for investments in renewable energy projects, readily accessible short and long-term financing, conditions in the renewable energy industry specifically, including but not limited to government incentive and rebate programs, financial markets and economic conditions generally and the performance of our advisor. There can be no assurance that we will be able to generate sufficient cash flow over time to pay our operating expenses and make distributions to members.

This offering is initially a “blind pool” offering, and therefore, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.

This offering is initially a “blind pool” offering because we do not currently own any renewable energy assets or have any investments in any renewable energy projects or energy efficiency projects and further, neither we nor GCM has presently identified any investments in any renewable energy project or business that we may acquire with the proceeds of this offering. As a result, we are not able to provide you with information to evaluate the economic merit of our investments prior to our acquisition of projects and you will be relying entirely on the ability of GCM and our board of directors to select or approve, as the case may be, well-performing investments. Additionally, GCM, subject to oversight by the board of directors will have broad discretion to review, approve, and oversee our investment policies, to evaluate our investment opportunities and to structure the terms of our investments and you will not be able to evaluate the transaction terms or other financial or operational data concerning our investments. Because of these factors, this offering may entail more risk than other types of offerings. While the board may choose to approve all investment decisions of GCM in advance, we expect that our board of directors will also delegate broad investment discretion to GCM to implement our investment strategy, which may include delegation of the duty to approve certain investment decisions consistent with the investment policies approved by our board, our board's fiduciary duties and securities laws. See “Business—Investment Policies.” This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

Our ability to achieve our investment objectives depends on GCM’s ability to manage and support our investment process. If GCM were to lose any members of its senior management team, our ability to achieve our investment objectives could be significantly harmed.

We have no internal management capacity or employees other than our appointed executive officers and will be dependent on the diligence, skill and network of business contacts of GCM’s senior management team to achieve our investment objective. We also depend, to a significant extent, on GCM’s access to its investment professionals and the information and deal flow generated by these investment professionals. GCM’s senior management team will evaluate, negotiate, structure, close, and monitor our assets. Our success will depend to a significant extent on the continued service of GCM’s senior management team, particularly David Sher, Charles Wheeler, and Robert Sher. The departure of any of GCM’s senior management team could have a material adverse effect on our ability to achieve our investment objectives.

Because our business model depends to a significant extent upon relationships with renewable energy developers, utilities, energy companies, investment banks, commercial banks, individual and institutional investors, consultants, EPC companies, contractors, and renewable energy technology manufacturers (such as panel manufacturers), the inability of GCM to maintain or develop these relationships, or the failure of these relationships to generate business opportunities, could adversely affect our business.

We will rely to a significant extent on GCM’s relationships with renewable energy developers, utilities, energy companies, investment banks, commercial banks, individual and institutional investors, consultants, EPC companies, contractors, and renewable energy technology manufacturers (such as panel manufacturers), among others, as a source of potential investment opportunities. If GCM fails to maintain its existing relationships or develop new relationships with other sponsors or sources of business opportunities, we will not be able to grow our portfolio. In addition, individuals with whom GCM’s professionals have relationships are not obligated to provide us with business opportunities, and, therefore, there is no assurance that such relationships will generate business opportunities for us.

We may face increasing competition for business opportunities, which could delay deployment of our capital, reduce returns and result in losses.

We will compete for potential projects and business investments with other energy corporations, investment funds (including private equity funds and mezzanine funds), traditional financial services companies such as commercial banks and other sources of funding as well as utilities and other producers of electricity. Moreover, alternative investment vehicles, such as hedge funds, also make investments in renewable energy and energy efficiency projects. Our competitors may be substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to do. We may lose business opportunities if we do not match our competitors’ pricing, terms and structure. If we are forced to match our competitors’ pricing, terms and structure, we may not be able to achieve acceptable risk-adjusted returns on our projects or may bear risk of loss. A significant part of our competitive advantage stems from the fact that the market for opportunities in renewable energy and energy efficiency projects is underserved by traditional commercial banks and other financial sources. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive investment terms.

The amount of any distributions we may pay is uncertain. We may not be able to pay you distributions, or be able to sustain them once we begin declaring distributions, and our distributions may not grow over time.

Subject to our board of directors’ discretion, based upon management’s recommendations, and applicable legal restrictions, we expect to authorize and declare distributions quarterly and pay distributions on a monthly basis beginning no later than the first fiscal quarter after the month in which the minimum offering requirement is met. We intend to pay these distributions to our members out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a targeted level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions might be adversely affected by, among other things, the impact of the risks described in this prospectus. All distributions will be paid at the discretion of our board of directors, based on management’s recommendations, and will depend on our earnings, our financial condition, compliance with applicable regulations and such other factors as our board of directors may deem relevant from time to time. We cannot assure you that we will pay distributions to our members in the future. In the event that we encounter delays in locating suitable business opportunities, we may pay all or a substantial portion of our distributions from borrowings, the proceeds of this offering and other sources, without limitation. If we fund distributions from financings, then such financings will need to be repaid, and if we fund distributions from offering proceeds, then we will have fewer funds available for investments in renewable energy and energy efficiency projects, which may affect our ability to generate future cash flows from operations and, therefore, reduce your overall return. These risks will be greater for persons who acquire our shares relatively early in this offering, before a significant portion of the offering proceeds have been invested. Accordingly, members who receive the payment of a dividend or other distribution from us should not assume that such dividend or other distribution is the result of a net profit earned by us.

We may change our investment policies and strategies without prior notice or member approval, the effects of which may be adverse.

We have the authority to modify or waive our current investment policies, criteria and strategies without prior notice and without member approval, subject to the review and approval of the board of directors. In such event, we will promptly file a prospectus supplement and a press release on Form 8-K, disclosing any such modification or waiver. We cannot predict the effect any changes to our current investment policies, criteria and strategies would have on our business, operating results and value of our shares. However, the effects might be adverse, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment. Moreover, we will have significant flexibility in investing the net proceeds of this offering and may use the net proceeds from this offering in ways with which investors may not agree or for purposes other than those contemplated at the time of this offering.

Efforts to comply with the Sarbanes-Oxley Act will involve significant expenditures, and non-compliance with the Sarbanes-Oxley Act may adversely affect us.

Upon commencement of this offering, we will be subject to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. Under current SEC rules, we anticipate that, beginning with our fiscal year ending December 31, 2013, our management will be required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act and the related rules and regulations promulgated by the SEC thereunder. We will be required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. As a result, we expect to incur significant additional expenses in the near term, which may negatively impact our financial performance and our ability to pay distributions. This process also will result in a diversion of management's time and attention. We cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations and we may not be able to ensure that the process is effective or that our internal control over financial reporting is or will be effective in a timely manner. In the event that we are unable to maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

We may experience fluctuations in our quarterly results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including our ability to consummate transactions, the terms of any transactions that we complete, variations in the earnings and/or distributions paid by our renewable energy projects, variations in the interest rates on loans we make, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, changes in market prices for RECs or EECs, the availability of governmental incentives for our projects, electricity demand, changes in regulated or market electricity prices, marking to market of our hedging arrangements (if any), the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

We are not able to insure against all potential risks and may become subject to higher insurance premiums.

Our business is exposed to the risks inherent in the construction and operation of renewable energy projects, such as breakdowns, manufacturing defects, natural disasters, terrorist attacks and sabotage. We are also exposed to environmental risks. We expect to have insurance policies covering certain risks associated with our business. We do not expect, however, our insurance policies to cover losses as a result of force majeure, natural disasters, terrorist attacks or sabotage, among other things. We do not expect to maintain insurance for certain environmental risks, such as environmental contamination. In addition, we expect our insurance policies will be subject to annual review by our insurers and may not be renewed at all or on similar or favorable terms. A serious uninsured loss or a loss significantly exceeding the limits of our insurance policies could have a material adverse effect on our business, financial condition and results of operations.

If we internalize our management functions, your interest in us could be diluted, and we could incur other significant costs and face other significant risks associated with being self-managed.

We may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire GCM’s assets and personnel. At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such internalization transaction. Such consideration could take many forms, including cash payments, promissory notes and shares. The payment of such consideration could result in dilution of your interests as a member and could reduce the earnings per share attributable to your investment.

In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to GCM under the advisory agreement, we would incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by GCM or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and may further dilute your investment. We cannot reasonably estimate the amount of fees we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to GCM, our earnings per share would be lower as a result of the internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to our members and the value of our shares. As currently organized, we do not expect to have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. In addition, we could have difficulty retaining such personnel employed by us. We expect individuals employed by GCM to perform asset management, and an affiliate of GCM to perform general and administrative functions, including accounting and financial reporting for us. These personnel have a great deal of know-how and experience. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could result in our incurring excess costs and/or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management's attention could be diverted from most effectively managing our assets.

In some cases, internalization transactions involving the acquisition of an advisor have resulted in litigation. If we were to become involved in such litigation in connection with an internalization of our management functions, we could be forced to spend significant amounts of money defending ourselves in such litigation, regardless of the merit of the claims against us, which would reduce the amount of funds available to make investments or make distributions to our members.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We intend to conduct our operations directly and through wholly or majority-owned subsidiaries, so that the company and each of its subsidiaries do not fall within the definition of an “investment company” under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, which we refer to as the “40% test.” For purposes of the 40% test, interests in majority-owned subsidiaries not relying on the exemption contained in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act are excluded from the definition of “investment security.”

We intend to conduct our operations so that the company and most, if not all, of its wholly and majority-owned subsidiaries will comply with the 40% test. We will monitor our holdings on an ongoing basis and in connection with each of our acquisitions to determine compliance with this test. We expect that most, if not all, of our wholly-owned and majority-owned subsidiaries will not be relying on exemptions under Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

Since we will be primarily engaged in the business of acquiring, and financing renewable energy projects, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act. Some of our majority-owned subsidiaries may also rely on the exemption provided by Section 3(c)(5)(B) of the Investment Company Act, which exempts from registration as an investment company any person who is primarily engaged in the business of making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services. The staff of the SEC has issued no-action letters interpreting Section 3(c)(5)(B) pursuant to which the staff has taken the position that this exemption is available to a company with at least 55% of its assets consisting of eligible loans of the type described in the exemption. We believe that many of the loans that we will provide to finance renewable energy projects will be used by the owners of such projects to acquire equipment and to engage contractors to install equipment for such projects. Accordingly, we believe that many of these loans will qualify for this 55% test. However, no assurance can be given that the SEC staff will concur with this position. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying with this exemption.

A change in the value of our assets could cause us or one or more of our wholly or majority-owned subsidiaries, including those relying on Section 3(c)(5)(B), to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related to Our Advisor and Its Affiliates

Our success will be dependent on the performance of our advisor; however, our advisor has no operating history and no experience managing a public company or maintaining our exemption from registration under the Investment Company Act, which may hinder its ability to achieve our investment objective or result in loss of maintenance of our Investment Company Act exemption.

GCM was formed in August 2012 and has no operating history. Furthermore, our advisor has never acted as a manager to a public company, or a company focused on renewable energy and energy efficiency and sustainable development project investments and has no experience complying with regulatory requirements applicable to public companies or managing a portfolio of assets under guidelines designed to allow us to be exempt from registration under the Investment Company Act, which may hinder our ability to take advantage of attractive investment opportunities and, as a result, achieve our investment objective. Moreover, neither GCM, Greenbacker Group LLC nor our senior management team have sponsored any other programs, either public or nonpublic, or any other program with similar investment objectives to this offering. We cannot guarantee that we will be able to find suitable investments and our ability to achieve our investment objectives and to pay distributions will be dependent upon the performance of our advisor in the identification and acquisition of investments, the determination of any financing arrangements, and the management of our projects and assets. If our advisor fails to perform according to our expectations, we could be materially adversely affected. Our failure to timely invest the proceeds of this offering, or to invest in quality assets, could diminish returns to investors and our ability to pay distributions to our members.

Our advisor and its affiliates, including our officers and some of our directors will face conflicts of interest including conflicts that may result from compensation arrangements with us and our affiliates, which could result in actions that are not in the best interests of our members.

Our advisor and its affiliates will receive substantial fees from us in return for their services, and these fees could influence the advice provided to us. Among other matters, the compensation arrangements could affect their judgment with respect to public offerings of equity by us, which allow the dealer manager to earn additional dealer manager fees and GCM to earn increased management fees. The Incentive Distribution that the Special Unitholder, an affiliate of our advisor, may be entitled to receive from us may create an incentive for our advisor to oversee and supervise renewable energy or energy efficiency projects or make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the Incentive Distribution to which the Special Unitholder may be entitled is determined may encourage our advisor to use leverage to increase the return on our portfolio. In addition, the fact that our base management fee is payable based upon the average of the values of our gross assets for each day of the prior month, which would include any borrowings for investment purposes, may encourage GCM to use leverage in connection with the construction of additional projects or to make additional investments. Our LLC Agreement does not impose limitations on the amount of leverage we may employ. At such time when the net proceeds from this offering have been fully invested, we expect that we will generally target a leverage ratio of up to $2 of debt for every $1 of equity on our overall portfolio, with individual allocations of leverage based on the mix of asset types and obligors; however, we will in no event exceed a leverage ratio of $3 of debt for every $1 of equity, unless any excess is approved by a majority of our independent directors. Furthermore, GCM is primarily responsible for calculating the net asset value of our portfolio and, because the base management fee is payable based upon our the average of the values of the gross assets for each day of the prior month, a higher net asset value of our portfolio would result in a higher base management fee to our advisor. Under certain circumstances, the use of leverage may increase the likelihood of default, which could adversely affect our results of operations. Such a practice could result in us making more speculative investments than would otherwise be the case, which could result in higher losses, particularly during cyclical economic downturns.

We pay substantial fees and expenses to GCM and the dealer manager, which payments increase the risk that you will not earn a profit on your investment.

GCM performs services for us in connection with the identification, selection and acquisition of our investments, and the monitoring and administration of our other investments. We pay GCM fees for advisory and management services, including a base management fee that is not tied to the performance of our portfolio. We pay fees and commissions to the dealer manager in connection with the offer and sale of the shares. These fees reduce the amount of cash available for investment in properties or distribution to our members. These fees also increase the risk that the amount available for distribution to members upon a liquidation of our portfolio would be less than the purchase price of the shares in our offering and that you may not earn a profit on your investment.

The time and resources that individuals associated with our advisor devote to us may be diverted, and we may face additional competition due to the fact that GCM is not prohibited from raising money for or managing another entity that makes the same types of investments that we target.

We currently expect our advisor and its officers and employees to spend substantially all of their time and resources on us. However, our advisor and its officers and employees are not required to do so. Moreover, neither GCM nor its affiliates are prohibited from raising money for and managing another investment entity that makes the same types of investments as those we target. Accordingly, our and GCM’s management team may have obligations to investors in entities they work at or manage in the future, the fulfillment of which might not be in the best interests of us or our members or that may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. In addition, we may compete with any such investment entity for the same investors and investment opportunities.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors and executive officers, as well as personnel of the advisor who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us without the approval of a majority of our independent directors. In addition, the advisory agreement does not prevent the advisor and its affiliates from engaging in additional management or investment opportunities, some of which could compete with us.

Our advisor can resign on 120 days’ notice and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

Our advisor has the right, under the advisory agreement, to resign at any time on 120 days’ written notice, whether we have found a replacement or not. If our advisor resigns, we may not be able to contract with a new advisor or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 120 days, or at all, in which case our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected. In addition, the coordination of our internal management, acquisition activities and supervision of our businesses is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our advisor and its affiliates. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our businesses may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

Exercising our right to repurchase the special unit or the special preferred stock upon certain termination events could be prohibitively expensive and could deter us from terminating the advisory agreement.

The occurrence of a Trigger Event would give us the right, but not the obligation, to repurchase the special unit or the special preferred stock, as applicable, at the fair market value of the special unit or the special preferred stock on the date of termination, as determined by an independent appraiser. This repurchase could be prohibitively expensive, could require us to have to sell assets to raise sufficient funds to complete the repurchase and could discourage or deter us from terminating the advisory agreement. Alternatively, if we do not exercise our repurchase right, we might be unable to find another entity that would be willing to act as our advisor while an affiliate of GCM owns the special unit or the special preferred stock. If we do find another entity to act as our advisor, we may be subject to higher fees than the fees charged by GCM.

Risks Related to Our Investments and the Renewable Energy Industry

Our strategic focus will be on the renewable energy and related sectors, which will subject us to more risks than if we were broadly diversified.

Because we are specifically focused on the renewable energy and related sectors, investments in our shares may present more risks than if we were broadly diversified over more sectors of the economy. Therefore, a downturn in the renewable energy sector would have a larger impact on us than on a company that does not concentrate in limited segments of the U.S. economy. For example, biofuel companies operating in the renewable energy sector can be significantly affected by the supply of and demand for specific products and services, especially biomass such as corn or soybean oil, the supply and demand for energy commodities, the price of capital expenditures, government regulation, world and regional events and economic conditions. Companies that produce renewable energy can be negatively affected by lower energy output resulting from variable inputs, mechanical breakdowns, faulty technology, competitive electricity markets or changing laws which mandate the use of renewable energy sources by electric utilities.

In addition, companies that engage in energy efficiency projects may be unable to protect their intellectual property or face declines in the demand for their services due to changing governmental policies or budgets. At times, the returns from investments in the renewable energy sector may lag the returns of other sectors or the broader market as a whole.

In addition, with respect to the construction and operation of individual renewable energy projects, there are a number of additional risks, including:

•	substantial construction risk, including the risk of delay, that may arise as a result of inclement weather or labor disruptions;

•	the risk of entering into markets where we have limited experience;

•	the need for substantially more capital to complete than initially budgeted and exposure to liabilities as a result of unforeseen environmental, construction, technological or other complications;

•	a decrease in the availability, pricing and timeliness of delivery of raw materials and components, necessary for the projects to function;

•	the continued good standing of permits, authorizations and consents from local city, county, state and federal governments as well as local and federal governmental organizations; and

•	the consent and authorization of local utilities or other energy development offtakers to ensure successful interconnection to energy grids to enable power sales.

Our projects in which we invest that produce renewable energy, such as solar and wind power, may face construction delays.

Construction delays may adversely affect the businesses of our projects that generate renewable energy such as solar and wind power. The ability of these projects to generate revenues will often depend upon their successful completion of the construction, and operations, of solar and wind assets, as applicable. Capital equipment for solar and wind projects needs to be manufactured, shipped to project sites, installed and tested on a timely basis. In addition, on-site roads, substations, interconnection facilities and other infrastructure all need to be either built or purchased and installed by the operating companies of these projects. Our investments in renewable energy-producing projects face the risk that their construction phases may not be completed or may be substantially delayed, or that material cost over-runs may be incurred, which may result in such projects being unable to earn positive income, which could negatively impact the value of our portfolio.

Renewable energy projects may be subject to the risk of fluctuations in commodity prices.

The operations and financial performance of projects in the renewable energy sector may be affected by energy commodity prices like unleaded gasoline and wholesale electricity. For example, the price of renewable energy resources will change in relation to the market price of electricity. The market price of electricity is sensitive to cyclical changes in demand and capacity supply, and in the economy, as well as to regulatory trends and developments impacting electricity market rules and pricing, transmission development and investment within the United States and to the power markets in other jurisdictions through interconnects and other external factors outside of the control of renewable energy power-producing projects. In addition, volatility of commodity prices, such as the market price of electricity, may also make it more difficult for renewable energy resource projects to raise any additional capital that may be necessary to operate, to the extent the market perceives that the project’s performance may be tied directly or indirectly to commodity prices. Accordingly, the potential revenue and cash flow of these projects may be volatile and adversely affect the value of our investments.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of energy generation products, including solar and wind energy products, which may significantly reduce our ability to meet our investment objectives.

The market for electricity generation projects is influenced by U.S. federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including solar energy technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for renewable energy project development and investments. For example, without certain major incentive programs and or the regulatory mandated exception for renewable energy systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility network. These fees could increase the cost to our customers of using our renewable energy projects and make them less desirable, thereby harming our business, prospects, results of operations and financial condition.

We anticipate that our renewable energy projects will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our renewable energy projects may result in significant additional expenses or related development costs and, as a result, could cause a significant reduction in demand for our renewable power projects.

The reduction or elimination of government economic incentives could impede growth of the renewable energy market.

We believe that the near-term growth of the market for application on the U.S. electricity grid, where renewable energy is used to supplement a customer’s electricity purchased from the utility network or sold to a utility under tariff, depends in part on the availability and size of government and economic incentives for solar energy. Because a significant portion of our sales are expected to involve the market for the U.S. electricity grid, the reduction or elimination of government and economic incentives may adversely affect the growth of this market or result in increased price competition, both of which could cause our revenue to decline.

Today, the cost of renewable energy exceeds retail electric rates in many locations. As a result, federal, state and local government bodies in many countries, including the United States, have provided incentives in the form of feed-in tariffs, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects to promote the use of renewable energy in on-grid applications and to reduce dependency on other forms of energy. These government economic incentives could be reduced or eliminated altogether as a result of the US government’s effort to reduce the federal deficit or for other reasons. Some renewable energy program incentives expire, decline over time, are limited in total funding or require renewal of authority. Reductions in, or eliminations or expirations of, governmental incentives could result in decreased demand for and lower revenue from our projects. Changes in the level or structure of a renewable portfolio standard could also result in decreased demand for and lower revenue from our projects. See “—The reduction or elimination of government and economic incentives for solar power production could affect the financial results of our projects that produce solar power” and “—We depend in part on federal, state and local government support for our renewable energy projects.”

Certain projects may generate a portion of their revenue from the sales of RECs and EECs, which may be subject to market price fluctuations, and there is a risk of a significant, sustained decline in their market prices. Such a decline may make it more difficult for our projects to grow and become profitable.

We may not be able to foster growth for our projects economically if there is a significant, sustained decline in market prices for electricity, RECs or EECs without a commensurate decline in the cost of equipment, such as solar panels and turbines, and the other capital costs of constructing renewable energy projects. Electricity prices are affected by various factors and may decline for many reasons that are not within our control. Those factors include changes in the cost or availability of fuel, regulatory and governmental actions, changes in the amount of available generating capacity from both traditional and renewable sources, changes in power transmission or fuel transportation capacity, seasonality, weather conditions and changes in demand for electricity. In addition, other power generators may develop new technologies or improvements to traditional technologies to produce power that could increase the supply of electricity and cause a sustained reduction in market prices for electricity, RECs and EECs. If governmental action or conditions in the markets for electricity, RECs or EECs cause a significant, sustained decline in the market prices of electricity or those attributes, without an offsetting decline in the cost of turbines or other capital costs of wind energy projects, we may not be able to construct our pipeline of projects or achieve expected revenues, which could have a material adverse effect on our business, financial condition and results of operations.

For those projects that generate RECs or EECs, all or a portion of the revenues generated from the sale of such RECs or EECs, as the case may be, may not be hedged, and therefore, such projects may be exposed to volatility of REC or EEC prices, as applicable, with respect to those sales.

REC and EEC prices are driven by various market forces, including electricity prices and the availability of electricity from other renewable energy sources and conventional energy sources. We may be unable to hedge all or a portion of our revenues from RECs or EECs in certain markets where conditions limit our ability to sell forward all of our RECs or EECs, as the case may be. Our ability to hedge RECs and EECs generated by projects is limited by the unbundled nature of the RECs and EECs and the relative illiquidity of this market. Certain of our projects will be exposed to volatility of commodity prices with respect to all or the portion of RECs or EECs, as applicable, that we are unable to hedge, including risks resulting from changes in regulations, including state RPS targets, general economic conditions and changes in the level of renewable energy generation. We expect to have quarterly variations in the revenues from the projects in which we invest from the sale of unhedged RECs and EECs.

If renewable energy technology is not suitable for widespread adoption or sufficient demand for renewable energy projects does not develop or takes longer to develop than we anticipate, we may be unable to achieve our investment objectives.

The market for renewable energy projects is emerging and rapidly evolving, and its future success is uncertain. If renewable energy technology proves unsuitable for widespread commercial deployment or if demand for renewable energy products fails to grow sufficiently, we may be unable to achieve our investment objectives. In addition, demand for renewable energy projects in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of renewable energy technology and demand for renewable energy projects, including:

•	cost-effectiveness of renewable energy technologies as compared with conventional and competitive alternative energy technologies;

•	performance and reliability of renewable energy products as compared with conventional and non-renewable alternative energy products;

•	success of alternative distributed generation technologies such as hydrogen fuel cells, wind turbines, bio-diesel generators and large-scale solar thermal technologies;

•	fluctuations in economic and market conditions that impact the viability of conventional and competitive alternative energy sources;

•	increases or decreases in the prices of oil, coal and natural gas;

•	capital expenditures by customers, which tend to decrease when the domestic or foreign economies slow;

•	continued deregulation of the electric power industry and broader energy industry; and

•	availability and or effectiveness of government subsidies and incentives.

Moreover, negative public or community response to renewable energy projects in general or our projects specifically can adversely affect our ability to grow and manage our projects. This type of negative response can lead to legal, public relations and other challenges that impede our ability to meet our construction targets, achieve commercial operations for a project on schedule, address the changing needs of our projects over time and generate revenues. Some of our projects may be the subject of administrative and legal challenges from groups opposed to wind energy projects in general or concerned with potential environmental, health or aesthetic impacts, impacts on property values or the rewards of property ownership, or impacts on the natural beauty of public lands. We expect this type of opposition to continue as we execute our business plan. Opposition to our project’s requests for permits or successful challenges or appeals to permits issued to our projects could materially adversely affect our operations plans. If we are unable to grow and manage the production capacity that we expect from our projects in our anticipated timeframes, it could have a material adverse effect on our business, financial condition and results of operations.

Our business will be subject to the risk of extreme weather patterns.

Extreme weather patterns, such as hurricane Ivan in 2004 and hurricanes Katrina and Rita in 2005, could result in significant volatility in the supply and prices of energy. This volatility may create fluctuations in commodity or energy prices and earnings of companies in the renewable energy sector. Similarly, extreme weather, such as lightning strikes, blade icing, earthquakes, tornados, extreme wind, severe storms, wildfires and other unfavorable weather conditions or natural disasters, can have an adverse impact on the input and output commodities associated with the renewable energy sector or require us to shut down the equipment associated with our renewable energy projects, such as solar panels, turbines or related equipment and facilities, which would impede the ability of our project facilities ability to maintain and operate, and decrease electricity production levels and our revenue. Operational problems, such as degradation of our project’s equipment due to wear or weather or capacity limitations on the electrical transmission network, can also affect the amount of energy that our projects are able to deliver. Any of these events, to the extent not fully covered by insurance, could have a material adverse effect on our business, financial condition and results of operations.

The profitability of our renewable energy projects may be adversely affected if they are subject to regulation by the Federal Energy Regulatory Commission under the Federal Power Act or other regulations that regulate the sale of electricity, which may adversely affect the profitability of our projects.

Certain of our future projects may be Qualifying Facilities, or QFs, and/or Exempt Wholesale Generators, or EWGs, that are exempt from regulation as public utilities by the Federal Energy Regulatory Commission, or the FERC, under the Federal Power Act, or the FPA, while certain of our projects may be subject to rate regulation by the FERC under the FPA. To the extent our future projects are subject to rate regulation they will be required to obtain FERC acceptance of their rate schedules for wholesale sales of energy, capacity and ancillary services. The FERC may revoke or revise an entity’s authorization to make wholesale sales at market-based rates if FERC subsequently determines that such entity can exercise market power in transmission or generation, create barriers to entry or engage in abusive affiliate transactions or market manipulation.

Any market-based rate authority that we obtain will be subject to certain market behavior rules. If we are deemed to have violated these rules, we will be subject to potential disgorgement of profits associated with the violation and/or suspension or revocation of our market-based rate authority, as well as potential criminal and civil penalties. If we were to lose market-based rate authority for a project, we would be required to obtain the FERC’s acceptance of a cost-based rate schedule and could become subject to, among other things, the burdensome accounting, record keeping and reporting requirements that are imposed on public utilities with cost-based rate schedules. This could have an adverse effect on the rates we charge for power from our projects and our cost of regulatory compliance.

To the extent we invest in projects with more than 75 MW of capacity, we will also be subject to the reliability standards of the North American Electric Reliability Corporation, or the NERC. If we fail to comply with the mandatory reliability standards, we could be subject to sanctions, including substantial monetary penalties.

Although the sale of electric energy has been to some extent deregulated, the industry is subject to increasing regulation and even possible re-regulation. Due to major regulatory restructuring initiatives at the federal and state levels, the U.S. electric industry has undergone substantial changes over the past several years. We cannot predict the future design of wholesale power markets or the ultimate effect ongoing regulatory changes will have on our business. Other proposals to re-regulate may be made and legislative or other attention to the electric power market restructuring process may delay or reverse the movement towards competitive markets. If deregulation of the electric power markets is reversed, discontinued or delayed, our business, financial condition and results of operations could be adversely affected.

Our projects may rely on electric transmission lines and other transmission facilities that are owned and operated by third parties. In these situations, our projects will be exposed to transmission facility curtailment risk, including but not limited to curtailment caused by breakdown of the power grid system, which may delay and increase the costs of our projects or reduce the return to us on those investments.

Our projects may rely on electric transmission lines and other transmission facilities owned and operated by third parties to deliver the electricity our projects generate. We expect some of our projects will have limited access to interconnection and transmission capacity because there are many parties seeking access to the limited capacity that is available. We may not be able to secure access to this limited interconnection or transmission capacity at reasonable prices or at all. Moreover, a failure in the operation by third parties of these transmission facilities could result in our losing revenues because such a failure could limit the amount of electricity we deliver. In addition, our production of electricity may be curtailed due to third-party transmission limitations or limitations on the grid’s ability to accommodate intermittent energy sources, reducing our revenues and impairing our ability to capitalize fully on a particular project’s potential. Such a failure or curtailment at levels significantly above which we expect could have a material adverse effect on our business, financial condition and results of operations.

We depend in part on federal, state and local government support for our renewable energy projects.

We depend in part on government policies that support renewable energy and enhance the economic feasibility of renewable energy projects. The federal government and several of the states in which we operate or into which we sell power provide incentives that support the sale of energy from renewable sources.

The Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, provides a production tax credit, or PTC, for each kWh of energy generated by an eligible resource. Under current law, an eligible wind facility placed in service prior to the end of 2012 may claim the PTC. The PTC is a credit claimed against the income of the owner of the eligible project.

PTC eligible projects are also eligible for an ITC of 30% of the eligible cost-basis, which is in lieu of the PTC. Other renewable energy projects for which a PTC is not available are also eligible for an ITC. The same placed-in-service deadline of December 31, 2012 applies for purposes of the ITC. The ITC is a credit claimed against the income of the owner of the eligible project.

In addition to federal incentives, we rely in part on state incentives that support the sale of energy generated from renewable sources, including state adopted RPS programs. Such programs generally require that electricity supply companies include a specified percentage of renewable energy in the electricity resources serving a state or purchase credits demonstrating the generation of such electricity by another source. However, the legislation creating such RPS requirements usually grants the relevant state public utility commission the ability to reduce electric supply companies' obligations to meet the RPS requirements in certain circumstances. If the RPS requirements are reduced or eliminated, this could result in our receiving lower prices for our power and in a reduction in the value of our RECs, which could have a material adverse effect on us. See “Business—Overview of Significant Government Incentives” and “Business—Financing Strategy—Utilization of Government Incentives and Tax Efficiency.”

We depend on these programs, in part, to finance the projects in our pipeline. If any of these incentives are adversely amended, eliminated, subjected to new restrictions, not extended beyond their current expiration dates, or if funding for these incentives is reduced, it would have a material adverse effect on our ability to obtain financing. A delay or failure by governmental authorities to administer these programs in a timely and efficient manner could have a material adverse effect on our financing.

While certain federal, state and local laws, programs and policies promote renewable energy and additional legislation is regularly being considered that would enhance the demand for renewable energy, they may be adversely modified, legislation may not pass or may be amended and governmental support of renewable energy development, particularly wind energy, may not continue or may be reduced. If governmental authorities do not continue supporting, or reduce or eliminate their support of wind energy projects, our revenues may be adversely affected, our economic return on certain projects may be reduced, our financing costs may increase, it may become more difficult to obtain financing, and our business and prospects may otherwise be adversely affected.

Liability relating to environmental matters may impact the value of properties that we may acquire or the properties underlying our projects.

Under various U.S. federal, state and local laws, an owner or operator of a project may become liable for the costs of removal of certain hazardous substances released from the project of any underlying real property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

The presence of hazardous substances may adversely affect an owner’s ability to sell a contaminated project or borrow using the project as collateral. To the extent that a project owner becomes liable for removal costs, the ability of the owner to make payments to us may be reduced.

We typically have title to projects or their underlying real estate assets underlying our equity investments, or, in the course of our business, we may take title to a project or its underlying real estate assets relating to one of our debt investments, and, in either case, we could be subject to environmental liabilities with respect to these assets. To the extent that we become liable for the removal costs, our results of operation and financial condition may be adversely affected. The presence of hazardous substances, if any, may adversely affect our ability to sell the affected project and we may incur substantial remediation costs, thus harming our financial condition.

Future litigation or administrative proceedings could have a material adverse effect on our business, financial condition and results of operations.

We may become involved in legal proceedings, administrative proceedings, claims and other litigation that arise in the ordinary course of business. Individuals and interest groups may sue to challenge the issuance of a permit for a renewable energy project or seek to enjoin construction of a wind energy project. In addition, we may be subject to legal proceedings or claims contesting the construction or operation of our renewable energy projects. In defending ourselves in these proceedings, we may incur significant expenses in legal fees and other related expenses, regardless of the outcome of such proceedings. Unfavorable outcomes or developments relating to these proceedings, such as judgments for monetary damages, injunctions or denial or revocation of permits, could have a material adverse effect on our business, financial condition and results of operations. In addition, settlement of claims could adversely affect our financial condition and results of operations. See “Business—Legal Proceedings.”

Our projects and/or other investments may incur liabilities that rank equally with, or senior to, our investments in such companies.

We will invest in various types of debt and equity securities, including first lien, second lien, mezzanine debt, preferred equity and common equity, issued by U.S. and Canadian middle market companies in the renewable energy and related sectors. Our projects and other investments may have, or may be permitted to incur, other liabilities that rank equally with, or senior to, our positions or investments in such projects or businesses, as the case may be. By their terms, such instruments may entitle the holders to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to the instruments in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of instruments ranking senior to our investment in that project or business would typically be entitled to receive payment in full before we receive any distribution. After repaying such senior stakeholders, such project or other investment may not have any remaining assets to use for repaying its obligation to us. In the case of securities ranking equally with instruments we hold, we would have to share on an equal basis any distributions with other stakeholders holding such instrument in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant project or investment.

We may not control the projects in which we invest.

We may not control the projects in which we invest. We define control as ownership of 25% or more of the outstanding voting securities of a company or having greater than 50% representation on a company’s board of directors. As a result, we are subject to the risk that the controlling entity of a project in which we invest may make business decisions with which we disagree and the management of such project, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests.

We may invest in joint ventures, which creates additional risk because, among other things, we cannot exercise sole decision making power and our partners may have different economic interests than we have.

We may invest in joint ventures with third parties. There are additional risks involved in joint venture transactions. As a co-investor in a joint venture, we may not be in a position to exercise sole decision-making authority relating to the project or asset, joint venture or other entity. As a result, the operations of a project may be subject to the risk that the project owners may make business, financial or management decisions with which we do not agree or the management of the project may take risks or otherwise act in a manner that does not serve our interests. Because we may not have the ability to exercise control over such operations, we may not be able to realize some or all of the benefits that we believe will be created from our involvement. In addition, there is the potential of our joint venture partner becoming bankrupt and the possibility of diverging or inconsistent economic or business interests of us and our partner. These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. If any of the foregoing were to occur, our business, financial condition and results of operations could suffer as a result.

A lack of liquidity in certain of our investments may adversely affect our business.

We invest in certain companies and projects whose securities are not publicly traded or actively traded on the secondary market and whose securities are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. The illiquidity of certain of our investments may make it difficult for us to sell these investments when desired. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recorded these investments. The reduced liquidity of our investments may make it difficult for us to dispose of them at a favorable price, and, as a result, we may suffer losses.

A significant portion of our investments will be recorded at fair value as determined in good faith by our advisor and independent valuation firm, subject to the review and approval of the board and, as a result, there will be uncertainty as to the value of our investments.

Our financial statements will be prepared using the specialized accounting principles of Accounting Standards Codification Topic 946, Financial Services—Investment Companies, or ASC Topic 946, which requires us to carry our investments at fair value or, if fair value is not determinable based on transactions observable in the market, at fair value as determined by our advisor and independent valuation firm, subject to the review and approval of the board. For most of our investments, market quotations are not available. As a result, we will value these investments quarterly at fair value as determined in good faith.

The determination of fair value is to a degree subjective, and our advisor has a conflict of interest in making the determination. We expect to value our investments quarterly at fair value as determined in good faith by our advisor and independent valuation firm, subject to the review and approval of the board. We will utilize the services of an independent valuation firm to assist in determining the fair value of any investments. The types of factors that may be considered in determining the fair values of our investments include available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the project’s ability to make payments, its earnings and discounted cash flows, the markets in which the project does business, comparisons of financial ratios of peer business entities that are public, mergers and acquisitions comparables, the principal market and enterprise values, among other factors. Because such valuations, and particularly valuations of private companies, are inherently uncertain, the valuations may fluctuate significantly over short periods of time due to changes in current market conditions. The determinations of fair value by our advisor and independent valuation firm, subject to the review and approval of the board may differ materially from the values that would have been used if an active market and market quotations existed for these investments. Our net asset value could be adversely affected if the determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such investments. See “—Calculation of Net Asset Value.”

Risks Related to Investments in the Solar and Wind Power Industries

If solar power technology is not suitable for widespread adoption, or if the solar power industry experiences a shortage of key inputs, such as polysilicon, the profitability of solar power-producing projects may decrease, which may result in slower growth in the solar power market than we anticipate.

We expect initially to focus on solar energy projects and businesses because of, among other things, the rapid growth over the past decade in the market for solar installation and generation. However, the extent to which solar power will be widely adopted is uncertain. If photovoltaic technology proves unsuitable for widespread adoption or if demand for solar modules fails to develop sufficiently, our solar power-producing projects may not be as profitable as we estimate and as a result, we may be unable to grow our business.

In addition, solar power companies depend on certain technologies and key inputs, such as polysilicon. If the solar power industry experiences shortages of these technologies and key inputs, profitability of the solar businesses in which we invest may be negatively impacted due to the resulting increase in prices of these technologies and key inputs. In addition, increases in polysilicon prices have in the past increased manufacturing costs for solar power producers and may impact manufacturing costs and net income or cause a shortage of polysilicon in the future. Polysilicon is also used in the semiconductor industry generally and any increase in demand from that sector may cause a shortage. To the extent a shortage results in these types of technologies and key inputs due to price increases, the solar power market may experience slower growth than we anticipate.

The reduction or elimination of government and economic incentives for solar power production could affect the financial results of our projects that produce solar power.

The market for on-grid applications, where solar power is used to supplement a customer’s electricity purchased from the electric utility network or sold to a utility under tariff, depends in part on the availability and size of government and economic incentives. The reduction or elimination of government and economic incentives would adversely affect the growth of this market or result in increased price competition, either of which could cause solar power producers’ revenue to decline and harm their financial results.

Our solar power projects may not be able to compete successfully and may lose or be unable to gain market share.

Solar power producers also compete against other power generation sources including conventional fossil fuels supplied by utilities, other alternative energy sources such as wind, biomass, and emerging distributed generation technologies such as micro-turbines, sterling engines and fuel cells. In the large-scale on-grid solar power systems market, our solar power projects will face direct competition from a number of companies that manufacture, distribute, or install solar power systems.

The operating results of the projects in which we invest that produce solar power may be negatively affected by a number of other factors.

In addition to shortages of technologies and key inputs and changes in governmental policies, the results of the projects in which we invest that produce solar power can be affected by a variety of factors, including the following:

•	the average selling price of solar cells, solar panels and solar power systems;

•

a decrease in the availability, pricing and timeliness of delivery of raw materials and components, particularly solar panels and components, including steel, necessary for solar power systems to function;

•	the rate and cost at which solar power producers are able to expand their manufacturing and product assembly capacity to meet customer demand, including costs and timing of adding personnel;

•	construction cost overruns, including those associated with the introduction of new products;

•	the impact of seasonal variations in demand and/or revenue recognition linked to construction cycles and weather conditions;

•	unplanned additional expenses such as manufacturing failures, defects or downtime;

•	acquisition and investment related costs;

•	the loss of one or more key customers or the significant reduction or postponement of orders from these customers;

•	changes in manufacturing costs;

•	the availability, pricing and timeliness of delivery of products necessary for solar power products to operate;

•	changes in electric rates due to changes in fossil fuel prices;

•	the lack of a viable secondary market for positions in solar energy projects; and

•

the ability of a solar energy project to generate cash and pay yield substantially depends on power generation. This depends on continuing productive capability of the solar energy hardware, including proper operations and maintenance of the solar energy hardware and fair sunlight for the life of the investment.

If wind conditions are unfavorable or below our estimates on any of our wind projects, the electricity production on such project and therefore, our income, may be substantially below our estimates.

The financial performance of our projects that produce wind energy will be dependent upon the availability of wind resources. The strength and consistency of wind resources at wind projects will vary. Weather patterns could change or the historical data could prove to be an inaccurate reflection of the strength and consistency of the wind in the future. If wind resources are insufficient, the assumptions underlying the economic feasibility about the amount of electricity to be generated by wind projects will not be met and the project’s income and cash flows will be adversely impacted. Wind-producing projects and our evaluations of wind projects will be based on assumptions about certain conditions that may exist and events that may occur in the future. A number of additional factors may cause the wind resource and energy capture at wind projects to differ, possibly materially, from those initially assumed by the project’s management, including: the limited time period over which the site-specific wind data were collected; the potential lack of close correlation between site-specific wind data and the longer-term regional wind data; inaccurate assumptions related to wake losses and wind shear; the limitations in the accuracy with which anemometers measure wind speed; the inherent variability of wind speeds; the lack of independent verification of the turbine power curve provided by the manufacturer; the potential impact of global warming and other climatic factors, including icing and soiling of wind turbines; the potential impact of topographical variations, turbine placement and local conditions, including vegetation; the power delivery schedule being subject to uncertainty; the inherent uncertainty associated with the use of models, in particular future-oriented models; and the potential for electricity losses to occur before delivery.

Furthermore, a project’s wind resources may be insufficient for them to become and remain profitable. Wind is naturally variable. The level of electricity production at any of our wind projects, therefore, will also be variable. If there are insufficient wind resources at a project site due to variability, the assumptions underlying the company’s belief about the amount of electricity to be generated by the wind project will not be met. Accordingly, there is no assurance that a project’s wind resources will be sufficient for it to become or remain profitable.

If our wind energy production assessments turn out to be wrong, our wind energy projects could suffer a number of material adverse consequences, including:

•	our wind energy production and sales for the project may be significantly lower than we predict;

•	our hedging arrangements may be ineffective or more costly;

•

we may not produce sufficient energy to meet our commitments to sell electricity or RECs and, as a result, we may have to buy electricity or RECs on the open market to cover our obligations or pay damages; and

•

our projects may not generate sufficient cash flow to make payments of principal and interest as they become due on the debt we provided on the project, and we may have difficulty refinancing such debt.

Risks Related to Debt Financing

The base management fee payable to GCM increases with the use of leverage and thus, GCM will have a financial incentive to incur leverage; however, if we borrow money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us. Borrowed money may also adversely affect the return on our assets, reduce cash available for distribution to our members, and result in losses.

We may use leverage to finance our investments. At such time when the net proceeds from this offering have been fully invested, we expect that we will generally target a leverage ratio of up to $2 of debt for every $1 of equity on our overall portfolio, with individual allocations of leverage based on the mix of asset types and obligors; however, we will in no event exceed a leverage ratio of $3 of debt for every $1 of equity, unless any excess is approved by a majority of our independent directors. The amount of leverage that we employ will depend on our advisor’s assessment of market and other factors at the time of any proposed borrowing. Our LLC Agreement does not impose limits on the amount of leverage we may employ. There can be no assurance that leveraged financing will be available to us on attractive terms or at all. The use of leverage increases the volatility of investments by magnifying the potential for gain or loss on invested equity capital. If we use leverage to partially finance our investments, through borrowing from banks and other lenders, you will experience increased risks of investing in our shares. If the value of our assets decreases, leveraging would cause such value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make distributions to our members. In addition, we and our members will bear the burden of any increase in our expenses as a result of our use of leverage, including interest expenses and any increase in the management fees payable to the advisor. Furthermore, as we expect that the base management fee payable to GCM will be payable based on the average of the values of our gross assets for each day of the prior month, including those assets acquired through the use of leverage, GCM will have a financial incentive to incur leverage, which may not be consistent with our members’ interests. The Incentive Distribution, to which the Special Unitholder, an affiliate of our advisor, may be entitled, may encourage our advisor to use leverage to increase the return on our portfolio, in the construction of additional projects.

No portion of the net worth of our sponsor and its affiliates will be available to us to satisfy our liabilities or other obligations. As a result, we may not be able to meet our financing obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to liquidation or sale, at significantly depressed prices in some cases due to market conditions or otherwise, to satisfy the obligations. Such liquidations and sales may result in losses.

We will be exposed to risks associated with changes in interest rates.

To the extent we borrow to finance our investments, we will be subject to financial market risks, including changes in interest rates. An increase in interest rates would make it more expensive to use debt for our financing needs.

When we borrow, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we employ those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates when we have debt outstanding, our cost of funds will increase, which could reduce our net investment income. We expect that our long-term fixed-rate investments will be financed primarily with equity and long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to This Offering and Our Shares

The offering prices will change on a quarterly basis and investors will purchase shares at the offering price that is effective at the time they submit their subscriptions.

The offering prices for our classes of shares will change on a quarterly basis and investors will need to determine the price by checking our website at www.greenbackerrenewableenergy.com or reading a supplement to our prospectus. Investors will purchase shares at the offering price that is effective at the time they submit their subscriptions. In addition, if there are issues processing an investor’s subscription, the offering price may change prior to the acceptance of such subscription; however, such investor will purchase shares subscribed for at the price that was effective at the time such investor submitted his or her subscription to our dealer manager and not at the newly changed offering price. See “Determination of Net Asset Value—Net Asset Value Determinations in Connection with this Continuous Offering.”

Purchases of our Class A shares by our directors, officers and other affiliates in this offering should not influence the investment decisions of independent, unaffiliated investors.

Purchases of Class A shares by our advisor and its affiliates, our directors, officers and other affiliated persons and entities will be included for purposes of determining whether we have satisfied the minimum offering requirement. However, there are no written or other binding commitments with respect to the acquisition of Class A shares by these parties, and there can be no assurance as to the amount, if any, of Class A shares these parties may acquire in the offering. Any shares purchased by directors, officers and other affiliates of ours will be purchased for investment purposes only. The investment decisions made by any such directors, officers or affiliates should not influence your decision to invest in our shares, and you should make your own independent investment decision concerning the risks and benefits of an investment in our shares.

Since this is a “best-efforts” offering, there is neither any requirement, nor any assurance, that more than the minimum offering amount will be raised.

This is a “best-efforts,” as opposed to a “firm commitment” offering. This means that the dealer manager is not obligated to purchase any shares, but has only agreed to use its “best efforts” to sell the shares to investors. So long as the minimum offering requirement is met, other than proceeds from subscriptions from Pennsylvania and Washington residents, these proceeds may be released from escrow to us and used by us for acquisitions, operations and the other purposes described generally in this prospectus.

There is no requirement that any shares above the minimum offering requirement be sold, and there is no assurance that any shares above the minimum offering requirement will be sold. Thus, aggregate gross proceeds from the offering made by this prospectus could be as low as $2.0 million. This would result in a relatively small amount of net offering proceeds available for investment and would limit flexibility in implementation of our business plans and result in minimal, if any, diversification in our investments.

As a general matter, at any point during the offering of our shares after the minimum offering requirement is met, there can be no assurance that more shares will be sold than have already been sold. Accordingly, investors purchasing such shares should not assume that the number of shares sold, or gross offering proceeds received, by us will be greater than the number of shares sold or the gross offering proceeds received by us to that point in time. No investor should assume that we will sell the maximum offering made by this prospectus, or any other particular offering amount. See “Plan of Distribution” and “Estimated Use of Proceeds.”

If we are unable to raise substantially more than the minimum offering requirement, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the target assets we acquire.

This offering is being made on a “best efforts” basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified portfolio of our target assets. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of target assets. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.

Investors may wait up to one year before receiving their shares or a refund of their money if the minimum offering is not achieved.

Until the minimum offering requirement is met, investors will not receive their shares. If at least $2 million in shares have not been sold by August 7, 2014, we will terminate this offering. If the minimum offering is sold within one year, investors will receive their shares plus the applicable interest on their subscription monies at the time of closing. If the offering is terminated, investors will have their money promptly refunded with interest. See “Plan of Distribution.”

The shares sold in this offering will not be listed on an exchange or quoted through a quotation system for the foreseeable future, if ever. Therefore, if you purchase shares in this offering, you will have limited liquidity and may not receive a full return of your invested capital if you sell your shares.

The shares offered by us are illiquid assets for which there is not expected to be any secondary market nor is it expected that any will develop in the future. Your ability to transfer your shares is limited. Pursuant to our LLC Agreement, we have the discretion under certain circumstances to prohibit transfers of shares, or to refuse to consent to the admission of a transferee as a member. See “Transferability of Shares—Restrictions on the Transfer of Our Shares and Withdrawal.” Moreover, you should not rely on our share repurchase program as a method to sell shares promptly because our share repurchase program includes numerous restrictions that limit your ability to sell your shares to us, and we may amend, suspend or terminate our share repurchase program without giving you advance notice. In particular, the share repurchase program provides that we may make repurchase offers only if we have sufficient funds available for repurchase and to the extent the total number of shares for which repurchase is requested in any fiscal quarter does not exceed 5% of our weighted average number of outstanding shares in any 12-month period. In addition, we will limit repurchases in each fiscal quarter to 1.25% of the weighted average number of shares outstanding in the prior four fiscal quarters. See “Share Repurchase Program” for a description of our share repurchase program. Therefore, it will be difficult for you to sell your shares promptly or at all. In addition, the price received for any shares sold prior to a liquidity event is likely to be less than the proportionate value of our assets. Investor suitability standards imposed by certain states may also make it more difficult to sell your shares to someone in those states. The shares should be purchased as a long-term investment only.

We intend to explore a potential liquidity event for our members within five years following the completion of our offering stage, which may include follow-on offerings after completion of this offering. However, there can be no assurance that we will complete a liquidity event within such time or at all. We expect that our board of directors, in the exercise of its fiduciary duty to our members, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such an event is in the best interests of our members. A liquidity event could include, but shall not be limited to, (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a listing of our shares, or a transaction in which our members receive shares of a company that is listed, on a national securities exchange or (3) a merger or another transaction approved by our board of directors in which our members will receive cash or shares of a publicly traded company.

In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our members. In making a determination of what type of liquidity event is in the best interest of our members, our board of directors, including our independent directors, may consider a variety of criteria, including, but not limited to, market conditions, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, market conditions for the sale of our assets or listing of our shares, internal management requirements to become a perpetual life company and the potential for member liquidity. If our shares are listed, we cannot assure you a public trading market will develop. Since a portion of the offering price from the sale of shares in this offering will be used to pay expenses and fees, the full offering price paid by members will not be invested in our target assets. As a result, even if we do complete a liquidity event, you may not receive a return of all of your invested capital.

We established the offering price for our shares on an arbitrary basis, and the offering price may not accurately reflect the value of our assets.

The price of our shares was established on an arbitrary basis and is not based on the amount or nature of our assets or our book value. This price may not be indicative of the price at which shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a member would receive if we were liquidated or dissolved or of the value of our portfolio at the time you purchase shares.

Moreover, we will determine our net asset value each quarter commencing with the first full quarter after the minimum offering requirement is satisfied. If our net asset value per share on such valuation date increases above or decreases below our net proceeds per share as stated in this prospectus, we will adjust the offering price of all classes of shares, effective five business days later, to ensure that after the effective date of the new offering prices the offering prices per share, after deduction of selling commissions, dealer manager fees and organization and offering expenses, are not above or below our net asset value per share on such valuation date. Future offering prices will take into consideration other factors such as selling commissions, dealer manager fees and organization and offering expenses so the offering price will not be the equivalent of the value of our assets.

Because the dealer manager is an affiliate of GCM, you will not have the benefit of an independent review of the prospectus or us customarily performed in underwritten offerings.

The dealer manager, SC Distributors, LLC, is an affiliate of GCM, and will not make an independent review of us or the offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. In addition, we do not, and do not expect to, have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, you will not have an independent review of our performance and the value of our shares relative to publicly traded companies.

Our dealer manager has limited experience in public offerings, which may affect the amount of funds it raises in this offering and our ability to achieve our investment objectives.

Our dealer manager, SC Distributors, LLC, was formed in March 2009 and has limited experience conducting any other public offerings such as this. This lack of experience may affect the way in which our dealer manager conducts this offering. In addition, because this is a “best efforts” offering, we may not raise proceeds in this offering sufficient to meet our investment objectives.

The success of this offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of our dealer manager to establish and maintain a network of licensed securities brokers-dealers and other agents. SC Distributors, LLC will serve as the dealer manager in this offering. There is therefore no assurance that it will be able to sell a sufficient number of shares to allow us to have adequate funds to purchase a diversified portfolio of investments. If the dealer manager fails to perform, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. As a result, we may be unable to achieve our investment objectives, and you could lose some or all of the value of your investment.

We may be unable to invest a significant portion of the net proceeds of this offering on acceptable terms in the timeframe contemplated by this prospectus.

Delays in investing the net proceeds of this offering may impair our performance. We cannot assure you that we will be able to identify any investment opportunities that meet our investment objectives or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds of this offering on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results.

During the period after the minimum offering requirement is met and before we have raised sufficient funds to invest the proceeds of this offering in securities and/or projects meeting our investment objectives and providing sufficient diversification of our portfolio, we will invest the net proceeds of this offering primarily in cash, cash equivalents, U.S. government securities, repurchase agreements and high-quality debt instruments maturing in one year or less from the time of investment, which may produce returns that are significantly lower than the returns which we expect to achieve when our portfolio is fully invested in securities meeting our investment objectives. As a result, any distributions that we pay during this period may be substantially lower than the distributions that we may be able to pay when our portfolio is fully invested.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our LLC Agreement authorizes us to issue 400,000,000 shares. Pursuant to our LLC Agreement, a majority of our entire board of directors may amend our LLC Agreement from time to time to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without member approval. After your purchase in this offering, we may elect to sell additional shares in this or future public offerings, issue equity interests in private offerings or issue share-based awards to our independent directors, GCM and/or employees of GCM. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

You will experience substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

If you purchase our shares in this offering, you will incur immediate dilution, which will be substantial, equal to the costs of the offering associated with your shares. This means that the investors who purchase shares will pay a price per share that substantially exceeds the per share value of our assets after subtracting our liabilities. The costs of this offering are currently unknown and cannot be precisely estimated at this time.

Anti-takeover provisions in our LLC Agreement could inhibit a change in control.

Provisions in our LLC Agreement may make it more difficult and expensive for a third party to acquire control of us, even if a change of control would be beneficial to our shares. Under our LLC Agreement, which will be in effect at the commencement of this offering, our shares have only limited voting rights on matters affecting our business and therefore have limited ability to influence management’s decisions regarding our business. In addition, our LLC Agreement contains a number of provisions that could make it more difficult for a third party to acquire, or may discourage a third party from acquiring control of our company. These provisions include:

•	restrictions on our ability to enter into certain transactions with major holders of our shares modeled on the limitation contained in Section 203 of the Delaware General Corporation Law, or the DGCL;

•	allowing only the company’s board of directors to fill vacancies, including newly created directorships;

•	requiring that directors may be removed, with or without cause, only by a vote of a majority of the issued and outstanding shares;

•	requiring advance notice for nominations of candidates for election to our board of directors or for proposing matters that can be acted upon by holders of our shares at a meeting of members;

•	our ability to issue additional securities, including securities that may have preferences or are otherwise senior in priority to our shares; and

•	limitations on the ability of holders of our shares to call special meetings of holders of our shares.

Moreover, our LLC Agreement also prohibits any person from beneficially or constructively owning, as determined by applying certain attribution rules of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, our shares that would result in GREC being a “closely held C corporation” under Section 465(a)(1)(B) of the Internal Revenue Code. The ownership limits imposed under the Internal Revenue Code are based upon direct or indirect ownership by individuals (as defined in the Internal Revenue Code to include certain entities), but only during the last half of a tax year. The ownership limits contained in our LLC Agreement are based on the ownership at any time by any person, which term includes entities. These ownership limitations in our LLC Agreement are intended to provide added assurance that GREC will not be classified as a closely held C corporation, and to minimize administrative burdens. However, the ownership limit on our shares might also delay or prevent a transaction or a change in our control that might involve a premium price over the then current NAV of our shares or otherwise be in the best interest of our members.

Risks Related to Tax

Members may realize taxable income without cash distributions, and may have to use funds from other sources to fund tax liabilities.

Because we will be taxed as a partnership for U.S. federal income tax purposes, members may realize taxable income in excess of cash distributions by us. There can be no assurance that we will pay distributions at a specific rate or at all. As a result, members may have to use funds from other sources to pay their tax liability.

In addition, the payment of the distribution fee over time with respect to the Class C shares will be deemed to be paid from cash distributions that would otherwise be distributable to the holders of Class C shares. Accordingly, the holders of Class C shares will receive a lower cash distribution to the extent of such Class C holder’s obligation to pay such fees. Because the payment of such fees is not a deductible expense for tax purposes, the taxable income of the company allocable to the holders of Class C shares may, therefore, exceed the amount of cash distributions made to the Class C holders.

The U.S. Internal Revenue Service ("IRS") could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the shares if the IRS does not accept the assumptions or conventions utilized by us.

U.S. federal income tax rules applicable to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. We apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to members in a manner that reflects members’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Internal Revenue Code or the Treasury regulations promulgated thereunder and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to investors.

If we were to become taxable as a corporation for U.S. federal income tax purposes, we would be required to pay income tax at corporate rates on our net income and distributions by us to members would constitute dividend income taxable to such members, to the extent of our earnings and profits.

We have received the opinion of Clifford Chance US LLP to the effect that, although the matter is not free from doubt due to the lack of clear guidance and direct authority, our proposed method of operation, as described in this prospectus and as represented by us to Clifford Chance US LLP, will permit us to not be classified for U.S. federal income tax purposes as an association or a publicly traded partnership taxable as a corporation. Members should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization, operation, assets and activities, and that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our LLC Agreement and this prospectus, and is conditioned upon factual representations and covenants made by us, and our board of directors regarding our organization, operation, assets, activities, and conduct of our operations, and assumes that such representations and covenants are accurate and complete. Such representations include, as discussed further below, representations to the effect that we will meet the “qualifying income exception”.

While it is expected that we will operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities we are undertaking and the possibility of future changes in its circumstances, it is possible that we will not so qualify for any particular year. Clifford Chance US LLP has no obligation to advise us or our members of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnership will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception.” We expect to satisfy this exception by ensuring that most of our investments that do not generate “qualifying income” are held through taxable corporate subsidiaries. However, we may not properly identify income as “qualifying,” and our compliance with the “qualifying income exception” will not be reviewed by Clifford Chance US LLP on an on-going basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception.

If, for any reason we become taxable as a corporation for U.S. federal income tax purposes, our items of income and deduction would not pass through to our members and our members would be treated for U.S. federal income tax purposes as stockholders in a corporation. We would be required to pay income tax at corporate rates on our net income. Distributions by us to members would constitute dividend income taxable to such members, to the extent of our earnings and profits, and the payment of these distributions would not be deductible by us. These consequences would have a material adverse effect on us, our members and the value of the shares.

While it is expected that we will operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, we expect that a significant portion of our investments will not generate “qualifying income” and that we will conduct a significant portion of our operations through GREC, a wholly owned subsidiary treated as a C corporation for U.S. federal income tax purposes and subject to U.S. federal income tax on its net income. Conducting our operations through GREC will allow us to effectively utilize tax incentives generated from projects in which we hold controlling equity stakes to reduce the taxable income generated by our other investments through tax incentives that are better utilized by C-corporations than other forms of entities. Because a significant portion of our investments will be held through GREC, the tax benefit of our being a partnership for U.S. federal income tax purposes will be limited to the income generated by the investments that we directly hold. See “Federal Income Tax Consequences”.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects, revenues, income and capital spending. We generally identify forward-looking statements with the words “believe,” “intend,” “expect,” “seek,” “may,” “will,” “should,” “would,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” or their negatives, and other similar expressions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements.

These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect many estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our actual results. In addition, our advisor’s assumptions about future events may prove to be inaccurate. We caution all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will prove correct or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the numerous risks and uncertainties as described under “Risk Factors” and elsewhere in this prospectus. All forward-looking statements are based upon information available to us on the date of this prospectus. We undertake no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law. You are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. The risks, contingencies and uncertainties associated with our forward-looking statements relate to, among other matters, the following:

•	changes in the economy;

•	the ability to complete the renewable energy projects in which we invest;

•

our relationships with project developers, lawyers, investment and commercial banks, individual and institutional investors, consultants, diligence specialists, EPC companies, contractors, renewable energy technology manufacturers (such as panel manufacturers), solar insurance specialists, component manufacturers, software providers and other industry participants in the renewable energy, capital markets and project finance sectors;

•	fluctuations in supply, demand, prices and other conditions for electricity, other commodities and RECs;

•

public response to and changes in the local, state and federal regulatory framework affecting renewable energy projects, including the potential expiration or extension of the PTC, ITC and the related U.S. Treasury grants and potential reductions in RPS requirements;

•	competition from other energy developers;

•	the worldwide demand for electricity and the market for renewable energy;

•	the ability or inability of conventional fossil fuel-based generation technologies to meet the worldwide demand for electricity;

•	our competitive position and our expectation regarding key competitive factors;

•	risks associated with our hedging strategies;

•	potential environmental liabilities and the cost of compliance with applicable environmental laws and regulations, which may be material;

•	our electrical production projections (including assumptions of curtailment and facility availability) for our renewable energy projects;

•	our ability to operate our business efficiently, manage costs (including general and administrative expenses) effectively and generate cash flow;

•	availability of suitable renewable energy resources and other weather conditions that affect our electricity production;

•	the effects of litigation, including administrative and other proceedings or investigations relating to our renewable energy projects;

•	non-payment by customers and enforcement of certain contractual provisions;

•	risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; and

•	future changes in laws or regulations and conditions in our operating areas.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type. See “Prospectus Summary” and the remainder of this prospectus for more detailed information about our structure, our business, and this offering.

Q:	Who will choose which investments to make?

A:    Under the terms of our advisory agreement, GCM, our advisor, undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives, as determined by our board of directors. All investment decisions made by GCM will require the approval of its investment committee. Our board of directors, including a majority of our independent directors, oversees and monitors our investment performance.

Q:	What is the experience of GCM?

A:    Our investment activities will be managed by GCM, which oversees the management of our activities and day-to-day management of our investment operations. Greenbacker Capital Management is a newly formed private firm that intends to register as an investment adviser under the Advisers Act no later than it is required to do so pursuant to the Advisers Act. GCM has an experienced management team and business development personnel, with significant experience in building successful businesses in the financial services sector. GCM’s executive team has broad experience across technology and capital markets, with particular expertise in structuring, financing, and advisory for institutional partners. In previous roles, GCM’s principals have established a track record of building private companies and bringing them to a successful exit. GCM’s senior management team also has a long track record and broad experience in acquiring, operating and managing income-generating renewable energy and energy efficiency projects and other energy-related businesses as well as financing the construction and/or operation of these projects and businesses.

Q:	How does a “best efforts” offering work?

A:    When securities are offered to the public on a “best efforts” basis, this means that the dealer manager is only required to use its best efforts to sell the offered securities. In this offering, the dealer manager does not have a firm commitment or obligation to purchase any of the shares we are offering.

Q:	How long will this offering last?

A:    This is a continuous offering of our shares as permitted by the federal securities laws. We may sell our shares in this offering until August 7, 2015; however, we may decide to extend this offering an additional year. If we extend the offering for an additional year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of the effective date of this offering or the effective date of the subsequent registration statement. If we decide to extend this offering beyond August 7, 2015, we will provide that information in a prospectus supplement. In some states, we will need to renew our registration annually in order to continue offering our shares beyond the initial registration period. Your ability to purchase shares and submit shares for repurchase will not be effected by the expiration of this offering and the commencement of a new one.

Q:	What happens if you do not raise a minimum of $2.0 million in this offering?

A:    We will not sell any shares unless we sell a minimum of $2.0 million in shares by August 7, 2014. Purchases of Class A shares by our directors, officers and any affiliates of us or GCM (other than GCM’s initial contribution to us) will count toward meeting this minimum threshold. None of our directors, officers or any affiliates of us or GCM, or any other party involved in marketing our shares has reserved the right to purchase our shares in order to meet the minimum offering requirement with respect to this offering.

Pending satisfaction of this minimum offering requirement and other than subscription payments from Pennsylvania and Washington residents, all subscription payments will be promptly deposited in an interest bearing account held by the escrow agent, UMB Bank, in trust for our subscribers’ benefit, pending release to us. If we do not satisfy the minimum offering requirement by August 7, 2014, we will arrange for our escrow agent to promptly return all funds in the escrow account (including interest), and we will stop offering shares. We will not receive any fees or expenses out of any funds returned to investors. If we meet the minimum offering amount, the proceeds held in escrow, plus interest, will be released to us. See “Plan of Distribution.”

Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $62,500,000 have been received and accepted by us. If we have not raised a minimum of $62,500,000 in gross offering proceeds (including sales made to residents of other jurisdictions) by the end of each 120-day escrow period (with the initial 120-day escrow period commencing on August 7, 2013), we will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investments returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds to the investor, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day period, within ten calendar days after receipt of the investor’s request.

Subscription proceeds received from residents of Washington will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $10,000,000 (including sales made to residents of other states) have been received and accepted by us.

Q:	Will I receive a certificate for my shares?

A:    No. Our board of directors has authorized the issuance of shares of our limited liability company interest without certificates. We expect that we will not issue shares in certificated form, although we may decide to issue certificates at such time, if ever, as we list our shares on a national securities exchange. We anticipate that all shares will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of share certificates and reduces the offering costs.

Q:	Who can buy shares in this offering?

A:    In general, you may buy shares pursuant to this prospectus if you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. See “Suitability Standards.”

Our affiliates may purchase Class A shares. The selling commissions that are payable by other investors in this offering will be waived for purchases by our affiliates. The purchase of shares by our affiliates (other than GCM’s initial contribution to us) will count toward satisfying our minimum offering requirement.

Q:	What is the purchase price for each share?

A:    The initial per share purchase price for shares will be $10.00 per Class A share, $9.576 per Class C share and $9.186 per Class I share. Commencing with the first full fiscal quarter after the minimum offering requirement is satisfied, we will determine our net asset value for each class of our shares. We expect such determination will ordinarily be made within 30 days after each such completed fiscal quarter. To the extent that our net asset value per share on the most recent valuation date increases above or decreases below our net proceeds per share as stated in this prospectus, we will adjust the offering prices of all classes of shares. The adjustments to the per share offering prices, which will become effective five business days after such determination is published, will ensure that after the effective date of the new offering prices the offering prices per share, after deduction of selling commissions, dealer manager fees and organization and offering expenses, are not above or below our net asset value per share as of such valuation date.

Promptly following any such adjustment to the offering prices per share, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices, and we will also post the updated information on our website at www.greenbackerrenewableenergy.com. If the new offering price per share for any of the classes of our shares being offered by this prospectus represents more than a 20% change in the per share offering price of our shares from the most recent offering price per share, we will file an amendment to the registration statement with the SEC. We will attempt to file the amendment on or before such time in order to avoid interruptions in the continuous offering of our shares; however, there can be no assurance that our continuous offering will not be suspended while the SEC reviews any such amendment and until it is declared effective. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date such investor submits his or her completed subscription agreement to our dealer manager. See “Determination of Net Asset Value.”

Q:	How will you communicate quarterly changes to the purchase price for each share?

A:    Promptly following any adjustment to the offering price per share for each class of shares, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices, and we will also post the updated information on our website at www.greenbackerrenewableenergy.com. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date such investor submits his or her completed subscription agreement to our dealer manager.

Q:	What is the difference between the Class A, Class C and Class I shares being offered?

A:    We are offering three classes of shares, Class A shares, Class C shares and Class I shares at the initial offering price of $10.00 per Class A share, $9.576 per Class C share and $9.186 per Class I share. The share classes have different selling commissions and dealer manager fees, and there is an ongoing distribution fee with respect to Class C shares. Specifically, we will pay to our dealer manager a selling commission of up to 7.00% of gross proceeds from the sale of Class A shares sold in the primary offering. For Class C shares sold in the primary offering, we will pay a selling commission of up to 3.00% of gross proceeds. In addition, for Class C shares, we will pay the dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year. We will continue paying the distribution fees with respect to Class C shares sold in this offering until the earlier to occur of the following: (i) a listing of the Class C shares on a national securities exchange, (ii) upon the completion of this offering, total underwriting compensation (as described below) in this offering equaling 10% of the gross proceeds from the primary offering, or (iii) such Class C shares no longer being outstanding. We will not pay any selling commission with respect to Class I shares. We will pay our dealer manager a dealer manager fee of up to 2.75% of proceeds from the primary offering of Class A and Class C shares and up to 1.75% of gross proceeds from the primary offering of Class I shares. See “Summary of Our LLC Agreement” and “Plan of Distribution” for a discussion of the differences between our classes of shares.

Total underwriting compensation refers to the items of value, as defined by, and pursuant to, the rules of FINRA, that we pay our dealer manager and/or its related persons that are deemed to be in connection with the distribution of this offering. Underwriting compensation includes selling commissions, dealer manager fees, distribution fees, marketing support fees, wholesaling compensation and expense reimbursements, and expenses relating to sales seminars, sales incentives and may include certain portions of the formation services fee. For more detailed information regarding the underwriting compensation in this offering, see “Plan of Distribution—About the Dealer Manager.”

Our Class A, Class C and Class I shares are available for different categories of investors and/or different distribution channels. Class I shares are available for purchase to institutional clients. Class A and C shares each are available for purchase by the general public through different distribution channels. See “Plan of Distribution.” Only Class A shares are available for purchase in this offering by our executive officers and board of directors and their immediate family members, as well as officers and employees of our advisor and other affiliates of our advisor and their immediate family members and, if approved by our management, joint venture partners, consultants and other service providers. When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or more classes of shares, the amount of your investment, the length of time you intend to hold the shares (assuming you are able to dispose of them), the selling commission and fees attributable to each class of shares and whether you qualify for any volume discounts described in “Plan of Distribution—Volume Discounts.” Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of shares you may be eligible to purchase.

Q:	How do I subscribe for shares?

A:    If you meet the suitability standards and choose to purchase shares in this offering, you should proceed as follows:

•	Read this entire prospectus and all appendices and supplements accompanying this prospectus.

•

Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A. By signing the subscription agreement, you will be making the representations and warranties contained in the subscription agreement and you will be bound by all of the terms of the subscription agreement and of our LLC Agreement.

•

Deliver a check for the full purchase price of the shares being subscribed for along with the completed subscription agreement to the selected broker-dealer. You should make your check payable to “UMB Bank, as escrow agent for Greenbacker Renewable Energy Company LLC.” After you have satisfied the applicable minimum purchase requirement, additional purchases must be in amounts of at least $500, except for purchases made pursuant to our distribution reinvestment plan.

•

By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 10 business days of receipt of each completed subscription agreement by us and, if rejected, all funds will be returned to subscribers with interest and without deduction for any expenses within ten business days from the date the subscription is rejected. Investors will not be allowed to withdraw their subscription agreements between the time of submission and the time of our acceptance of such subscription agreement. Once the minimum offering requirement is met, we expect to close on subscriptions on the same day as, or within one business day of, our acceptance of the subscription. Investors will be admitted as members of our company on the same date as the date we close on such investors’ subscriptions. We expect to close on subscriptions received and accepted by us on a daily basis once we have reached the minimum offering amount. We are not permitted to accept a subscription for shares until at least five business days after the date you receive the final prospectus.

Q:	Is there any minimum initial investment required?

A:    Yes. To purchase shares in this offering, you must make an initial purchase of at least $2,000. Once you have satisfied the minimum initial purchase requirement, any additional purchases of our shares in this offering must be in amounts of at least $500, except for additional purchases pursuant to our distribution reinvestment plan. See “Plan of Distribution.”

Q:	Can I invest through my IRA, SEP or after-tax deferred account?

A:    Yes, subject to the suitability standards. An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee. Please be aware that in purchasing shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by ERISA or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code. In addition, prior to purchasing shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. See “Suitability Standards” for more information.

Q:	How will the payment of fees and expenses affect my invested capital?

A:    The payment of fees and expenses will reduce the funds available to us for investments in our target assets as well as funds available for distribution to members. The payment of fees and expenses will also reduce the book value of your shares.

Q:	Will the distributions I receive be taxable?

A:    Non-liquidating distributions on the shares generally will not be taxable to a U.S. holder (as defined in “Federal Income Tax Consequences”), except to the extent that the cash the U.S. holder receives exceeds its adjusted tax basis in the shares. Cash distributions in excess of a U.S. holder’s adjusted tax basis in the shares generally will be treated as gain from the sale or exchange of the shares.

Q:	When will I get my detailed tax information?

A:    Because we will file a partnership return, tax information will be reported to investors on an IRS Schedule K-1 for each calendar year no later than 75 days after the end of each such year. Each K-1 provided to a holder of shares will set forth the holder’s share of our items of income, gain, deduction, loss and credit for such year in a manner sufficient for a U.S. holder to complete its tax return with respect to its investment in the shares.

Q:	Are there any restrictions on the transfer of shares?

A:    Subject to the restrictions in our LLC Agreement, our shares will be freely transferable, except where their transfer is restricted by federal and state tax laws, securities laws or by contract. See “Transferability of Shares” for a detailed description of the transfer restrictions on our shares.

Q:	Who can help answer my questions?

A:    If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or the dealer manager at:

SC Distributors, LLC

610 Newport Center Drive, Suite 350

Newport Beach, California 92660

ESTIMATED USE OF PROCEEDS

We intend to use substantially all of the net proceeds from this offering to acquire income-generating renewable energy and energy efficiency and sustainable development projects and other energy-related businesses as well as finance the construction and/or operation of these projects and businesses, in accordance with our investment objectives and using the strategies described in this prospectus. The remainder of the net proceeds will be used for working capital and general corporate purposes. There can be no assurance we will be able to sell all the shares we are registering. If we sell only a portion of the shares we are registering, we may be unable to achieve our investment objectives.

The following table sets forth our estimates concerning how we intend to use the gross proceeds from this offering. Information is provided assuming (1) the sale of the minimum number of shares required to meet our minimum gross offering proceeds requirement of $2.0 million offering requirement, (2) the sale of the maximum dollar amount registered in this offering, or $1,500,000,000 in shares, including $250,000,000 in shares pursuant to our distribution reinvestment plan, (3) we incur no leverage, (4) an offering price of $10.00 per Class A share, $9.576 per Class C share and $9.186 per Class I share offering price and (5) that 1/3 of primary offering gross proceeds come from sales of Class A shares, 1/3 of primary offering gross proceeds come from sales of Class C shares and 1/3 of primary offering gross proceeds come from sales of Class I shares. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan and we will not use offering proceeds to pay administrative expenses on the plan. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan and we reserve the right to reallocate among these classes of shares.

Distributions may exceed our earnings and adjusted cash flow from operating activities and may be paid from borrowings, offering proceeds and other sources, without limitation, especially during the period before we have substantially invested the proceeds from this offering. In the event we encounter delays in locating suitable business opportunities, we may pay all or a substantial portion of our distributions from borrowings, the proceeds of this offering and other sources, without limitation.

Because amounts in the following table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

	Minimum Offering		Maximum Primary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	%	Amount	%	Amount	%
Gross Offering Proceeds	$2,000,000	100.0%	$1,250,000,000	100.0%	$1,500,000,000	100.00%
Less:
Selling Commissions(1)(2)	$66,667	3.33%	$41,666,667	3.33%	$41,666,667	2.78%
Dealer Manager Fee(2)	$48,333	2.42%	$30,208,333	2.42%	$30,208,333	2.01%
Organization and Offering Expenses(3)	$100,000	5.00%	$18,750,000	1.50%	$22,500,000	1.50%
Net Proceeds/Amount Available for Investments(4)†	$1,785,000	89.25%	$1,159,375,000	92.75%	$1,405,625,000	93.71%

†	Our distributions may exceed our earnings and adjusted cash flow from operating activities and may be paid from the net proceeds of this offering, borrowings and other sources, without limitation, especially during the period before we have substantially invested the proceeds from this offering. In the event we encounter delays in locating suitable business opportunities, we may pay all or a substantial portion of our distributions from the net proceeds of this offering, borrowings and other sources, without limitation. See “Distribution Policy.”
(1)

In the event the aggregate selling commission and dealer manager fees are less than 9.75% of the gross offering proceeds (which will be the case, for example, if any offering proceeds come from the sale of any Class C or Class I shares), we would reimburse the dealer manager for expenses in an amount greater than

0.25% of the gross offering proceeds, provided that we will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. Sales that qualify for volume discounts and net of commission sales to certain categories of purchasers will reduce the aggregate overall selling commissions. See “Plan of Distribution” for a description of volume discounts. This table excludes the distribution fees for Class C shares, which will be paid over time. With respect to Class C shares, we will pay our dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year. We will continue paying distribution fees with respect to all Class C shares sold in this offering until the earlier to occur of the following: (i) a listing of the Class C shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the primary offering, or (iii) there are no longer any Class C shares outstanding.
(2)

The dealer manager, in its sole discretion, may re-allow all or a portion of the selling commission attributable to the shares sold by other broker-dealers participating in this offering to them and may also re-allow a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursement will be based on such factors as the number of shares sold by participating broker-dealers and the assistance of such participating broker-dealers in marketing the offering. The maximum compensation payable to members of FINRA participating in this offering will not exceed 10.0% of the aggregate gross offering proceeds from the sale of shares sold in the primary offering. The selling commission and dealer manager fee are not paid in connection with sales pursuant to the DRIP offering. Thus, the selling commission and dealer manager fee are calculated only on amounts sold in the primary offering. See “Plan of Distribution.”

(3)

Organization and offering expenses represent all expenses (other than selling commissions and the dealer manager fee) incurred in connection with our qualification and registration of our shares, including registration fees paid to the SEC, FINRA, and state regulatory authorities, and other issuer expenses, such as advertising, sales literature, fulfillment, escrow agent, transfer agent, personnel costs associated with preparing the registration and offering of our shares and reimbursements to the dealer manager and selected dealers for reasonable bona fide due diligence expenses incurred, which are supported by a detailed and itemized invoice and may include certain portions of the formation services fee. Amounts of certain of the “Organization and Offering Expenses” are not determinable at this time. We also will pay a $25.00 fee per subscription agreement to Strategic Capital for reviewing and processing subscription agreements. The total underwriting compensation in connection with this offering, including selling commissions and the dealer manager fee cannot exceed the limitations prescribed by FINRA. Organization and offering expenses, in an amount up to 0.25% of the offering proceeds, assuming total selling commissions and dealer manager fees of 9.75% (which assumes all offering proceeds come from Class A shares), may be used for underwriting compensation. In the event the aggregate selling commission and dealer manager fees are less than 9.75% of the gross offering proceeds (which will be the case, for example, if any offering proceeds come from the sale of any Class C or Class I shares), we would reimburse the dealer manager for expenses in an amount greater than 0.25% of the gross offering proceeds, provided that we will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. Reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of units and ownership of units by such broker-dealers’s customers will be included in underwriting compensation. The total organization and offering expenses shall be reasonable and shall in no event exceed an amount equal to 15% of the gross proceeds of this offering and our distribution reinvestment plan. We will reimburse our advisor and its affiliates for these costs and for future organization and offering expenses they may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of reimbursement. See “Compensation of the Advisor and the Dealer Manager.”

(4)

Prior to any payment of base management fees and Incentive Distributions. We may incur capital expenses and acquisition expenses relating to our investments. At the time we make an investment, we will establish estimates of the capital needs of such investments through the anticipated hold period of the investments. We do not anticipate that we will establish a permanent reserve for expenses relating to our investment through the anticipated hold period of the investment. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by our investments or out of the net cash proceeds received by us from any sale or payoff of our investments.

PLAN OF DISTRIBUTION

The Offering

This is a continuous offering of our shares as permitted by the federal securities laws. We are publicly offering three classes of shares: Class A shares, Class C shares and Class I shares. We are offering to sell any combination of Class A, Class C, and Class I shares with a dollar value up to the maximum offering amount and we reserve the right to reallocate among these classes of shares. We intend to file post-effective amendments to the registration statement of which this prospectus is a part, that will be subject to SEC review, to allow us to continue this offering for at least two years from August 7, 2013; however, we may decide to extend this offering, which may be for up to an additional 18 months. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not annually renewed or otherwise extended. The dealer manager is not required to sell any specific number or dollar amount of shares but will use its "best efforts" to sell the shares offered. We will not sell any shares unless we raise gross offering proceeds of $2.0 million in any combination of purchases of Class A, Class C, and Class I shares, by one year from August 7, 2013. Purchases of Class A shares by our advisor and its affiliates, our directors, officers and other affiliated persons and entities (other than GCM’s initial contribution to us) will be included for purposes of determining whether we have satisfied the minimum offering requirement. Pending our satisfaction of the minimum offering requirement, all subscription payments, other than subscription payments from Pennsylvania and Washington residents, will be placed in an account held by the escrow agent, UMB Bank, in trust for our subscribers' benefit, pending release to us. If we do not raise gross offering proceeds of $2.0 million by one year from August 7, 2013, we will promptly return all funds in the escrow account (including interest), and we will stop offering shares. We will not deduct any fees or expenses if we return funds from the escrow account. Upon satisfying the minimum offering requirement, other than funds from subscriptions from Pennsylvania and Washington residents, funds will be released from escrow to us within approximately 30 days and investors with subscription funds held in the escrow will be admitted as members as soon as practicable, but in no event later than 15 days after such release. The dealer manager will notify the network of selected broker-dealers once the minimum offering requirement has been attained. The selected broker-dealers will, in turn, notify the registered representatives who obtain subscription documents from investors. Once we satisfy the minimum offering requirement, we will admit members on a daily basis. We expect to close on subscriptions on the same day as, or within one business day of, our acceptance of the subscription. Investors will be admitted as members of our company on the same date as the date we close on such investors’ subscriptions. We reserve the right to terminate this offering at any time prior to the stated termination date. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan.

Our Class A shares, Class C shares and Class I shares are available for different categories of investors and/or different distribution channels. Class I shares are available for purchase to institutional clients. Class A and C shares each are available for purchase by the general public through different distribution channels. Only Class A shares are available for purchase in this offering by our executive officers and board of directors and their immediate family members, as well as officers and employees of our advisor and other affiliates of our advisor and their immediate family members and, if approved by our management, joint venture partners, consultants and other service providers.

We will determine our net asset value for each class of shares each quarter commencing with the first full quarter after the minimum offering requirement is satisfied. Subsequent to satisfying the minimum offering requirement, we will sell our shares on a continuous basis at an initial offering price of $10.00 per Class A share, $9.576 per Class C share and $9.186 per Class I share. Commencing with the first full fiscal quarter after the minimum offering requirement is satisfied, we will determine our net asset value for each class of our shares. We expect such determination will ordinarily be made within 30 days after each such completed fiscal quarter. To the extent that our net asset value per share on the most recent valuation date increases above or decreases below our net proceeds per share as stated in this prospectus, we will adjust the offering prices of all classes of shares. The adjustments to the per share offering prices, which will become effective five business days after such determination is published, will ensure that after the effective date of the new offering prices the offering prices per share, after deduction of selling commissions, dealer manager fees and organization and offering expenses, are not above or below our net asset value per share as of the most recent valuation date. Promptly following any such adjustment to the offering prices per share, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices, and we will also post the updated information on our website at www.greenbackerrenewableenergy.com. If the new offering price per share for any of the classes of our shares being offered by this prospectus represents more than a 20% change in the per share offering price of our shares from the most recent offering price per share, we will file an amendment to the registration statement with the SEC. We will attempt to file the amendment on or before such time in order to avoid interruptions in the continuous offering; however, there can be no assurance that our continuous offering will not be suspended while the SEC reviews any such amendment and until it is declared effective. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date such investor submits his or her completed subscription agreement to our dealer manager.

The share classes have different selling commissions and dealer manager fees. In addition, Class C shares also have a distribution fee, as described below. When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or more classes of shares, the amount of your investment, the length of time you intend to hold the shares (assuming you are able to dispose of them), the selling commission and fees attributable to each class of shares and whether you qualify for any volume discounts described below. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of shares you may be eligible to purchase.

To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific dollar amount and pay such amount at the time of subscription. The initial minimum permitted purchase is $2,000. Additional purchases must be made in amounts of at least $500, except for purchases made pursuant to our distribution reinvestment plan. Prior to our satisfaction of the minimum offering requirement, you should make your check payable to “UMB Bank, as escrow agent for Greenbacker Renewable Energy Company LLC.” Subsequent to our satisfaction of the minimum offering requirement, you should make your check payable to “Greenbacker Renewable Energy Company LLC.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Pending acceptance of your subscription, proceeds will be deposited into an account for your benefit. Subscriptions received prior to our satisfying the minimum offering requirement will be deposited into an interest-bearing account.

This is a “best-efforts,” as opposed to a “firm commitment” offering. This means that the dealer manager is not obligated to purchase any shares, but has only agreed to use its “best efforts” to sell the shares to investors. Subject to the minimum offering requirement set forth above, we may sell our shares in the offering until August 7, 2015. However, we may decide to extend the offering an additional year. If we extend the offering for an additional year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of the effective date of this offering or the effective date of the subsequent registration statement. If we decide to extend this offering beyond August 7, 2015, we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our shares. We may terminate this offering at any time prior to the termination date. This offering must be registered in every state in which we offer or sell shares. In some states, we will need to renew our registration annually in order to continue offering our shares beyond the initial registration period.

An investor may purchase shares in the offering five business days after receipt of a final prospectus related to the offering. The minimum order is $2,000. The initial offering price of $10.00 per Class A share, $9.576 per Class C share and $9.186 per Class I share is based solely upon the amount of funds we wish to raise, divided by the number of shares we have deemed appropriate for investor liquidity and marketability of the shares, rather than upon an appraisal of our assets or expected earnings. The initial offering price of our shares was established on an arbitrary basis and is not based on the amount or nature of our assets or our book value. This price may not be indicative of the price at which shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that an investor would receive if we were liquidated or dissolved or of the value of our portfolio at the time you purchase shares.

We have adopted a distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions from us reinvested in additional shares. We reserve the right to reallocate the shares we are offering between this offering and our distribution reinvestment plan. During this offering and until the first quarterly valuation of our assets is undertaken, the purchase price for shares under our distribution reinvestment plan will be $9.025 per share. We will determine our net asset value each quarter commencing with the first full quarter after the minimum offering requirement is satisfied. If our net asset value per share increases above or decreases below our net proceeds per share as stated in this prospectus, we will adjust the offering prices of all classes of shares. The adjustments to the per share offering prices, which will become effective five business days after such determination is published, will ensure that after the effective date of the new offering prices the offering prices per share, after deduction of selling commissions, dealer manager fees and organization and offering expenses, are not above or below our net asset value per share as of the most recent valuation date. See “Determination of Net Asset Value.” Subsequent to the time that we begin to receive quarterly valuations, your distribution amount will purchase shares at the price equal to the then current offering price less the selling commissions and dealer manager fees associated with that class of shares.

We reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected by us within 10 business days of receipt by us and, if rejected, all funds will be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. In no event will investors be admitted as members of our limited liability company any later than the last day of the calendar month following the date their subscription was accepted by us.

About the Dealer Manager

Our dealer manager is SC Distributors, which is an affiliate of Strategic Capital Advisory Services, LLC and a member of FINRA and the SIPC. The dealer manager is headquartered at 610 Newport Center Drive, Suite 350, Newport Beach, CA 92660. Our dealer manager will act as a distributor of shares offered by this prospectus.

The following table shows the selling commissions payable at the time you subscribe for shares in the primary offering, which selling commissions are subject to the provisions for a waiver or reduction in certain circumstances as described below:

Maximum up-front selling commissions as a % gross proceeds from such class of shares (1)
Class A shares	7.00%
Class C shares	3.00%
Class I shares	None

(1)	The selling commissions may be reduced or waived in certain circumstances. See “— Other Discounts.”

The following table shows the fees we will pay the dealer manager with respect to each class of shares. The dealer manager fee is payable at the time you subscribe for shares in the primary offering and the distribution fee for Class C shares is payable on an ongoing basis:

	Class A	Class C	Class I
Dealer Manager Fee(1)	2.75%	2.75%	1.75%
Distribution Fee(2)	None	0.80%	None

(1)

The dealer manager fee is a percentage of gross proceeds in the primary offering for such class. The dealer manager fee may be reduced or waived at the direction of the dealer manager in certain circumstances. See “— Other Discounts” and “— Volume Discounts.”

(2)

The distribution fee accrues daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day, on a continuous basis from year to year subject to certain limitations under applicable FINRA rules.

Underwriting compensation includes selling commissions, marketing support fees, wholesaling compensation and expense reimbursements, expenses relating to sales seminars and sales incentives. Assuming a selling commission of 7.00% and a dealer manager fee of 2.75% (which assumes all offering proceeds come from Class A shares), the dealer manager may receive underwriting compensation of up to 0.25% of the gross offering proceeds from other sources, including from organization and offering expenses. In the event the aggregate selling commission and dealer manager fees are less than 9.75% of the gross offering proceeds (which will be the case, for example, if any offering proceeds come from the sale of any Class C or Class I shares), we would reimburse the dealer manager for expenses in an amount greater than 0.25% of the gross offering proceeds, provided that we will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA.

Pursuant to a joint venture agreement and its ownership in GCM, Strategic Capital, an affiliate of our dealer manager, SC Distributors, is entitled to receive distributions for formation services and distributions equal to 25% of the gross cash proceeds received by GCM from the management and incentive fees payable by us to GCM under the advisory agreement. Strategic Capital provided formation services to us in connection with our organization. In connection with providing the formation services, Greenbacker Group LLC paid Strategic Capital an aggregate of $750,000 in fees. We expect to reimburse such fees in connection with our obligation to reimburse our advisor and its affiliates for certain organization and offering expenses incurred by them on our behalf, subject to the limitation that such reimbursements would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of reimbursement. Strategic Capital will provide certain non-investment advisory services to, and on behalf of, GCM. In addition, Strategic Capital’s limited voting interest in GCM entitles it to 25% of the net proceeds received in connection with the sale or other strategic transaction involving GCM. These distributions are for bona fide services performed by Strategic Capital for GCM in accordance with its ownership percentage and is not underwriting compensation.

Our dealer manager will engage non-affiliated, third-party participating broker-dealers in connection with the offering of shares. As used in this prospectus, the term participating broker-dealers includes the dealer manager and other members of FINRA. In connection with the sale of shares by participating broker-dealers, our dealer manager will reallow to such participating broker-dealers all of its selling commissions attributable to such participating broker-dealers’ respective sales. The dealer manager may reallow any portion of the dealer manager fees for each share sold by a participating broker-dealer. See “—Other Discounts” and “—Volume Discounts” below for a description of the circumstances under which a selling commission and/or dealer manager fee may be reduced or eliminated in connection with certain purchases. We will also reimburse the dealer manager for bona fide out-of-pocket due diligence expenses that are incurred by the dealer manager and/or participating broker-dealers, provided that such expenses are detailed on itemized invoices.

In addition, we and, to a lesser extent, our affiliates may reimburse our dealer manager and its associated persons and affiliates for other expenses incurred, including expenses related to bona fide training and education meetings, sales seminars, wholesaling activities and legal expenses. Amounts paid by us to our dealer manager may be paid by our dealer manager to any participating broker-dealers. We may also reimburse the participating broker-dealers for certain expenses incurred in connection with this offering. Expenses that we may pay to participating broker-dealers, or those expenses our dealer manager reallows to participating broker-dealers, are subject to reimbursement for reasonable out-of-pocket expenses incurred and supported by a detailed and itemized invoice or similar statement from the participating broker-dealer that demonstrates the actual expenses incurred and include reimbursements for costs and expenses related to investor and broker-dealer sales and training meetings, broker-dealer training and education meetings for such meetings conducted by us, our dealer manager or participating broker-dealers and including costs of technology associated with the offering and other costs and expenses related to such technology costs, which will be included in underwriting compensation.

Compensation of the Dealer Manager and Selected Broker-Dealers

SC Distributors, LLC will serve as our dealer manager in this offering. The dealer manager is not obligated to purchase any shares, but has only agreed to use its "best efforts" to sell the shares to investors. The dealer manager does not intend to be a market maker and so will not execute trades for selling members.

Selling Commissions — Class A Shares

We will pay the dealer manager selling commissions on Class A shares sold in the primary offering of up to 7.00% of the gross proceeds from the sale of such Class A shares. All of the selling commissions are expected to be re-allowed to participating broker-dealers. We will not pay selling commission on any Class A shares sold pursuant to our distribution reinvestment plan. Selling commissions may be reduced or waived in certain circumstances. See “— Other Discounts” and “— Volume Discounts.”

Selling Commissions — Class C Shares

We will pay the dealer manager selling commissions on Class C shares sold in the primary offering of up to 3.00% of the gross proceeds from the sale of such Class C shares. All of the selling commissions are expected to be re-allowed to participating broker-dealers. We will not pay selling commission on any Class C shares sold pursuant to our distribution reinvestment plan. Selling commissions on Class C shares may be reduced or waived in certain circumstances. See “— Other Discounts” and “— Volume Discounts.”

Selling Commissions — Class I Shares

We will not pay selling commissions on any Class I shares.

Dealer Manager Fee — Class A and Class C Shares

We will pay the dealer manager a dealer manager fee for coordinating our marketing and distribution efforts on Class A and Class C shares sold in the primary offering. The dealer manager fee on Class A and Class C shares sold in the primary offering will be up to 2.75% of the gross proceeds from the sale of such Class A and Class C shares. The dealer manager may re-allow a portion of the dealer manager fee to participating broker-dealers. We will not pay dealer manager fees on any Class A or Class C shares sold pursuant to our distribution reinvestment plan. Dealer manager fees with respect to Class A and C shares may be waived or reduced in certain circumstances. See “— Other Discounts” and “— Volume Discounts.”

Dealer Manager Fee — Class I Shares

For coordinating our marketing and distribution efforts, we will pay our dealer manager a dealer manager fee on Class I shares sold in the primary offering of up to 1.75% of the gross proceeds from the sale of such Class I shares. The dealer manager may re-allow a portion of the dealer manager fee to participating broker-dealers and servicing broker-dealers. We will not pay dealer manager fees on any Class I shares sold pursuant to our distribution reinvestment plan. Dealer manager fees with respect to Class I shares may be waived or reduced in certain circumstances. See “— Other Discounts” and “— Volume Discounts.”

Distribution Fee — Class C Shares Only

We will pay the dealer manager a distribution fee with respect to our Class C shares as additional compensation for selling shares in the offering and for ongoing shareholder services. The distribution fee will accrue daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year. The distribution fee is calculated each day of a month by multiplying (x) the number of Class C shares (including Class C shares sold pursuant to the distribution reinvestment plan) outstanding each day during such month, multiplied by (y) 1/365th of 0.80% of the net asset value of the Class C shares on the date of such calculation. The net asset value of the Class C shares will be calculated, and adjusted if necessary, on a quarterly basis. The distribution fee will be payable in arrears on a monthly basis. The dealer manager may re-allow all or any portion of the distribution fee to participating broker-dealers and servicing broker-dealers. We will continue paying distribution fees with respect to Class C shares sold in this offering (including Class C shares sold pursuant to the distribution reinvestment plan) until the earlier to occur of the following: (i) a listing of the Class C shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation, as determined in accordance with applicable FINRA rules, including rules 2310 and 5110, in this offering equaling 10% of the gross proceeds of our primary offering, or (iii) there are no longer any Class C shares outstanding. Because the distribution fee is based on our net asset value for Class C shares, it is payable with respect to all Class C shares, including Class C shares issued under our distribution reinvestment plan. We will not pay the distribution fee on Class A and Class I shares.

The dealer manager may re-allow to each of the selected broker-dealers a portion of the dealer manager fee earned on the proceeds raised by the selected broker-dealer as a marketing fee based upon a number of factors, including the selected broker-dealer's level of marketing support, level of due diligence review and the likelihood of success of its sales efforts, each as compared to those of the other selected broker-dealers. The dealer manager may also receive other organization and offering expenses that would be underwriting compensation. We, or our affiliates, may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers. The value of any non-cash compensation that are gifts may not exceed an aggregate of $100 per sales person, per year in accordance with FINRA regulations. In the event other incentives are provided to registered representatives of the dealer manager or the participating broker-dealers, those incentives will be paid only in cash, and such payments will be made only to the dealer manager, not to participating broker-dealers or to their registered representatives. This offering is being made in compliance with Conduct Rule 2310 of FINRA. In no event will the compensation to be paid to FINRA members in connection with this offering exceed 10% of the gross proceeds of this offering.

To the extent permitted under applicable law and our organizational documents, we have agreed to indemnify the dealer manager, participating broker-dealers, and selected registered investment advisors against certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement.

The dealer manager and/or participating broker-dealers are required to deliver a copy of the prospectus to each potential investor. We may make this prospectus, our subscription agreement, certain offering documents, administrative and transfer forms, as well as certain marketing materials, available electronically to the dealer manager and participating broker-dealers as an alternative to paper copies when possible. If the dealer manager or a participating broker-dealer chooses to offer electronic delivery of these documents to an investor, it will comply with all applicable requirements of the SEC and FINRA and any laws or regulations related to the electronic delivery of documents.

Share Distribution Channels

We expect our dealer manager to use multiple distribution channels to sell our shares. These channels may have different selling commissions or dealer manager fees, and, in the case of Class C shares, distribution fees, which may determine whether that broker-dealer makes available to you Class A, Class C or Class I shares, and the purchase price of such shares. See “— Other Discounts.”

Our dealer manager is expected to engage participating broker-dealers in connection with the sale of the shares of this offering in accordance with participating broker-dealer agreements. No participating broker-dealers have entered into a participating broker-dealer agreement related to this offering prior to the effective date of our registration statement. Except as otherwise described, selling commissions, dealer manager fees and, in the case of Class C shares, distribution fees, will be paid by us to our dealer manager in connection with such sales.

We may pay reduced selling commissions to our dealer manager in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating broker-dealers that no selling commissions will be payable with respect to the purchase of their shares: (1) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (2) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the selling commissions payable in connection with such transaction. Neither our dealer manager nor its affiliates are expected to directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor to induce such investment advisor or bank trust department to advise favorably for an investment in shares.

We also expect to deliver our shares through independent investment advisors (affiliated with registered broker-dealers) and through banks and other entities exempt from broker-dealer registration and acting as trustees or fiduciaries.

Subject to compliance with applicable regulations, we may sell shares directly to certain institutional investors in negotiated transactions in which no party is acting as an underwriter, dealer or agent. We will determine the per share price through negotiations with these institutional investors.

If an investor purchases shares in this offering net of commissions through a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor’s account, we will reduce the aggregate purchase price of the investor’s shares by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our shares is only available for the investor’s initial investment in our shares. The investor may request the “Request for Broker-Dealer Custodial Fee Reimbursement Form” from his or her advisor and must include this form with his or her subscription agreement to have the purchase price of the investor’s initial investment in shares reduced by the amount of his or her annual custodial fee.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the selected broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, a gift certificate (provided it cannot be redeemed for cash) or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the selected broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

We will not pay selling commissions in connection with the following special sales:

•

the sale of shares in connection with the performance of services to our officers and directors, our advisor, affiliates of our advisor, the dealer manager and their respective officers, and employees and their affiliates;

•	the purchase of shares under the distribution reinvestment plan;

•

the sale of our shares to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who, if approved by our board of directors, request and are entitled to purchase shares net of selling commissions; and

•	the shares purchased by an investor as a result of a volume discount.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by our prospective investors for investment advice as an inducement to such advisor to advise such investors to purchase our shares; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of our shares.

Special Notice to Pennsylvania Investors

Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $62,500,000 have been received and accepted by us. If we have not raised a minimum of $62,500,000 in gross offering proceeds (including sales made to residents of other jurisdictions) by the end of each 120-day escrow period (with the initial 120-day escrow period commencing on August 7, 2013), we will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investments returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds to the investor, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day period, within ten calendar days after receipt of the investor’s request.

Special Notice to Washington Investors

Subscription proceeds received from residents of Washington will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $10,000,000 (including sales made to residents of other states) have been received and accepted by us.

Other Discounts

If an investor purchases our shares through one of the channels described below, we intend to sell the shares at a negotiated discount, reflecting reduced or waived selling commissions or dealer manager fees in connection with such purchases. We expect to receive substantially the same net proceeds for sales of shares through these channels. Neither our dealer manager nor its affiliates are expected to compensate any person engaged as a financial advisor by a potential investor to induce such financial advisor to advise favorably for an investment in us.

Class A and Class C Shares

The selling commission will be waived and, except as indicated below, the dealer manager fee may be waived or reduced at the discretion of the dealer manager, in connection with the following categories of sales:

•	sales in which an investor pays a broker-dealer a fixed fee, e.g., a percentage of assets under management, for investment advisory and broker-dealer services, which is referred to as a “wrap fee;”

•	sales made by certain selected participating broker-dealers at the discretion of the dealer manager;

•	sales in managed accounts that are managed by participating broker-dealers or their affiliates; or

•	sales to employees of selected participating broker-dealers (except that the dealer manager fee will be paid in full).

In addition, the dealer manager may reduce or waive selling commissions and may reduce dealer manager fees with respect to sales of Class A and Class C shares to institutional clients aggregated through an omnibus account.

Class I Shares

At the discretion of the dealer manager, the dealer manager fee may be reduced or waived in situations in which the Class I investor:

•

has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•

is investing through a bank, investment advisor or other entity exempt from broker-dealer registration acting as trustee or fiduciary, where the investor has delegated the decision-making authority for the investment made through the account; or

•	is granted a waiver or reduction at the discretion of the dealer manager.

In addition, the dealer manager may reduce or waive any dealer manager fees with respect to sales of Class I shares to institutional clients aggregated through an omnibus account.

Our dealer manager has agreed to sell up to 5.0% of the Class A shares offered in this offering to persons to be identified by us at a discount from the public offering price. We will sell Class A shares in this “friends and family” program at $9.30 per share, reflecting the fact that selling commissions will be waived in the amount of $0.70 per share and will not be payable in connection with such sales. Further, in the sole discretion of SC Distributors, LLC, the dealer manager fee payable to it in connection with such sales may be waived in full or in part, resulting in a fee of less than $0.275 per share. We intend to use the friends and family program to sell shares to certain investors identified by us, including investors who have a prior business relationship with our advisor and its affiliates, such as joint venture partners, consultants and other service providers, as well as our directors and officers and the officers, directors and employees of our advisor and their family members (including spouses, parents, grandparents, children, siblings, mother- or father- in laws, son or daughter-in-laws and brother-or sister-in laws) or other affiliates. We also may sell Class A shares to selected broker-dealers, their retirement plans and their representatives and family members, IRAs and qualified plans of their representatives. The net proceeds to us from the sale of shares to persons identified by us pursuant to the friends and family program will be substantially the same as the net proceeds we receive from other sales of shares. Proceeds received from sales of Class A shares in this “friends and family” program will be included in the calculation of the $2.0 million of gross offering proceeds required to be raised in order to sell any shares.

Our officers, directors and other affiliates, as well as other investors, who purchase Class A shares under the friends and family program, if any, will be expected to hold their shares purchased as members for investment and not with a view towards distribution. In addition, Class A shares purchased by our advisor, Strategic Capital or their respective affiliates will not be entitled to vote on any matter presented to the members for a vote relating to the removal of our directors or our advisor, or any transaction between us and any of our directors or officers, our advisor or any of their respective affiliates. Moreover, GCM will not offer its shares for repurchase as long as GCM remains our advisor.

Volume Discounts

In connection with sales of Class A, Class C, and Class I shares in any combination for certain minimum aggregate purchase amounts to a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions and dealer manager fees payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The net proceeds to us from sales of shares eligible for a volume discount will be the same as from other sales of shares. The following table illustrates the various discount levels that will be offered to qualifying purchasers by participating broker-dealers for shares purchased in the primary offering:

Dollar Amount of Shares Purchased	Class A			Class C			Class I
	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per Share to Investor (1)	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per Share to Investor (2)	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per Share to Investor (3)
$500,000 or less	7.00%	2.75%	$10.00	3.00%	2.75%	$9.576	—	1.75%	$9.186
$500,001-$1,000,000	6.00%	2.75%	$9.890	2.50%	2.75%	$9.525	—	1.75%	$9.186
$1,000,001-$2,000,000	5.00%	2.75%	$9.783	2.00%	2.75%	$9.475	—	1.75%	$9.186
2,000,001-$3,000,000	4.00%	2.75%	$9.678	1.50%	2.75%	$9.426	—	1.75%	$9.186
$3,000,001-$5,000,000	3.00%	2.35%	$9.535	1.00%	2.35%	$9.338	—	1.50%	$9.162
$5,000,001-$10,000,000	2.00%	2.35%	$9.435	0.50%	2.35%	$9.290	—	1.50%	$9.162
$10,000,001 and above	1.00%	2.15%	$9.319	0.00%	2.15%	$9.223	—	1.35%	$9.149

(1)	Assumes a $10.00 per share offering price. Discounts will be adjusted appropriately for changes in the offering price.
(2)

Assumes $9.576 per share offering price. Discounts will be adjusted appropriately for changes in the offering price. We will also pay the dealer manager a distribution fee with respect to the Class C shares, which will accrue daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year.

(3)	Assumes $9.186 per share offering price. Discounts will be adjusted appropriately for changes in the offering price.

All selling commission and dealer manager rates set forth in the table above are calculated assuming a purchase price of $10.00 per Class A share, $9.576 per Class C share and $9.186 per Class I share. We will apply the reduced purchase price per share, selling commissions and, if applicable, dealer manager fees, set forth in the table above, to the entire purchase, not just the portion of the purchase falling within the indicated range. For example, a purchase of 300,000 of Class A shares in a single transaction would result in a purchase price of $2,903,400.00 ($9.678 per share) and selling commissions of $116,136.00.

The net proceeds to us will not be affected by volume discounts. Because all investors will be paid the same distributions per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request and identify the orders to be combined. Any such request will be subject to verification by us and the dealer manager that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code;

•	all commingled trust funds maintained by a given bank; and

•	any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered with the Advisers Act.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, within 90 days of its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Purchases subsequent to this 90-day period will not qualify to be combined for a volume discount as described herein.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Subscription Process

To purchase shares in this offering, you must complete and sign a subscription agreement, in the form attached to this prospectus as Appendix A, for a specific dollar amount equal to or greater than $2,000 and pay such amount at the time of subscription. By your signature and initials in Section 10 of the subscription agreement, you are indicating your desire to become a member and to be bound by all the terms of our LLC Agreement. You should pay for your shares by delivering a check for the full purchase price of the shares, payable to “UMB Bank, as escrow agent for Greenbacker Renewable Energy Company LLC.” You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.

By executing the subscription agreement, you will attest, among other things, that you:

•	have received the final prospectus;

•	acknowledge that the investment is not liquid;

•	meet the minimum income and net worth standards described in this prospectus;

•	are purchasing the shares for your own account;

•	acknowledge that there is no public market for our shares; and

•	are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares.

Until such time as subscription proceeds equal the minimum gross offering proceeds requirement of $2.0 million, except with respect to proceeds from Pennsylvania subscribers, whose investments will be held in escrow until we raise $62,500,000 (including sales to residents of other states) and with respect to Washington subscribers, whose investments will be held in escrow until we raise $10,000,000 (including sales to residents of other states), all funds received by the escrow agent from the dealer manager and selected broker-dealers in connection with subscriptions will be promptly deposited in an interest bearing escrow account with the escrow agent, at our expense until these funds are released as described below. Payment for shares is to be sent to the escrow agent. Any purchases of shares by GCM, Strategic Capital, or their respective affiliates, any officers or directors of these entities, or any of our affiliates (other than GCM's initial contribution to us) will count for purposes of meeting our minimum offering requirement. None of our directors, officers or any affiliates of us or GCM, or any other party involved in marketing our shares has reserved the right to purchase our shares in order to meet the minimum offering requirement with respect to this offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold, with appropriate safety of principal. Subscribers may not withdraw funds from the escrow account.

Once the minimum offering requirement is met, we intend to sell our shares on a continuous basis at a price of $10.00 per Class A share, $9.576 per Class C share and $9.186 per Class I share. However, if our net asset value per share increases above or decreases below our net proceeds per share as stated in this prospectus (calculated in accordance with the requirements of U.S. generally accepted accounting principles), we intend to supplement the prospectus, or file an amendment to the registration statement with the SEC, to adjust the offering prices of all classes of shares. The adjustments to the per share offering prices, which will become effective five business days after such determination is published, will ensure that after the effective date of the new offering prices the offering prices per share, after deduction of selling commissions (up to 7.0%), dealer manager fees (up to 2.75%), and organization and offering expenses, are equal to our net asset value per share. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date such investor submits the subscription agreement to our dealer manager. Except as discussed above, the public offering price of our shares will always include a provision for selling commissions and a dealer manager fee of up to 9.75% for the Class A shares and up to 5.75% for the Class C shares, and, for a dealer manager fee of up to 1.75% for the Class C shares, computed as a percentage of the public offering price.

If subscriptions for at least the minimum offering requirement have not been received and accepted by August 7, 2014, our escrow agent will promptly so notify us, this offering will be terminated and we will promptly return your funds and subscription agreement. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. In the event that we fail to meet the minimum offering requirement by August 7, 2014, such interest will be paid to subscribers, subject to withholding for taxes pursuant to applicable Treasury Regulations. We will bear all expenses of the escrow and, as such, any interest to be paid to any subscriber will not be reduced for such expense.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Upon satisfaction of the minimum offering requirement, subject to compliance with

Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, of the Exchange Act, our dealer manager and/or the selected broker-dealers will promptly submit a subscriber's check on the business day following receipt of the subscriber's subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber's check will be promptly deposited in compliance with Rule 15c2-4 of the Exchange Act. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within ten business days after rejecting it. You will not be allowed to withdraw your subscription agreement between the time of submission and the time of our acceptance of such subscription agreement.

Any investor who purchases shares in this offering may elect to participate in our distribution reinvestment plan by making a written election to participate in such plan on his or her subscription agreement at the time he or she subscribes for shares.

We have adopted an “opt-in” distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions reinvested in additional shares. There will be no selling commissions, dealer manager fees or other sales charges to you if you elect to participate in the distribution reinvestment plan. We will pay the reinvestment agent’s fees under the plan.

Participation in the distribution reinvestment plan will commence with the next distribution paid after receipt of an investor’s written election to participate in the plan and to all other calendar months thereafter, provided such election is received at least 15 business days prior to the last day of the calendar month.

Any purchases of our stock pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state. Participants in our distribution reinvestment plan are free to elect or revoke reinstatement in the distribution plan within a reasonable time as specified in the plan. If you do not elect to participate in the plan you will automatically receive any distributions we declare in cash. For example, if our board of directors authorizes, and we declare, a cash distribution, then if you have “opted in” to our distribution reinvestment plan you will have your cash distributions reinvested in additional shares, rather than receiving the cash distributions.

Binding Effect of Our LLC Agreement on You

The representation in the subscription agreement that you have agreed to all the terms and conditions of our LLC Agreement is necessary because every member is bound by all of the terms and conditions of that agreement, notwithstanding the fact that members do not actually sign our LLC Agreement. Though you do not actually sign our LLC Agreement, your signature on the subscription agreement gives our advisor the power of attorney pursuant to which it obligates you to be bound by each of the terms and conditions of our LLC Agreement. If you become a member and later make claims against us, our advisor and/or the dealer-manager that you did not agree to be bound by all of the terms of our LLC Agreement and the subscription agreement, we, our advisor and/or the dealer-manager anticipate relying on your representation and on the power of attorney as evidence of your agreement to be bound by all of the terms of our LLC Agreement and the subscription agreement.

Investments by IRAs and Certain Qualified Plans

We may retain a custodian to act as an IRA custodian for investors of our shares who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts.

Supplemental Sales Material

In addition to this prospectus, we intend to use supplemental sales material in connection with the offering of our shares, although only when accompanied by or preceded by the delivery of the prospectus, as supplemented. We will submit all supplemental sales material to the SEC for review prior to distributing such material. The supplemental sales material does not contain all of the information material to an investment decision and should only be reviewed after reading the prospectus. The sales material expected to be used in permitted jurisdictions includes:

•	investor sales promotion brochures;

•	cover letters transmitting the prospectus;

•	brochures containing a summary description of the offering;

•	fact sheets describing the general nature of our company and our investment objectives;

•	asset flyers describing our recent investments;

•	broker updates;

•	online investor presentations;

•	third-party article reprints;

•	website material;

•	electronic media presentations; and

•	client seminars and seminar advertisements and invitations.

All of the foregoing material will be prepared by us, GCM or its affiliates, with the exception of the third-party article reprints, if any. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares in this offering only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in the prospectus, as supplemented, the supplemental materials do not purport to be complete and should not be considered a part of or incorporated by reference in the prospectus, or the registration statement of which the prospectus is a part.

DISTRIBUTION POLICY

We intend to authorize and declare distributions quarterly and pay distributions on a monthly basis beginning no later than the first fiscal quarter after the month in which the minimum offering requirement is met. Subject to the board of directors’ review and approval and applicable legal restrictions, we intend to authorize and declare a quarterly distribution amount per share of our shares. However, there can be no assurance that we will pay distributions at a specific rate or at all. We will then calculate each member’s specific distribution amount for the month using record and declaration dates, and your distributions will begin to accrue on the date we accept your subscription for shares. From time to time, we may also pay interim distributions, subject to approval by the board of directors. Distributions will be paid out of funds legally available therefor. Our distributions may exceed our earnings and adjusted cash flow from operating activities and may be paid from borrowings, offering proceeds and other sources, without limitation, especially during the period before we have substantially invested the proceeds from this offering. Distributions will be made on all classes of our shares at the same time. The cash distributions with respect to the Class C shares will be lower than the cash distributions with respect to Class A and Class I shares because of the distribution fee relating to Class C shares, which will be allocated as a Class C specific expense. Amounts distributed to each class will be allocated among the holders of our shares in such class in proportion to their shares. Because the payment of such fees is not a deductible expense for tax purposes, the taxable income of the company allocable to the holders of Class C shares may, therefore, exceed the amount of cash distributions made to the holders of Class C shares.

From time to time and not less than quarterly, GCM must review our accounts to facilitate our board review as to whether distributions are appropriate. In this review, our board of directors will consider an evaluation of our assets, operating results, historical and projected cash flows (and sources thereof), projected equity offering proceeds, historical and projected debt incurred, projected investments and capital requirements, the anticipated timing between receipt of our equity offering proceeds and investment of those proceeds, general economic, market and industry conditions, and such other factors as our board of directors deems relevant.

We have adopted a distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions from us reinvested in additional shares. See “Distribution Reinvestment Plan” for additional details regarding the distribution reinvestment plan.

DETERMINATION OF NET ASSET VALUE

Relevance of Our Net Asset Value

Our net asset value per share will be calculated and published on a quarterly basis commencing with the first full quarter after the minimum offering requirement is satisfied. For most of our investments, market quotations are not available and are valued at fair value as determined in good faith by our advisor and independent valuation firm, subject to review and approval the board of directors.

Our net asset value will:

•	be disclosed in our quarterly and annual financial statements;

•

determine the price per share that is paid to shareholder participants in our share repurchase program, and the price per share paid by participants in our distribution reinvestment plan after the conclusion of this offering;

•

be an input in the computation of fees earned by our advisor and the Special Unitholder whose fees and distributions are linked, directly or indirectly, in whole or part to the value of our gross assets; and

•	be evaluated alongside the net proceeds per share to us from this offering to ensure the net offering price per share is not above or below our net asset value per share.

Determination of Our Net Asset Value

We calculate our net asset value per share by subtracting all liabilities from the total carrying amount of our assets, which includes the fair value of our investments, and dividing the result by the total number of outstanding shares on the date of valuation.

We have adopted Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (formerly Statement of Financial Accounting Standards No. 157, Fair Value Measurements), or ASC Topic 820, which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. ASC Topic 820 clarifies that the exchange price is the price in an orderly transaction between market participants to sell an asset or transfer a liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. The transaction to sell the asset or transfer the liability is a hypothetical transaction at the measurement date, considered from the perspective of a market participant that holds the asset or owes the liability. ASC Topic 820 provides a consistent definition of fair value which focuses on exit price and prioritizes, within a measurement of fair value, the use of market-based inputs over entity-specific inputs. In addition, ASC Topic 820 provides a framework for measuring fair value and establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels of valuation hierarchy established by ASC Topic 820 are defined as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities, accessible by our company at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for the asset or liability.

In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls will be determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment.

Our board of directors will have the ability to review our advisor’s valuation methodologies each quarter in connection with GCM’s presentation of its valuation recommendations to the audit committee. If during the period between quarterly board meetings, GCM determines that significant changes have occurred since the prior meeting of the board of directors at which it presented its recommendations on the valuation methodology, then GCM will also prepare and present recommendations to the audit committee of the board of directors of its proposed changes to the current valuation methodology. Any such changes to our valuation methodologies will require the approval of our board of directors, including a majority of our independent directors. We will disclose any material change in our valuation methodologies or any material change in our investment criteria or strategies that would constitute a fundamental change in a registration statement amendment prior to its implementation.

Our board of directors has approved the selection of an independent valuation firm to review our advisor’s valuation methodology and to work with our advisor and officers to provide additional inputs for consideration by our audit committee and to work directly with our full board of directors, at the board of directors’ request, with respect to the fair value of investments. In addition, GCM will recommend to our board of directors that one quarter of our investments be reviewed by an independent valuation firm each quarter, on a rotating quarterly basis. Accordingly, each such investment would be evaluated by an independent valuation firm at least once per year.

The determination of the fair value of our investments requires judgment, especially with respect to investments for which market quotations are not available. For most of our investments, market quotations are not available. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material. Because the calculation of our net asset value is based, in part, on the fair value of our investments as determined by our advisor, who is affiliated with us, our calculation of net asset value is to a degree subjective and could be adversely affected if the determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such investments.

Net Asset Value Determinations in Connection with this Continuous Offering

After meeting the minimum offering requirement, except as described in this prospectus, we will then sell our shares on a continuous basis at a price of $10.00 per Class A share, $9.576 per Class C share and $9.186 per Class I share. Commencing with the first full fiscal quarter after the minimum offering requirement is satisfied, our board of directors will determine our net asset value for each class of our shares. We expect such determination will ordinarily be made within 30 days after each such completed fiscal quarter. To the extent that our net asset value per share on the most recent valuation date increases above or decreases below our net proceeds per share as stated in this prospectus, we will adjust the offering prices of all classes of shares. The adjustments to the per share offering prices, which will become effective five business days after such determination is published, will ensure that after the effective date of the new offering prices the offering prices per share, after deduction of selling commissions, dealer manager fees and organization and offering expenses, are not above or below our net asset value per share as of such valuation date.

Promptly following any such adjustment to the offering prices per share, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices, and we will also post the updated information on our website at www.greenbackerrenewableenergy.com. If the new offering price per share for any of the classes of our shares being offered by this prospectus represents more than a 20% change in the per share offering price of our shares from the most recent offering price per share, we will file an amendment to the registration statement with the SEC.

We will attempt to file the amendment on or before such time in order to avoid interruptions in the continuous offering of our shares; however, there can be no assurance that our continuous offering will not be suspended while the SEC reviews any such amendment and until it is declared effective. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date such investor submits his or her completed subscription agreement to our dealer manager.

BUSINESS

Overview

Greenbacker Renewable Energy Company LLC is an energy company that intends to acquire income-generating renewable energy and energy efficiency and sustainable development projects and other energy-related businesses as well as finance the construction and/or operation of these projects and businesses. We refer to these projects and businesses, collectively, as our target assets. We will be managed and advised by GCM, a renewable energy, energy efficiency, sustainability and other energy related project acquisition, consulting and development company that intends to register as an investment adviser under the Advisers Act no later than it is required to do so pursuant to the Advisers Act. We expect to engage Greenbacker Administration to provide the administrative services necessary for us to operate.

Our business objective is to generate attractive risk-adjusted returns for our members, consisting of both current income and long-term capital appreciation, by acquiring, and financing the construction and/or operation of income-generating renewable energy, energy efficiency projects, primarily within but also outside of North America. We expect the size of our investments to generally range between approximately $1 million and $100 million. We will seek to maximize our risk-adjusted returns by: (1) capitalizing on underserviced markets; (2) focusing on hard assets that produce significant and dependable cash flows; (3) efficiently utilizing government incentives where available; (4) employing creative deal structuring to optimize capital, tax and ownership structures; (5) partnering with experienced financial, legal, engineering and other professional firms; (6) employing sound due diligence and risk mitigation processes; and (7) monitoring and managing our portfolio of assets on an ongoing basis.

Our goal is to assemble a diversified portfolio of renewable energy, energy efficiency and other sustainability related projects and businesses. Renewable energy projects earn revenue through the sale of generated electricity as well as frequently through the sale of other commodities such as RECs and EECs which are generated by the projects. We expect initially to focus on solar energy and wind energy projects. We believe solar energy projects generally offer more predictable power generations characteristics, due to the relative predictability of sunlight over the course of time compared to other renewable energy classes and therefore we expect they will provide more stable income streams. However, technological advances in wind turbines and government incentives make wind energy projects attractive as well. Solar energy projects provide maximum energy production during the middle of the day and in the summer months when days are longer and nights shorter. Generally, the demand for power tends to be higher at those times due to the use of air conditioning and as a result energy prices tend to be higher. In addition, solar projects are eligible to receive significant government incentives at both the federal and state levels which can be applied to offset project development costs or supplement the price at which power generated by these projects can be sold. Solar energy projects also tend to have minimal environmental impact enabling such projects to be developed close to areas of dense population where electricity demand is highest. Solar technology is scalable and well-established and it will be a straightforward process to integrate new acquisitions and projects into our portfolio. Over time, we expect to broaden our strategy to include other types of renewable energy projects and businesses, which may include hydropower assets, geothermal plants, biomass and biofuel assets, combined heat and power technology assets, fuel cell assets and other energy efficiency assets, among others, and to the extent we deem the opportunity attractive, other energy and sustainability related assets and businesses.

Energy efficiency projects enable businesses and governmental organizations to utilize less energy while at the same time providing the same or greater level of energy amenity. Financing for energy efficiency projects is generally used to pay for energy efficiency retrofits of buildings, homes, businesses, and replacement of older energy consuming assets with new more efficient technologies. These projects can be structured to provide predictable long-term cash flows arising from receiving a portion of the energy savings generated by implementation of the energy efficiency technology.

We were formed as a Delaware limited liability company on December 4, 2012. We will conduct a significant portion of our operations through GREC, of which we are the sole shareholder, holding both shares of common stock and the special preferred stock. We intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act. As of the date of this prospectus, we have not commenced any operations other than organizing our company. Other than the $200,100 contributed by our advisor, we currently have no assets and will not commence any significant operations until we have satisfied the minimum offering requirement.

Our Advisor

GCM will manage our investments. GCM has a fiduciary responsibility to us pursuant to the advisory agreement. GCM is a newly formed renewable energy, energy efficiency, sustainability and other energy related project acquisition, consulting and development company that intends to register under the Advisers Act. Led by its Chief Executive Officer, David Sher, who has four years of experience in the energy infrastructure and project finance sector and 22 years of experience in the financial services sector, its President and Chief Investment Officer, Charles Wheeler, who has 20 years of experience in the energy infrastructure and project finance sector and 26 years of experience in the financial services sector, its General Counsel, Robert Lawsky, who has six years of experience in the energy infrastructure and project finance sector and 6 years of experience in the financial services sector, and its Managing Director, Robert Sher, who has four years of experience in the energy infrastructure and project finance sector 22 years of experience in the financial services sector, GCM's management team has a combined 34 years of experience in the energy, infrastructure, and project finance sectors and 76 years of experience in the financial services sector. Over this time, they have developed significant commercial relationships across multiple industries that we believe will benefit us as we implement our business plan. GCM maintains comprehensive renewable energy, project finance, and capital markets databases and has developed proprietary analytical tools and due diligence processes that will enable GCM to identify prospective projects and to structure transactions quickly and effectively on our behalf. Neither GCM, Greenbacker Group LLC nor our senior management team have previously sponsored any other programs, either public or non-public, or any other programs with similar investment objectives as us. Our sponsor and its affiliates have an aggregate net worth of at least $5.8 million. No portion of such net worth will be available to us to satisfy our liabilities or other obligations.

We will seek to capitalize on the significant investing experience of our advisor’s management team, including the 24 years of investment banking and renewable energy expertise of Charles Wheeler, our Chief Executive Officer and President, and the Chief Investment Officer and a Senior Managing Director of GCM. Mr. Wheeler has held various senior positions with Macquarie Group, including Head of Financial Products for North America and Head of Renewables for North America. While serving as Head of Renewables for North America, Mr. Wheeler's experience included evaluating wind project developments, solar asset acquisitions, assisting in the development of wind and solar greenfield projects, and assisting in the preparation of investment analyses for a biomass facility. Before moving to the United States to serve as Head of Financial Products for Macquarie Group in North America, Mr. Wheeler was a Director of the Financial Products Group in Australia with responsibility for the development, distribution and ongoing management of a wide variety of retail financial products, including REITs, infrastructure bonds, international investment trusts and diversified domestic investment trusts. We expect Mr. Wheeler will bring his extensive background in renewable energy and project and structured finance to help us effectively execute our strategy.

GCM’s CEO, David Sher has extensive experience in the financial services and capital markets industries as well as significant successful entrepreneurial experience. Mr. Sher was previously a senior adviser at Prospect Capital Corporation, a mezzanine debt and private equity firm that manages a publicly traded, closed-end, dividend-focused business development company. Prior to joining Prospect, Mr. Sher was a serial entrepreneur, founding a number of ventures in the financial services and brokerage industry. Mr. Sher was a founder and Managing Director of ESP Technologies, a leading provider of financial software and services to institutional asset managers and hedge funds. Prior to ESP, Mr. Sher was a founder and CEO of an online brokerage company, ElephantX dot com Inc. He was also co-founder of Lafayette Capital Management LLC, a statistical arbitrage hedge fund, and spent six years at The Bear Stearns and Company, Inc. where he developed trading ideas and strategies for institutional and brokerage correspondent clearing customers.

Together with Charles Wheeler and David Sher, Robert Sher is an integral part of GCM’s management team with extensive experience in the financial services, capital markets and energy industries. Mr. Sher most recently consulted for an Irish based renewable energy fund focused on the acquisition of wind and solar properties in Spain and Ireland. Prior to such time, Mr. Sher co-founded three diverse entrepreneurial ventures including a statistical arbitrage hedge fund, ESP Technologies, at which he served as managing director, an innovative institutional brokerage company and a financial technology company which was sold to a consortium of institutional investors in 2007. Prior to co-founding ESP, Mr. Sher was a founder, President and Head of Operations of ElephantX dot com Inc. Prior to the establishment of ElephantX dot come Inc., Mr. Sher co-founded and ran operations for Lafayette Capital Management LLC. Mr. Sher started his career at Citibank NA where he managed emerging markets customer service and accounting teams, servicing their institutional client base.

GCM’s General Counsel, Robert Lawsky, has 18 years of corporate transactional, fund management and legal and regulatory compliance experience. From 2006 to 2009, Mr. Lawsky served as General Counsel of Macquarie Infrastructure Partners I & II, investment funds with over $5.5 billion assets under management. From 2010 to 2012, Mr. Lawsky served as General Counsel of Energy Infrastructure Partners, an asset manager focused on developing and investing in renewable energy and other infrastructure projects. While at Macquarie, Mr. Lawsky diligenced, structured and negotiated a range of infrastructure investments totaling over $10 billion in enterprise value. Throughout his career, he has also supervised all legal aspects of fund formation and management, portfolio investment oversight and legal, regulatory and compliance matters. Mr. Lawsky previously served as Senior Corporate and M&A Counsel at AT&T from 1999 to 2006, where, among other things, he was Head of International Corporate Transactions (Legal) and lead counsel to the AT&T Venture Fund. Earlier in his career, he practiced in the M&A group at Skadden, Arps, Slate, Meagher & Flom LLP from 1996 to 1999, and the corporate group at Haight, Gardner, Poor and Havens from 1994 to 1996.

A Global Energy Partner

In its role as strategic partner to our advisor, GGIC, LTD (“GGIC”, formerly known as Guggenheim Global Infrastructure Company, LTD) will assist our advisor in identifying and evaluating investment opportunities and monitoring those investments over time. This unique relationship allows our advisor to leverage the relationships, expertise, origination capabilities, and proven investment and monitoring processes used by GGIC.

GGIC is managed by Franklin Park Holdings (FPH), a firm that focuses on investments in the global power and utilities sector and has developed, invested in and managed power and utility projects in the United States, Asia and Latin America. Between 2007 and 2012 FPH was responsible for developing, implementing and managing the businesses of GGIC. FPH and Guggenheim Partners co-own an interest in the operating assets of GGIC, including an investment in our advisor, GCM. In addition to their experience with GGIC, FPH’s management team, Tom Tribone, Sonny Lulla and Robert Venerus are former Senior Executives of The AES Corporation, a Fortune 200 power company. FPH’s management team has extensive transactional and operational experience spanning over $30 billion of power and infrastructure transactions worldwide. Thomas Tribone and Sonny Lulla will serve on GCM’s investment committee.

Competitive Strengths

We believe that the following key strengths and competitive advantages will enable us to capitalize on the significant opportunities for growth in renewable energy projects.

•	Significant Experience of GCM

The senior management team of our advisor, GCM, has a long track record and broad experience in acquiring, operating and managing income-generating renewable energy and energy efficiency projects and other energy-related businesses as well as financing the construction and/or operation of these projects and businesses. Among other transactions, members of GCM’s senior management team have been involved in the following transactions: the financing of solar projects comprising over 75 megawatts of rated capacity in New Jersey, Florida, Pennsylvania and Ontario including 1.5 megawatts in Medford Township, NJ, 335kw in Gainesville, FL, 10 megawatts in White Township, NJ, 20 megawatts in Tinton Falls, NJ, 38 megawatts in Pemberton, NJ, and a 10 megawatts MicroFIT in Ontario, Canada; a transaction to acquire a wind developer based in Texas; the development of four wind and two solar greenfield projects to various stages of development; the purchase and subsequent management of a large portfolio of distributed solar assets located in California; the preparation of investment analysis for a 100 megawatt biomass facility in Texas; the acquisition of a land fill gas business based in Rhode Island; and review of various finance proposals to purchase Utility Scale Wind projects (400 megawatts) in Valencia and Catalunya, Spain. The management team of GCM, which includes internal advisors and the two officers of GGIC who will serve on GCM’s investment committee, has over 100 years of combined experience sourcing, constructing, acquiring financing and operating energy investments in energy related transactions totaling more than $50 billion.

•	Attractive Return Profile of Asset Class

We believe that investments in renewable energy assets present the opportunity to generate significant and dependable cash flows and deliver attractive risk-adjusted returns over time. We expect that a substantial portion our projects will have power purchase agreements with utilities and other off-takers (other counterparties), that ensure that all or most of electricity generated by each project will be purchased at the contracted price. In the event any electricity is not purchased by the off-taker or the energy produced exceeds the off-taker’s capacity, we will sell that excess energy to the local utility or other suitable counterparty, essentially ensuring revenue is generated for all or most of the electricity produced. We also expect that our projects will have the opportunity to capitalize on the significant government incentives supporting renewable energy assets such as RPS, which specify that a portion of the power utilized by local utilities must be either derived from renewable energy sources or covered by the purchase of RECs for the mandated amount of renewable energy production. In the event that the utility fails to meet its requirement it is fined. We believe that the favorable characteristics of renewable energy assets and the current shortage of capital in the sector have created an attractive investment opportunity in this asset class.

•	Unique Focus, Structure, and Early Mover Advantage

We believe that we are one of the first non-bank public companies focused on providing capital in the renewable energy sector. Upon completion of this offering, we expect to be a well capitalized public company and, as a result, we believe that we will be uniquely positioned to address the capital shortage problem in the renewable energy sector described below in “—Market Opportunity.” Our organizational structure and tax profile is expected to allow us to use various government tax incentives generated from projects in which we hold controlling equity stakes to offset the taxable income generated by our other investments, which will allow us to capture the premium risk-adjusted returns otherwise demanded by third party tax credit equity providers. Additionally, our organizational structure will allow us to pay distributions that will be treated as corporate dividends to our members.

•	Strategic Relationships and Access to Deal Flow

GCM’s senior executives have extensive experience in the renewable energy, capital markets and project finance sectors and as a result have an extensive network of contacts in these sectors, including long-standing relationships with project developers, lawyers, investment and commercial banks, individual and institutional investors, consultants, diligence specialists, EPC companies, contractors, renewable energy technology manufacturers, such as panel manufacturers, solar insurance specialists, component manufacturers, software providers and other industry participants. We believe the breadth and depth of GCM’s relationships will generate a continual source of attractive investment opportunities for us. Furthermore, we believe that GCM’s ability to source quality investment opportunities and target acquisitions will enhance our ability to utilize our growth capital in an efficient timeframe.

•	Alignment of Interests

We have taken multiple steps to structure our relationship with GCM so that our interests and those of GCM are closely aligned. GCM will not offer its shares for repurchase as long as GCM remains our advisor. We believe that the incentive distribution to which an affiliate of GCM may be entitled will further align our interests with those of GCM, which will create the conditions to maximize risk-adjusted returns for our members.

In considering our competitive strengths and advantages, you should also consider that an investment in us involves a high degree of risk. See “Risk Factors.” In addition, our advisor and its affiliates, including certain of our officers and directors, will face conflicts of interest including conflicts that may result from compensation arrangements with us. See “Conflicts of Interest” on page 128 of this prospectus.

Market Opportunity

Overview

The U.S. electric consumers expect virtual error-free, consistent supply of sufficient electricity at all times for all purposes. The U.S. power industry, which includes energy generation and transmission, is structured to ensure sufficient constant supply of energy to all end-users to meet varying demand requirements on a daily basis. According to the U.S. Department of Energy, Energy Information Administration, 2012, or the EIA, fossil fuels such as coal, petroleum and gas supply about 82% of the nation's requirements in 2011, highlighting the heavy reliance on nonrenewable resources for power. However, our current fossil fuel-driven energy infrastructure faces a number of environmental and other challenges:

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Unrelenting growth in domestic energy consumption. According to ExxonMobil 2013 Outlook For Energy: A View To 2040, demand for electricity is expected to rise by approximately 25% in developed countries by 2040, approximately 50% of which is attributable to growth in the U.S. with overall global energy demand increasing by approximately 35% in the same period.

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Commodity pricing instability. Market forces, particularly during inflationary periods, may increase the potential for rising or increasingly volatile commodity prices. In addition, geopolitical forces and events have also caused the prices of fossil fuels to fluctuate dramatically which has contributed to the volatility in electricity prices.

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Environmental damage. Reliance on fossil fuels has resulted in excessive production of harmful greenhouse gas emissions, which has been identified as one of the major causes of global climate change and numerous other environmental issues.

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National and financial security instability. Given the substantial demand for fossil fuels in the United States, much of the supply has to be imported from foreign countries. In many cases, those countries are fraught with political and economic instability, which has been known to spill over to the United States threatening its supply lines. Furthermore, by expending substantial amounts of our precious resources on imports, the domestic economy is being drained of resources that would otherwise be reinvested locally to bolster the domestic economy.

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Insufficient energy distribution infrastructure. Much of the existing energy distribution infrastructure (electricity grid) in the United States is capacity constrained making it difficult to supply power from the various remote generation locations to the areas of high population and demand. This is particularly the case at times of peak demand when the systems often breaks down causing widespread “brownouts” and in some cases “blackouts”. This has been a very difficult problem to address for the utilities given the very complex nature of state and local government regulations that govern the approval and construction of new electricity distribution infrastructure. One possible solution to this is to locate new generation capacity closer to the demand centers but most fossil fuel generation technologies are unsuitable for this purpose. Distributed solar technology and hydrogen fuel cells are, on the other hand, perfectly suited to this purpose and have the added advantage of being available to supply power to the customer even when the grid is taken out by storms.

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Aging infrastructure. Much of the United States’ existing energy generation infrastructure is aging and gradually being withdrawn from service. According to the EIA, approximately 51% of all U.S. plant generating electricity were at least thirty years old at the end of 2012. According to data provided by the EIA in its Electric Power Annual Report, coal is used to create more than 40% of all electricity generated in the United States, and the EIA further projects that, between 2011 and 2035, 49 gigawatts of coal-fired generation retirements will occur, nearly all of which occurs over the next 10 years. This capacity will have to be replaced but existing government regulations have made it difficult and costly to build new coal fired power generation facilities making renewable energy generation an attractive and likely alternative to replace this generation capacity.

The U.S. Renewable Energy Industry Has Been a High Growth Market

The market for renewable energy has grown rapidly over the past decade. Since 2000, renewable electricity installations in the United States have more than tripled, and in 2011 represent 146 GW of installed U.S. capacity, according to the Renewable Energy Data Book. Specifically, solar energy and wind energy generation capacity grew substantially over the past decade. According to the Renewable Energy Data Book, In 2011, cumulative installed wind capacity increased by nearly 17% and cumulative installed solar photovoltaic capacity grew more than 86% from the previous year. In 2011, renewable electricity accounted for more than 35% of all new electrical capacity installations in the United States. According to Bloomberg New Energy Finance, by 2030, 70% of new power generation is expected to come from renewable sources.

The U.S. Renewable Energy Industry is Expected to be a High Growth Market for Decades

We believe that demand for renewable energy will continue to grow as countries seek to reduce their dependence on outside sources of energy, and as the political and social climate continues to demand social responsibility on environmental matters. The US Energy Information Administration anticipates that generation from renewable energy sources will grow by 77% from 2010 to 2035 in their base case. This expected increase is supported by renewable fuel standards, state-level renewable electricity standards, and federal tax credits.

In addition, supported in part by federal tax credits in the early part of the projection period, the Federal renewable fuel standards, and state RPS, non-hydropower renewable generating capacity is expected to grow at a faster rate than fossil fuel capacity, according to the Annual Energy Outlook. According to these industry sources, including the EIA, the total renewable energy capacity is expected to increase to 15% of US Electric Power Generation, primarily due to projected increases in the generation capacity of wind, solar and biomass energy.

Furthermore, according to the EPA’s Green Power National Top 50 List, renewable energy continues to be purchased and used by a wide variety of leading organizations, including small businesses, Fortune 500 companies, local, state and federal agencies, and a growing number of colleges and universities. The table immediately below highlights the top ten users of renewable energy in the United States.

Top 10 Users of Renewable Energy	Annual Power Usage (megawatt hours)	% of Total Electricity use from renewable sources*
Intel Corporation	3,100,850	100%
Microsoft Corporation	1,935,637	80%
Kohl’s Department Stores	1,536,529	105%
Whole Foods Market	800,258	107%
Wal-Mart Stores, Inc.	751,432	4%
U.S. Department of Energy	698,489	14%
Staples	636,079	101%
Starbucks	592,463	70%
Lockheed Martin Corporation	546,399	30%
Apple Inc.	537,394	85%

Source: Environmental Protection Agency, Green Power National Top 50 List, March 2013.

*	Organizations with 100% or more total electricity use from renewable sources have generated and/or purchased energy in excess of their U.S. organization-wide electricity use.

In addition, the cost to build renewable energy production has consistently declined in prior years. According to the Solar Energy Industries Association and Bloomberg New Energy Finance, over the past two years alone, the cost to build solar and wind power plants has declined by 40% and 21%, respectively. We believe that solar power investments will benefit from the expected continued decline in the installation cost of solar generation in the coming years due to technological innovation and economies of scale created by the continued growth in the solar industry. According to GTM Research the cost of modules (PV-mono modules) is expected to fall from an estimated $6.24 per watt in 2009 to $2.63 per watt by 2020 (with such amounts including gross margins). The chart below indicates the substantial declines in capital cost per watt of solar energy expected over the coming decade.

Furthermore, according to GTM Research, the levelized cost of energy (i.e., the price at which electricity must be generated from a specific source to break even), or LCOE, for solar modules (PV-mono) is forecasted to continue to drop from $0.17 LCOE in 2009 to $0.11 LCOE by 2014, at which point it will be equal to the LCOE for electricity generated utilizing natural gas. By 2020, GTM Research forecasts that LCOE will be as low as $0.08 for solar modules (PV-mono), whereas the LCOE for electricity generated utilizing natural gas is expected to increase to $0.14, due to increased costs of transportation, regulation and carbon offset costs. The chart immediately below demonstrates that, regardless of the type of solar technology utilized, the LCOE of every solar installation will be less than that of electricity generated utilizing natural gas, with some technologies being superior to natural gas in less than two years.

There is a Significant Capital Shortage in the Market

According to Bloomberg New Energy Finance, spending on renewable energy capacity is expected to total $7 trillion over the next 20 years. Limited conventional fuel supplies, growing demand for energy, advances in technology, continuing climate change, and improving price competitiveness between traditional and renewable energy sources are expected to drive the continued growth of renewable energy for years to come, according to Bloomberg New Energy Finance. Notwithstanding this growing demand, we believe that there is currently a significant shortage of capital available to satisfy the demands of the renewable energy sector in the United States and around the world, particularly with respect to newly developed small and mid-sized projects and businesses. Many of the traditional sources of equity capital for the renewable energy marketplace were attracted to renewable energy projects to utilize ITCs and other tax deductions. We believe that, due to changes in their taxable income profiles that have made these tax incentives less valuable, these traditional sources of equity capital have withdrawn from the market. In addition, much of the capital that is available is focused on larger projects that have long-term off-take contracts in place, and does not allow project owners to take any “merchant” or investment risk with respect to RECs. We believe many project developers are not finding or are encountering delays in accessing capital for their projects. As a result, we believe a significant opportunity exists for us to provide new forms of capital to meet this demand. With our permanent capital structure, we are ideally suited for investments in long-term assets like renewable energy, energy efficiency and other sustainability related projects.

Overview of Significant Government Incentives

The renewable energy sector attracts significant federal, state and local government support and incentives to address technical barriers to the deployment of renewable energy technologies and to promote the use of renewable energy. These federal, state and local government incentives have historically functioned to increase (1) the revenue generated by, and (2) the equity returns available from, renewable energy projects. Energy efficiency projects are also eligible to receive government incentives at the federal, state and local levels that can be applied to offset project development costs.

Corporate entities are eligible to receive benefits through tax credits, such as PTCs, ITCs, tax deductions, accelerated depreciation and federal grants and loan guarantees (from the U.S. Department of Energy, for instance), as described below.

In addition, we intend to take advantage of net metering rules in certain jurisdictions that provide a method of crediting customers who produce electricity on-site for generation in excess of their own electricity consumption. The excess energy credited is generally returned to the grid.

The following is a description of certain federal and state incentives, which we may utilize in executing our business strategy.

Federal Incentives

Corporate Depreciation: Modified Accelerated Cost Recovery System (MACRS). Under the modified accelerated cost recovery system, or MACRS, owners of renewable energy and some energy efficiency projects can recover capital invested through accelerated depreciation, which reduces the payment of corporate tax.

Production Tax Credits. PTCs are provided to owners of certain renewable energy and some energy efficiency projects. This credit is applicable for a 10-year period from the time a project is placed into service and benefits owners with tax liabilities against which to claim the tax credit. PTCs for wind energy producers are available through December 31, 2012, and through December 31, 2013 for hydro, geothermal and bio energy projects.

Investment Tax Credits. ITCs provide that eligible systems, such as solar systems and fuel cell systems, receive a credit of 30% of the cost with no maximum limit. This credit is currently structured as a cash grant or a tax credit, whereby the owners of a qualifying renewable energy or energy efficient project can elect to receive a cash grant equal to 30% of the total cost of the project or take the tax credit once the project is placed into service. The ITC cash grant expired on December 31, 2011. However, certain projects may have obtained a safe harbor prior to the expiration date and still receive the cash grant after the expiration date. Upon expiration of the ITC cash grant, the tax credit continues to be available.

State Incentives

Renewable Portfolio Standards. RPSs, while varying based on jurisdiction, specify that a portion of the power utilized by local utilities must be derived from renewable energy sources. Currently, according to the Annual Energy Outlook, more than 30 state governments have enacted RPS programs, set mandates, or set goals that require utilities to include or obtain a minimum percentage of their energy from specific renewable energy sources. Under the RPS programs, utilities can (1) build or own renewable energy generation facilities, (2) purchase energy or RECs generated from renewable energy generation facilities, or (3) pay a penalty for any shortfalls in meeting the RPS. Renewable Energy Certificates. RECs (or EECs) are used in an RPS program as tradable certificates that represent a certain number of kilowatt hours of energy that have been generated by a renewable source or that has been saved by an energy efficiency project, which provide further support to renewable energy initiatives. RECs are a separate commodity from the underlying power and can be traded or sold to utilities or third parties who need credits to meet RPS requirements or to brokers and other market makers for investment purposes. Many states have energy specific REC programs.

Feed-In Tariffs. Certain states have implemented feed-in tariffs, or FITs, that entitle the renewable energy producer to enter into long-term contracts pursuant to which payment is based on the cost of generation for the different types of renewable energy projects. In addition to differences in FITs based on the type of project, FITs vary based on projects in different locations, such as rooftops or ground-mounted for solar PV projects, different sizes, and different geographic regions. FITs are available to anyone including homeowners, business owners, farmers, as well as private investors. The tariffs are typically designed to ratchet downward over time to both track and encourage technological change.

Investment Strategy

Our business objective is to generate attractive risk-adjusted returns for our members, consisting of both current income and long-term capital appreciation, by acquiring, and financing the construction and operation of income-generating renewable energy, energy efficiency and sustainable development projects, primarily within but also outside of North America. These returns will depend in a large part on the movement of electricity prices and the general economy, including the terms of any power purchase agreements we negotiate, transmission costs, project costs, financing costs and availability and government incentives. We expect the size of our investments to generally range between approximately $1 million and $100 million. In underwriting and selecting projects, through our extensive and comprehensive due diligence process, we will seek projects that provide sustainable cash flow while minimizing operational and credit risk and maximizing the use of government incentives. We will seek to maximize our risk-adjusted returns by: (1) capitalizing on underserviced markets; (2) focusing on hard assets that produce significant and dependable cash flows; (3) efficiently utilizing government incentives where available; (4) employing creative deal structuring to optimize capital, tax and ownership structures; (5) partnering with experienced financial, legal, engineering and other professional firms; (6) employing sound due diligence and risk mitigation processes; and (7) monitoring and managing our portfolio of assets on an ongoing basis.

Our primary investment strategy is to acquire controlling equity stakes in our target assets and to oversee and supervise their power generation and distribution processes. We define controlling equity stakes as companies in which we own 25% of more of the voting securities of such company or have greater than 50% representation on such company's board of directors. However, we will also provide project financing to projects owned by others, including through the provision of secured loans which may or may not include some form of equity participation. We may also provide projects with senior unsecured debt, subordinated secured debt, subordinated unsecured debt, mezzanine debt, convertible debt, convertible preferred equity, and preferred equity, and make minority equity investments. We may also participate in projects by acquiring contractual payment rights or rights to receive a proportional interest in the operating cash flow or net income of a project. Our strategy will be tailored to balance long-term energy price certainty, which we can achieve through long-term power purchase agreements for our projects, with shorter term arrangements that allow our projects to potentially generate higher risk-adjusted returns.

We expect to supplement our equity capital and increase potential returns to our members through the use of prudent levels of borrowings both at the corporate level and the project level. In addition to any corporate credit facility or other secured and unsecured borrowings, we expect to use other financing methods at the project level as necessary, including but not limited to joint venture structures, construction loans, property mortgages, letters of credit, sale and leaseback transactions, other lease transactions, royalty transactions and other arrangements, any of which may be unsecured or may be secured by mortgages or other interests in our assets. In addition, we may issue publicly or privately placed debt instruments. When possible and desirable, we will seek to replace short-term sources of capital with long-term financing.

Our renewable energy projects will generate revenue primarily by selling (1) generated electric power to local utilities and other high quality, utility, municipal and corporate counterparties, and (2) in some cases, RECs, EECs, and other commodities associated with the generation or savings of power. We will therefore seek to acquire or finance projects that contain transmission infrastructures and access to power grids or networks that will enable the generated power to be sold. We generally expect our projects will have must-take contracts (power purchase agreements) with local utilities and off-takers (other high credit quality counterparties), that guarantee that all electricity generated by each project will be purchased. Although we intend to work primarily with high credit quality counterparties, in the event that an off-taker cannot fulfill its contractual obligation to purchase the power, the power can generally be sold to the local utility or other suitable counterparty, which would potentially ensure revenue is generated for all solar electricity generation.

These power purchase agreements, when structured with utilities and other large commercial users of electricity, are generally long-term in nature with all electricity generated by the project purchased at a rate established pursuant to a formula set by the counterparty. The formula is often dependent upon the type of subsidies, if any, offered by the local and state governments for project development, as described above in “—Overview of Significant Government Incentives”. Although we expect to focus on projects with long-term contracts that ensure price certainty, we will also look for projects with shorter term arrangements that will allow us, through these projects, to participate in market rate changes which we expect may lead to higher current income.

We expect certain of the power purchase agreements for our projects will be structured as “behind the meter” agreements with commercial or municipal entities, which provide that all electricity generated by a project will be purchased by the off-taker at an agreed upon rate that may be set at a slight discount to the retail electric rate for the off-taker. These agreements also typically provide for annual rate increases over the term of the agreement. The behind the meter agreement is long-term in nature and further typically provides that, should the offtaker fail to fulfill its contractual obligation, any electricity that is not purchased by the off-taker may be sold to the local utility, usually at the wholesale electric rate.

We may also acquire residential solar assets and subsequently lease them to a residential owner on a long term basis. In these arrangements with residential owners, the residential owner directly receives the benefit of the electricity generated by the solar asset. We may also structure our investments in residential solar with a similar commercial arrangement to that of the power purchase agreements with utilities and other large commercial users of electricity for our energy projects, as described above.

We may also finance energy efficiency projects, which seek to enable businesses and governmental organizations to utilize less energy while at the same time providing the same or greater level of energy amenity. Financing for energy efficiency projects is generally used to pay for energy efficiency retrofits of buildings, homes, businesses, and replacement of other inefficient energy consuming assets with more modern equipment technologies. These projects can be structured to provide predictable long-term cash flows by receiving a portion of the energy savings and the sale of associated RECs and EECs generated by such installations. In each of our renewable energy and energy efficiency investments, we also intend (where appropriate) to maximize the benefits of, state and/or municipal renewable energy standards or RPS as well as other federal, state and local government support and incentives for the renewable energy industry.

Set forth below are brief summaries of sectors in which we intend to invest.

Solar Power

Solar powered electrical generation, in which sunlight is converted into electricity, generally relies on photovoltaic cells or heat engines to generate power with the most common forms of active solar techniques being the use of photovoltaic panels (i.e., solar photovoltaic technology) and solar thermal collectors to harness the energy (i.e., concentrating solar power). Solar photovoltaic technology is developed from solar cells, also known as “photovoltaic (PV) cells,” that are packaged into a module, and convert sunlight directly into electricity. Concentrating solar power, in contrast, utilizes three main types of systems, linear concentrator, dish/engine, and power tower systems, to concentrate solar energy onto various types of “receivers” that are heated.

Solar power projects, like other energy assets, generate economic returns through the production and sale of electric power, are long-lived, are potentially tax advantaged, are structured to include off-taker contracts with high quality utility, municipal and corporate-counterparties, and typically produce premium returns compared to investments of comparable tenor and risk. In addition, we believe yields on energy and power projects, such as solar projects, tend to be uncorrelated to most assets, as they generally perform independent of publicly traded equity investments and commodities. We intend to invest in small, medium, and large-scale solar installations, both ground mount and rooftop, which will serve to power communities, businesses and residences. We expect to invest in solar projects that are located in the United States and other countries. We will opportunistically invest in geographies and jurisdictions that provide the most attractive investment opportunities. Initially, we plan to focus on jurisdictions, such as California, Massachusetts and New Jersey, that have established favorable RPS and other incentives to supplement the power generation revenue available from our projects.

Wind Energy

Wind is a clean source of energy and overall, wind energy has fewer environmental impacts than most other traditional energy sources. Wind energy may be harnessed utilizing wind turbines—the modern equivalent of a windmill—to generate electricity. Wind turbines do not release emissions that pollute the air or water (with rare exceptions), and they do not require water for cooling. A wind turbine has a small physical footprint relative to the amount of electricity it can produce. Wind energy may be used either on-site where it is produced or larger turbines are often grouped together into wind farms that provide power to the electrical grid. We believe that the current shortage of capital from traditional financing sources, such as banks, to fund the construction and operation of wind farms coupled with the increasing demand for wind and renewable energy generally will create attractive investment opportunities for us in wind energy projects.

Hydropower

Hydropower relies upon the water cycle to harness energy created by moving water. The stronger the flow or fall of the water, the more energy is able to be generated. The hydropower stations are comprised of turbine generators and the structures necessary to channel and regulate the flow of water to the turbines which will spin the generator to produce electricity. There are two main categories of hydroelectric plants: run-of-the-river systems and storage systems. Run-of-the-river systems consist of hydroelectric plants built directly in the river because the force of the current is consistent enough and applies the needed pressure. In a storage system, water is accumulated in reservoirs created by dams, then released as needed to generate electricity. Manufacturing the concrete and steel used to construct these dams requires energy that may create emissions when produced. However, given the long operating lifetime of a typical hydropower plant (generally, 50-100 years), these emissions are more than offset by the emissions that would have been produced if the electricity were generated by fossil fuel-fired power plants.

Geothermal

Geothermal energy is heat produced inside the earth that can be recovered as heat or steam and used to heat buildings or generate electricity. Some applications of geothermal energy use the earth’s temperatures near the surface, while others require drilling miles into the earth. The three main uses of geothermal energy are (1) direct use and district heating systems that use hot water from springs or reservoirs near the surface, (2) electricity generation power plants that require water or steam at very high temperature (300° to 700°F), and (3) geothermal heat pumps that use the earth’s constant temperatures to heat and cool buildings. Geothermal power plants are generally built where geothermal reservoirs are located within a mile or two of the surface. Geothermal power plants do not burn fuel to generate electricity, so their emission levels are very low.

Biomass and biofuel

Biomass is organic material made from plants and animals, which contains stored energy from the sun. Biomass is a renewable energy source because additional trees and crops can be planted, and waste will always exist. Some examples of biomass fuels are wood, crops, manure, and some garbage. Burning biomass is not the only way to release its energy. Biomass can be converted to other useable forms of energy, such as methane gas or “biofuels,” which can be used as transportation fuels like ethanol and biodiesel. Biofuels are usually more expensive than the fossil fuels that they replace, but they are also cleaner-burning fuels, producing fewer air pollutants. In addition, increased biofuel production in the United States may provide energy security, by reducing the dependence on foreign-produced oil. The predominant sources of biomass energy are (1) wood and wood waste, (2) waste to energy, and (3) landfill gas.

Fuel Cells

A fuel cell is a device that converts the chemical energy from a fuel into electricity through a chemical reaction with oxygen or another oxidizing agent. Hydrogen is the most common fuel, but hydrocarbons such as natural gas and alcohols like methanol are sometimes used. Fuel cells are different from batteries in that they require a constant source of fuel and oxygen to run, but they can produce a constant source of electricity for as long as these inputs are supplied. Fuel cells produce extremely low emissions and, unlike intermittent power sources such as wind and solar, can be used for base load power generation.

Combined Heat and Power

Combined heat and power, or CHP, technologies produce both electricity and steam from a single fuel at a facility located near the consumer. These efficient systems recover heat that normally would be wasted in an electricity generator, and save the fuel that would otherwise be used to produce heat or steam in a separate unit. Emissions of carbon dioxide and air pollutants like nitrogen oxide, sulfur dioxide and volatile organic particles can be substantially reduced with CHP.

Energy Efficiency Investments

We intend to opportunistically invest in energy efficiency projects, which seek to enable businesses and governmental organizations to utilize less energy while at the same time providing the same or greater level of energy amenities. Financing for energy efficiency projects would generally be used to pay for energy efficiency retrofits of buildings, homes, businesses, and replacement of other energy consuming assets. Such projects can be structured to provide predictable long-term cash flows arising from mechanisms designed to share the energy savings generated by such installations. Energy efficiency projects are also eligible to receive government incentives at the federal, state and local levels that can be applied to offset project development costs. Energy efficiency projects also have a beneficial environmental impact and can be implemented on both small scale and commercial scale levels. The technologies underlying energy efficiency investments, such as LED lighting and CHP projects among others, are well understood and the savings highly quantifiable.

Our Investment Process

The chart below illustrates the key activities of our investment process over the lifecycle of a renewable energy project, from origination to exit of the investment.

GCM maintains comprehensive renewable energy, project finance and capital markets databases and has developed proprietary analytical tools and due diligence processes that will enable GCM to identify prospective projects and to structure transactions quickly and effectively on our behalf. Driven by a value-oriented fundamental investment philosophy, GCM will use this information, along with ongoing research by its investment professionals, to selectively narrow the universe of prospective investment opportunities for us.

Because the processes for selecting, analyzing and structuring potential projects and conducting due diligence with respect to potential investments are only a part of our robust investment process, GCM will also oversee and manage all aspects of portfolio monitoring, enabling it to provide us with early alerts about project problems as soon as, or prior to, them arising.

Origination

We seek to purchase, finance or otherwise invest in projects that are at least “shovel ready.” A project is considered “shovel ready” if it has advanced to the stage where all, or substantially all, planning, engineering and permitting, including all major permits and approvals from local and state regulatory agencies, are in place and construction can begin immediately or upon receipt of certain final permits that must be obtained immediately prior to construction. In addition, before we invest in a project we expect that, where applicable, all interconnection agreements with the appropriate utilities will be finalized and executed, all environmental studies for the underlying real estate for any project will be completed, all land use agreements, clean energy program registrations, and viability and financial models for the relevant project will be completed, and that all power purchase agreements will be finalized and executed. We expect GCM to work closely with experienced developers and consultants who have a track record of successful project development to review projects as they approach “shovel ready” status to review and finalize all aspects of the project with developers to ensure that the project satisfies GCM’s investment criteria.

In order to source projects, GCM seeks to leverage its executives’ extensive relationships which will provide significant access to transaction flow. GCM has broad and deep relationships with project developers, lawyers, investment and commercial banks, individual and institutional investors, consultants, diligence specialists, EPC companies, contractors, renewable energy technology manufacturers (such as panel manufacturers), solar insurance specialists, component manufacturers, software providers and other industry participants. As part of its business strategy, GCM intends to continue to build these relationships enabling it to enhance its sources of potential projects. By standardizing our deal process, counterparties such as developers will be more likely to reach out to us as we will offer them a streamlined process with lower closing costs. In addition, GCM intends to build its relationships with the growing number of funds that seek to capitalize on the opportunity to develop projects from the onset of the project to “shovel ready” status. Furthermore, GCM’s investment professionals expect to continue to participate in tradeshows, conferences and other industry gatherings to solidify existing relationships, build new relationships and increase our and GCM’s visibility in the renewable resource industry.

Evaluation

In its review of a potential investment opportunity for us, GCM’s investment team, together with the necessary external advisors and consultants, performs a comprehensive due diligence investigation to determine whether the potential investment meets our basic investment criteria and other guidelines specified by GCM, within the context of proper portfolio diversification, as well as an acceptable risk-adjusted return profile. This due diligence investigation will typically include, among other things, the following:

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a full operational and financial analysis to identify the key risks and opportunities of the project, including a detailed review of historical, if applicable, and projected financial results, engineering analyses, viability analyses, environmental analyses, regulatory analyses (including both local permitting, land use review, and state and federal incentives availability), and legal analyses (of project agreements and rights);

•	a detailed analysis of industry dynamics, competitive position, regulatory, tax and legal matters;

•	on-site visits, where necessary;

•	background checks to further evaluate developers, construction companies and other key personnel (including any subcontractors and outsourcing arrangements);

•	development of contingency plans to cover certain material events, such as counterparty insolvency, or loss of key personnel;

•	identify and verify key required licenses with respect to personnel are existing and valid;

•	development of implementation schedules with dates and key milestones;

•	development of safety plans and compliance with regulatory standards;

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review of planning schedules and methodology, including review of purchase order schedule and cash flow requirements/deposits/escrows, supply sources and expectations, risk mitigation, reasons for selection of various supplies and cost mitigation;

•	review of system test and commissioning plan;

•	review of all utility-related (where applicable) agreements and arrangements;

•	review of renewable energy incentive program compliance and eligibility (where applicable);

•	due diligence of the reputation and creditworthiness of component part suppliers, such as solar panel manufacturers;

•	financial counterparty due diligence, if necessary, including lender reference checks, if necessary; and

•	the need for guarantees, bonding, and insurance to ensure timely completion of a project.

GCM may also engage independent insurance brokers specializing in renewable energy to review projects and recommend insurance coverage for each project. When possible, our transaction team seeks to structure transactions in such a way that our developer counterparties are required to bear the costs of due diligence, including those costs related to any outside consulting work we may require.

Execution

Approval. Following completion of the due diligence process described above, GCM’s investment team will prepare an investment memorandum and make a formal proposal to GCM’s investment committee, which will conduct an objective assessment of a recommended project taking into account our basic investment criteria and other guidelines specified by GCM, within the context of proper portfolio diversification, as well as an acceptable risk-adjusted return profile. Approval will require the unanimous approval of the members of GCM’s investment committee, which will be comprised of David Sher, Charles Wheeler and two representatives of GGIC, Sonny Lulla and Thomas Tribone. The members of GCM’s investment committee will receive no direct compensation from us. Certain of the investment committee members may be employees or partners of GCM and may receive compensation or profit distributions from GCM. See “Conflicts of Interest” on page 128 of this prospectus.

Monitoring

Portfolio Monitoring. Following approval of a project, GCM’s investment team will monitor our portfolio, in combination with operations and maintenance, or O&M, providers focusing on consistent operation and minimizing project downtime with respect to our assets. GCM’s investment team will monitor our portfolio focusing on anticipating and ameliorating negative credit events with respect to any financing we may provide. Current monitoring technology enables GCM professionals to track energy production of our projects on a near real-time basis and to identify problems quickly, and to respond accordingly. The investment team will inform our board of directors of any material changes to our portfolio assets and our board of directors will determine if additional actions are required.

With respect to projects in which we have provided debt financings or in joint ventures in which we do not hold the majority of the equity, we will negotiate for the provision of periodic financial reports detailing operating performance, cash flows, financial position and other key operating metrics on a quarterly basis. GCM will use this data, combined with other due diligence material gained through an ongoing oversight of the borrower to conduct a rigorous assessment of the company’s operating performance and prospects.

Valuation Process. Our board of directors has established procedures for the valuation of our investment portfolio. Any changes to these procedures will require the approval of our board of directors, including a majority of our independent directors. We will use market quotations, when readily available, to value our investments. However, because market quotations will not be available for most of our investments, our board of directors has approved a multi-step valuation process for each fiscal quarter, which involves (1) each investment being valued by GCM, (2) at the direction of our board of directors, an independent valuation firm identified by our board of directors reviewing the valuations prepared by GCM for the appropriate application of its valuation policies and the appropriateness of significant inputs used in the valuation models by performing certain limited procedures, which will include a review of GCM’s estimates of fair value for each investment and providing an opinion that GCM’s estimate of fair value for each investment is reasonable, (3) the audit committee of our board of directors reviewing and discussing the preliminary valuation prepared by GCM and the report of the independent valuation firm, if any, and (4) our board of directors discussing the valuations and determining the fair value of each investment in our portfolio in good faith based on the input of GCM, the independent valuation firm, if any, and the audit committee. Our board of directors is ultimately responsible for the determination, in good faith, of the fair value of each investment.

We will supplement the prospectus or file an amendment to the registration statement with the SEC, as appropriate, if we adjust the prices of our shares because our net asset value per share increases or decreases from the amount of the net proceeds per share as stated in the prospectus. We will include in any such prospectus supplement or amendment the new offering price as well as how each class of assets in our portfolio was valued.

Exit

Our investments are generally not liquid and we expect that we will hold our investments for the long term, but GCM may also seek to dispose of an investment if GCM’s investment team recommends, and our board of directors agrees, that a sale of an investment is in our best interest. We believe that our investments will generally have business models and cash flows that afford potentially attractive exit options. We will enter into investments with specific strategies for exit, which may include acquisition by other industry participants. The period of time after which an exit may be contemplated will be specific to each investment.

With respect to our projects that we control, we may sell or dispose of our investment in the project or the project itself. With respect to our projects that have agreements for the purchase of electricity, prior to the expiration of these agreements, we may (1) renew the agreement, (2) find a new high credit quality counterparty, or (3) sell or dispose of the investment. With respect to our debt investments, we may determine to refinance them prior to the maturity date or repayment or to deploy the net proceeds in accordance with our investment strategy.

Investment Policies

We expect our board of directors to adopt investment policies which will limit the manner in which our Manager may make investment decisions on our behalf. Our LLC Agreement requires that our board of directors, including our independent directors, review our investment policies at least annually to determine that the policies we are following are in the best interest of our members and permits our investment policies to change over time. The methods of implementing our investment policies also may vary, as new renewable energy development trends emerge and new investment techniques are developed. Except to the extent that policies and investment limitations are included in our LLC Agreement, our investment policies, the methods for their implementation, and our other objectives, policies, strategies and procedures may be altered by our board of directors without the approval of our members. We expect our board of directors to adopt the following investment policies:

•	no investment will be made that would cause us to register as an investment company under the Investment Company Act;

•	our investments will be predominantly in our target assets;

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we will generally target a leverage ratio of up to $2 of debt for every $1 of equity on our overall portfolio, with individual allocations of leverage based on the mix of asset types and obligors; however, we will in no event exceed a leverage ratio of $3 of debt for every $1 of equity, unless any excess is approved by a majority of our independent directors; and

•	the size of our investments to generally range between approximately $1 million and $100 million; and

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until appropriate investments can be identified, our advisor may invest the proceeds of this offering in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold, with appropriate safety of principal.

Our LLC Agreement provides that we may not acquire any assets in exchange for shares or other indicia of ownership in our company. In addition, all investments recommended by GCM will require the approval of its investment committee.

Financing Strategy

We expect to supplement our equity capital and increase potential returns to our members through the use of prudent levels of borrowings both at the corporate level and the project level. Our LLC Agreement does not impose limitations on the amount of borrowings we may employ either at the corporate level or the project level. However, at such time when the net proceeds from this offering have been fully invested, we expect that we will generally target a leverage ratio of up to $2 of debt for every $1 of equity on our overall portfolio, with individual allocations of leverage based on the mix of asset types and obligors; however, we will in no event exceed a leverage ratio of $3 of debt for every $1 of equity, unless any excess is approved by a majority of our independent directors. In addition to any corporate-level credit facility or other secured and unsecured borrowings, we expect to use other financing methods at the project level as necessary, including joint venture structures, construction loans, property mortgages, letters of credit, sale and leaseback transactions, other lease transactions, and other arrangements, any of which may be unsecured or may be secured by mortgages or other interests in our assets. In addition, we may issue publicly or privately placed debt instruments.

Our indebtedness may be recourse or non-recourse and may be cross-collateralized. In addition, we may invest in assets subject to existing liens, or may refinance the indebtedness on assets acquired on a leveraged basis. We may use the proceeds from any borrowings to acquire assets, refinance existing indebtedness, finance investments or for general corporate purposes.

We will consider a number of factors when evaluating our level of indebtedness and making financial decisions, including, among others, the following:

•	the interest rate of the proposed financing;

•	covenants of the proposed financing;

•	the extent to which the financing impacts our ability to manage our assets;

•	prepayment penalties and restrictions on refinancing;

•	our long-term objectives with regard to the financing;

•	our target investment returns;

•	the ability of particular assets, and our company as a whole, to generate cash flow sufficient to cover expected debt service payments;

•	our overall level of indebtedness;

•	timing of debt maturities;

•	provisions that require recourse and cross-collateralization;

•	corporate credit ratios; and

•	overall ratio of fixed and variable rate debt.

In addition to the financing methods described above, we may utilize tax equity structures to monetize tax attributes that exceed a renewable energy project owner’s federal income tax liability. In instances in which we may rely on third party financing to construct our renewable energy projects, we must be able to demonstrate to our lenders and tax equity investors, as the case may be, that a project is able to generate a sufficient level of returns in order to secure capital at a cost that will make the project attractive for us.

Hedging Activities

If appropriate and desirable for a given electric market or project, our projects may have contracts to hedge future electricity prices to mitigate a portion of the risk of market price fluctuations they will encounter by selling power at variable or market prices. Additionally, we may seek to stabilize our financing costs as well as any potential decline in our investments by entering into derivatives, swaps or other financial products in an attempt to hedge our interest rate risk.

Employ Creative Deal Structuring

Our primary investment strategy is to acquire controlling equity stakes in our target assets; however, we will also provide project financing to projects owned by others, including through the provision of secured loans which may or may not include some form of equity participation. While the capital structure of our projects and businesses is likely to vary, we may also form joint ventures or provide projects with senior unsecured debt, subordinated secured debt, subordinated unsecured debt, mezzanine debt, convertible debt, convertible preferred equity, and preferred equity, and make minority equity investments, where those investments generate current yield. We may also participate in projects by acquiring contractual payment rights or rights to receive a proportional interest in the operating cash flow or net income of such company.

Utilization of Government Incentives and Tax Efficiency

Our organizational structure and tax profile is expected to allow us to make effective use of tax incentives generated from projects in which we hold controlling equity stakes to offset the taxable income generated by our other investments.

Investment Company Act Considerations

We intend to conduct our operations directly and through wholly or majority-owned subsidiaries, so that our company and each of its subsidiaries do not fall within the definition of an “investment company” under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, which we refer to as the “40% test.” For purposes of the 40% test, interests in majority-owned subsidiaries not relying on the exemption contained in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act are excluded from the definition of “investment security.”

We intend to conduct our operations so that the company and most, if not all, of its wholly and majority-owned subsidiaries will comply with the 40% test. We will monitor our holdings on an ongoing basis and in connection with each of our acquisitions to determine compliance with this test. We expect that most, if not all, of our wholly-owned and majority-owned subsidiaries will not be relying on exemptions under Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC, or its staff, were to disagree with our treatment of one of more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Since we will be primarily engaged in the business of acquiring, and financing renewable energy projects, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act. Some of our majority-owned subsidiaries may also rely on the exemption provided by Section 3(c)(5)(B) of the Investment Company Act, which exempts from registration as an investment company any person who is primarily engaged in the business of making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services. The staff of the SEC has issued no-action letters interpreting Section 3(c)(5)(B) pursuant to which the staff has taken the position that this exemption is available to a company with at least 55% of its assets consisting of eligible loans of the type described in the exemption. We believe that many of the loans that we will provide to finance renewable energy projects will be used by the owners of such projects to acquire equipment and to engage contractors to install equipment for such projects. Accordingly, we believe that many of these loans will qualify for this 55% test. However, no assurance can be given that the SEC staff will concur with this position. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying with this exemption.

Conflicts of Interest

For a discussion of the conflicts of interest facing our company and our policies to address these conflicts, see “Conflicts of Interest” on page 128 of this prospectus.

Environmental Regulation

Various U.S. federal, state and local permits are required to construct renewable energy and energy efficiency projects. The projects in which we invest must conform to all applicable environmental regulations and codes, including those relating to the discharge of materials into the air, water and ground, which will vary from place to place and time to time, as well as based on the type of renewable energy asset involved in the project.

As discussed above, we seek to purchase, finance or otherwise invest in projects that are at least “shovel ready,” meaning that all, or substantially all, planning, engineering and permitting, including all major permits and approvals from local and state regulatory agencies, are in place and construction can begin immediately or upon receipt of certain final permits that must be obtained immediately prior to construction. However, the projects in which we invest may incur significant costs in the ordinary course of business related to the maintenance and continued compliance with these laws, regulations and permit requirements.

Failure to comply with these laws, regulations and permit requirements may result in administrative, civil and criminal penalties, imposition of investigatory, cleanup and site restoration costs and liens, denial or revocation of permits or other authorizations and issuance of injunctions to limit or cease operations. In addition, claims for damages to persons or property have been brought and may in the future result from environmental and other impacts of the activities of our projects.

Competition

Though we believe there is currently a capital shortage in the renewable energy sector, we will still compete for projects with other energy corporations, investment funds (including private equity funds and mezzanine funds), traditional financial services companies such as commercial banks and other sources of funding, as well as utilities and other producers of electricity. Moreover, alternative investment vehicles, such as hedge funds, also make investments in renewable energy projects. Our competitors may be substantially larger and have considerably greater financial, technical and marketing resources than we do. For additional information concerning the competitive risks we face, see “Risk Factors—Risks Related to Our Business and Structure—We may face increasing competition for business opportunities, which could delay deployment of our capital, reduce returns and result in losses.”

Staffing

We will not have any employees. We expect that our day-to-day investment operations will be managed by GCM. In addition, we will enter into an administration agreement with Greenbacker Administration pursuant to which it will provide us with administrative services.

As of the date hereof, Greenbacker Administration has delegated certain of its administrative functions to US Bank. Greenbacker Administration may enter into similar arrangements with other third party administrators, including with respect to cash management and fund accounting services. In the future, Greenbacker Administration may perform certain asset management and oversight services, as well as asset accounting and administration services, for the Company. It is anticipated, however, that Greenbacker Administration will delegate such administrative functions to third parties in order to recognize certain operational efficiencies for the benefit of the company. See “Administrative Services.”

Properties

Our executive offices are located at 369 Lexington Avenue, Suite 312, New York, NY 10017. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

Legal Proceedings

None of us, GCM, or the Administrator, is currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us, or against GCM or the Administrator.

MANAGEMENT

Our business and affairs are managed under the direction of our board of directors, as provided by our LLC Agreement and Delaware law. The board has retained GCM to manage our investment activities, the quarterly valuation of our assets and our financing arrangements, subject to the board’s supervision. The board of directors currently has an audit committee and a nominating and corporate governance committee, and may establish additional committees from time to time as necessary. Each director will serve until the next annual meeting of members and until his or her successor is duly elected. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the members upon the affirmative vote of at least a majority of the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. As provided in our LLC Agreement, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.

Our board of directors consists of five members, a majority of whom are independent directors as such term is defined in NASDAQ Listing Rule 5605(a)(2). We are prohibited from making loans or extending credit, directly or indirectly, to our directors or executive officers under section 402 of the Sarbanes-Oxley Act of 2002.

Our board of directors serve in a fiduciary capacity to us and have a fiduciary duty to our members. This means that each director must perform his or her duties in good faith and in a manner that each director considers to be in our best interest and in the best interests of the members. Our board of directors has a fiduciary responsibility for the safekeeping and use of all of our funds and assets and will not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of us.

Directors and Executive Officers

The following table sets forth certain information regarding our directors and executive officers. The biographical descriptions for each director include the specific experience, qualifications, attributes and skills that led to the conclusion by our board of directors that such person should serve as a director.

Name	Age	Position(s) Held with Us	Director/Executive Officer Since
David Sher	50	Director	2012
Charles Wheeler	53	Chief Executive Officer, President, and Director	2012
Richard Butt	58	Chief Financial Officer	2014
Kathleen Cuocolo	61	Independent Director	2013
Robert Herriott	44	Independent Director	2013
David M. Kastin	46	Independent Director	2013

David Sher has been a board member since our inception in December 2012. Mr. Sher has served as Chief Executive Officer and a Senior Managing Director of GCM and Greenbacker Group LLC since August 2012 (having previously served as a Managing Director of Greenbacker Group LLC since February 2011), as well as a member of GCM’s investment committee. He has also served as Chief Executive Officer and as a director of GREC since November 2011. Prior to joining our company, Mr. Sher was a senior adviser at Prospect Capital Corporation, a mezzanine debt and private equity firm that manages a publicly traded, closed-end, dividend-focused investment company, from June 2009 to January 2011. Prior to joining Prospect Capital, Mr. Sher was a serial entrepreneur founding a number of ventures in the financial services and brokerage industry. In 2002, Mr. Sher was a founder and Managing Director of ESP Technologies, a leading provider of financial software and services to institutional asset managers and hedge funds. In May of 2007, that company was sold to a group of investors. Prior to co-founding ESP, Mr. Sher was a founder and CEO of an online brokerage company, ElephantX dot com Inc. Additionally, in September 1997, he co-founded, developed and managed Lafayette Capital Management LLC, a statistical arbitrage hedge fund. Mr. Sher also spent six years at Bear Stearns where he developed trading ideas and strategies for correspondent clearing customers from 1991 to 1997.

Mr. Sher holds a Masters of International Affairs from Columbia University and Bachelor of Arts in Political Science from Rutgers University. Mr. Sher is the brother of Robert Sher.

Mr. Sher was selected to serve as a director because he is our advisor’s Chief Executive Officer and has over 20 years of executive experience in various areas, having previously served as founder and CEO of several companies, including two broker-dealers. He has substantial private equity and investing experience involving originated loan transactions, including serving as a senior adviser at Prospect Capital Corporation, a publicly traded business development company (NASDAQ: PSEC). He also has experience working in the renewable energy sector, including a transaction involving the proposed sale of a 28MW biomass power plant to a private equity firm. David Sher is the brother of Robert Sher, a Managing Director of GCM.

Charles Wheeler has served as our Chief Executive Officer, President, and as a board member since our inception in December 2012. Mr. Wheeler has also served as a Senior Managing Director of GCM and Greenbacker Group LLC since August 2012 (having previously served as a Managing Director of Greenbacker Group LLC since August 2011), and as President and a director of GREC since November 2011. Mr. Wheeler is a veteran of the investment banking industry having spent 24 years, from 1987 to January 2011, with the Macquarie Group, one of Australia’s leading investment banks. During that time, Mr. Wheeler held several senior positions with the Macquarie Group, including Head of Financial Products for North America from 2007 to January 2009 and Head of Renewables for North America from September 2007 to December 2010. From 1998 to August 2007, Mr. Wheeler was a Director of the Financial Products Group at Macquarie in Australia with responsibility for the development, distribution and ongoing management of a wide variety of retail financial products, including REITs, infrastructure bonds, international investment trusts and diversified domestic investment trusts. Prior to joining Macquarie, Mr. Wheeler was a tax manager with Touche Ross & Co. in Australia (which was merged into KPMG in Australia).

Mr. Wheeler holds a Bachelor of Economics from Sydney University and is a member of the Institute of Chartered Accountants of Australia.

Mr. Wheeler was selected to serve as a director because he is our Chief Executive Officer and has significant knowledge of, and relationships within, the project and structured finance industry and the renewable energy sector due to his numerous positions with the Macquarie Group. Mr. Wheeler also brings his extensive background in project and structured finance to bear on the renewables sector. He has experience working in the solar and wind energy sectors while at Macquarie, including a transaction involving the purchase and subsequent management of a large portfolio of distributed solar assets located in California, the consideration of several proposals to invest equity into solar thermal power plants across the Southwest, the acquisition of a wind developer in Texas, and the evaluation of numerous wind development opportunities across Canada and the United States. Furthermore, during his tenure at Macquarie, Mr. Wheeler participated in several other renewable energy resource transactions, including a proposal to invest equity into a significant unlisted geo-thermal developer based in Nevada.

Richard Butt has served as our Chief Financial Officer since April 2014. Mr. Butt has held a wide variety of senior management positions for global investment and financial institutions. Most recently, from July 2012 to August 2013, he served as President and Chief Executive Officer of P3 Global Management LLC, a firm focused on investing in municipal infrastructure assets. From August 2006 to January 2011, he served as President of

Macquarie Capital Investment Management LLC, with offices in New York and Sydney, Australia, responsible for administration, operations, finance, compliance, treasury, marketing, business operations and FX/cash management for portfolios domiciled in North America, Australia, Asia, Europe and the Caribbean. In addition, Mr. Butt served as Chief Financial and Accounting Officer for Macquarie Global Infrastructure Fund, a New York Stock Exchange listed closed end fund (NYSE: MGU). Prior to joining Macquarie, Mr. Butt served as President of Refco Alternative Investments LLC and Refco Fund Holdings LLC, the commodity pool businesses associated with Refco, Inc., from January 2003 to August 2006. In this capacity, Mr. Butt was responsible for the initial development and ongoing operations of numerous public and private commodity pools. During the period from 1990 through 2003, he served in various operational and financial capacities with multiple mutual / hedge fund third party administration firms. Earlier in his career, he served as Vice President at Fidelity Investments, where he was responsible for fund accounting and financial reporting for all equity and global mutual funds. Mr. Butt is a Certified Public Accountant previously working at major accounting firms such as PricewaterhouseCoopers LLP, from July 1978 to July 1985, where he was an Audit Manager, and KPMG from December 1994 to October 1996, where he was a Director in their financial services consulting practice. Mr. Butt holds a Bachelor in Management Science from Duke University.

Kathleen Cuocolo, an Independent Director since July 2013, has been a Private Investor since November 2006. Ms. Cuocolo was formerly Managing Director, Head of Global ETF Accounting and Administration at Bank of New York Mellon from April 2008 until March 2013. Prior to Bank of New York Mellon, she was President of Cuocolo & Associates from January 2004 through March 2008 where she specialized in Board governance services. From September 1982 through July 2003, Ms. Cuocolo served as Executive Vice President of State Street Corporation where she was also Head of US Fund Administration Services and the founder of Exchange Traded Fund Services. In addition, Ms. Cuocolo has served as independent director of Guardian Life Mutual Funds from June 2006 through their acquisition by RS Investments in December 2007, Chairperson of Select Sectors SPDR Trust from August 2000 through October 2007, trustee of SPDR Trust from January 1993 through July 2003, President and Director of The China Fund from September 1999 through July 2003 and President of the State Street Master Funds from January 2000 through July 2003. Ms. Cuocolo was selected to serve as an independent director based upon her extensive experience in financial service administration as well as well as an investor.

Robert Herriott, an Independent Director since July 2013, founded RBT Public Affairs Group in January of 2009. Mr. Herriott has worked in public affairs since 1994 serving in various political, legislative, and governmental liaison roles. In his capacity with RBT Public Affairs Group, Mr. Herriott has been involved with legislative and regulatory issues concerning FATCA, the Dodd-Frank Act, and Investment Management Operational Due Diligence, among others including Green Energy Initiatives and Healthcare. Prior to forming RBT Public Affairs Group, Mr. Herriott served from January 2007 to April 2009 as an internal advisor to the Toy Industry Association assisting in the legislative and regulatory reform of the industry, and harmonizing manufacturing standards between the United States, China and the European Union. Mr. Herriott has testified before legislative bodies regarding pending legislation, and spoken throughout the U.S. and internationally on how to interact with government, communication strategy, the U.S. legislative process, and specific industry issues pending before governmental entities. Mr. Herriott continues to advise clients on macro and micro governmental and political risk analysis, as well as reputation management and public affairs campaigns. Mr. Herriott was selected to serve as an independent director based on his extensive experience with legislative and regulatory issues, and with federal government energy initiatives, in particular.

David M. Kastin, an Independent Director since July 2013, has been Senior Vice President-General Counsel and Corporate Secretary of Town Sports International Holdings, Inc. (NASDAQ: CLUB) since joining Town Sports in August 2007. From March 2007 through July 2007, Mr. Kastin was Senior Associate General Counsel and Corporate Secretary of Sequa Corporation, a diversified manufacturer. From March 2003 through December 2006, Mr. Kastin was in-house counsel at Toys “R” Us, Inc., most recently as Vice President — Deputy General Counsel. From 1996 through 2003, Mr. Kastin was an associate in the corporate and securities departments at several prominent New York law firms, including Bryan Cave LLP. From September 1992 through October

1996, Mr. Kastin was a Staff Attorney in the Northeast Regional Office of the U.S. Securities and Exchange Commission. Mr. Kastin was selected to serve as an independent director based on his extensive experience as a legal advisor to publicly traded companies.

Committees of the Board of Directors

The entire board of directors considers all major decisions concerning our business. However, our LLC Agreement provides that our board of directors may establish such committees as our board believes appropriate. Our board of directors will appoint the members of the committee in its discretion, provided a majority of the members of the audit committee of our board of directors must be comprised of independent directors. Our board of directors has established an audit committee and adopted a charter for the audit committee that complies with current U.S. federal and NASDAQ rules relating to corporate governance matters. In addition, our board of directors has established a nominating and corporate governance committee, as described below.

Audit Committee

Our audit committee is composed of Kathleen Cuocolo, Robert Herriott and David M. Kastin, all of whom are independent directors. The audit committee will assist the board of directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

Kathleen Cuocolo chairs our audit committee and serves as our “audit committee financial expert,” as that term is defined by the SEC.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is composed of Charles Wheeler and David Sher. The nominating and corporate governance committee operates pursuant to a charter approved by our board of directors. The charter sets forth the responsibilities of the nominating and corporate governance committee, including making nominations for the appointment or election of independent directors, retirement policies and investment professionals training policies.

Compensation of Independent Directors

Our independent directors did not receive any compensation from our company for the fiscal year ended 2012. Messrs. Sher and Wheeler do not receive any compensation for their service as directors.

Our independent directors will receive an annual fee of $15,000 for the first year following the commencement of this offering and an annual fee of $25,000 for the second year following the commencement of this offering. From and following the third year following the commencement of this offering, and until such time as our assets under management exceed $750 million, such annual fee will remain at $25,000, but we will also pay a fee of $1,000 to our independent directors for each board meeting attended. At such time as our assets under management exceed $750 million, the annual fee will be increased to $30,000 per year and our independent directors will continue to receive a fee of $1,000 for each board meeting attended. In addition to the annual fee and fee for meeting attendance, as applicable, we will reimburse our independent directors for any reasonable out-of-pocket expenses incurred for its service as a director. In addition, the Chairman of the Audit

Committee will receive an annual fee of $5,000 for his or her additional services, if any, in this capacity. In addition, we purchase directors’ and officers’ liability insurance on behalf of our directors and officers.

Compensation of Executive Officers

None of our executive officers will receive any compensation for their service as our executive officers.

Compensation Committee Interlocks and Insider Participation

No compensation committee exists, and no deliberations occurred with respect to executive compensation, as no executive officers will receive any compensation for their service as executive officers.

Conflicts of Interest

For a discussion of the conflicts of interest facing our company and our policies to address these conflicts, see “Conflicts of Interest” on page 128 of this prospectus.

Our Advisor

Our advisor is Greenbacker Capital Management LLC. Our officers and two of our directors also are officers, key personnel and/or members of our advisor. Our advisor has contractual responsibility to us and our members pursuant to the advisory agreement. Our advisor is indirectly majority-owned and controlled by GCM’s senior executives. The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
David Sher	50	Chief Executive Officer and Senior Managing Director
Charles Wheeler	53	Senior Managing Director
Robert Sher	49	Managing Director
James Weiner	48	Managing Director
Robert Lawsky	46	General Counsel and Managing Director
Spencer Mash	33	Managing Director
Ken Jaffe	47	Executive Vice President

For a description of Messrs. David Sher, Wheeler and Lawsky, see “—Directors and Executive Officers” above.

Robert Sher has served as a Managing Director of GCM since August 2012 and as Managing Director of Greenbacker Group LLC since February 2011. Prior to joining GCM, from 2008 to 2009, Mr. Sher consulted for Globus Renewables, an Irish-based renewable energy fund focused on the acquisition of wind and solar properties in Spain and Ireland. Mr. Sher co-founded three diverse entrepreneurial ventures including a statistical arbitrage hedge fund, an innovative institutional brokerage company, as well as a financial technology company. In 2002, Mr. Sher co-founded ESP Technologies, where he served as the Head of Operations and Registered Securities Principal of its broker/dealer business until 2008. In May of 2007, that company was sold to a group of investors. In 1999, Mr. Sher was a founder of ElephantX dot com Inc, where he served as the President, Head of Operations and served on the firm’s Board of Directors until 2002, when ElephantX dot com Inc was sold and renamed as ESP Technologies. Prior to being a founder of ElephantX dot com Inc, from 1997 to 1999, Mr. Sher co-founded and ran operations as the Director of Operations for Lafayette Capital Management LLC, a New York-based statistical arbitrage hedge fund. Mr. Sher started his career at Citibank NA, where he managed emerging markets customer service and accounting teams, servicing their institutional client base from 1991 to 1997.

Mr. Sher holds a Masters of International Affairs, International Policy Analysis and Management Columbia University and Bachelor of Arts in History and Political Science from Rutgers University.

Mr. Sher has experience in the renewable energy sector, including consulting on finance proposals to purchase various utility scale wind projects (400MW) in Valencia and Catalunya, Spain. In addition, since joining Greenbacker Group, LLC, Mr. Sher has originated solar deals comprising over 75MW of rated capacity in New Jersey (e.g., 1.5MW in Medford Township, 10MW in White Township, 20MW in Tinton Falls, and 38MW in Pemberton), Florida (e.g., 335KW in Gainesville), and Canada (10MW in projects under the micro feed-in tariff (MicroFIT) program in Ontario). Robert Sher is the brother of David Sher, a director on our board of directors.

James Weiner has served as a Managing Director of GCM since August 2012 and as Managing Director of Greenbacker Group LLC since February 2011. From 2002 through 2009, Mr. Weiner served as Managing Director and Chief Operating Officer of ESP Technologies, a leading provider of financial software and services to institutional asset managers and hedge funds. Along with David and Robert Sher, Mr. Weiner co-founded ESP Technologies in 2002. Mr Weiner was also a founder of ElephantX dot com Inc. in 1999 and served as Managing Director and Chief Operating Officer. As Chief Operating Officer of both ElephantX dot com Inc. and ESP Technologies, Mr. Weiner held principal responsibility for software development, IT infrastructure, call center operations, due diligence processes and overall customer satisfaction globally. Prior to ElephantX and ESP Technologies, Mr. Weiner was a co-founder and served as the Director of Business Operations and Finance at Image Data, a high-tech fraud prevention company, from 1997 to 1999. While at Image Data, Mr. Weiner raised angel financing and capital contributions from the U.S. Senate and Secret Service Appropriations. He spent nine years, from 1988 to 1996, at Lockheed Martin – Sanders and oversaw the implementation of Lockheed’s first non-military commercial venture, which resulted in the creation of a cellular location system and service. Since joining Greenbacker Group, LLC, Mr. Weiner has reviewed, analyzed and provided due diligence analysis on solar deals comprising over 75MW of rated capacity in New Jersey (e.g., 1.5MW in Medford Township, 10MW in White Township, 20MW in Tinton Falls, and 38MW in Pemberton), Florida (e.g., 335KW in Gainesville), and Canada (10MW in projects under the micro feed-in tariff (MicroFIT) program in Ontario).

Mr. Weiner holds a Masters of Business Administration from Boston University and a Bachelor of Science in Business Administration from Northeastern University.

Spencer Mash has served as a Managing Director of GCM since August 2012 and as Managing Director of Greenbacker Group LLC since February 2011. Mr. Mash has experience in structuring, modeling, performing diligence for, and executing transactions such as mergers and acquisitions, investments in private debt securities and bankruptcy restructurings. Prior to joining GCM, from 2010 to 2011, Mr. Mash was employed by TM Capital Corp., a boutique investment bank where he focused on sell side mergers and acquisitions assignments and bankruptcy restructurings. From 2008 to 2009, Mr. Mash was an investment analyst at Gandhara Capital LTD, a long / short hedge fund investing in global large cap public equity. From 2005 to 2008, Mr. Mash was employed by Deerfield Capital Management in its Leveraged Finance Group. Mr. Mash’s duties included performing in-depth due diligence and financial analyses, negotiating loan documentation and monitoring over 20 investments in private middle market first lien, second lien, mezzanine and one-stop senior secured debt investments. From 2003 to 2005, Mr. Mash was an analyst at Bank of America Merrill Lynch, where he analyzed, structured and marketed financial sponsor- and mergers and acquisitions-related leveraged loan and high yield securities.

Mr. Mash graduated magna cum laude from The University of Pennsylvania’s Wharton School of Business with a Bachelor of Science in Economics with a concentration in Finance and Marketing.

Ken Jaffe has served as an Executive Vice President of GCM since December 2012. Mr. Jaffe is a co-founder of Strategic Capital Companies, LLC and has been a Managing Director since Strategic Capital Companies’ formation in June 2009. Since June 2009, Mr. Jaffe has also been serving as President of Strategic Capital Advisory Services, LLC, a subsidiary of Strategic Capital Companies. Mr. Jaffe is responsible for developing and maintaining a proprietary technology and operations support platform for Strategic Capital Companies’ offering investment products through the SC Distributors network. From August 2005 to May 2009,

Mr. Jaffe served as the Chief Operating Officer of KBS Capital Markets Group, LLC where he was responsible for the technology and operations of KBS Capital Markets Group. From March 2003 to July 2005, Mr. Jaffe was President of Jaffe Technologies, a technology consulting firm servicing large financial institutions such as the John Hancock Financial Network. From July 2000 to February 2003, Mr. Jaffe served as Executive Vice President and Chief Information Officer of Metlife Investors. He was responsible for consolidating the technology platforms of two existing insurance companies owned by MetLife while establishing a state of the art web-based infrastructure for the newly merged entity. This platform included eCommerce initiatives for distribution of financial services products, process re-engineering for telemarketing and customer service functions and the development of a CRM / Data Warehousing solution. While at MetLife Mr. Jaffe was invited to join several industry advisory boards including Palm Computing, Filenet, Docucorp and the NAVA Technology Steering Committee. He was also the recipient of Insurance and Technology Magazine’s Elite 8 award for 2002. From 1996 to 2000, Mr. Jaffe was at Equitable Distributors, Inc. where he served as its Chief Information Officer. At this time, Mr Jaffe was appointed one of Computer World's top 100 IT Professionals in America and received a ranking of #27 in Information Week’s top 500 technology innovators for 2000. From 1993 to 1996, Mr. Jaffe served at Pacific Mutual as a Director of Management Information Systems in their managed assets division. He began his financial services career in 1987 with J.P. Morgan as a Programmer/Analyst focusing on securities trading systems.

Mr. Jaffe graduated from Dartmouth College with a degree in Psychology modified with Computer Science.

A Global Energy Partner

In its role as strategic partner to our advisor, GGIC, LTD (“GGIC”, formerly known as Guggenheim Global Infrastructure Company, LTD, and an affiliate of Guggenheim Partners, LLC) will assist our advisor in identifying and evaluating investment opportunities and monitoring those investments over time. This unique relationship allows our advisor to leverage the relationships, expertise, origination capabilities, and proven investment and monitoring processes used by GGIC.

GGIC is managed by Franklin Park Holdings (FPH), a firm that focuses on investments in the global power and utilities sector and has developed, invested in and managed power and utility projects in the United States, Asia and Latin America. Between 2007 and 2012 FPH was responsible for developing, implementing and managing the businesses of GGIC. FPH and Guggenheim Partners co-own an interest in the operating assets of GGIC, including an investment in our advisor, GCM. In addition to their experience with GGIC, FPH’s management team, Tom Tribone, Sonny Lulla and Robert Venerus are former Senior Executives of The AES Corporation, a Fortune 200 power company. FPH’s management team has extensive transactional and operational experience spanning over $30 billion of power and infrastructure transactions worldwide. Thomas Tribone and Sonny Lulla will serve on GCM’s investment committee.

Guggenheim Partners, LLC is a privately held global financial services firm with more than $160 billion in assets under management. The firm provides asset management, investment banking and capital markets services, insurance, institutional finance and investment advisory solutions to institutions, governments and agencies, corporations, investment advisors, family offices and individuals.

Investment Committee

Our investments will require the unanimous approval of GCM’s investment committee, which will be comprised of David Sher, Charles Wheeler and two representatives of GGIC, Sonny Lulla and Thomas Tribone. The following sets forth certain information regarding the members of GCM’s investment committee.

Thomas Tribone is President and CEO of GGIC. Prior to co-founding GGIC, he was the number two executive at The AES Corporation (“AES”). His transactional and operational experience spans over US$30bn of transactions worldwide. At AES, he originated and executed most of the significant transactions undertaken by the company. He led AES beyond thermal power generation into infrastructure development and was responsible for the day-to-day operations of businesses with over 20 million customers, 19,000 MW of generation, and 50,000 employees. He had a key role in developing power projects and companies in emerging markets, with particular focus on Latin America.

Sonny Lulla is an Executive Vice President of GGIC. He is also Chief Executive Officer of Infrastructure India plc, an infrastructure fund with holdings in renewable power, transportation and logistics in India. Prior to co-founding GGIC, he was employed by AES as President of AES Brasil Energia with responsibility for businesses in Brazil generating over US$1bn in annual revenue. In this capacity he had responsibility for hydroelectric, thermal, distribution, and telecoms assets and led significant multi-billion dollar transactions. Previously he held positions in power and utilities financing at Morgan Stanley, CMS Energy Corporation and Credit Suisse First Boston.

Please see “Management—Directors and Executive Officers” for biographical information for Messrs Sher and Wheeler.

ADVISORY AGREEMENT

Advisory Services

GCM, a private firm that intends to register as an investment adviser under the Advisers Act, will serve as our advisor. Subject to the overall supervision of our board of directors, GCM will manage our day-to-day operations and provide advisory and management services to us. Under the terms of our advisory agreement, GCM will, among other things:

•	determine the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•	identify, evaluate and negotiate the structure of the investments we make (including performing due diligence on our prospective projects);

•	close and monitor the investments we make; and

•	assist in the preparation of requests to members.

We currently expect our advisor and its officers and employees to spend substantially all of their time and resources on us. Pursuant to our advisory agreement, officers and personnel of the advisor who provide services to us must comply with our code of business conduct and ethics, including the conflicts of interest policy included in the code of business conduct and ethics, which prohibits such officers and personnel from engaging in any transaction that involves an actual conflict of interest with us without the approval of a majority of our independent directors. However, GCM’s services under the advisory agreement are not exclusive, and it, and its members and affiliates, are free to furnish similar services to other entities so long as its services to us are not impaired.

The advisory agreement was approved by our board of directors and will become effective as of the date that we meet our minimum offering requirement. Unless earlier terminated as described below, the advisory agreement will remain in effect for a period of one year from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of our independent directors.

We may terminate the advisory agreement, without penalty, upon 60 days' written notice. The decision to terminate the agreement may be made by a majority of our independent directors. In addition, GCM may terminate the advisory agreement with us upon 120 days' written notice. If the advisory agreement is terminated or not renewed, we will pay our advisor accrued and unpaid fees and expense reimbursements, including any payment of subordinated fees, earned prior to termination or non-renewal of the advisory agreement.

Pursuant to the advisory agreement, which has been approved by our board of directors, GCM is authorized to retain one or more subadvisors with expertise in our target assets to assist GCM in fulfilling its responsibilities under the advisory agreement.

Under the advisory agreement, GCM will be required to monitor any subadvisor to ensure that material information discussed by management of any subadvisor is communicated to our board of directors, as appropriate.

If GCM retains any subadvisor to assist it in fulfilling its responsibilities under the advisory agreement, our advisor will pay such subadvisor a portion of the fees that it receives from us. We will not pay any additional fees to a subadvisor. While our advisor will oversee the performance of any subadvisor, our advisor will remain primarily liable to us to perform all of its duties under the advisory agreement, including those delegated to any subadvisor.

GCM has a fiduciary responsibility to us pursuant to the advisory agreement.

Management Fee and Incentive Allocation and Distribution

Pursuant to an advisory agreement, we will pay GCM a base management fee for advisory and management services. The base management fee will be calculated at a monthly rate of 0.167% (2.00% annually) of our gross assets (including amounts borrowed). For services rendered under the advisory agreement, the base management fee will be payable monthly in arrears. The base management fee will be calculated based on the average of the values of our gross assets for each day of the prior month. Base management fees for any partial period will be appropriately pro-rated.

GCM may elect to defer or waive all or a portion of the fees that would otherwise be paid to it in its sole discretion. Any portion of a deferred fee not taken as to any period will be deferred without interest and may be taken in any other period prior to the occurrence of a liquidity event as GCM may determine in its sole discretion.

In addition, the Special Unitholder, an entity affiliated with our advisor, will hold the special unit in our company entitling it to an incentive allocation and distribution. Pursuant to our LLC Agreement, the incentive allocation and distribution, or Incentive Distribution, will have three parts as follows: The first part, the income incentive distribution, will be calculated and payable quarterly in arrears based on our pre-incentive distribution net investment income for the immediately preceding fiscal quarter. For this purpose, pre-incentive distribution net investment income means (1) interest income, (2) dividend, project and distribution income from equity investments (but excluding that portion of distributions that are treated as a return of capital) and (3) any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive, but excluding any fees for providing managerial assistance) accrued during the fiscal quarter, minus our operating expenses for the fiscal quarter (including the base management fee, expenses payable under the administration agreement with our Administrator, and any interest expense and distributions paid on any issued and outstanding indebtedness and preferred units of limited liability company interest, but excluding the incentive distribution). Pre-incentive distribution net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income that we have not yet received in cash. If interest income is accrued but never paid, our board of directors would decide to write off the accrual in the fiscal quarter when the accrual is determined to be uncollectible. The write off would cause a decrease in interest income for the fiscal quarter equal to the amount of the prior accrual. GCM is not under any obligation to reimburse us for any part of the incentive distribution it received that was based on accrued income that we never receive as a result of a default by an entity on the obligation that resulted in the accrual of such income. Pre-incentive distribution net investment income does not include any realized capital gains, realized capital losses, unrealized capital appreciation or depreciation or any accrued income taxes and other taxes including, but not limited to, franchise, property, and sales taxes. Pre-incentive distribution net investment income, expressed as a rate of return on the value of our average adjusted capital at the end of the fiscal quarter will be compared to a “hurdle rate” of 1.75% per fiscal quarter (7.00% annualized). Our net investment income used to calculate this part of the Incentive Distribution is also included in the amount of our gross assets used to calculate the 2.00% annualized base management fee.

Adjusted capital shall mean: cumulative gross proceeds generated from sales of our shares and preferred units of limited liability company interests (including our distribution reinvestment plan) reduced for distributions to members of proceeds from non-liquidation dispositions of our assets and amounts paid for share repurchases pursuant to our share repurchase program. Average adjusted capital shall mean: the average value of the adjusted capital for the two most recently completed fiscal quarters.

The Special Unitholder shall receive an Incentive Distribution with respect to our pre-incentive distribution net investment income in each fiscal quarter as follows:

•	no Incentive Distribution in any fiscal quarter in which our pre-incentive distribution net investment income does not exceed the “hurdle rate” of 1.75%;

•

100% of our pre-incentive distribution net investment income with respect to that portion of such pre-incentive distribution net investment income, if any, that exceeds the hurdle but is less than 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate). We refer to this portion of our pre-incentive distribution net investment income (which exceeds the hurdle but is less than 2.1875%) as the “catch-up.” The “catch-up” is meant to provide the Special Unitholder with 20% of our pre-incentive distribution net investment income as if a hurdle did not apply if this net investment income exceeds 2.1875% in any fiscal quarter; and

•

20% of the amount of our pre-incentive distribution net investment income, if any, that exceeds 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate) is distributed to the Special Unitholder (once the hurdle is reached and the catch-up is achieved, 20% of all pre-incentive distribution investment income thereafter is allocated to the Special Unitholder).

The following is a graphical representation of the calculation of the income-related portion of the incentive distribution:

Quarterly Incentive Distribution Based on Net Investment Income

Pre-incentive distribution net investment income

(expressed as a percentage of the value of average adjusted capital)

Percentage of pre-incentive distribution net investment income allocated to the Special Unitholder

These calculations are appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter. You should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive distribution hurdle rate and may result in an increase of the amount of Incentive Distributions payable to the Special Unitholder with respect to pre-incentive distribution net investment income.

The second part of the Incentive Distribution, the capital gains incentive distribution, will be determined and payable in arrears as of the end of each fiscal quarter (or upon termination of the advisory agreement, as of the termination date) and will equal 20.0% of our realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal quarter, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive distributions. For purposes of calculating the foregoing: (1) the calculation of the Incentive Distribution shall include any capital gains that result from cash distributions that are treated as a return of capital, (2) any such return of capital will be treated as a decrease in our cost basis of an investment, and (3) all quarterly valuations will be determined by us in accordance with our valuation procedures. In determining the capital gains incentive distribution to which the Special Unitholder may be entitled, we will calculate the aggregate realized capital gains, aggregate realized capital losses and aggregate unrealized capital depreciation, as applicable, with respect to each of our assets. For this purpose, aggregate realized capital gains, if any, will equal the sum of the differences between the net sales price of each investment, when sold or otherwise disposed, and the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. Aggregate realized capital losses will equal the sum of the amounts by which the net sales price of each investment, when sold or otherwise disposed, is less than the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. Aggregate unrealized capital depreciation will equal the sum of the difference, if negative, between the valuation of each investment as of the applicable date and the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. At the end of the applicable period, the amount of capital gains that serves as the basis for our calculation of the capital gains incentive distribution will equal the aggregate realized capital gains, excluding any accrued income taxes and other taxes including, but not limited to, franchise, property, and sales taxes associated with the sale or disposal of the asset, less aggregate realized capital losses and less aggregate unrealized capital depreciation with respect to our assets. If this number is positive at the end of such period, then the capital gains incentive distribution for such period will be equal to 20% of such amount, less the aggregate amount of any capital gains incentive distributions paid in all prior periods.

Because of the structure of the Incentive Distribution, it is possible that the Special Unitholder may be entitled to receive an Incentive Distribution in a fiscal quarter where we incur a loss. For example, if we receive pre-incentive distribution net investment income in excess of the hurdle rate for a fiscal quarter, we will make the applicable income incentive distribution even if we have incurred a loss in that fiscal quarter due to realized or unrealized losses on our investments.

The third part of the Incentive Distribution, which we refer to as the liquidation incentive distribution, will equal 20.0% of the net proceeds from a liquidation of our company in excess of adjusted capital, as calculated immediately prior to liquidation. In the event of any liquidity event that involves a listing of our shares, or a transaction in which our members receive shares of a company that is listed, on a national securities exchange, if that liquidity event produces a listing premium (which we define as the amount, if any, by which our listing value following such liquidity event exceeds the adjusted capital, as calculated immediately prior to such listing), the liquidation incentive distribution, which will equal 20% of any listing premium, will be determined and payable in arrears 30 days after the commencement of trading following such liquidity event. For the purpose of calculating this distribution, our “listing value” will be the product of: (i) the number of listed shares and (ii) average closing price per share over the 30 trading-day period following such liquidity event. For the purpose of calculating the listing premium, any cash consideration received by members in connection with any such liquidity event will be included in (as an addition to) our listing value. In the event that the members receive non-listed securities as full or partial consideration with respect to any listing, no value will be attributed to such non-listed securities. For a description of our potential liquidity events, see “Liquidity Strategy.”

The liquidation incentive distribution is payable in cash or shares, or in any combination thereof.

Upon the occurrence of a Trigger Event, we will have the right, but not the obligation, to repurchase the special unit or the special preferred stock, as applicable, at the fair market value of the special unit or the special preferred stock on the date of termination, as determined by an independent appraiser. In such event, the purchase price will be paid in cash or shares of limited liability company interests, at the option of the Special Unitholder. We must purchase any such interests within 120 days after giving the Special Unitholder written notice of our desire to repurchase the special unit or the special preferred stock. If the advisory agreement is terminated or not renewed, we will pay our advisor accrued and unpaid fees and expense reimbursements, including any payment of subordinated fees, earned prior to termination or non-renewal of the advisory agreement.

Examples of Quarterly Incentive Distribution Calculation

Example 1: Income Related Portion of Incentive Distribution (*):

Alternative 1

Assumptions

Investment income (including interest, distributions, fees, etc.) = 1.25%

Hurdle rate (1) = 1.75%

Management fee (2) = 0.500%

Other operating expenses (i.e. legal, accounting, custodian, transfer agent, etc.) = 0.20%

Pre-incentive distribution net investment income

    (investment income – (management fee + other operating expenses)) = 0.55%

Pre-incentive net investment income does not exceed hurdle rate, therefore there is no incentive distribution.

Alternative 2

Assumptions

Investment income (including interest, distributions, fees, etc.) = 2.70%

Hurdle rate (1) = 1.75%

Management fee (2) = 0.50%

Other operating expenses (i.e. legal, accounting, custodian, transfer agent, etc.) = 0.20%

Pre-incentive distribution net investment income

    (investment income – (management fee + other operating expenses)) = 2.00%

Pre-incentive net investment income exceeds hurdle rate, therefore there is an income incentive distribution payable by us to GCM.

Incentive distribution = 100% × pre-incentive distribution net investment income, subject to the “catch-up” (3)

                             = 100% × (2.00% – 1.75%)

                             = 0.25%

Alternative 3

Assumptions

Investment income (including interest, distributions, fees, etc.) = 3.00%

Hurdle rate (1) = 1.75%

Management fee (2) = 0.50%

Other operating expenses (i.e. legal, accounting, custodian, transfer agent, etc.) = 0.20%

Pre-incentive distribution net investment income

    (investment income – (management fee + other operating expenses)) = 2.30%

Pre-incentive net investment income exceeds hurdle rate, therefore there is an income incentive distribution made to the Special Unitholder.

Incentive distribution = 20% × pre-incentive distribution net investment income, subject to “catch-up” (3)

Incentive distribution = 100% × “catch-up” + (20% × (pre-incentive distribution net investment income – 2.1875%))

Catch-up = 2.1875% – 1.75%

                               = 0.4375%

Incentive distribution = (100% × 0.4375%) + (20% × (2.3% – 2.1875%))

                               = 0.4375% + (20% × 0.1125%)

                               = 0.4375% + 0.0225%

                               = 0.46%

(1)	Represents 7.00% annualized hurdle rate.
(2)	Represents 2.00% annualized management fee.
(3)	The “catch-up” provision is intended to provide the Special Unitholder with an incentive distribution of 20% on all of our pre-incentive distribution net investment income as if a hurdle rate did not apply when our net investment income exceeds 2.1875% in any fiscal quarter.

Example 2: Capital Gains Portion of Incentive Distribution:

Alternative 1:

Assumptions

•	Year 1: $20 million investment made in company A (“Investment A”), and $30 million investment made in company B (“Investment B”)

•	Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million

•	Year 3: FMV of Investment B determined to be $25 million

•	Year 4: Investment B sold for $31 million

The capital gains portion of the incentive distribution would be:

•	Year 1: None

•	Year 2: Capital gains incentive distribution of $6 million ($30 million realized capital gains on sale of Investment A multiplied by 20%)

•	Year 3: None

•	Year 4: Capital gains incentive distribution of $200,000

$6.2 million ($31 million cumulative realized capital gains multiplied by 20%) less $6 million (capital gains fee taken in Year 2)

Alternative 2

Assumptions

•	Year 1: $20 million investment made in company A (“Investment A”), $30 million investment made in company B (“Investment B”) and $25 million investment made in company C (“Investment C”)

•	Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

•	Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million

•	Year 4: FMV of Investment B determined to be $35 million

•	Year 5: Investment B sold for $20 million

The capital gains incentive distribution, if any, would be:

•	Year 1: None

•	Year 2: $5 million capital gains incentive distribution

•	20% multiplied by $25 million ($30 million realized capital gains on Investment A less $5 million unrealized capital depreciation on Investment B)

•	Year 3: $1.4 million capital gains incentive distribution(1)

$6.4 million (20% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $5 million capital gains fee received in Year 2

•	Year 4: None

•	Year 5: None

$5 million (20% multiplied by $25 million (cumulative realized capital gains of $35 million less realized capital losses of $10 million)) less $6.4 million cumulative capital gains fee paid in Year 2 and Year 3

(1)	As illustrated in Year 3 of Alternative 1 above, if we were to be wound up on a date other than December 31st of any year, we may have paid aggregate capital gains incentive distributions that are more than the amount of such fees that would be payable if we had been wound up on December 31 of such year.

Example 3: Liquidation Incentive Distribution

Alternative 1

Assumptions

•

Year 1: Gross offering proceeds total $85 million. $20 million investment made in company A (“Investment A”), $30 million investment made in company B (“Investment B”) and $25 million investment made in company C (“Investment C”).

•

Year 2: Investment A sold for $25 million and all proceeds, net of any capital gains incentive distributions payable, are returned to members. FMV of Investment B determined to be $30 million and FMV of Investment C determined to be $27 million.

•	Year 3: FMV of Investment B determined to be $31 million. FMV of Investment C Determined to be $20 million.

•	Year 4: FMV of Investment B determined to be $35 million. FMV of Investment C determined to be $25 million.

•	Year 5: Investments B and C sold in an orderly liquidation for total proceeds of $55 million. All proceeds, net of any capital gains incentive distributions payable, are returned to members.

The capital gains incentive distribution, if any, would be:

•	Year 1: None

•

Year 2: Incentive distribution on capital gains during operations of $1 million ($5 million realized capital gains on sale of Investment A multiplied by 20.0%). Adjusted capital now equals $61 million ($85 million gross proceeds less $24 million returned to members from the sale of portfolio investments).

•	Year 3: None

•	Year 4: None

•	Year 5: No liquidation incentive distribution due—Liquidation proceeds of $55 million are less than adjusted capital immediately prior to liquidation ($61 million).

Alternative 2

Assumptions

•

Year 1: Gross offering proceeds total $85 million. $20 million investment made in company A (“Investment A”), $30 million investment made in company B (“Investment B”) and $25 million investment made in company C (“Investment C”).

•

Year 2: Investment A sold for $25 million and all proceeds, net of any capital gains incentive distributions payable, are returned to members. FMV of Investment B determined to be $30 million and FMV of Investment C determined to be $27 million.

•	Year 3: FMV of Investment B determined to be $31 million. FMV of Investment C determined to be $20 million.

•	Year 4: FMV of Investment B determined to be $35 million. FMV of Investment C determined to be $25 million.

•	Year 5: Investments B and C sold in an orderly liquidation for total proceeds of $80 million. All proceeds, net of any capital gains incentive distributions payable, are returned to members.

The capital gains incentive distribution, if any, would be:

•	Year 1: None

•

Year 2: Incentive distribution on capital gains during operations of $1 million ($5 million realized capital gains on sale of Investment A multiplied by 20.0%). Adjusted capital now equals $61 million ($85 million gross proceeds less $24 million returned to members from the sale of portfolio investments).

•	Year 3: None

•	Year 4: None

•

Year 5: $3.8 million liquidation incentive distribution—20.0% multiplied by liquidation proceeds ($80 million) in excess of adjusted capital immediately prior to liquidation ($61 million), or $19 million.

Alternative 3 (If the liquidity event is a listing)

Assumptions

•

Year 1: Gross offering proceeds total $85 million. $20 million investment made in company A (“Investment A”), $30 million investment made in company B (“Investment B”) and $25 million investment made in company C (“Investment C”).

•	Year 2: Investment A sold for $25 million and all proceeds, net of any capital gains incentive distributions payable, are returned to members.

Incentive distribution on capital gains paid to GCM of $1 million ($5 million realized capital gains on sale of Investment A multiplied by 20.0%). Adjusted capital now equals $61 million ($85 million gross proceeds less $24 million returned to members from the sale of portfolio investments).

•	Year 3: No change in adjusted capital.

•	Year 4: No change in adjusted capital.

•	Year 5: All shares of the company are listed on a national securities exchange. The listing value is $85 million.

The liquidation incentive distribution in this example would be:

Year 5: $4.8 million liquidation incentive distribution (20% multiplied by $24 million listing premium ($85 million listing value in excess of $61 million of adjusted capital immediately prior to listing)).

The returns shown are for illustrative purposes only. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in the examples above.

Payment of Our Expenses

Our primary operating expenses are the payment of advisory fees and other expenses under the advisory agreement and other expenses necessary for our operations. Our advisory fee will compensate GCM for its work in identifying, evaluating, negotiating, executing, monitoring and servicing our investments. We will also pay fees and expenses on a direct cost basis to Greenbacker Administration for the administrative services it provides under the administration agreement.

We will bear all other expenses of our operations and transactions, including (without limitation) fees and expenses relating to:

•	corporate and organizational expenses relating to offerings of our shares, subject to limitations included in the advisory agreement;

•	the cost of effecting sales and repurchase of shares and other securities;

•	investment advisory fees;

•

fees payable to third parties relating to, or associated with, making investments and valuing investments, including fees and expenses associated with performing due diligence reviews of prospective investments;

•	transfer agent and custodial fees;

•	fees and expenses associated with marketing efforts;

•	federal and state registration fees;

•	federal, state and local taxes;

•	independent directors’ fees and expenses;

•	costs of proxy statements, members’ reports and notices;

•	fidelity bond, directors and officers/errors and omissions liability insurance and other insurance premiums;

•	direct costs such as printing, mailing, long distance telephone, and staff;

•	fees and expenses associated with independent audits and outside legal costs, including compliance with the Sarbanes-Oxley Act of 2002;

•	costs associated with our reporting and compliance obligations under applicable federal and state securities laws;

•	brokerage commissions for our investments;

•	all other expenses incurred by GCM, in performing its obligations subject to the limitations included in the advisory agreement; and

•

all other expenses incurred by either the Administrator or us in connection with administering our business, including payments for the administrative services the Administrator provides under the administration agreement that will be based upon our allocable portion (subject to the review and approval of our board of directors) of the Administrator’s overhead and other expenses.

Organization and Offering Expenses

We will reimburse our advisor and its affiliates for organization and offering expenses it may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount in the primary offering and under the distribution reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be 1.5% of gross offering proceeds. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including but not limited to:

•	Our legal, accounting, printing, mailing and filing fees;

•	Charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering;

•	Reimbursement of bona fide due diligence expenses of broker-dealers;

•

Reimbursement of our advisor for costs in connection with preparing sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers; and

•

Reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs and costs and expenses associated with the facilitation of the marketing of shares and the ownership of shares by such broker-dealers’ customers, which will be included in underwriting compensation.

Other Operating Expenses

We will reimburse the expenses incurred by GCM or its affiliates in connection with its provision of services to us, including the investigation and monitoring of our investments and costs incurred in connection with GCM’s valuation methodologies or the effecting of sales and repurchases of our shares and other securities. We will not reimburse our advisor or its affiliates for (i) rent or depreciation, utilities, capital equipment and other administrative items; (ii) salaries, fringe benefits and other similar items incurred or allocated to any controlling person of GCM; (iii) the salaries and benefits paid to any executive officer or board member of GCM; or (iv) any services for which GCM receives a separate fee.

Indemnification

The advisory agreement provides that, absent willful misfeasance, bad faith or negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, GCM and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of GCM’s services under the advisory agreement or otherwise as advisor of Greenbacker Renewable Energy Company LLC. Notwithstanding the above, our LLC Agreement provides that we shall not hold harmless our advisor or any of its affiliates for any loss or liability suffered by us unless all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined in good faith that the course of action leading to the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or providing services to us;

•	the loss or liability was not the result of negligence or misconduct; and

•	the indemnification is recoverable only out of net assets and not from our members.

Organization of GCM

GCM is a Delaware limited liability company. The principal executive offices of GCM are located at 369 Lexington Avenue, Suite 312, New York, NY 10017.

COMPENSATION OF THE ADVISOR AND THE DEALER MANAGER

The dealer manager will receive compensation and reimbursement for services relating to this offering and we compensate GCM for the investment and management of our projects. The most significant items of compensation, fees, expense reimbursements and other payments that we expect to pay to these entities and their affiliates are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold at $10.00 per Class A share, $9.576 per Class C share and $9.186 per Class I share through distribution channels associated with the highest possible selling commissions and dealer manager fees. For illustrations of how the base management fee, the subordinated incentive distribution on income, the incentive distribution on capital gains and the subordinated listing incentive distribution are calculated, see “Advisory Agreement—Management Fee and Incentive Allocation and Distribution.”

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
Fees to the Dealer Manager

Selling commissions(1)

7.00% of gross offering proceeds from the sale of Class A shares and up to 3.00% of gross offering proceeds from the sale of Class C shares; all selling commissions are expected to be re-allowed to selected broker-dealers.

We will not pay any selling commission with respect to Class I shares.

Actual amounts depend upon the number of shares of each class purchased and, therefore, cannot be determined at this time. The aggregate selling commissions will equal $87,500,000 if we sell the maximum offering, assuming that all shares sold are Class A shares, the maximum selling commission is paid for each primary offering share, and no reallocation of shares between our primary offering and our distribution reinvestment plan.

Dealer manager fee(1)	We will pay the dealer manager a dealer manager fee of up to 2.75% of gross offering proceeds from the sale of Class A and Class C shares and 1.75% of gross offering proceeds from the sale of Class I shares. A portion of the dealer manager fee may be re-allowed to selected broker-dealers.	Actual amounts depend upon the number of shares of each class purchased and, therefore, cannot be determined at this time. The aggregate dealer manager fee will equal $34,375,000 if we sell the maximum offering, assuming that all shares sold are Class A shares and/or Class C shares, the maximum dealer manager fee is paid for each primary offering share, and no reallocation of shares between our primary offering and our distribution reinvestment plan.

Distribution fee(2)	With respect to our Class C shares only, we will pay the dealer manager a distribution fee that accrues daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year. We will continue paying distribution fees with respect to Class C shares sold in this offering until the earlier to occur of the following: (i) a listing of the Class C shares	Actual amounts depend upon the number of Class C shares purchased and, therefore, cannot be determined at this time. The distribution fee will equal $12,000,000.00 per annum if we sell the maximum offering, assuming all shares sold are Class C shares, that the net asset value per Class C shares remains the same as the net asset value per Class C share at the commencement of this

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the primary offering, or (iii) such Class C shares no longer being outstanding. The dealer manager may re-allow all or a portion of the distribution fee to participating broker-dealers and servicing broker dealers. The distribution fee will be payable monthly in arrears. The distribution fee is payable with respect to all Class C shares, including Class C shares issued under our distribution reinvestment plan.

We will not pay a distribution fee with respect to Class A and Class I shares.

offering and no reallocation of shares between our primary offering and our distribution reinvestment plan.

Reimbursement to Our Manager

Other organization and offering expenses(2)	We will reimburse GCM for the organizational and offering costs it has incurred on our behalf only to the extent that the reimbursement would not cause the selling commissions, dealer manager fee and the other organizational and offering expenses born by us to exceed 15% of the gross offering proceeds as the amount of proceeds increases.

$22,500,000

Based on our current estimate, we estimate that these expenses would be $22,500,000, or 1.5% of the gross offering proceeds from the primary offering and the distribution reinvestment plan, if we use the maximum amount offered.

Management Fee and Incentive Allocation and Distribution

Base management fee	The base management fee payable to GCM will be calculated at a monthly rate of 0.167% (2.00% annually) of our gross assets (including amounts borrowed). For services rendered under the advisory agreement, the base management fee will be payable monthly in arrears. The base management fee will be calculated based on the average of the values of our gross assets for each day of the prior month. Base management fees for any partial period will be appropriately pro-rated.	These amounts cannot be estimated since they are based upon the average of the values of the gross assets held by us. We have not commenced operations and have no prior performance.

Incentive Allocation and Distribution	Under our limited liability company agreement, the Special Unitholder, an entity affiliated with our advisor, will be entitled to receive the Incentive Distribution based on our performance. The Incentive Distribution is comprised of three parts: the income incentive distribution, the capital gains incentive distribution and the liquidation incentive distribution, as described in detail below.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

Income Incentive Distribution(3)(4)	The income incentive distribution will be calculated and payable quarterly in arrears based on our pre-incentive distribution net investment income for the immediately preceding fiscal quarter. For this purpose, pre-incentive distribution net investment income means (1) interest income, (2) dividend, project and distribution income from equity investments (but excluding that portion of distributions that are treated as a return of capital) and (3) any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive, but excluding any fees for providing managerial assistance) accrued during the fiscal quarter, minus our operating expenses for the fiscal quarter (including the base management fee, expenses payable under the administration agreement with our Administrator, and any interest expense and distributions paid on any issued and outstanding indebtedness and preferred units of limited liability company interest, but excluding the incentive distribution). Pre-incentive distribution net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income that we have not yet received in cash. If interest income is accrued but never paid, our board of directors would decide to write off the accrual in the fiscal quarter when the accrual is determined to be uncollectible. The write off would cause a decrease in interest income for the fiscal quarter equal to the amount of the prior accrual. The Special Unitholder is not under any obligation to reimburse us for any part of the incentive distribution it received that was based on accrued income that we never receive as a result of a default by an entity on the obligation that resulted in the accrual of such income. Pre-incentive distribution net investment income does not include any realized capital gains, realized capital losses, unrealized capital appreciation or depreciation or any accrued income taxes and	These amounts cannot be estimated since they are based upon the performance of the assets held by us. We have not commenced operations and have no prior performance.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

other taxes including, but not limited to, franchise, property, and sales taxes. Pre-incentive distribution net investment income, expressed as a rate of return on the value of our average adjusted capital at the end of the fiscal quarter will be compared to a “hurdle rate” of 1.75% per fiscal quarter (7.00% annualized). Our net investment income used to calculate this part of the Incentive Distribution is also included in the amount of our gross assets used to calculate the 2.00% annualized base management fee.

Adjusted capital shall mean: cumulative gross proceeds generated from sales of our shares and preferred units of limited liability company interests (including our distribution reinvestment plan) reduced for distributions to members of proceeds from non-liquidation dispositions of our assets and amounts paid for share repurchases pursuant to our share repurchase program. Average adjusted capital shall mean: the average value of the adjusted capital for the two most recently completed fiscal quarters.

The Special Unitholder shall receive an Incentive Distribution with respect to our pre-incentive distribution net investment income in each fiscal quarter as follows:

•   no Incentive Distribution in any fiscal quarter in which our pre-incentive distribution net investment income does not exceed the “hurdle rate” of 1.75%;

•   100% of our pre-incentive distribution net investment income with respect to that portion of such pre-incentive distribution net investment income, if any, that exceeds the hurdle but is less than 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate). We refer to this portion of our pre-incentive distribution net investment income (which exceeds the hurdle but is less than 2.1875%) as the “catch-up.” The “catch-up” is meant to provide the Special Unitholder with 20% of our pre-incentive distribution net investment income as if a hurdle did not

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

apply if this net investment income exceeds 2.1875% in any fiscal quarter; and

•   20% of the amount of our pre-incentive distribution net investment income, if any, that exceeds 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate) is distributed to the Special Unitholder (once the hurdle is reached and the catch-up is achieved, 20% of all pre-incentive distribution investment income thereafter is allocated to the Special Unitholder).

Capital Gains Incentive Distribution	The capital gains incentive distribution will be determined and payable in arrears as of the end of each fiscal quarter (or upon termination of the advisory agreement, as of the termination date) and will equal 20.0% of our realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal quarter, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive distributions. For purposes of calculating the foregoing: (1) the calculation of the Incentive Distribution shall include any capital gains that result from cash distributions that are treated as a return of capital, (2) any such return of capital will be treated as a decrease in our cost basis of an investment, and (3) all quarterly valuations will be determined by us in accordance with our valuation procedures. In determining the capital gains incentive distribution to which the Special Unitholder may be entitled, we will calculate the aggregate realized capital gains, aggregate realized capital losses and aggregate unrealized capital depreciation, as applicable, with respect to each of our assets. For this purpose,	These amounts cannot be estimated since they are based upon the performance of the assets held by us. We have not commenced operations and have no prior performance.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

aggregate realized capital gains, if any, will equal the sum of the differences between the net sales price of each investment, when sold or otherwise disposed, and the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. Aggregate realized capital losses will equal the sum of the amounts by which the net sales price of each investment, when sold or otherwise disposed, is less than the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. Aggregate unrealized capital depreciation will equal the sum of the difference, if negative, between the valuation of each investment as of the applicable date and the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. At the end of the applicable period, the amount of capital gains that serves as the basis for our calculation of the capital gains incentive distribution will equal the aggregate realized capital gains, excluding any accrued income taxes and other taxes including, but not limited to, franchise, property, and sales taxes associated with the sale or disposal of the asset, less aggregate realized capital losses and less aggregate unrealized capital depreciation with respect to our assets. If this number is positive at the end of such period, then the capital gains incentive distribution for such period will be equal to 20% of such amount, less the aggregate amount of any capital gains incentive distributions paid in all prior periods.

Because of the structure of the Incentive Distribution, it is possible that the Special Unitholder may be entitled to receive an Incentive Distribution in a fiscal quarter where we incur a loss. For example, if we receive pre-incentive distribution net investment income in excess of the hurdle rate for a fiscal quarter, we will make the applicable income incentive

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
distribution even if we have incurred a loss in that fiscal quarter due to realized or unrealized losses on our investments.

Liquidation Incentive Distribution

The liquidation incentive distribution payable to the Special Unitholder will equals 20.0% of the net proceeds from a liquidation of our company (other than in connection with a listing, as described below) in excess of adjusted capital, as measured immediately prior to liquidation. Adjusted capital shall mean: cumulative gross proceeds generated from sales of our shares (including our distribution reinvestment plan) reduced for distributions to members of proceeds from non-liquidation dispositions of our investments and amounts paid for share repurchases pursuant to our share repurchase program.

In the event of any liquidity event that involves a listing of our shares, or a transaction in which our members receive shares of a company that is listed, on a national securities exchange, the liquidation incentive distribution will equal 20% of the amount, if any, by which our listing value following such liquidity event exceeds the adjusted capital, as calculated immediately prior to such listing (which we refer to in this prospectus as a listing premium). Any such listing premium and related liquidation incentive distribution will be determined and payable in arrears 30 days after the commencement of trading following such liquidity event. For the purpose of calculating this distribution, our “listing value” will be the product of: (i) the number of listed shares and (ii) average closing price per share over the 30 trading-day period following such liquidity event. For the purpose of calculating the listing premium, any cash consideration received by members in connection

These amounts cannot be estimated since they are based upon the performance of the assets held by us. We have not commenced operations and have no prior performance.

with any such liquidity event will be included in (as an addition to) our listing value. In the event that the members receive non-listed securities

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

as full or partial consideration with respect to any listing, no value will be attributed to such non-listed securities. See “Liquidity Strategy.”

The liquidation incentive distribution is payable in cash or shares, or in any combination thereof.

Reimbursement of Operating Expenses	We will reimburse the expenses incurred by GCM and its affiliates directly or indirectly in connection with its provision of services to us, including the investigation and monitoring of our investments and costs incurred in connection with GCM’s valuation methodologies or the effecting of sales and repurchases of our shares and other securities. We will not reimburse GCM or its affiliates for (i) rent or depreciation, utilities, capital equipment and other administrative items; (ii) salaries, fringe benefits and other administrative items incurred or allocated to any controlling person of GCM; or (iii) any services for which GCM receives a separate fee.	Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Distribution upon Termination of the Advisory Agreement	Upon the occurrence of a Trigger Event, we will have the right, but not the obligation, to repurchase the special unit or the special preferred stock, as applicable, at the fair market value of the special unit or the special preferred stock on the date of termination, as determined by an independent appraiser. In such event, the purchase price will be paid in cash or shares of limited liability company interests, at the option of the Special Unitholder. We must purchase any such interests within 120 days after giving the Special Unitholder written notice of our desire to repurchase the special unit or the special preferred stock. If the advisory agreement is terminated or not renewed, we will pay our advisor accrued and unpaid fees and expense reimbursements, including any payment of subordinated fees, earned prior to termination or non-renewal of the advisory agreement.	These amounts cannot be estimated since they are based upon the performance of the assets held by us. We have not commenced operations and have no prior performance.

(1)

Unless otherwise indicated, assumes we sell the maximum of $1,250,000,000 in shares in our primary offering and excludes the sale of any units under our distribution reinvestment plan, which may be used for repurchases or other purposes. The selling commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisers or banks acting as trustees or fiduciaries and sales to our affiliates. No selling commission or dealer manager fee will be paid in connection with sales under our distribution reinvestment plan. In addition, we may reimburse our dealer manager for due diligence expenses included in detailed and itemized invoices.

(2)

After raising at least $2.0 million in gross offering proceeds (not including the GCM's initial contribution to us), we expect to begin directly incurring some organizational and offering expenses, as well as other expenses. The organizational and offering expense and other expense reimbursements may include a portion of costs incurred by GCM, its members and its affiliates on our behalf for legal, accounting, printing and other offering expenses, including for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares, which shall include development of marketing and marketing presentations and training and educational meetings and generally coordinating the marketing process for us. Any such reimbursements will not exceed actual expenses incurred by GCM, its members or affiliates. We will not reimburse GCM for the salaries and benefits to be paid to our named executive officers. “Other Organization and Offering Expenses” may be used for underwriting compensation. Assuming selling commissions and the dealer manager fee equal, in the aggregate, 9.75% of the gross proceeds of the primary offering (which assumes all offering proceeds come from Class A shares), up to 0.25% of the offering proceeds may be used for underwriting compensation. In the event the aggregate selling commission and dealer manager fees are less than 9.75% of the gross offering proceeds (which will be the case, for example, if any offering proceeds come from the sale of any Class C or Class I shares), we would reimburse the dealer manager for expenses in an amount greater than 0.25% of the gross offering proceeds, provided that we will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. Reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of units and the ownership of units by such broker-dealers’ customers will be included in underwriting compensation. We will reimburse our advisor and its affiliates for these costs and for future organization and offering expenses they may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of reimbursement. We also will pay a $25.00 fee per subscription agreement to Strategic Capital for reviewing and processing subscription agreements.

(3)

A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive distribution preferred return and may result in an increase in the amount of incentive distributions payable to our advisor.

(4)

As the quarterly pre-incentive distribution net investment income rises from 1.75% to 2.1875%, the “catch-up” feature allows our advisor to recoup the fees foregone as a result of the existence of the investor’s preferred quarterly return.

See “Advisory Agreement” and “Certain Relationships and Related Party Transactions” for a more detailed description of the fees and expenses payable to the advisor, and the conflicts of interest related to these arrangements.

ADMINISTRATIVE SERVICES

Greenbacker Administration LLC, a Delaware limited liability company and an affiliate of our advisor, will serve as our Administrator. Pursuant to an administration agreement, the Administrator will furnish us with clerical, bookkeeping and record keeping services. Under the administration agreement, the Administrator also will perform, or oversee the performance of, our required administrative services, which include, among other things, being responsible for the financial records which we are required to maintain and preparing reports to our members. In addition, the Administrator will oversee the preparation and filing of our tax returns and the printing and dissemination of reports to our members, and generally oversee the payment of our expenses and the performance of administrative and professional services rendered to us by others. Payments under the administration agreement will be equal to an amount based upon our allocable portion (subject to the review and approval of our board of directors) of Greenbacker Administration’s overhead in performing its obligations under the administration agreement, including the fees and expenses associated with performing compliance functions. The administration agreement will have an initial term of two years and may be renewed with the approval of our board of directors. The administration agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. To the extent that Greenbacker Administration outsources any of its functions, we will pay the fees associated with such functions on a direct basis without any incremental profit to Greenbacker Administration.

As of the date hereof, Greenbacker Administration has delegated certain of its administrative functions to US Bank. Greenbacker Administration may enter into similar arrangements with other third party administrators, including with respect to cash management and fund accounting services. In the future, Greenbacker Administration may perform certain asset management and oversight services, as well as asset accounting and administration services, for the Company. It is anticipated, however, that Greenbacker Administration will delegate such administrative functions for the benefit of the Company.

The administration agreement will provide that, absent willful misfeasance, bad faith or negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Administrator and its officers, manager, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Administrator’s services under the administration agreement or otherwise as our Administrator.

The Administrator’s address is 369 Lexington Avenue, Suite 312, New York, NY 10017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our board of directors oversees our management. However, we have entered into the advisory agreement with our advisor, GCM, pursuant to which GCM is responsible for managing us on a day-to-day basis and identifying and making investments on our behalf. GCM is a joint venture between Greenbacker Group LLC and Strategic Capital Advisory Services, LLC, or Strategic Capital, an affiliate of our dealer manager, SC Distributors, and certain of our directors and/or officers. Strategic Capital, an affiliate of our dealer manager, SC Distributors, which owns a 25% interest in our advisor, provided formation services to us in connection with our organization. In connection with providing the formation services, Greenbacker Group LLC paid Strategic Capital an aggregate of $750,000 in fees. We expect to reimburse such fees in connection with our obligation to reimburse our advisor and its affiliates for certain organization and offering expenses incurred by them on our behalf, subject to the limitation that such reimbursements would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of reimbursement. Strategic Capital also will provide advisory services on behalf of our advisor. Through each of their ownership interests in Greenbacker Group LLC, Charles Wheeler, our Chief Executive Officer and a member of our board of directors, and David Sher, a member of our board of directors, indirectly own a 14.63% and 9.54% interest, respectively, in our advisor. In addition, several of our officers and directors, including Messrs. Sher and Wheeler, are officers of our advisor. See “Management—Our Advisor.” As a result, the advisory agreement between us and our advisor was negotiated between related parties, and its terms, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated with unaffiliated third parties. For a more complete explanation of these relationships, see “Conflicts of Interest” and “Risk Factors—Risks Related to Our Advisor and Its Affiliates.”

Except for the advancement of funds pursuant to certain indemnification provisions of our LLC Agreement, no loans, credit facilities, credit agreements or otherwise will be made by us to our advisor or any of its affiliates. Our advisor, SC Distributors and their affiliates will receive the compensation described under “Compensation of the Advisor and the Dealer Manager” and “Conflicts of Interest” on pages 115 and 128, respectively, of this prospectus.

Our advisor’s services under the advisory agreement will not be exclusive, and it may furnish the same or similar services to other entities, including businesses that may directly or indirectly compete with us, so long as its services to us are not impaired by the provision of such services to others, and provided that the advisor notify us prior to being engaged to serve as an adviser to a fund or another company having a similar investment strategy.

With respect to our renewable energy, energy efficiency and sustainability investments, our advisor does not currently target similar investment opportunities for other clients. This may change in the future, however. See “Conflicts of Interest” on page 128 of this prospectus.

We have entered into license agreements with GCM, pursuant to which it has agreed to grant us a non-exclusive, royalty-free license to use the name “Greenbacker Renewable Energy Company LLC.” In addition, we will enter into an administration agreement with Greenbacker Administration, pursuant to which the Administrator will provide us with administrative services. The Administrator will receive the compensation described under “Administrative Services.”

Our Strategic Investor

GGIC is a strategic investor in GCM. Two representatives of GGIC are members of GCM’s investment committee. As such, leveraging GGIC’s expertise, global deal origination capabilities, and existing investment and monitoring processes, they will assist GCM with identifying and evaluating investment opportunities and monitoring investments. GGIC focuses on investments in the global infrastructure sector. It has developed, invested in and managed energy and infrastructure projects in Asia, Latin America and the US. In addition, GGIC’s principals have extensive experience in the acquisition, management and disposition of US power and utility assets. Guggenheim Partners, LLC, is a privately held global financial services firm with more than $160 billion in assets under management. The firm provides asset management, investment banking and capital markets services, insurance, institutional finance and investment advisory solutions to institutions, governments and agencies, corporations, investment advisors, family offices and individuals.

Affiliated Dealer Manager

Since SC Distributors, LLC, our dealer manager, is an affiliate of our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the section entitled “Plan of Distribution” in this prospectus.

CONTROL PERSONS AND PRINCIPAL MEMBERS

The following table sets forth, as of the date of this prospectus, information with respect to the beneficial ownership of our shares by:

•	each person known to us to beneficially own more than 5% of any class the outstanding shares;

•	each of our directors, director nominees and named executive officers; and

•	all of our directors and executive officers as a group.

We have issued 20,100 Class A shares to our advisor and 100 Class A shares to James Weiner. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no shares subject to options that are currently exercisable or exercisable within 60 days of the offering. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Name and Address(1)	Number of Class A Shares Beneficially Owned	Percentage of all Class A Shares
Greenbacker Capital Management LLC(2)	20,100	99.5%
James Weiner	100	0.5%
David Sher	—	—
Charles Wheeler	—	—
Richard Butt	—	—
Kathleen Cuocolo	—	—
Robert Herriott	—	—
David Kastin	—	—
All officers and directors as a group (8 persons)	—	—

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Greenbacker Capital Management LLC, 369 Lexington Avenue, Suite 312, New York, NY 10017.
(2)

Greenbacker Capital Management LLC, GCM, is a majority-owned subsidiary of Greenbacker Group, LLC. The board of managers of Greenbacker Group, LLC has investment power over the Class A shares held by GCM, including the power to dispose, or to direct the disposition, of such shares. The following individuals are the members of the board of managers of Greenbacker Group, LLC: David Sher and Charles Wheeler.

CONFLICTS OF INTEREST

GCM and certain of its affiliates will have certain conflicts of interest in connection with the management of our business affairs including the following:

•

Regardless of the quality of the assets acquired, the services provided to us or whether we pay distributions to our members, GCM will receive certain fees in connection with its services to us as our external manager;

•

The agreements between us and our advisor or its affiliates are not arm’s length agreements. In addition, as a result of the fact that we have some common management with our advisor, our board of directors may encounter conflicts of interest in enforcing our rights against GCM and its affiliates in the event of a default by, or disagreement with, any of GCM and its affiliates or in invoking powers, rights or options pursuant to any agreement between any of them and us;

•

Our advisor will calculate the net asset value of our portfolio and, because the base management fee is payable based upon the average of the values of our gross assets for each day of the prior month, a higher net asset value of our portfolio would result in a higher base management fee to our advisor. Our advisor may utilize an independent valuation firm engaged by our board of directors to review our internal estimate of fair value for each investment. We expect to value our projects and investments quarterly at fair value as determined in good faith by our board of directors based on input from our advisor, an independent valuation firm engaged by our board of directors, if any, and our audit committee. See “Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies And Use of Estimates—Valuation of Investments” and “—Calculation of Net Asset Value”;

•

GCM and its affiliates and our officers and directors are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us and/or may involve substantial time and resources of GCM and its affiliates and our officers and directors; however, during this offering, GCM and its affiliates and our officers and directors does not intend to sponsor another public vehicle that invests primarily in our target assets; moreover, our code of business conduct and ethics contains a conflicts of interest policy that prohibits its directors and executive officers, as well as personnel of the advisor who provide services to the Company, from engaging in any transaction that involves an actual conflict of interest with the Company without the approval of a majority of our independent directors; and

•

GCM does not currently manage other clients; however, GCM is not prohibited from doing so and GCM may determine it is appropriate for us and one or more other clients managed in the future by GCM or any of its affiliates to participate in an investment opportunity. These co-investment opportunities may give rise to conflicts of interest or perceived conflicts of interest among us and the other participating accounts. To mitigate these conflicts, GCM will seek to execute such transactions for all of the participating investment accounts, including us, on a fair and equitable basis, taking into account such factors as the relative amounts of capital available for new investments and the investment programs and portfolio positions of us, the clients for which participation is appropriate and any other factors deemed appropriate. GCM will also consider whether the transaction complies with the terms of our LLC Agreement or the partnership or limited liability company agreement of such other programs.

Provisions in Our LLC Agreement Relating to Conflicts of Interest

Our LLC Agreement contains restrictions regarding conflicts of interest, including the following:

•

Our Advisory Agreement and Compensation: Our board of directors will review and evaluate the performance of our advisor before renewing the advisory agreement. Our board of directors will monitor our advisor to assure that our administrative procedures, operations and programs are in our best interests and are fulfilled and that (i) the expenses incurred are reasonable, (ii) all front end fees are reasonable and do not exceed 18% of the gross proceeds of any offering regardless of the source of payment, and (iii) the percentage of gross proceeds of any offering committed to investment in company assets is at least 82%. All items of compensation to underwriters or dealers, including, but not limited to, selling commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of any kind or description paid by the Company, directly or indirectly, shall be taken into consideration in computing the amount of allowable front end fees. Our board of directors will also determine that the compensation paid to our advisor is reasonable in relation to the nature and quality of services performed by our advisor and our investment performance and that the provisions of the advisory agreement are being carried out. All agreements between us and our advisor will be approved by a majority of the independent directors. Our board of directors may consider all factors that they deem relevant in making these determinations.

•

Voting of shares owned by affiliates. GCM, our sponsor, our officers and directors, and their affiliates may not vote their shares regarding the removal of any of affiliates or any other transaction between such affiliates and us. All shares owned by GCM, our sponsor, our officers and directors, and their affiliates shall be excluded in determining the requisite percentage of interest in shares necessary to approve a matter on which GCM, our sponsor, our officers and directors, and their affiliates, as applicable, may not vote or consent.

•

Investments with affiliates: We will not invest in any asset or company in which our advisor, any of our directors or officers or any of their affiliates has a direct economic interest without a determination by the majority of our board of directors (including a majority of our independent directors) that such an investment is fair and reasonable to us. In addition, with respect to any potential debt investment in a portfolio company in which our sub-advisor has an equity interest, our advisor must determine, before the investment is made, that the procedures by which this potential debt investment is evaluated and priced are fair and reasonable.

•

Purchase of assets from affiliates: We will not purchase assets from Greenbacker Group LLC, our advisor, our directors or any of their affiliates unless a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction determines that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the assets to Greenbacker Group LLC, our advisor or its affiliates, or such director, unless there is a substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable.

•

Sale of assets to affiliates: We will not sell or lease assets to Greenbacker Group LLC, our advisor, our directors or any of their affiliates or to the directors without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction, that such transaction is fair and reasonable to us. In no event will the cost of any such assets to us exceed its then current appraised value.

•

Loans to/ from affiliates: We will not borrow money from Greenbacker Group LLC, our advisor, directors or any of their affiliates unless a majority of our board of directors (including a majority of our independent directors) not otherwise interested in transaction approve it as being fair, competitive and commercially reasonable to us and no less favorable to us than loans between unaffiliated parties under similar circumstances. Except for the advancement of funds pursuant to certain indemnification provisions of our LLC Agreement, we will not make loans to an entity in which Greenbacker Group LLC, our advisor or the directors or any of their affiliates have an interest unless an independent expert appraises the underlying collateral and there is a determination by a majority of our board of directors not otherwise interested in the transaction, that such transaction is fair and reasonable to us.

•

Other restrictions on transactions with affiliates: Our advisor is prohibited from commingling our funds with the funds of any other entity or person for which it provides advisory or other services. Our advisor will be prohibited from providing any financing with a term in excess of 12 months to us. In addition, our LLC Agreement prohibits our advisor and its affiliates from receiving or accepting any rebate, give-up or similar arrangement that is prohibited under federal or state securities laws. Our advisor and its affiliates are also prohibited from participating in any reciprocal business arrangement that would circumvent provisions of federal or state securities laws governing conflicts of interest or investment restrictions. We will not give our advisor an exclusive right to sell our assets.

We may not invest in general partnerships or joint ventures with affiliates unless certain conditions described in our LLC Agreement are met.

A majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction must conclude that all other transactions between us and Greenbacker Group LLC, our advisor, any of the directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. The terms pursuant to which any goods or services, other than those services provided pursuant to the our advisory agreement, are provided to us by our advisor, will be embodied in a written contract, the material terms of which will be fully disclosed to our members in a prospectus supplement or another filing.

•

Appraisal and Compensation of Roll-Up Transactions. Our LLC Agreement provides that, in connection with any transaction involving a merger, conversion or consolidation, either directly or indirectly, involving us and the issuance of securities of a surviving entity after the successful completion of such transaction, or “roll-up,” an appraisal of all our assets will be obtained from a competent independent appraiser which will be filed as an exhibit to the registration statement registering the roll-up transaction. Such appraisal will be based on all relevant information and shall indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up. The engagement of such independent appraiser shall be for the exclusive benefit of our members. A summary of such appraisal will be included in a report to our members in connection with a proposed roll-up. All of our members will be afforded the opportunity to vote to approve such proposed roll-up, and members who vote “no” on the proposal shall be permitted the choice of:

(i) accepting the securities of a roll-up entity offered in the proposed roll-up transaction; or

(ii) one of the following:

(A) remaining as members of us and preserving their interests therein on the same terms and conditions as existed previously, or

(B) receiving cash in an amount equal to the member’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

(i) that would result in the members having voting rights in a roll-up entity that are less than the rights provided for in the LLC Agreement;

(ii) which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

(iii) in which investor’s rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Summary of Our LLC Agreement — Access to Our Books and Records;” and or

(iv) in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by the members.

DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions from us reinvested in additional shares. The following discussion summarizes the principal terms of this plan. The primary purpose of the distribution reinvestment plan is to provide interested investors with an economical and convenient method of increasing their investment in us by investing cash distributions in additional shares at the net asset value per share determined by our board of directors from time to time. To the extent shares are purchased from us under the distribution reinvestment plan, we will receive additional funds for acquisitions and general purposes including the repurchase of shares.

Eligibility. Any investor who purchases shares in this offering may elect to participate in our distribution reinvestment plan by making a written election to participate in such plan on his or her subscription agreement at the time he or she subscribes for shares. We have adopted an “opt-in” distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions reinvested in additional shares. There will be no selling commissions, dealer manager fees or other sales charges to you if you elect to participate in the distribution reinvestment plan. We will pay the reinvestment agent’s fees under the plan.

The broker-dealer or we will assume responsibility for blue sky compliance and performance of due diligence responsibilities and will contact members to ascertain whether the members continue to meet the applicable states’ suitability standards for participating in each reinvestment.

Participation. Participation in the distribution reinvestment plan will commence with the next distribution paid after receipt of an investor’s written election to participate in the plan and to all other calendar months thereafter, provided such election is received at least 15 business days prior to the last day of the calendar month.

Stock Purchases. Any purchases of our shares pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state. Participants in our distribution reinvestment plan are free to elect or revoke reinstatement in the distribution reinvestment plan within a reasonable time as specified in the plan. If you do not elect to participate in the plan you will automatically receive any distributions we declare. For example, if our board of directors authorizes, and we declare, a cash distribution, then if you have “opted in” to our distribution reinvestment plan you will have your cash distributions reinvested in additional shares, rather than receiving the cash distributions. During this offering and until the first quarterly valuation of our assets is undertaken, the purchase price will be $9.025 per share. We will determine our net asset value each quarter commencing during the first full quarter after the minimum offering requirement is satisfied. If our net asset value per share on such valuation date increases above or decreases below our net proceeds per share as stated in this prospectus, we will adjust the offering prices of all classes of shares. The adjustments to the per share offering prices, which will become effective five business days after such determination by our board of directors is published, will ensure that after the effective date of the new offering prices the offering prices per share, after deduction of selling commissions, dealer manager fees and organization and offering expenses, are not above or below our net asset value per share as of the most recent valuation date. See “Plan of Distribution” and “Determination of Net Asset Value.” Subsequent to the time that we begin to receive quarterly valuations, your distribution amount will purchase shares at the price equal to the then current offering price less the selling commissions and dealer manager fees associated with that class of shares. Shares issued pursuant to our distribution reinvestment plan will have the same voting rights as our shares offered pursuant to this prospectus.

If you do not wish to participate in the distribution reinvestment plan, no action will be required on your part to do so. If you are a registered member, you may elect to have your entire distribution reinvested in additional shares by notifying DST Systems, Inc., the reinvestment agent and our transfer agent and registrar, in writing so that such notice is received by the reinvestment agent no later than the record date for distributions to members. If you elect to reinvest your distributions in additional shares, the reinvestment agent will set up an account for shares you acquire through the plan and will hold such shares in non-certificated form. If your shares are held by a broker-dealer or other financial intermediary, you may “opt-in” to our distribution reinvestment plan by notifying your broker-dealer or other financial intermediary of your election. Shares held by a broker-dealer or nominee must be transferred to ownership in the name of the member in order to be eligible for this plan.

During each fiscal quarter, but in no event later than 30 days after the end of each fiscal quarter, our transfer agent will mail and/or make electronically available to each participant in the distribution reinvestment plan, a statement of account describing, as to such participant, the distributions received during such quarter, the number of shares purchased during such quarter, and the per share purchase price for such shares. We reserve the right to amend, suspend or terminate the distribution reinvestment plan at any time by the delivery of written notice to each participant at least 10 days prior to the effective date of the amendment, supplement or termination. Any distributions reinvested through the issuance of shares through our distribution reinvestment plan will increase our gross assets on which the management fee and the Incentive Distribution are determined and paid and/or made under our advisory agreement and our LLC Agreement, respectively.

Timing of Purchases. The plan administrator will make every reasonable effort to reinvest all distributions on the day the cash distribution is paid, except where necessary for us to comply with applicable securities laws. If, for any reason beyond the control of the plan administrator, reinvestment of the distribution cannot be completed within 30 days after the applicable distribution payment date, participants’ funds held by the plan administrator will be distributed to the participant.

Taxation of Distributions. The reinvestment of distributions does not relieve the participant of any taxes which may be payable on such distributions. See “Federal Income Tax Consequences—Participation in our Distribution Reinvestment Plan.”

Termination of Participation. A participant may terminate participation in the distribution reinvestment plan at any time by written instructions to that effect to the plan administrator. To be effective on a distribution payment date, the notice of termination must be received by the plan administrator at least 10 days before that distribution payment date. Upon receipt of notice of termination from the participant, the plan administrator may also terminate any participant’s account at any time in its discretion by notice in writing mailed to the participant.

All correspondence concerning the plan should be directed to the plan administrator by mail at DST Systems, Inc., P.O. Box 219312, Kansas City, MO 64121-9312.

SUMMARY OF OUR LLC AGREEMENT

The following is a summary of the material provisions of our LLC Agreement. Our LLC Agreement sets forth the terms and conditions upon which we will conduct our business and affairs and it sets forth the rights and obligations of our members. This summary is not complete and is subject to and qualified by the detailed provisions of our LLC Agreement. A copy of our LLC Agreement is included as Appendix C to this prospectus. Potential investors should study our LLC Agreement carefully before making any investment in our shares.

Establishment and Nature

We are organized as a limited liability company under the Delaware Limited Liability Company Act. We will be externally managed by our advisor pursuant to an advisory agreement, subject to oversight by our board of directors.

Name and Address

We will conduct business under the name “Greenbacker Renewable Energy Company LLC” with our principal office and place of business at 535 Fifth Avenue, Suite 421, New York, New York 10017 (unless we change the office with written notice to you).

Capital Contributions

Our Contribution. Our advisor has made a capital contribution of $200,000 in cash, in exchange for 20,000 Class A shares. James Weiner, a Managing Director of our advisor, has also contributed $1,000, in shares of common stock of GREC, as a capital contribution to our company as the initial member. Mr. Weiner will withdraw as the initial member and his capital contribution will be returned, without interest, as soon as the minimum offering is achieved and additional members are admitted into our company.

Members’ Contributions. Each member will make a capital contribution to our capital, in cash, in an amount equal to $10.00, $9.576 and $9.186 for each Class A, Class C and Class I share, respectively, share purchased. Members who purchase shares through our distribution reinvestment plan will make a capital contribution, deemed to be in an amount equal to $9.025 for each share, or fraction thereof, purchased.

No Further Contribution

After you pay for your shares, you will not have any further obligations to us or be required to contribute any additional capital to, or loan any funds to, us. However, under certain circumstances, you may be required to return distributions made to you in violation of Delaware law as described under the caption “—Liability and Indemnification—Limited Liability of our Members.”

Classes of Shares

Class A Shares

Each Class A share issued in the primary offering will be subject to a selling commission of up to 7.00% per share and a dealer manager fee of up to 2.75% per share. We will not pay selling commissions or dealer manager fees on Class A shares sold pursuant to our distribution reinvestment plan. Class A shares are available for purchase by the general public through different distribution channels. In addition, our executive officers and board of directors and their immediate family members, as well as officers and employees of our advisor and other affiliates of our advisor and their immediate family members and, if approved by our board of directors, joint venture partners, consultants and other service providers may only purchase Class A shares. The selling commissions that are payable by other investors in this offering will be waived for purchases by our affiliates.

Class C Shares

Each Class C share issued in the primary offering will be subject to a selling commission of up to 3.00% per share and a dealer manager fee of up to 2.75% per share. In addition, for Class C shares, we will pay our dealer manager on a monthly basis a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year. The distribution fee is calculated each day of a month by multiplying (x) the number of Class C shares outstanding each day during such month, multiplied by (y) 1/365th of 0.80% of the net asset value of the Class C shares on the date of such calculation. The net asset value of the Class C shares will be calculated and adjusted if necessary, on a quarterly basis. We will continue paying distribution fees with respect to the Class C shares sold in this offering (including Class C shares sold pursuant to the distribution reinvestment plan) until the earlier to occur of the following: (i) a listing of the Class C shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from our primary offering, or (iii) there are no longer any Class C shares outstanding. For detailed information regarding the underwriting compensation in this offering, see “Plan of Distribution—About the Dealer Manager.” The payment of distribution fees with respect to Class C shares out of cash otherwise distributable to holders of Class C shares will result in a lower amount of distributions being paid with respect to Class C shares. We will not pay selling commissions or dealer manager fees on Class C shares sold pursuant to our distribution reinvestment plan. Class C shares are available for purchase by the general public through different distribution channels.

Class I Shares

No selling commission will be paid for sales of any Class I shares, and we will not pay our dealer manager a distribution fee with respect to the Class I shares. Each Class I share will be subject to a dealer manager fee of up to 1.75% per share. Class I shares are available for purchase to certain institutional clients.

Rights Upon Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, or any liquidating distribution of our assets, such assets, or the proceeds thereof, will be distributed among all the holders of shares in proportion to the number of shares held by such holder, subject to any distributions due to the Special Unitholder and subject further to any preferential rights to distributions upon liquidation held by holders of preferred shares, if any. See “—Dissolution and Winding-Up” below.

Distributions

We intend to authorize and declare distributions quarterly and pay distributions on a monthly basis beginning no later than the first fiscal quarter after the month in which the minimum offering requirement is met. Subject to the board of directors’ discretion and applicable legal restrictions, our board of directors intends to authorize and declare a quarterly distribution amount per share of our shares. However, there can be no assurance that we will pay distributions at a specific rate or at all. We will then calculate each member’s specific distribution amount for the month using record and declaration dates, and your distributions will begin to accrue on the date we accept your subscription for shares. From time to time, we may also pay interim distributions at the discretion of our board. Distributions will be paid out of funds legally available therefor. Our distributions may exceed our earnings and adjusted cash flow from operating activities and may be paid from borrowings, offering proceeds and other sources, without limitation, especially during the period before we have substantially invested the proceeds from this offering. If we pay distributions from sources other than cash flow from operating activities, we will have less funds available for investments and your overall return will be reduced. We may also make certain distributions in-kind to members and the Special Unitholder, including distributions of any class or series of shares of GREC, as long as such in-kind distributions consist of readily marketable securities or securities that may become readily marketable securities within a reasonable period of time, or unless certain other conditions are satisfied. In the event that we distribute any class or series of shares of GREC, the Special Unitholder shall have the right, in its sole and absolute discretion, to elect to receive the special preferred stock from us in exchange for the Special Unit.

Subject to payments made to the Special Unitholder and to holders of preferred shares, if any, distributions will be made on all classes of our shares at the same time. The cash distributions with respect to the Class C shares will be lower than the cash distributions with respect to Class A and Class I shares because of the distribution fee relating to Class C shares, which will be allocated as a Class C specific expense. Amounts distributed to each class will be allocated among the holders of our shares in such class in proportion to their shares. Because the payment of such fees is not a deductible expense for tax purposes, the taxable income of the company allocable to the holders of Class C shares may, therefore, exceed the amount of cash distributions made to the holders of Class C shares.

Our Management

Our Powers. Except as otherwise specifically provided in our LLC Agreement, our board of directors will have complete and exclusive discretion in the management and control of our business and affairs and will be authorized to employ all powers necessary or advisable to carry out our purposes and investment policies, conduct our business and affairs, and exercise our powers. Our board of directors has delegated to GCM, as our advisor, the management of our overall portfolio, including the acquisition and management our renewable energy and energy efficiency and sustainable development projects, subject to the board's supervision.

Our board of directors will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a member. Except to the extent limited by Delaware law or our LLC Agreement, our board of directors may delegate any or all of its duties under our LLC Agreement to any person, including any of its affiliates. Our LLC Agreement designates our advisor as our tax matters partner and authorizes and directs our advisor to represent us and our members in connection with all examinations of our affairs by tax authorities and any resulting administrative or judicial proceedings and to expend our funds in doing so.

Members’ Powers. No member can participate in or have any control over our business and affairs or have any right or authority to act for, or to bind or otherwise obligate, us.

Authorized Shares

Each of our common shares represents a limited liability company interest in Greenbacker Renewable Energy Company LLC. Our LLC Agreement provides that we may issue up to 350,000,000 shares, up to 50,000,000 preferred shares of limited liability company interest, or preferred shares, and one special unit. As of June 30, 2013, there were 200 shares outstanding and no preferred shares. The Special Unitholder, an entity affiliated with our advisor, will hold the special unit in our company entitling it to the Incentive Distribution. For a description of the Incentive Distribution see “Advisory Agreement—Management Fee and Incentive Allocation and Distribution.”

Issuance of Additional Securities

Our LLC Agreement authorizes our board of directors, without the approval of any of our members, to increase the number of shares we are authorized to issue and to classify and reclassify any authorized but unissued class or series of shares into any other class of series of shares having such designations, preferences, rights, powers and duties as may be specified by our board of directors. Our LLC Agreement also authorizes our board, without the approval of any member, to issue additional shares of any class or series for the consideration and on the terms and conditions established by our board of directors.

In accordance with the provisions of our LLC Agreement, we may also issue additional limited liability company interests that have designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to our common shares.

Liability and Indemnification

Our Board of Directors' Limited Liability and Indemnification. Our LLC Agreement provides that a director of our company will not be liable to us, any of our subsidiaries, or any holder of shares, for monetary damages for any acts or omissions arising from the performance of any of such director's obligations or duties in connection with our company, including breach of fiduciary duty, except as follows: (i) for any breach of the director's duty of loyalty to us or the holders of the shares; (ii) for acts or omissions not in good faith (including a bad faith violation of the implied contractual covenant of good faith and fair dealing) or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit.

Notwithstanding the above, our LLC Agreement provides that we shall not hold harmless Greenbacker Group LLC, any director, our Advisor, or any affiliate of our Advisor, for any loss or liability suffered by us unless all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined in good faith that the course of action leading to the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or providing services to us;

•

the loss or liability was not the result of (A) negligence or misconduct when the party seeking exculpation or indemnification is a non-independent director, our Advisor or an affiliate of our Advisor or (B) gross negligence or willful misconduct when the party seeking exculpation or indemnification is an independent director; and

•	the indemnification is recoverable only out of net assets and not from our members.

Section 18-108 of the Delaware Limited Liability Company Act allows a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Our LLC Agreement provides that, to the fullest extent permitted by law, subject to certain restrictions described below, we will indemnify our directors and officers or any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that the person is or was a director, officer, employee, tax matters member or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Subject to the conditions set forth in our LLC Agreement, we may pay or reimburse such indemnified person’s expenses (including attorneys’ fees) in advance of final disposition of a proceeding.

Notwithstanding the above, our LLC Agreement prohibits the indemnification for liabilities or expenses arising from or out of an alleged violation of state or federal securities laws by the parties named in the preceding paragraph, unless one or more of the following conditions is met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitees and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authorities in states in which the securities were offered as to indemnification for violations of securities law.

Our LLC Agreement also provides that advancement of funds to our Advisor or any of its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a legal action for which indemnification is being sought is permissible only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; and

•

the Advisor or its affiliates seeking advancement undertake to repay us the advanced funds, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Advisor or its affiliates are not entitled to indemnification.

Limited Liability of our Members. You will have no personal liability for any of our obligations or liabilities. You will only be liable, in your capacity as a member, to the extent of your capital contribution and your pro rata share of any of our undistributed profits and other assets.

Delaware law provides that, for a period of three years from the date on which any distribution is made to you, you may be liable to us for the distribution if both of the following are true:

(1) after giving effect to the distribution, all of our liabilities exceed the fair value of our assets; and

(2) you knew at the time you received the distribution that it was made in violation of Delaware law.

Allocations and Adjustments for Tax Purposes

For U.S. federal income tax purposes, a U.S. holder’s share of our income, gain, loss, deduction and other items will be determined by the LLC Agreement, unless an allocation under this agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion in “Federal Income Tax Consequences—Monthly Allocation and Revaluation Conventions” and “Federal Income Tax Consequences—Section 754 Election,” the allocations pursuant to our LLC Agreement should be considered to have substantial economic effect.

If the allocations provided by the LLC Agreement were successfully challenged by the IRS, the amount of income or loss allocated to a U.S. holder for U.S. federal income tax purposes under the agreement could be increased or decreased, the timing of income or loss could be accelerated or deferred, or the character of the income or loss could be altered.

Transfer of Our Shares

Withdrawal of a Member. You may withdraw as a member from Greenbacker Renewable Energy Company LLC by selling, transferring or assigning your shares or having all of your shares repurchased or redeemed in accordance with our share repurchase program (as described below), our LLC Agreement and any applicable securities laws. You may generally transfer all or a portion of your shares except to impermissible types of transferees or by transfers that would adversely affect us, including transfers that would violate the ownership restrictions imposed in our LLC Agreement. We will not charge for transfers of shares except for necessary and reasonable costs actually incurred by us.

Limited Repurchase of our shares. We have a share repurchase program. Pursuant to our share repurchase program, beginning 12 months after we meet the minimum offering requirement, we intend to conduct quarterly share repurchases on up to approximately 5% of our weighted average number of outstanding shares in any 12-month period to allow our members to sell all or a portion of your shares back to us at a price equal to the then current offering price less the selling commissions and dealer manager fees associated with that class of shares. This right is subject to the availability of funds and the other provisions of the share repurchase program. See “Share Repurchase Program.” In addition, our directors, officers and affiliates may not redeem any such shares until we have raised $100,000,000 in offering proceeds in our primary offering. GCM will not offer its shares for repurchase as long as GCM remains our advisor.

Duration

We were formed when we filed a certificate of formation with the Delaware Secretary of State on December 4, 2012, and have a perpetual existence.

Dissolution and Winding-Up

We will dissolve when any of the following events occurs:

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the adoption of a resolution by a majority vote of our board of directors approving our dissolution and the approval of such action by the affirmative vote of our members owning a majority of our shares;

•	the sale of all or substantially all of our assets;

•	our operations are no longer legal activities under Delaware or any other applicable law; or

•	any other event that causes our dissolution or winding-up under Delaware law.

Our Liquidation. When a liquidity event occurs, our investments and other assets will be liquidated and the proceeds thereof will be distributed subject to any payments to be made to the Special Unitholder and to holders of preferred shares, if any, to the holders of our shares after we pay our liquidation expenses and pay the debts in proportion to the number of shares held by such holder. Our existence will then be terminated. You are not guaranteed the return of, or a return on, your investment.

Access to Our Books and Records

Our board of directors will maintain our books and records at our principal office.

Our members and the Special Unitholder will have the right to have a copy of the list of members mailed to them for a nominal fee. In addition, members and the Special Unitholder or their respective representatives will have the right, upon written request, subject to reasonable notice and at their own expense, to inspect and copy other books and records that are maintained for us by our board of directors. Our members may also request a copy of the list of members in connection with matters relating to member’s voting rights and the exercise of member rights under federal proxy laws.

If our board of directors refuses or neglects to exhibit, produce or mail a copy of the membership list as requested, we will be liable to any member or the Special Unitholder requesting the membership list for the costs, including reasonable attorneys’ fees, incurred by that member or the Special Unitholder for compelling the production of the membership list and for actual damages suffered by such member or the Special Unitholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the request for inspection or for a copy of the membership list is to secure such list for the purpose of selling such list or of using the membership list for a commercial purpose unrelated to our business. We may require that the member or the Special Unitholder requesting the membership list certify that it is not requesting the membership list for a commercial purpose other than for the member’s or Special Unitholder’s interest relative to his or her shares or Special Unit, as applicable. These remedies are in addition to, and will not in any way limit, other remedies available to members under federal law or the laws of any State.

Meetings and Voting Rights of Our Members

Meetings. Pursuant to our LLC Agreement, a meeting of our members for the election of directors will be held annually on a date and at the time and place set by our board of directors beginning in 2014. Our board of directors or the chairman of our board of directors, our chief executive officer or our president may call a special meeting of our members at any time on its own initiative to act upon any matter on which our members may vote. Subject to the provisions of our LLC Agreement, a special meeting of our members to act on any matter that may properly be brought before a meeting of our members will also be called by our secretary upon the written request of 10% of all the votes entitled to be cast at the meeting on such matter and containing the information required by our LLC Agreement. Our secretary will inform the requesting member of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting member must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting. In addition, in lieu of a meeting, any matter that could be voted upon at a meeting of our members may be submitted for action by written consent of our members.

Voting Rights of Our Members. Holders of outstanding shares are generally entitled to one vote per share as provided in the LLC Agreement. Our LLC Agreement provides that the holders of shares are entitled, at the annual meeting of holders of shares of our company, to vote for the election of all of our directors. Because our LLC Agreement does not provide for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares represented at a meeting of the holders of the shares will effectively be able to elect all the directors of our company standing for election.

Our board of directors, without the consent of our members owning a majority of our shares, may not take action on the following matters:

•	an amendment of our LLC Agreement (except as set forth in “—Amending Our LLC Agreement”);

•	our dissolution;

•

the merger or consolidation of our company with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or the sale, lease or exchange of all or substantially all of our property or assets, other than distributions of assets in kind or sales while liquidating our investments upon a liquidity event;

•	any action that would cause us to make an election to be treated as other than a partnership for federal income tax purposes; or

•	any action that would cause us to be treated as being engaged in the active conduct of a lending, banking or financial business.

Our members who dissent from any matter approved by our members owning a majority of our shares are nevertheless bound by such vote and do not have a right to appraisal or automatic repurchase of their shares. Our advisor is entitled to vote on all matters other than the cancellation of any advisory or service contract or agreement with our company.

In addition, our members have the right to take any of the following actions upon the affirmative vote or consent of the majority of the outstanding shares, without the concurrence of the board of directors: (a) amend our LLC Agreement; (b) dissolve the Company; (c) remove a director and elect a new director, subject to the detailed provisions in our LLC Agreement; and (d) approve or disapprove the sale of all or substantially all of our assets other than in the ordinary course of our business.

Restrictions on Ownership and Transfer

In order to reduce the risk that our subsidiary, GREC, will be classified as a closely held C corporation for tax purposes, not more than 50% of the value of the outstanding shares (after taking into account options to acquire shares) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of a taxable year.

In order to assist us in complying with these limitations on the concentration of ownership, our LLC Agreement generally prohibits any person (other than a person who has been granted an exception) from actually or constructively owning more than 9.8% of the aggregate of our outstanding shares by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of any class or series of our preferred shares by value or by number of shares, whichever is more restrictive. However, our LLC Agreement permits exceptions to be made for members provided our board of directors determines such exceptions will not be likely to cause GREC to be classified as a closely held C corporation.

Our LLC Agreement also prohibits any person from beneficially or constructively owning shares that would result in our being a “closely held C corporation” under Section 465(a)(1)(B) of the Internal Revenue Code. Any person who acquires or attempts or intends to acquire beneficial ownership of shares that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfers on GREC being classified as a closely held C corporation. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest for GREC to avoid being classified as a closely held C corporation.

Our board of directors, in its sole discretion, may exempt a person from the above ownership limits and any of the restrictions described above. However, our board of directors may not grant an exemption to any person unless our board of directors obtains such representations, covenants, and undertakings as our board of directors may deem appropriate in order to determine that granting the exemption would not result in GREC being classified as a closely held C corporation for tax purposes. As a condition of granting the exemption, our board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in either case in form and substance satisfactory to our board of directors, in its sole discretion in order to determine or ensure GREC will not be classified as a closely held C corporation for tax purposes.

In addition, our board of directors from time to time may increase the ownership limits. However, the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding.

If any transfer of our shares occurs which, if effective, would result in any person beneficially or constructively owning shares in excess, or in violation, of the above transfer or ownership limitations, then that number of shares, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share) will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares that otherwise would cause any person to violate the above limitations will be void. Shares held in the charitable trust will continue to constitute our issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. Subject to Delaware law, effective as of the date that such shares have been transferred to the charitable trust, the trustee, in its sole discretion, will have the authority to:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the charitable trust; and

•	recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s charitable beneficiary.

However, if we have already taken irreversible limited liability company action, then the trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our

LLC Agreement. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

•

the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

•	such shares will be deemed to have been sold on behalf of the charitable trust; and

•

to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner would have been entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•	the market price on the date we, or our designee, accepts such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in value of the outstanding shares within 30 days after the end of each taxable year will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of our shares that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the owner’s beneficial ownership on GREC becoming classified as a closely held C corporation and to ensure compliance with our ownership limitations. In addition, each holder of our shares shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine whether there is a risk that GREC will be classified as a closely held C corporation and to comply with the requirements of any taxing authority or governmental authority or to determine such risk.

Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our shares or might otherwise be in the best interest of our members.

Anti-Takeover Provisions

Certain provisions of our LLC Agreement, which will become effective upon commencement of this offering, may make it more difficult for third parties to acquire control of our company by various means. These provisions could deprive the holders of our shares of opportunities to realize a premium on the shares owned by them. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors;

•	discourage certain types of transactions which may involve an actual or threatened change in control of us;

•	discourage certain tactics that may be used in proxy fights;

•	encourage persons seeking to acquire control of us to consult first with our board of directors to negotiate the terms of any proposed business combination or offer; and

•	reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of the outstanding shares or that is otherwise unfair to holders of our shares.

Anti-Takeover Provisions in the LLC Agreement

A number of provisions of our LLC Agreement could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of our company. Our LLC Agreement prohibits the merger or consolidation of our company with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or the sale, lease or exchange of all or substantially all of our property or assets unless, in each case, our board of directors adopts a resolution by a majority vote approving such action and unless such action is approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

In addition, our LLC Agreement contains provisions based on Section 203 of the Delaware General Corporation Law, which prohibit us from engaging in a business combination (as defined below) with an interested holder of shares, or an interested member (as defined below), unless such business combination is approved by the affirmative vote of the holders of a majority of the outstanding shares, excluding shares held by the interested member or any affiliate or associate of the interested member.

An interested member is defined in our LLC Agreement as:

(1)     a person who, directly or indirectly, controls 15% or more of our outstanding voting shares at any time within the prior three-year period or

(2)     a person who is an assignee of shares owned by an interested member in a transaction not involving a public offering at any time within the prior three-year period.

A business combination is defined in our LLC Agreement and includes (1) a merger or consolidation of us or any of our subsidiaries with or caused by an interested member or any affiliate of an interested member, (2) a sale or other disposition of property or assets, or issuance or transfer of any our securities or any of our subsidiaries’ securities, with or caused by an interested member or any affiliate of an interested member having a net asset value equal to 10% or more of the net asset value of our outstanding shares, (3) any spin-off or split-up of any kind of us or any of our subsidiaries, proposed by or on behalf of an interested member or any of affiliate of the interested member, and (4) certain transactions that would increase the interested member’s proportionate share ownership in our company.

This provision does not apply where the business combination or the transaction that resulted in the holder of shares becoming an interested member is approved by our board of directors prior to the time the interested member acquired its, his or her 15% interest.

Our LLC Agreement generally authorizes only our board of directors to fill vacancies on the board of directors. This provision could prevent a holder of shares from effectively obtaining an indirect majority representation on our board of directors by permitting the existing board of directors to increase the number of directors and to fill the vacancies with its own nominees. Our LLC Agreement also provides that directors may be removed, with or without cause, only by the affirmative vote of holders of a majority of the outstanding shares entitled to be cast in the election of directors.

Our LLC Agreement also provides that holders of shares seeking to bring business before an annual meeting of holders of shares or to nominate candidates for election as directors at an annual meeting of holders of shares, must provide notice thereof in writing to us not less than 120 days and not more than 150 days prior to the anniversary date of the mailing of the notice of the preceding year’s annual meeting of holders of shares or as otherwise required by requirements of the Exchange Act. In addition, the holder of shares furnishing such notice must be a holder of shares of record on both (1) the date of delivering such notice and (2) the date of the meeting, who is entitled to vote at such meeting. Our LLC Agreement specifies certain requirements as to the form and content of a holder’s notice, as the case may be. These provisions may preclude holders of shares from bringing matters at an annual meeting or from making nominations for directors at an annual or special meeting.

Authorized but unissued shares are available for future issuance, without approval of the holders of our shares. Moreover, our LLC Agreement authorizes our board of directors, without the approval of any of our members, to increase the number of shares we are authorized to issue and to classify and reclassify any authorized but unissued class or series of shares into any other class of series of shares having such designations, preferences, rights, powers and duties as may be specified by our board of directors. These additional shares may be utilized for a variety of purposes, including our distribution reinvestment plan, as well as follow-on public offerings. The existence of authorized but unissued shares could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, or could allow us to create a shareholder rights plan.

In addition, our board of directors has broad authority to amend our LLC Agreement, as discussed below. Our board of directors could, in the future, choose to amend our LLC Agreement to include other provisions which have the intention or effect of discouraging takeover attempts.

Amending Our LLC Agreement

Our LLC Agreement may be amended by our members upon the affirmative vote or consent of the majority of the outstanding shares. In addition, other than amendments that do not require member approval as discussed below, our LLC Agreement may be amended by a majority of our board of directors and the affirmative vote of holders of at least a majority of our outstanding shares, including such amendments relating to:

•	the voting rights of the holders of the shares;

•	the merger or consolidation of our company, the sale, lease or exchange of all or substantially all of our company’s property or assets and certain other business combinations or transactions;

•	the right of holders of shares to vote on the dissolution, winding up and liquidation of our company; and

•	the provision of our LLC Agreement governing amendments thereof.

Our LLC Agreement may not be amended in a manner that adversely affects the interests of the Special Unitholder without the consent of the Special Unitholder.

Amendment by Our Board of Directors Without the Consent of Our Members. A majority of our board of directors may, without the consent of our members, amend our LLC Agreement to effect any change for the benefit or protection of our members, including:

•	adding to our board of directors’ duties or obligations, or surrendering any of our board of directors’ rights or powers;

•

amending our LLC Agreement in connection with any determination by our board of directors to create any class or series of shares, to increase the number of our authorized shares or to issue additional shares of our authorized but unissued shares;

•	curing any ambiguity in our LLC Agreement, or correcting or supplementing any provision of our LLC Agreement that may be internally inconsistent;

•	preserving our status as a “partnership” for federal income tax purposes;

•	deleting or adding any provision that the Securities and Exchange Commission or any other regulatory body or official requires to be deleted or added;

•	permitting our shares to fall into an exemption from the definition of “plan assets” under Department of Labor regulations;

•	under certain circumstances, amending the allocation provisions, in accordance with the advice of tax counsel, accountants or the Internal Revenue Service, to the minimum extent necessary; and

•	changing our name or the location of our principal office.

TRANSFERABILITY OF SHARES

You may withdraw from Greenbacker Renewable Energy Company LLC only by selling or transferring all or a portion of your shares, or if all or a portion of your shares are repurchased by us in accordance with our share repurchase program. See “Share Repurchase Program.”

Restrictions on the Transfer of Our Shares and Withdrawal

There is no public market for our shares, and none is expected to develop. Consequently, you may not be able to liquidate your investment in the event of emergencies or for other reasons, or obtain financing from lenders who may not accept our shares as collateral. You may transfer your shares only upon the satisfaction of the conditions and subject to the restrictions discussed below. In addition, the transfer of your shares may subject you to the securities laws of the State or other jurisdiction in which the transfer is deemed to take place. The recipient must also own a sufficient number of our shares to meet the minimum investment standard. Anyone to whom you transfer your shares may become a substitute member only upon our approval, which is at our sole and absolute discretion; otherwise, they will be an assignee. While assignees will hold all economic rights that come with ownership of our shares, they will not have the other rights that our members have, including voting rights and the right to a copy of the list of our members. We will amend our records at least once each calendar quarter to effect the substitution of substituted members. We will not charge for transfers of shares except for reasonable and necessary costs actually incurred by us. We will also require that there be no adverse effect to us resulting from the transfer of our shares, and that the assignee has signed a transfer agreement and other forms, including a power of attorney, as described in our LLC Agreement.

You may transfer or assign your own shares to any person, whom we call an assignee, only if you and the assignee each sign a written assignment document, in form and substance satisfactory to us, which:

(a)	states your intention that your shares be transferred to the assignee;

(b)	reflects the assignee’s acceptance of all of the terms and provisions of our LLC Agreement; and

(c)	includes a representation by both you and the assignee that the assignment was made in accordance with all applicable state and federal laws and regulations, including minimum investment and investor suitability requirements under State securities laws.

Furthermore, unless we consent, which consent shall not be unreasonably withheld, no shares may be transferred or assigned:

•	to a minor or incompetent unless a guardian, custodian or conservator has been appointed to handle the affairs of the person;

•

to any Person if, in the opinion of counsel, such assignment would result in our termination for federal income tax purposes; provided, however, that the we may permit such assignment to become effective if and when, in the opinion of counsel, such assignment would no longer result in the our termination for federal income tax purposes;

•

to any person if the assignment would affect our existence or qualification as a limited liability company under Delaware law or the applicable laws of any other jurisdiction in which we are conducting business;

•	to any person not permitted to be an assignee under applicable law, including, without limitation, applicable federal and State securities laws;

•	to any person if the assignment would result in the transfer of less than the minimum required share purchase, unless the assignment is of all of the shares owned by the member;

•	if the assignment would result in your retaining a portion of your investment that is less than the minimum required Share purchase;

•	if, in our reasonable belief, the assignment might violate applicable law;

•	if, in the determination of our board of directors, such assignment would not be in the best interests of us or our members; or

•	if the assignment would cause our shares to be owned by non-United States citizens.

Any attempt to transfer or assign our shares in violation of the provisions of our LLC Agreement or applicable law will be null and void from the outset and will not bind us. Assignments of our shares will be recognized by us as of the first day of the month following the date upon which all conditions to the assignment have been satisfied.

Moreover, our LLC Agreement also prohibits any person from beneficially or constructively owning, as determined by applying certain attribution rules of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, our shares that would result in GREC being a “closely held C corporation” under Section 465(a)(1)(B) of the Internal Revenue Code. The ownership limits imposed under the Internal Revenue Code are based upon direct or indirect ownership by individuals (as defined in the Internal Revenue Code to include certain entities), but only during the last half of a tax year. The ownership limits contained in our LLC Agreement are based on the ownership at any time by any person, which term includes entities. These ownership limitations in our LLC Agreement are intended to provide added assurance that GREC will not be classified as a closely held C corporation, and to minimize administrative burdens. However, the ownership limit on our shares might also delay or prevent a transaction or a change in our control that might involve a premium price over the then current NAV of our shares or otherwise be in the best interest of our members. See “Summary of Our LLC Agreement—Restrictions on Ownership and Transfer.”

Additional Transfer Restriction for Residents of California

California law requires that all certificates for shares that we issue to residents of California, if any, or that are subsequently transferred to residents of California, bear the following legend:

“It is unlawful to consummate a sale or transfer of a membership interest, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner’s rules.”

Consequences of Transfer

If you transfer or assign all of your shares, you will cease to be a member and will no longer have any of the rights or privileges of a member. Whether or not any assignee becomes a substitute member, however, your assignment of all of your shares will not release you from liability to us to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law. See “Federal Income Tax Consequences—Sale, Exchange or Other Taxable Disposition of Shares.”

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of U.S. federal income tax consequences material to the purchase, ownership and disposition of the shares. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of shares that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the shares (a “U.S. holder”). This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the shares by any particular investor. This summary also does not address the tax consequences to (1) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, traders in securities that elect to mark to market and dealers in securities or currencies, (2) persons that will hold shares as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, (3) persons whose functional currency is not the U.S. dollar, or (4) persons that do not hold shares as capital assets.

This summary is based on the Internal Revenue Code, Treasury regulations, IRS rulings and judicial decisions in effect as of the date of this prospectus, all of which are subject to change at any time (possibly with retroactive effect) or different interpretations. As the law is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, owning or disposing of the shares. Prospective investors in the shares should consult their tax advisors in determining the tax consequences of an investment in the shares, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Classification as a Partnership

Clifford Chance US LLP has acted as counsel to us in connection with this offering. We have received the opinion of Clifford Chance US LLP to the effect that, although the matter is not free from doubt due to the lack of clear guidance and direct authority, our proposed method of operation, as described in this prospectus and as represented by us to Clifford Chance US LLP, will permit us to not be classified for U.S. federal income tax purposes as an association or a publicly traded partnership taxable as a corporation. Members should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization, operation, assets and activities, and that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our LLC Agreement and this prospectus, and is conditioned upon factual representations and covenants made by us, and our board of directors regarding our organization, operation, assets, activities, and conduct of our operations, and assumes that such representations and covenants are accurate and complete. Such representations include, as discussed further below, representations to the effect that we will meet the “qualifying income exception” described below.

While it is expected that we will operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities we are undertaking and the possibility of future changes in its circumstances, it is possible that we will not so qualify for any particular year. Clifford Chance US LLP has no obligation to advise us or our members of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnership will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception.” We expect to satisfy this exception by ensuring that most of our investments that do not generate “qualifying income” are held through taxable corporate subsidiaries. However, we may not properly identify income as “qualifying” and our compliance with the “qualifying income exception” will not be reviewed by Clifford Chance US LLP on an on-going basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception.

Under Section 7704 of the Internal Revenue Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. It is expected that initially or in the future we will be treated as a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to register under the Investment Company Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “qualifying income exception”). Qualifying income generally includes interest, dividends, real property rents, gain from the sale or other disposition of real property, income from certain commodities transactions, and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. While it is expected that we will satisfy the qualifying income exception, and qualify to be taxed as a partnership, there can be no assurance that the IRS would not successfully challenge our compliance with the qualifying income requirements and assert that we are a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

If, for any reason we become taxable as a corporation for U.S. federal income tax purposes, our items of income and deduction would not pass through to our members and our members would be treated for U.S. federal income tax purposes as stockholders in a corporation. We would be required to pay income tax at corporate rates on our net income. Distributions by us to members would constitute dividend income taxable to such members, to the extent of our earnings and profits, and the payment of these distributions would not be deductible by us. These consequences would have a material adverse effect on us, our members and the value of the shares.

If at the end of any taxable year we fail to meet the qualifying income exception, we may still qualify as a partnership if we are entitled to relief under the Internal Revenue Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) we agree to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether we would be entitled to this relief in any or all circumstances. It also is not clear under the Internal Revenue Code whether this relief is available for our first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving us, we will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and we retain our partnership qualification, we or our members (during the failure period) will be required to pay such amounts as determined by the IRS.

The remainder of this discussion assumes that we will qualify to be taxed as a partnership for U.S. federal income tax purposes.

While it is expected that we will operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, we expect that a significant portion of our investments will not generate “qualifying income” and that we will conduct a significant portion of our operations through GREC, a wholly owned subsidiary treated as a C corporation for U.S. federal income tax purposes and subject to U.S. federal income tax on its net income. Conducting our operations through GREC will allow us to effectively utilize tax incentives generated from projects in which we hold controlling equity stakes to reduce the taxable income generated by our other investments through tax incentives that are better utilized by C-corporations than other forms of entities.

Because a significant portion of our investments will be held through GREC, the tax benefit of our being a partnership for U.S. federal income tax purposes will be limited to the income generated by the investments that we directly hold.

Limitation on the Deductibility of Certain Losses by GREC

Certain closely held C corporations are allowed to deduct their losses (if any) only to the extent of their "at risk" amount at the end of the taxable year in which the losses occur. The amount for which a closely held C corporation is "at risk" generally is equal to its adjusted tax basis contributed to an activity, less certain amounts borrowed. To the extent that a closely held C corporation’s losses are not allowed because the it has an insufficient amount at risk in an activity, such disallowed losses may be carried over to subsequent taxable years and will be allowed if and to the extent of the closely held C Corporation’s at risk amount in subsequent years.

The Internal Revenue Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations.

We have imposed ownership limitations and transfer restrictions on our shares to reduce the risk that GREC will be classified as a closely held C corporation for these purposes. However, there can be no assurance that the “at risk” and “passive activity” limitations will not apply to the losses of GREC.

Distributions on the Shares

Distributions on the shares generally will not be taxable to a U.S. holder, except to the extent that the cash the U.S. holder receives exceeds its adjusted tax basis in the shares. Cash distributions in excess of a U.S. holder’s adjusted tax basis in the shares generally will be treated as gain from the sale or exchange of the shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Upon a liquidating distribution of cash by us (a distribution to a U.S. holder that terminates its interest in us), a U.S. holder generally will recognize gain or loss from the sale or exchange of the shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Participation in our Distribution Reinvestment Plan

Although the tax treatment of participation in corporate dividend reinvestment plans is well-established, the treatment of participation in our distribution reinvestment plan is less clear because we expect to be taxed as a partnership for federal income tax purposes, rather than as a corporation. If the general principles applicable to corporate dividend reinvestment plans were to apply to us, members participating in our distribution reinvestment plan would be treated as having received the applicable distribution and immediately contributed such mount to us in exchange for additional shares. We intend to maintain our records consistent with such an approach in that we will show a distribution to members participating in our distribution reinvestment plan and an associated purchase by them of shares from us.

If the IRS were to treat participation in our distribution reinvestment plan in a similar fashion, a member who participates in our distribution reinvestment plan will be treated as receiving all cash distributions reinvested in shares registered in his name pursuant to our distribution reinvestment plan. Such distributions would be treated for tax purposes like other cash distributions. See “—Distributions on the Shares.” Generally speaking, the Treasury regulations provide that when a partner makes an additional cash contribution to a partnership, the holding period of that partner’s partnership interest becomes a “split” holding period, with the portion of the interest attributable to the additional contribution (determined by the ratio of the amount of the additional cash contribution to the fair market value of the partnership interest after the contribution) treated as having a holding period that begins the day following the date of the additional contribution and the balance of the partnership interest retaining the holding period that it had prior to the contribution. A special rule under the Treasury regulations also provides, however, that in determining the holding period of a partnership interest upon a sale of the interest, cash distributions received during the one-year period prior to the sale may be applied to reduce the cash contributions made during that period, on a last-in-first-out basis. Application of this special rule may, in many instances, prevent a member from having a short-term holding period with respect to a portion of his interest in us at the time of a sale of all or part of such interest if the only shares acquired by the member during the one year period preceding such sale were acquired through our distribution reinvestment plan. For the tax treatment of any gain on such a sale, see “—Sale, Exchange or Other Taxable Disposition of Shares.”

While, as noted above, the Treasury regulations generally provide that an interest in a partnership (or an entity treated as a partnership, such as us) is a single interest, with the result that a member’s interest in us can (subject to the special rule mentioned in the preceding paragraph) have a "split" holding period upon the acquisition of additional shares, there is an exception to this rule that permits a partner in a publicly-traded partnership to treat separately-identifiable units therein that were acquired at different times to have different holding periods.

Alternatively, it is possible that members who participate in our distribution reinvestment plan might not be considered by the IRS to have received cash distributions and that the additional shares that were registered in their names pursuant to the distribution reinvestment plan reflect the dilution of the interests in us of those members who did not participate in our distribution reinvestment plan, such dilution being effected by the issuance of such additional shares to the members who participate in our distribution reinvestment plan.

If a member elects to participate in our distribution reinvestment plan, the deemed distribution and corresponding investment will not, in and of themselves, have any net effect on the basis of such member’s interest in us. This is the case even though such member’s basis would be reduced by the amount of the distribution, because such member’s basis would be increased by an equal amount as a result of the corresponding reinvestment. Such member’s share of our non-recourse liabilities—which are also included in such member’s basis—could increase relative to those members who do not participate in our distribution reinvestment plan, however, because such member’s relative ownership interest in us would be deemed to have increased.

For further information regarding the tax consequences of participation in our distribution reinvestment plan, U.S. holders should consult their own tax advisor.

Sale, Exchange or Other Taxable Disposition of Shares

Upon the sale, exchange or other taxable disposition of shares, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale, exchange or other disposition and its adjusted tax basis in the shares. A U.S. holder’s adjusted tax basis in its shares generally will be equal to the amount it paid for its shares (1) increased by any income or gain of us that is allocated to the U.S. holder, and by the amount of any contributions the U.S. holder makes to our capital, and (2) decreased, but not below zero, by any loss or expense of us that is allocated to the U.S. holder, and by the amount of any cash and the tax basis of any property distributed (or deemed distributed) to the U.S. holder. For a description of the allocation of income, gain, loss and expense to a U.S. holder, see “—Partnership Allocations and Adjustments.”

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. holder's share of losses and expenses of us is subject to certain limitations, including, but not limited to, rules providing that: (1) a U.S. holder may not deduct our losses that are allocated to it in excess of its adjusted tax basis in its shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; (3) the ability of individuals to take certain itemized deductions may be limited by the “alternative minimum tax;” and (4) a noncorporate U.S. holder may deduct its share of our expenses only to the extent that such share, together with such noncorporate U.S. holder’s other miscellaneous itemized deductions, exceeds 2 percent of such noncorporate U.S. holder’s adjusted gross income. We will report the fee for advisory and management services paid to GCM as an expense of the kind subject to the limitation on miscellaneous itemized deductions. To the extent that a loss or expense that a U.S. holder cannot deduct currently is allocated to a U.S. Holder, the U.S. holder may be required to report taxable income in excess of the U.S. holder’s economic income or cash distributions on the shares. U.S. holders are urged to consult their own tax advisor with regard to these and other limitations on the ability to deduct losses or expenses with respect us.

Under Section 709(b) of the Internal Revenue Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. We have not yet determined whether we will make such an election. A non corporate U.S. holder's allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of shares (so called “syndication fees”) are not eligible for the 180 month amortization provision and are not deductible.

Partnership Allocations and Adjustments

For U.S. federal income tax purposes, a U.S. holder’s share of our income, gain, loss, deduction and other items will be determined by the LLC Agreement, unless an allocation under this agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the LLC Agreement should be considered to have substantial economic effect.

If the allocations provided by the LLC Agreement were successfully challenged by the IRS, the amount of income or loss allocated to a U.S. holder for U.S. federal income tax purposes under the agreement could be increased or decreased, the timing of income or loss could be accelerated or deferred, or the character of the income or loss could be altered.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. We will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Internal Revenue Code or the Treasury regulations and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to a U.S. holder.

Monthly Allocation and Revaluation Conventions

In general, our taxable income and losses will be determined monthly and will be apportioned among the holders of shares in proportion to the number of shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in the shares, a U.S. holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below. Under the monthly allocation convention, the person that was treated for U.S. federal income tax purposes as holding a share as of the close of the last trading day of the preceding month will be treated as continuing to hold that share until immediately before the close of the last trading day of the following month. As a result, a holder that is transferring its shares or whose shares are redeemed prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer. The Internal Revenue Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of shares could be considered to occur for these purposes when the transfer is completed without regard to our monthly convention for allocating income and deductions. In that event, our allocation method might be viewed as violating that requirement.

In addition, for any month in which a creation or redemption of shares takes place, we generally will credit or debit, respectively, the “book” capital accounts of the holders of existing shares with any unrealized gain or loss in the portfolio. This will result in the allocation of items of our income, gain, loss, deduction and credit to existing holders of shares to account for the difference between the tax basis and fair market value of property owned by us at the time new shares are issued or old shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the portfolio at the time of a creation or redemption of shares to the investors that economically have earned such gain or loss. As with the other allocations described above, we generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, we will credit or debit, respectively, the “book” capital accounts of holders of existing shares with any unrealized gain or loss in our assets based on the lowest fair market value of the assets and shares, respectively, during the month in which the creation or redemption transaction takes place, rather than the fair market value at the time of such creation or redemption (the “monthly revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued shares will be allocated some or all of the unrealized gain in our assets at the time it acquires the shares or (2) an existing holder of shares will not be allocated its entire share in the unrealized loss in our assets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Internal Revenue Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Internal Revenue Code and Treasury regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the our monthly allocation or monthly revaluation convention, the IRS may contend that our taxable income or losses must be reallocated among the holders of shares. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. Our board of directors is authorized to revise our allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the holders’ interest in us.

Taxable Income in Excess of Cash Distributions

The payment of the distribution fee over time with respect to the Class C shares will be deemed to be paid from cash distributions that would otherwise be distributable to the holders of Class C shares. Accordingly, the holders of Class C shares will receive a lower cash distribution to the extent of such Class C holder’s obligation to pay such fees. Because the payment of such fees is not a deductible expense for tax purposes, the taxable income of the company allocable to the holders of Class C shares may, therefore, exceed the amount of cash distributions made to the Class C holders.

Section 754 Election

We intend to make the election permitted by Section 754 of the Internal Revenue Code. Such an election is irrevocable without the consent of the IRS. This election generally will require each purchaser of shares to adjust its proportionate share of the tax basis in the portfolio (“inside basis”) to fair market value, as reflected in the purchase price for the purchaser’s shares, as if the purchaser had acquired a direct interest in the portfolio and will require us to make a corresponding adjustment to its share of the tax basis in the portfolio that will be segregated and allocated to the purchaser of the shares. These adjustments are attributed solely to a purchaser of shares and are not added to the tax basis of the portfolio assets associated with other holders of shares. Generally the Section 754 election is intended to eliminate the disparity between a purchaser’s outside basis in its shares and our corresponding inside basis in the portfolio such that the amount of gain or loss that will be allocated to the purchaser on the disposition by us of portfolio assets will correspond to the purchaser’s share in the appreciation or depreciation in the value of such assets since the purchaser acquired its shares. Depending on the relationship between a holder’s purchase price for shares and its interest in the unadjusted share of our inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded interests in partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to us, we will apply certain assumptions and conventions in determining and allocating the basis adjustments. It is possible that the IRS will successfully assert that the assumptions and conventions utilized by us do not satisfy the technical requirements of the Internal Revenue Code or the Treasury regulations and will require different basis adjustments to be made. If such different adjustments were required, some holders could be adversely affected.

In order to make the basis adjustments permitted by Section 754, we will be required to obtain information regarding each holder’s secondary market transactions in shares, as well as creations and redemptions of shares. We will seek such information from the record holders of shares, and, by purchasing shares, each beneficial owner of shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s shares. Notwithstanding the foregoing, however, there can be no guarantee that we will be able to obtain such information from record owners or other sources, or that the basis adjustments that we make based on the information they are able to obtain will be effective in eliminating disparity between a holder’s outside basis in its shares and its interest in the inside basis in our assets.

Constructive Termination

We will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total shares within a 12-month period. A constructive termination results in the closing of our taxable year for all holders of shares. In the case of a holder of shares reporting on a taxable year other than a fiscal year ending December 31, the closing of the our taxable year may result in more than 12 months of its taxable income or loss being includable in its taxable income for the year of termination. We would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if we were unable to determine that the termination had occurred.

Borrowing of Shares

If a U.S. holder’s shares are borrowed (or rehypothecated) by the U.S. holder’s broker and sold to a third party, for example as part of a loan to a “short seller” to cover a short sale of shares, the U.S. holder may be considered as having disposed of those shares. If so, the U.S. holder would no longer be a beneficial owner of a pro rata portion of the shares during the period of the loan and may recognize gain or loss from the disposition. In addition, during the period of the loan, (1) our income, gain, loss, deduction or other items with respect to those shares would not be reported by the U.S. holder, and (2) any cash distributions received by the U.S. holder with respect to those shares could be fully taxable, likely as ordinary income. Accordingly, if a U.S. holder desires to avoid the risk of income recognition from a loan of its shares, the U.S. holder should modify any applicable brokerage account agreements to prohibit the U.S. holder’s broker from borrowing the U.S. holder’s shares. These rules should not affect the amount or timing of items of income, gain, deduction or loss reported by a taxpayer that is a dealer in securities that marks the shares to market for U.S. federal income tax purposes, or a trader in securities that has elected to use the mark-to-market method of tax accounting with respect to the shares.

Information Reporting with Respect to Shares

Because we will file a partnership return, tax information will be reported to investors on an IRS Schedule K-1 for each calendar year no later than 75 days after the end of each such year. Each K-1 provided to a holder of shares will set forth the holder’s share of our items of income, gain, deduction, loss and credit for such year in a manner sufficient for a U.S. holder to complete its tax return with respect to its investment in the shares.

Each holder, by its acquisition of shares, will be deemed to agree to allow brokers and nominees to provide to us the holder’s name and address and such other information and forms as may be reasonably requested by us for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

As described above under “—Partnership Allocations and Adjustments” and “—Monthly Allocation and Revaluation Conventions,” the partnership tax rules generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that certain adjustments be made based on daily valuations. These regulations do not contemplate monthly allocation conventions of the kind that will be used by us. If the IRS does not accept the monthly reporting convention, the IRS may contend that our taxable income or losses must be reallocated among investors. If such a contention were sustained, investors’ respective tax liabilities would be adjusted to the possible detriment of certain investors. Our board of directors is authorized to revise our allocation method to comply with applicable law.

Tax Audits

Under the Internal Revenue Code, adjustments in tax liability with respect to our items generally will be made at the Company level in a partnership proceeding rather than in separate proceedings with each member. Our advisor will represent us as our “Tax Matters Partner” during any audit and in any dispute with the IRS. Each member will be informed of the commencement of an audit of us. In general, the Tax Matters Partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the members.

Adjustments resulting from an IRS audit may require each member to adjust a prior year’s liability, and possibly may result in an audit of his return. Any audit of a member’s return could result in adjustments not related to our returns as well as those related to our returns.

The Tax Matters Partner will make some elections on our behalf and on behalf of our members. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against members for items in our returns. The Tax Matters Partner may bind a member with less than a 1% profits interest in us to a settlement with the IRS unless that member elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the members are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any member having at least a 1% interest in profits or by any group of members having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each member with an interest in the outcome may participate.

Reportable Transactions

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Internal Revenue Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by us or our members (1) if a member incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of shares, or (2) possibly in other circumstances. Furthermore, our material advisers could be required to maintain a list of persons investing in us pursuant to the Internal Revenue Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis

(generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass through entity (such as the shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. holders are urged to consult their tax advisors regarding the tax shelter disclosure rules and their possible application to them.

Tax Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax generally is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function. UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as us) in which it is a partner. However, if a tax-exempt entity’s acquisition of a partnership interest is debt financed, or the partnership incurs “acquisition indebtedness,” all or a portion of the income or gain attributable to the “debt financed property” would also be included in UBTI regardless of whether such income would otherwise be excluded as dividends, interest or capital gains.

Taxation of Non-U.S. holders of Shares

As used herein, the term “non-U.S. holder” means a beneficial owner of shares that is not a U.S. holder. We intend to conduct our activities in such a manner that a non-U.S. holder of the shares who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the shares. Non-U.S. persons treated as engaged in a U.S. trade or business are generally subject to U.S. federal income tax at the graduated rates applicable to U.S. persons on their net income which is considered to be effectively connected with such U.S. trade or business. Non-U.S. persons that are corporations may also be subject to a 30% branch profits tax. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized. There can be no assurance that the IRS will not assert successfully that some portion of our income is properly treated as effectively connected income with respect to our members. In addition, if we generates U.S. source income that is not effectively connected with a U.S. trade or business (e.g., dividends, certain interest, rents and royalty income), a non-U.S. holder generally will be subject to a U.S. federal withholding tax of 30% (unless reduced by an applicable treaty).

Subject to the discussion under "—Foreign Account Tax Compliance" and the discussion below, a non-U.S. holder generally will not be subject to U.S. federal income tax on gains on the sale of the shares or on its share of our gains. However, in the case of an individual non-U.S. holder, such holder will be subject to U.S. federal income tax on gains on the sale of shares or such holder’s share of our gains if such non-U.S. holder is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Each holder, by its acquisition of shares, will be deemed to agree to allow brokers and nominees to provide to us its name and address and such other information and forms as may be reasonably requested by us for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance provisions of the recently enacted U.S. Hiring Incentives to Restore Employment Act (“FATCA”) generally impose a new reporting regime and potentially a 30% withholding tax with respect to certain U.S. source income (including interest and dividends) and gross proceeds from the sale or other disposal of property that can produce U.S. source interest or dividends (“Withholdable Payments”). As a general matter, the new rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership. These new withholding rules will apply to U.S. source income payments made after December 31, 2014, and to the disposition proceeds described above after December 31, 2016. We will be required to report to the IRS and to impose a 30% withholding of tax on the share of Withholdable Payments to (i) members that are non-U.S. financial entities that do not enter into an agreement (a “FFI Agreement”) with the IRS to provide information, representations and waivers of non- U.S. law as may be required to comply with the provisions of the new rules, including, information regarding its direct and indirect U.S. owners; (ii) members who fail to establish their non-U.S. status as required under the FFI Agreement; (iii) and other members that do not provide certifications or information regarding their U.S. ownership. The IRS has issued regulations regarding FATCA but not yet provided a form of FFI Agreement. Although the application of FATCA to a sale or other disposal of an interest in a partnership is unclear, it is possible that the gross proceeds of the sale or other disposal of your shares will be subject to FATCA under the rules described above if such proceeds are treated as an indirect disposal of your interest in assets that can produce U.S. source interest or dividends.

Members should consult their own tax advisor regarding the requirements under FATCA with respect to your own situation.

Backup Withholding

We will be required in certain circumstances to backup withhold on certain payments paid to non-corporate holders of shares who do not furnish us their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a member may be refunded or credited against its U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Certain State, Local and Foreign Income Tax Matters

In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in us. State and local laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A member’s distributive share of the taxable income or loss of us generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident. One or more states may impose reporting requirements on us and/or the members. Investors should consult with their own advisors as to the applicability of such rules in jurisdictions which may require or impose a filing requirement.

Each member may be required to file returns and pay state and local tax on its share of our income in the jurisdiction in which it is a resident and/or other jurisdictions in which income is earned by us. We may be required to withhold and remit payment of taxes to one or more state or local jurisdictions on behalf of the members. Any amount withheld generally will be treated as a distribution to each particular member. However, an individual member may be entitled to a deduction or credit against tax owed to his or her state of residence for income taxes paid to other state and local jurisdictions where the member is not a resident.

In general, where a tax (including, without limitation, a state or local tax) is levied on us, the amount of which is levied in whole or in part based on the status or identity of a member, such tax will be allocated as an expense attributable to that member and the amount will be withheld from any distribution to such member.

State and local taxes may be significant. Prospective investors are urged to consult their tax advisors with respect to the state and local tax consequences of acquiring, holding and disposing of the shares.

Foreign Taxes

It is possible that certain interest received by us from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, we may also be subject to capital gains taxes in some of the foreign countries where it purchases and sells foreign debt obligations. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. It is impossible to predict in advance the rate of foreign tax we will pay since the amount of our assets to be invested in various countries is not known. Members will be informed by us as to their proportionate share of any foreign taxes paid by us, which they will be required to include in their income. Members generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their federal income taxes. A member that is tax-exempt will not ordinarily benefit from such credit or deduction.

Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the member’s federal tax (before the credit) attributable to its total foreign source taxable income. A member’s share of the our interest from non-U.S. debt securities generally will qualify as foreign source income. Generally, the source of gain and loss realized upon the sale of personal property, such as securities, will be based on the residence of the seller. In the case of a partnership, the determining factor is the residence of the partner. Thus, absent a tax treaty to the contrary, the gains and losses from the sale of securities allocable to a member that is a U.S. resident generally will be treated as derived from U.S. sources (even though the securities are sold in foreign countries). Certain currency fluctuation gains, including fluctuation gains from foreign currency denominated debt securities, receivables and payables, will also be treated as ordinary income derived from U.S. sources.

Prospective investors should note that the limitation on the foreign tax credit is applied separately to foreign source passive income, such as interest. In addition, for foreign tax credit limitation purposes, the amount of a member’s foreign source income is reduced by various deductions that are allocated and/or apportioned to such foreign source income. One such deduction is interest expense, a portion of which will generally reduce the foreign source income of any member who owns (directly or indirectly) foreign assets. For these purposes, foreign assets owned by us will be treated as owned by the investors in us and indebtedness incurred by us will be treated as incurred by investors in us. Because of these limitations, members may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by us. The foregoing is only a general description of the foreign tax credit under current law. Moreover, since the availability of a credit or deduction depends on the particular circumstances of each member, investors are advised to consult their own tax advisors.

New Legislation or Administrative or Judicial Action

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in unfavorable precedent or authority on issues for which there was previously no clear precedent or authority as well as revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting us or the shares will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in the shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. For example, changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible to meet the qualifying income exception for us to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes. We and our members could be adversely affected by any such change in, or any new, tax law, regulation or interpretation.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with an investment in us by a pension, profit-sharing, IRA or other employee benefit plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. This summary is based on provisions of ERISA and the Internal Revenue Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming that would significantly modify the statements expressed herein. Any changes may or may not apply to transactions entered into prior to the date of their enactment.

In considering using the assets of an employee benefit plan subject to Title I of ERISA to purchase shares, such as a profit-sharing, 401(k), or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code such as an IRA or Keogh Plan (collectively, “Benefit Plans”), a fiduciary, taking into account the facts and circumstances of such Benefit Plan, should consider, among other matters,

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the duty:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so; and

•	to comply with plan documents insofar as they are consistent with ERISA.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee (or a duly authorized named fiduciary or investment manager) have exclusive authority and discretion to manage and control the assets of the plan.

In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving assets of a Benefit Plan and any “party in interest” or “disqualified person” (as defined under ERISA and the Internal Revenue Code) with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. The prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan (other than in the case of most IRAs and some Keogh Plans), or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Assets

While neither ERISA nor the Internal Revenue Code defines the term “plan assets,” a Department of Labor regulation describes what constitutes the assets of a Benefit Plan when it invests in specific kinds of entities (29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, the “Regulation”). Under the Regulation, an entity in which a Benefit Plan makes an equity investment will be deemed to be “plan assets” of the Benefit Plan unless the entity satisfies at least one of the exceptions to this general rule.

The Regulation provides as one exception that the underlying assets of entities such as ours will not be treated as assets of a Benefit Plan if the interest the Benefit Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•	“freely transferable,”

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another, and

•

either part of a class of securities registered under the Exchange Act or sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

Whether a security is “freely transferable” is a factual question to be determined on the basis of the particular facts and circumstances. The Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that any restrictions imposed under our LLC Agreement on the transfer of our shares, including limits on the assignment of shares and substitution of members, are limited to the restrictions on transfer generally permitted under the Regulations and are not likely to result in the failure of shares to be “freely transferable.” The Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the Department of Labor will not reach a contrary conclusion.

We anticipate having over 100 members following the completion of this offering. Thus, the second criterion of the publicly offered exception security should be satisfied.

The shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the shares are part of a class that was registered under the Exchange Act before the 120th day after December 31, 2012. Any shares purchased, therefore, should satisfy the third criterion of the publicly offered security exemption.

We believe that the shares should constitute “publicly-offered securities,” and that our underlying assets should not be considered “plan assets” under the Regulation, assuming that our shares are “freely transferable” and widely held (as contemplated above) and that the offering otherwise takes place as described in this prospectus.

In the event that our underlying assets were treated by the Department of Labor as “plan assets” of a Benefit Plan, our management could be treated as fiduciaries with respect to Benefit Plan members, and the prohibited transaction restrictions of ERISA and the Internal Revenue Code could apply to any transaction involving our management and assets (absent an applicable administrative or statutory exemption). These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an exemption from the prohibited transaction restrictions. Alternatively, we might provide Benefit Plan members with the opportunity to sell their shares to us or we might dissolve or terminate.

If our underlying assets were treated as assets of a Benefit Plan, the investment in us also might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of the plan to co-fiduciary liability under ERISA for any breach by our advisor of its ERISA fiduciary duties. Finally, an investment by an IRA in us might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, our advisor, and possibly other fiduciaries of Benefit Plan members subject to Title I of ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in the prohibited transaction could be required to restore to the plan any profits they realized as a result of the transaction or breach and make good to the plan any losses incurred by the plan as a result of the transaction or breach. In addition, the Internal Revenue Code imposes an excise tax equal to fifteen percent (15%) of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. With respect to an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

If, as contemplated above, our assets do not constitute plan assets following an investment in shares by Benefit Plans, the problems discussed in the preceding three paragraphs are not expected to arise.

LIQUIDITY STRATEGY

We intend to explore a potential liquidity event for our members within five years following the completion of our offering stage, which may include follow-on offerings after completion of this offering. We will consider our offering stage as complete as of the termination date of our most recent public equity offering, if we have not conducted a public offering in any continuous three-year period. For purposes of determining the completion of our offering stage, we do not consider “public equity offerings” to include private offerings, offerings on behalf of selling members or offerings related to any distribution reinvestment plan or employee benefit plan. We expect that our board of directors, in the exercise of its fiduciary duty to our members, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such an event is in the best interests of our members. A liquidity event could include, but shall not be limited to, (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a listing of our shares, or a transaction in which our members receive shares of a company that is listed, on a national securities exchange or (3) a merger or another transaction approved by our board of directors in which our members will receive cash or shares of a publicly traded company. We refer to the above scenarios as “liquidity events.”

There can be no assurance that a suitable transaction will be available or that market conditions for a liquidity event will be favorable within five years following the completion of our offering stage or ever. Accordingly, if a liquidity event does not occur, members may have to hold their shares for an extended period of time, or indefinitely. If the new offering price per share for any of the classes of our shares being offered by this prospectus represents more than a 20% change in the per share offering price of our shares from the most recent offering price per share, we will file an amendment to the registration statement with the SEC. We will attempt to file the amendment on or before such time in order to avoid interruptions in the continuous offering of our shares; however, there can be no assurance that our continuous offering will not be suspended while the SEC reviews any such amendment and until it is declared effective. In making a determination of what type of liquidity event is in the best interest of our members, our board of directors, including our independent directors, may consider a variety of criteria, including, but not limited to, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, market conditions for the sale of our assets or listing of our shares, internal management requirements to become a perpetual life company and the potential for investor liquidity.

Prior to the completion of a liquidity event, our share repurchase program may provide a limited opportunity for you to have your shares repurchased by us, subject to certain restrictions and limitations, at a price which may reflect a discount from the purchase price you paid for the shares being repurchased. See “Share Repurchase Program” for a detailed description of our share repurchase program.

SHARE REPURCHASE PROGRAM

We do not intend to list our shares on a securities exchange, and we do not expect there to be a public market for our shares. As a result, if you purchase shares, your ability to sell your shares will be limited.

Beginning 12 months after we meet the minimum offering requirement, we intend to commence a share repurchase program pursuant to which we intend to conduct quarterly share repurchases, on up to approximately 5% of our weighted average number of outstanding shares in any 12-month period to allow our members to sell their shares back to us at a price equal to the then current offering price less the selling commissions and dealer manager fees associated with that class of shares. Our share repurchase program will include numerous restrictions that limit your ability to sell your shares.

Unless our board of directors determines otherwise, we will limit the number of shares to be repurchased during any calendar year to the number of shares we can repurchase with the proceeds we receive from the sale of shares under our distribution reinvestment plan. See “Distribution Reinvestment Plan.” At the sole discretion of our board of directors, we may also use cash on hand, cash available from borrowings and cash from liquidation of investments as of the end of the applicable period to repurchase shares. In addition, we will limit repurchases in each fiscal quarter to 1.25% of the weighted average number of shares outstanding in the prior four fiscal quarters. You may request that we repurchase all of the shares that you own.

To the extent that the number of shares submitted to us for repurchase exceeds the number of shares that we are able to purchase, we will repurchase shares on a pro rata basis from among the requests for repurchase received by us. Further, we will have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under federal law or Delaware law, which prohibit distributions that would cause a corporation to fail to meet statutory tests of solvency.

Our board of directors has the right to suspend, amend or terminate the share repurchase program to the extent that it determines that it is in our best interest to do so. We will promptly notify our members of any changes to the share repurchase program, including any suspension, amendment or termination of it. Moreover, the share repurchase program will terminate on the date that our shares are listed on a national securities exchange, are included for quotation in a national securities market or, in the sole determination of our board of directors, a secondary trading market for the shares otherwise develops. All shares to be repurchased under our share repurchase program must be (i) fully transferable and not be subject to any liens or other encumbrances and (ii) free from any restrictions on transfer. If we determine that a lien or other encumbrance or restriction exists against the shares requested to be repurchased, we will not repurchase any such shares.

The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any fiscal quarter. Our share repurchase program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market. There is no assurance that we will repurchase any of your shares pursuant to the share repurchase program or that there will be sufficient funds available to accommodate all of our members’ requests for repurchase. As a result, we may repurchase less than the full amount of shares that you request to have repurchased. If we do not repurchase the full amount of your shares that you have requested to be repurchased, or we determine not to make repurchases of our shares, you will likely not be able to dispose of your shares, even if we under-perform. Any periodic repurchase offers will be subject in part to our available cash. Members will not pay a fee in connection with our repurchase of shares under the share repurchase program.

The purchase price per share for shares repurchased under the share repurchase program will be equal to the then current offering price less the selling commissions and dealer manager fees associated with that class of shares.

An investor may present to us fewer than all of the member’s shares for repurchase, provided, however, that the investor must present for repurchase at least 25% of such member’s shares. However, if you choose to present only a portion of your shares for repurchase, you must maintain a minimum balance of $2,000 worth of shares following a request for repurchase. If the amount of repurchase requests exceeds the number of shares for which we have sufficient funds to repurchase, we may repurchase shares on a pro-rata basis, rounded to the nearest whole share, based upon the total number of shares for which repurchase was requested, and the total funds available for repurchase. There can be no assurances that we will have sufficient funds to repurchase any shares. As a result, we may repurchase less than the full amount of shares that you request to have repurchased. If we do not repurchase the full amount of your shares that you have requested to be repurchased, or we determine not to make repurchases of our shares, you may not be able to dispose of your shares.

A member who wishes to have shares repurchased must mail or deliver a written request on a form provided by us and executed by the member, its trustee or authorized agent to the repurchase agent, who will be appointed prior to the time we commence our share repurchase program. The repurchase agent at all times will be registered as a broker-dealer with the SEC and each state’s securities commission unless exempt from registration. Following our receipt of the member’s request, we will forward to the member the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require.

Any redemption requests made by our directors, officers and their affiliates will be subject to the redemption limitations described herein. In addition, our directors, officers and affiliates may not redeem any such shares until we have raised $100,000,000 in offering proceeds in our primary offering. GCM will not offer its shares for repurchase as long as GCM remains our advisor.

Special Circumstances Repurchase. Subject to the limitations described in this prospectus and provided that the repurchase request is made within 180 days of the event giving rise to the following special circumstance, we may allow a member to request a redemption of his or her shares earlier than one year from the date on which we meet the minimum offering requirement upon the request of the estate, heir or beneficiary of a deceased member, “qualifying disability” or “determination of incompetence.” In these instances, the redemption price will be the most recently published net asset value per share of our shares immediately following the date of the death or disability of such member. However, we will not be obligated to repurchase shares if more than 180 days have elapsed since the date of the death or disability of the member. For purposes of this repurchase right, a disability will be deemed to have occurred when a member suffers a disability for a period of time, as determined by our board of directors and confirmed by a qualified independent physician.

After meeting the minimum offering requirement, we intend to seek (1) assurance from the Staff of the SEC that it will not recommend that the SEC take enforcement action under Rule 13e-4 and Regulation 14E under the Exchange Act, and (2) exemptive relief from the SEC from Rule 102(a) of Regulation M under the Exchange Act pursuant to the SEC’s authority provided by Rule 102(e) of Regulation M, if we repurchase shares through our proposed share repurchase program in the manner described above. We believe that we will receive such exemptive relief from the SEC which would allow us to conduct repurchases as noted above. However, to the extent we are unable to receive such exemptive relief, we will be unable to make any repurchases under the share repurchase program as currently proposed, and may not be able to do so on different terms or at all. We will promptly notify our members if we determine to modify or terminate the plan due to any inability to obtain the SEC exemptive relief sought.

REPORTS TO MEMBERS

We will provide periodic reports to members regarding our operations over the course of the year. Financial information contained in all reports to members will be prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States and the American Institute of Certified Public Accountants, or AICPA, Audit and Accounting Guide for Investment Companies. IRS Schedule K-1s will be mailed to the members for each calendar year no later than 75 days after the end of our fiscal year. Our annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year, or such shorter period as may be required by law. Our Quarterly Report on Form 10-Q will be furnished in a form and manner consistent with then-current requirements of the SEC) after such report is filed with the SEC. Such Quarterly Report on Form 10-Q shall be deemed to have been made available to members upon filing with the SEC. The annual financial statements will contain or be accompanied by a complete statement of transactions with GCM and Greenbacker Group LLC or its affiliates and of compensation and fees paid or payable by us to our advisor and its affiliates. The annual report will also contain an estimated value per share, the method by which that value was determined, and the date of the data used to develop the estimated value. We expect that we will commence an estimation of the net asset value per share commencing with the first quarter after the minimum offering requirement is satisfied.

We may also receive requests from members and their advisors to answer specific questions and report to them regarding our operations over the course of the year utilizing means of communication in addition to the periodic written reports referred to in the previous paragraph. Personnel from our dealer manager and our advisor’s investor relations group will endeavor to meet any such reasonable request electronically or in person. We expect that the costs not material to our total operation budget will be incurred to provide this member service.

TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR

DST Systems, Inc. acts as our transfer agent, plan administrator, distribution paying agent and registrar. The principal business address of DST Systems, Inc. is 430 W. 7th Street, Kansas City, MO 64105, telephone number: (877) 907-1148.

LEGAL MATTERS

The validity of the shares offered by us in this offering will be passed upon for us by Clifford Chance US LLP.

EXPERTS

The consolidated statements of assets and liabilities of Greenbacker Renewable Energy Company LLC and subsidiary as of December 31, 2013 and 2012, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1, together with all amendments and related exhibits, under the Securities Act, with respect to our shares offered by this prospectus. The registration statement contains additional information about us and our shares being offered by this prospectus.

We will file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC. The address of this website is http://www.sec.gov. All summaries contained herein of documents which are filed as exhibits to the registration statement are qualified in their entirety by this reference to those exhibits. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

Investor Instructions

1.	Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third party checks or cash.

You must initially invest at least $2,000 in our units to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our units will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the IRS Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be at least $500. The investment minimum for subsequent purchases does not apply to units purchased pursuant to our distribution reinvestment plan.

2.	Unit Class

Please consult with your financial representative and check the appropriate box to indicate the class of units you intend to purchase.

3.	Investment Title

Please print the exact name(s) in which units are to be registered.

For trusts, include the name of the trust and the name of the trustee.

For qualified plans, include the custodian name, plan name, and individual name, if applicable.

For IRAs, include the custodian name and individual name.

For entities, include the entity name.

4.	Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

5.	Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including Greenbacker Renewable Energy Company, to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

All investors must provide a taxpayer identification number or social security number. By signing in Section 11, you are certifying that this number is correct.

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

6.	Third Party Custodian Information

Complete this section for ALL retirement accounts, as well as non-retirement accounts that have elected to use a third party custodian.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

If you wish to purchase units through an IRA, and would like to establish an IRA account for this purpose, First Trust Retirement has agreed to serve as IRA custodian for such purpose. Greenbacker Renewable Energy Company will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. A separate IRA application from First Trust Retirement must be completed and can be found in the Greenbacker Renewable Energy Company Combined/Traditional Roth Package. Further information about custodial services is also available through your financial representative or our dealer-manager.

7.	Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan (DRP), you are requested to promptly notify Greenbacker Renewable Energy Company in writing if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of Greenbacker Renewable Energy Company’s sponsor, or any other person selling units on behalf of Greenbacker Renewable Energy Company to you, to make every reasonable effort to determine that the purchase of Greenbacker Renewable Energy Company’s units is a suitable and appropriate investment based on information provided by you.

Complete this section (1) to enroll in the Distribution Reinvestment Plan, (2) to elect to receive distributions by direct deposit or (3) to elect to receive distributions by check.

If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. If you do not complete this section, distributions will be paid to the registered owner at the address of record. Retirement accounts may not direct distributions without the third party custodian’s approval.

8.	Broker-Dealer, Registered Investment Advisor and Financial Representative Information

PLEASE NOTE: The financial representative of the Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All fields are mandatory.

Required Representations: By signing Section 8, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer or Registered Investment Advisor that he or she:

•	has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

•	has discussed the investor’s prospective purchase of units with such investor;

•

has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the units and other fundamental risks related to the investment in the units, the restrictions on transfer of the units and the risk that the investor could lose his or her entire investment in the units;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe the investor is purchasing these units for the account referenced in Section 3, and

•

has reasonable grounds to believe the purchase of units is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the financial representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer or Registered Investment Advisor, (i) are duly licensed and may lawfully offer and sell the units in the state where the investment was made and in the state designated as the investor’s legal residence in Section 5; and (ii) agree to maintain records of the information used to determine that an investment in units is suitable and appropriate for the investor for a period of six years.

9.	Limited Liability Company Agreement

By signing the Subscription Agreement, you agree to be bound by the terms of our operating agreement and any of its amendments or supplements and authorize Greenbacker Renewable Energy Company to make all filings of certificates, instruments, agreements or other documents as may be required or advisable under Delaware law.

10.	Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder communications and reports, you may elect to receive electronic delivery of unitholder communications from Greenbacker Renewable Energy Company, LLC. If you would like to consent to electronic delivery please visit our website at www.GreenbackerRenewableEnergy.com.

11.	Subscriber Signatures

Please separately initial each of the representations in paragraph (1) through (5). If an Alabama resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if an Iowa resident you must also initial paragraph (8), if a Kansas resident you must also initial paragraph (9), if a Kentucky resident you must also initial paragraph (10), if a Maine resident you must also initial paragraph (11), if a Massachusetts resident you must also initial paragraph (12), if a New Jersey resident you must also initial paragraph (13), if a New Mexico resident you must also initial paragraph (14), if a North Dakota resident you must also initial paragraph (15), if an Oklahoma resident you must also initial paragraph (16), if an Oregon resident you must also initial paragraph (17) and if a Tennessee resident you must also initial paragraph (18). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

The Subscription Agreement, together with a check made payable to “Greenbacker Renewable Energy Company” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

For Paperwork (including the Subscription Agreement):			For Payments (including wires):
Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 877.907.1148	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 877.907.1148	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

Subscription Agreement

1.	Investment

Amount of Subscription	State of Sale

Minimum Initial Investment is $2,000

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third Party Checks or Cash cannot be accepted.

Payment will be made with:	☐ Enclosed Check	☐ Funds Wired

2.	Unit Class

Please consult with your financial representative and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding the unit classes, including the different fees which are payable with respect to each class.

☐ Class A Units	☐ Class C Units	☐ Class I Units

3.	Investment Title

Please print names in which units are to be registered. (This is the name that will appear on your statement.)

Title Line 1

Title Line 2

4.	Account Type - Check One Box Only

Account Type			Additional Required Documentation
☐ Individual			If TOD, Transfer on Death form
☐ Joint Tenants (WROS)*		☐ Tenants in Common*	If JTWROS TOD, Transfer on Death form
☐ Community Property*		*All parties must sign
☐ Trust			Trustee Certification form or trust documents
☐ Estate			Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial	☐ UGMA: State of: _____	☐ UTMA: State of: _____	None
☐ Corporation	☐ C Corp	☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC			LLC Operating Agreement or LLC Resolution
☐ Partnership			Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization			Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan		☐ Defined Benefit Plan	Pages of plan document that list plan name, date,
☐ KEOGH Plan			trustee name(s) and signatures
☐ Traditional IRA	☐ SEP IRA	☐ ROTH IRA	None
☐ Simple IRA	☐ Inherited IRA
☐ Other (Specify) _______________

5.	Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name	SSN/TIN	DOB

Secondary Investor Name	SSN/TIN	DOB

Street Address

City	State	Zip Code

Mailing Address (optional)

City	State	Zip Code

Phone (day)	Phone (evening)	Email

☐ US Citizen	☐ US Citizen residing outside the US	☐ Resident Alien	☐ Check here if you are subject to backup withholding

☐ Non-resident Alien, country:

Please attach a separate sheet with the above information for each additional investor.

6.	Third Party Custodian Information

>	Applies to ALL retirement accounts. Also applies to non-retirement accounts that have elected to use a third party custodian.

>	Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

Custodian Name
Custodian Address

City	State	Zip Code

Custodian Telephone Number	Custodian Tax Identification Number
Investor Account Number with Custodian

Important Note About Proxy Voting: By signing this subscription agreement, Custodian authorizes the investor to vote the number of units of Greenbacker Renewable Energy Company that are beneficially owned by the investor as reflected on the records of Greenbacker Renewable Energy Company as of the applicable record date at any meeting of the unitholders of Greenbacker Renewable Energy Company. This authorization shall remain in place until revoked in writing by Custodian. Greenbacker Renewable Energy Company is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

7.	Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. Retirement accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly provide written notification to Greenbacker Renewable Energy Company, c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105, if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of Greenbacker Renewable Energy Company’s sponsor, or any other person selling units on behalf of Greenbacker Renewable Energy Company to you, to make every reasonable effort to determine that the purchase of Greenbacker Renewable Energy Company’s units is a suitable and appropriate investment based on information provided by you.

% of Distribution

☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.

☐ Send distributions via check to investor’s home address (or for retirement accounts to the custodian listed in Section 6)

☐ Send distributions via check to the alternate payee listed here (not available for retirement accounts without the custodian’s approval)

Name
Address
City	State	Zip Code
Account Number

☐

Direct Deposit (attach voided check) I authorize Greenbacker Renewable Energy Company or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Greenbacker Renewable Energy Company in writing to cancel it. In the event that Greenbacker Renewable Energy Company deposits funds erroneously into my account, Greenbacker Renewable Energy Company is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	% of Distribution
ABA/ Routing Number	Account Number

8.	Broker - Dealer, Registered Investment Advisor and Financial Representative Information

Broker-Dealer Name
Representative Name		Rep Number
Representative’s Firm Name		Branch ID
Representative’s Address
Representative’s City	State	Zip Code
Representative’s Phone Number	Representative’s Fax Number
Representative’s E-mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Units are being purchased net of commissions (Class A and Class C Units only)

☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

8.	Broker - Dealer, Registered Investment Advisor and Financial Representative Information, continued

*RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for Greenbacker Renewable Energy Company) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to Greenbacker Renewable Energy Company that I have reasonable grounds for believing that the purchase of the units by the Subscriber is a suitable and appropriate investment for this Subscriber.

Financial Representative Signature	Date
Branch Manager Signature (if required by Broker-Dealer)	Date

9.	Limited Liability Company Agreement

By executing the Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes Greenbacker Renewable Energy Company to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

10.	Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder communications and reports, you may elect to receive electronic delivery of unitholder communications from Greenbacker Renewable Energy Company. If you would like to consent to electronic delivery please visit our website at www.GreenbackerRenewableEnergy.com.

11.	Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

☐	Owner	☐	Co-Owner	1.	A copy of the prospectus of Greenbacker Renewable Energy Company LLC has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per unit may change and I can access this information through Greenbacker Renewable Energy Company LLC’s website.

☐	Owner	☐	Co-Owner	2.	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

☐	Owner	☐	Co-Owner	3.	I acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.

☐	Owner	☐	Co-Owner	4.	I am purchasing the units for the account referenced above.

☐	Owner	☐	Co-Owner	5.	I acknowledge that I will not be admitted as a unitholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.

☐	Owner	☐	Co-Owner	6.	Alabama: In addition to the minimum suitability standards listed above, this investment will only be sold to Alabama residents that present they have a liquid net worth at least ten times their investment in this program and other similar programs and they meet the $70,000/$70,000/$250,000 suitability requirement.

11.	Subscriber Signatures, continued

☐	Owner	☐	Co-Owner	7.	California: In addition to the minimum suitability standards listed above, a California investor’s maximum investment in the Issuer may not exceed 10% of such investor’s net worth.

☐	Owner	☐	Co-Owner	8.	Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the Issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash or cash equivalents. An Iowa investor must have either (i) a net worth (not including home, furnishings and personal automobiles) of $100,000 and an annual gross income of at least $100,000 or (ii) a net worth of at least $350,000 (not including home, furnishings and personal automobiles).

☐	Owner	☐	Co-Owner	9.	Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-traded business development companies to no more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally accepted accounting principles.

☐	Owner	☐	Co-Owner	10.	Kentucky: In addition to the minimum suitability standards described above, no Kentucky resident shall invest more than 10% of his or her liquid net worth in us.

☐	Owner	☐	Co-Owner	11.	Maine: In addition to the minimum suitability standards described above, it is recommended that Maine investors limit their investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

☐	Owner	☐	Co-Owner	12.	Massachusetts: In addition to the minimum suitability standards described above, Massachusetts investors may not invest more than 10% of their liquid net worth in us and other non-traded direct participation programs. For Massachusetts residents, “liquid net worth” is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

☐	Owner	☐	Co-Owner	13.	New Jersey: In addition to the minimum suitability standards described above, New Jersey investors must have either, (a) a minimum liquid net worth of at least $150,000 and a minimum annual gross income of not less than $70,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, shares of our affiliates, and other direct participation investments may not exceed ten percent (10%) of his or her liquid net worth.

☐	Owner	☐	Co-Owner	14.	New Mexico: In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth in us, our affiliates and other similar non-traded direct participation programs.

☐	Owner	☐	Co-Owner	15.	North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.

☐	Owner	☐	Co-Owner	16.	Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

☐	Owner	☐	Co-Owner	17.	Oregon: In addition to the minimum suitability standards described above, an investment by an Oregon resident may not exceed 10 percent (10%) of the Oregon resident’s liquid net worth.

☐	Owner	☐	Co-Owner	18.	Tennessee: In addition to our suitability requirements, a Tennessee investor must have either (i) a net worth of $85,000 and an annual gross income of at least $85,000, or (ii) a minimum net worth of $350,000 (exclusive of home, home furnishings and personal automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, GREENBACKER RENEWABLE ENERGY COMPANY WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A UNITHOLDER. NO SALE OF UNITS OF GREENBACKER RENEWABLE ENERGY COMPANY MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU RECEIVE THE PROSPECTUS.

The undersigned hereby applies to purchase units in GREENBACKER RENEWABLE ENERGY COMPANY, LLC in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt backup withholding, (b) because I have not been notifed that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notifed me that I am no longer subject to backup withholdings, (iii) I am a U.S. citizen or a U.S. person and (iv) I am exempt from FATCA reporting.

Signature of Investor	Date
Signature of Joint Investor or Third Party Custodian	Date

The Subscription Agreement, together with a check made payable to “Greenbacker Renewable Energy Company” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

For Paperwork (including the Subscription Agreement):			For Payments (including wires):
Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 877.907.1148	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 877.907.1148	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944 FAO: (Include Account Title)

Additional Subscription Agreement

This form may be used by any current investor in Greenbacker Renewable Energy Company who desires to purchase additional shares of Greenbacker Renewable Energy Company. Investors who acquired shares through a transfer of ownership or transfer of death and wish to make additional investments must complete the Greenbacker Renewable Energy Company Subscription Agreement.

1.	Investment Information

Amount of Subscription	State of Sale

Minimum Additional Investment is $500.

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:	☐ Enclosed Check	☐ Funds Wired

2.	Account Number

Account Number

3.	Investor Information - SSN or TIN Required

Please print name in which units are registered.

Title Line 1

Title Line 2

Primary SSN/TIN	Secondary SSN/TIN

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name	SSN/TIN	DOB

Secondary Investor Name	SSN/TIN	DOB

Please indicate if mailing address has changed since initial investment in Greenbacker Renewable Energy Company	☐	Yes	☐	No

If “yes”, please print new address below:

Street Address

City	State	Zip Code

4.	Investor Signatures

By signing below, you represent that you meet the applicable investor suitability standards set forth in the current prospectus, as supplemented, for Greenbacker Renewable Energy Company (GREC), including (1) the minimum net worth and gross annual income standards, (2) the limitation that you may not invest more than 10% of your net worth in shares of GREC’s common stock, and (3) any applicable state specific suitability standards based on your state of residence. You also represent that you meet the other investor representations set forth in the Subscription Agreement attached to the prospectus as Appendix A.

Signature of Investor	Date
Signature of Joint Investor or Third Party Custodian	Date

Please consult your Financial Representative if you have any material changes which might affect your ability to meet the applicable suitability requirements.

The Subscription Agreement, together with a check made payable to “Greenbacker Renewable Energy Company” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 877.907.1148	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 877.907.1148	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944 FAO: (Include Account Title)

APPENDIX B: GLOSSARY OF CERTAIN INDUSTRY TERMS

The definitions set forth below shall apply to the indicated industry-related terms as used in this prospectus.

“Behind-the-meter’’ agreement An agreement where the energy is supplied directly to the consumer and is used on the consumer's premises without ever passing through a utility or a public authority transmission or distribution system.

‘‘Shovel ready’’ A project that has advanced to the stage where all, or substantially all, planning, engineering and permitting, including all major permits and approvals from local and state regulatory agencies, are in place and construction can begin immediately or upon receipt of certain final permits that must be obtained immediately prior to construction.

Biofuel A form of usable energy produced from the conversion of biomass. Ethanol and biodiesel are the most common forms of biofuel.

Biomass Organic material made from plants and animals, which contains stored energy from the sun. Some examples of biomass fuels are wood, crops, manure and some garbage.

Carbon offset A reduction in emissions of carbon dioxide or greenhouse gases made in order to compensate for or to offset an emission made elsewhere.

Combined heat and power, or ‘‘CHP,’’ technologies Any system that simultaneously generates electricity and useful thermal energy from a single energy stream at a facility located near the consumer. These systems recover heat that normally would be wasted in an electricity generator, making the system more efficient and saving the fuel that would otherwise be used to produce heat or steam in a separate unit.

‘‘Concentrating solar power system’’ Technology that concentrates sunlight onto various types of receivers, such as lenses or mirrors, that are heated in order to convert sunlight into electricity. Concentrating solar power may also refer to a system that focuses sunlight onto a photovoltaic cell to increase conversion efficiency.

Energy efficiency certificate, or ‘‘EEC’’ Energy efficiency certificates embody the non-physical property rights to the environmental benefits associated with energy efficiency measures (the non-generation of environmental pollutants).

Energy efficiency project A project which seeks to enable businesses and governmental organizations to utilize less energy while at the same time providing the same or greater level of energy amenity.

Engineering, procurement and construction, or ‘‘EPC,’’ companies Companies that participate in projects by designing the installation, procuring the necessary materials and constructing the project.

Exempt wholesale generator A generator of energy for sale exclusively to competing wholesale customers, and which is exempt from certain regulatory requirements.

Federal Energy Regulatory Commission, or ‘‘FERC’’ The U.S. federal agency with jurisdiction over interstate electricity sales, wholesale electric rates, hydroelectric licensing, natural gas pricing, and oil pipeline rates.

Federal Power Act, or ‘‘FPA’’ This act, originally enacted as the Federal Water Power Act, created what was formerly known as the Federal Power Commission (now the Federal Energy Regulatory Commission) as the licensing authority to more effectively coordinate the development of hydroelectric projects in the United States. In 1935, the law was renamed the Federal Power Act, and the Federal Power Commission's regulatory jurisdiction was expanded to include all interstate electricity transmission.

Feed-in tariff, or ‘‘FIT’’ A policy mechanism designed to accelerate investment in renewable energy technologies that entitles a renewable energy producer to enter into long-term contracts pursuant to which payment is based on the cost of generation for the different types of renewable energy projects.

Fuel cell A device that converts the chemical energy from a fuel, such as, hydrogen, into electricity through a chemical reaction with oxygen or another oxidizing agent.

Geothermal energy Heat produced inside the earth that can be recovered as heat or steam and used to heat buildings or generate electricity.

Gigawatt, or ‘‘GW’’ A unit of power equal to one billion watts or one thousand megawatts.

Greenfield project A project that involves a new installation of equipment or facilities, as opposed to a “brownfield project,” which involves an upgrade to an existing system.

Hydropower Power that is derived from the force or energy of falling water, which may be harnessed for useful purposes.

Investment tax credit, or ‘‘ITC’’ An incentive for the development and deployment of renewable energy technologies. These tax credits provide that eligible systems, such as solar systems and fuel cell systems, receive a credit of 30% of the cost with no maximum limit.

Kilowatt, or ‘‘kW’’ A unit of power equal to one thousand watts.

Kilowatt-hour, or ‘‘kWh’’ A unit of energy equal to the amount of energy converted if work is done at an average rate of one kilowatt for one hour. One kilowatt hour is one thousand watt hours.

Levelized cost of energy, or ‘‘LCOE’’ The price at which electricity must be generated for a specific source to break even.

Must-take contracts Long-term contracts pursuant to which electricity generated by an energy project or system is sold to one or more counterparties, including local utilities or other high credit quality counterparties, at an agreed upon price. Also referred to as power purchase agreements.

Megawatt, or ‘‘MW’’ A unit of power equal to one million watts.

Megawatt-hour, or ‘‘MWh’’ A unit of energy equal to the amount of energy converted if work is done at an average rate of one megawatt for one hour.

Off-takers Parties who agree to purchase electricity generated by an energy project or system pursuant to must-take contracts.

Photovoltaic cell, or ‘‘PV cell’’ An electronic device that converts sunlight directly into electricity.

Photovoltaic module, or “PV module” A packaged, connected assembly of solar cells, which can be used as a component of a larger system to generate and supply electricity in commercial and residential applications. Also referred to as solar photovoltaic technology.

Photovoltaic panels, or “PV panels” Technology developed from photovoltaic cells that is packed into a module and converts sunlight directly into electricity. Also referred to as solar photovoltaic technology.

Production tax credit, or “PTC” An incentive for the development and deployment of renewable energy technologies. PTCs are provided to owners of certain renewable energy and energy efficiency projects.

Qualifying facilities A class of power-generating facilities that receives special rates and regulatory treatment because the facilities produce renewable energy.

Rated capacity The intended technical sustainable maximum output of a facility such as a power plant.

REIT A Real Estate Investment Trust.

Renewable energy certificate, or ‘‘REC’’ Renewable energy certificates are the non-physical property rights to the environmental benefits associated with renewable energy production.

Renewable energy Energy which comes from natural resources that can be naturally replenished.

Renewable portfolio standard, or ‘‘RPS’’ A regulatory policy that requires the increased production of energy from renewable energy sources to meet the energy needs of a particular jurisdiction. An RPS essentially establishes a market standard, then relies on the private sector to meet that standard.

RIC A Regulated Investment Company.

Run-of-the-river system A hydroelectric plant system built directly in a river because the force of the current is consistent enough and applies adequate pressure to move the turbine and create electricity, without the need for a dam.

Solar photovoltaic technology Technology developed from photovoltaic cells that is packed into a module and converts sunlight directly into electricity. Also referred to as photovoltaic panels.

Solar thermal collectors Technology that concentrates solar energy onto various types of receivers that are heated in order to convert sunlight into electricity. Solar thermal collectors are a form of concentrating solar power.

Storage system A hydroelectric plant where water is accumulated in reservoirs created by dams, then released as needed to generate electricity.

Wind farm A group of wind turbines in the same location used to produce electric power.

APPENDIX C: LLC AGREEMENT

CLIFFORD CHANCE US LLP

GREENBACKER RENEWABLE ENERGY COMPANY LLC,

a Delaware Limited Liability Company

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of GREENBACKER RENEWABLE ENERGY COMPANY LLC (the “Company”) is made and entered into as of the 9th of October, 2013, by GREENBACKER CAPITAL MANAGEMENT LLC, a Delaware limited liability company (“GCM”), together with JAMES WEINER, the Company’s initial member (the “Initial Member”), and any other Persons who are or hereafter become Members in the Company or parties hereto as provided herein. Capitalized terms used in this Agreement without definition shall have the respective meanings specified in Section 2.2 and, unless otherwise specified, article and section references used herein refer to Articles and Section of this Agreement.

WHEREAS, the Company was formed on December 4, 2012, pursuant to, and in accordance with, the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”) by the filing of a Certificate of Formation of the Company with the Secretary of State of the State of Delaware;

WHEREAS, GCM and the Initial Member entered into the limited liability company operating agreement of the Company, dated December 11, 2012 (the “Original Agreement”);

WHEREAS, GCM and the Initial Member entered into the amended and restated limited liability company operating agreement of the Company, dated August 7, 2013 (the “Amended Agreement”); and

WHEREAS, the Members wish to amend and restate the Amended Agreement in its entirety by entering into this Second Amended and Restated Limited Liability Company Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

*    *    *

ARTICLE I

ORGANIZATION

The Company has been organized as a Delaware limited liability company by filing its Certificate with the Secretary of State of the State of Delaware on December 4, 2012, pursuant to and in accordance with the Act.

ARTICLE II

NAME AND CERTAIN DEFINITIONS

Section 2.1 Name. The name of the Company is “Greenbacker Renewable Energy Company LLC”. The Board of Directors of the Company (the “Board of Directors”) may determine that the Company may use any other designation or name for the Company.

Section 2.2 Certain Definitions. As used in this Agreement, the terms set forth below shall have the following respective meanings:

“Acquisition Expenses” means expenses, including legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on assets not acquired, accounting fees and expenses, and miscellaneous expenses relating to the purchase or acquisition of assets, whether or not acquired.

“Acquisition Fee” means the total of all fees and commissions paid by any party to any party other than to the Company, in connection with the initial purchase or acquisition of assets by the Company. Included in the computation of such fees or commissions shall be any commission, selection fee, supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et. seq., as the same may be amended from time to time. All references herein to sections of the Act shall include any corresponding provisions of succeeding law.

“Actual Owner” is defined in 11.2(d).

“Adjusted Capital” means, cumulative Gross Proceeds generated from sales of the Company’s Shares (including proceeds from the Company’s Reinvestment Plan) reduced for distributions to Members of proceeds from non-liquidating dispositions of the Company’s assets and amounts paid for repurchases of Shares pursuant to the Company’s Share Repurchase Program.

“Adjusted Capital Account” means, with respect to any Tax Member for any taxable year or other period, the balance, if any, in such Tax Member’s Capital Account as of the end of such year or other period, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts that such Tax Member is obligated to restore or is deemed obligated to restore as described in the penultimate sentence of the Treasury Regulations Section 1.704-2(g)(1) and Regulations Section 1.704-2(i)(5); and

(b) Debit to such Capital Account the items described in the Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations to the extent relevant thereto and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Tax Member for any taxable year or other period, the deficit Adjusted Capital Account balance, if any, of such Tax Member as of the end of such year or other period.

“Administration Agreement,” means the administration agreement, dated August 7, 2013, by and between the Company, GREC and the Company Administrator, as may be amended from time to time.

“Administrator” means the official or agency administering the securities laws of a state, province, or commonwealth.

“Advisor” or “Advisors” means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Article XIV hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions.

“Advisory Agreement” means the Amended and Restated Advisory Agreement, dated October 9, 2013, 2013, by and among the Company, GREC and the Advisor.

“Affiliate” means (A) any Person directly or indirectly owning, controlling, or holding, with power to vote, 10% or more of the outstanding voting securities of such other Person, (B) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with the power to vote, by such other Person, (C) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (D) any executive officer, director, trustee or general partner of such other person, or (E) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Affiliated Person” means the Company’s Initial Member, the Sponsor, the Advisor, a Director or any Affiliate of the foregoing.

“Agreement” is defined in the preamble.

“Assessment” means additional amounts of capital which may be mandatorily required of, or paid voluntarily by, a Member beyond his or her subscription commitment excluding deferred payments.

“Assignee” means any Person to whom any Shares have been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

“Assignment” means, with respect to any Shares, the offer, sale, assignment, transfer, gift or other disposition of, such Share, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the terms “Assign” and “Assigning” have a correlative meaning.

“Associate” has the meaning ascribed to such term in Rule 12b-2 of the rules promulgated under the Exchange Act.

“Average Adjusted Capital” means, the average value of the Adjusted Capital for the two most recently completed fiscal quarters.

“Base Management Fee” means, the base management fee payable to the Advisor pursuant to the Advisory Agreement.

“Benefit Plan Investor” means a Member who is subject to ERISA or to the prohibited transaction provisions of Section 4975 of the Code.

“Board of Directors” is defined in Section 2.1.

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-l(b)(2)(iv)(d)-(g).

“Business Combination” means:

(i)	any merger or consolidation of the Company or any Subsidiary thereof with (A) an Interested Member, or (B) any other Person (whether or not itself an Interested Member) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Member; or

(ii)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Member or an Affiliate or Associate of an Interested Member of any property or assets of the Company or any Subsidiary thereof having a net asset value equal to 10% or more of the net asset value of the Company’s outstanding Shares as of the date of the consummation of the transaction giving rise to the Business Combination; or

(iii)	the issuance or transfer by the Company or any Subsidiary thereof (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary thereof to, or proposed by or on behalf of, an Interested Member or an Affiliate or Associate of an Interested Member in exchange for cash, securities or other property (or a combination thereof) having a net asset value equal to 10% or more of the net asset value of the Company’s outstanding Shares as of the date of the consummation of the transaction giving rise to the Business Combination; or

(iv)	any spin-off or split-up of any kind of the Company or any Subsidiary thereof, proposed by or on behalf of an Interested Member or any of its Affiliates or Associates; or

(v)

any reclassification of the Shares or securities of a Subsidiary of the Company (including any reverse split of Shares or such securities) or recapitalization of the Company or such Subsidiary, or any merger or consolidation of the Company or such Subsidiary with any other Subsidiary thereof, or any other transaction (whether or not with or into or otherwise involving an Interested Member), that has the effect, directly or indirectly, of increasing the proportionate share of (A) outstanding Shares or such securities or securities of such Subsidiary which are beneficially owned by an Interested Member or any of its Affiliates or Associates or (B) any securities of the Company or such Subsidiary that are convertible into or exchangeable for Shares or such securities of such Subsidiary, that are directly or indirectly owned by an Interested Member or any of its Affiliates or Associates; or

(vi)	any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (i) through (v) above;

provided, however, that a transaction is not a Business Combination if the transaction resulting in the holder of Shares becoming an Interested Member is approved by the Board of Directors prior to the time such Person became an Interested Member.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Capital Account” is defined in Section 8.2.

“Capital Contributions” means the total investment, including the original investment and amounts reinvested pursuant to the Reinvestment Plan, by a Member or by all Members, as the case may be.

“Capital Gains Incentive Distribution” is defined in Section 9.2.

“Cash Available for Distribution” means Cash Flow plus cash funds available for distribution from the Company reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” means cash funds provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements. Cash withdrawn from reserves shall not be included in Cash Flow.

“Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Act.

“Class” means any of Class A, Class C, Class I Shares or any other class of Shares that the Board of Directors may authorize from time to time pursuant to this Agreement.

“Class A Shares” is defined in Section 7.1.

“Class C Shares” is defined in Section 7.1.

“Class I Shares” is defined in Section 7.1.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Commencement of the Initial Public Offering” means the date that the Securities and Exchange Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

“Common Shares” means any Shares that are not Preferred Shares.

“Company” is defined in the preamble.

“Company Administrator” means Greenbacker Administration, LLC, the administrator pursuant to the Administration Agreement.

“Company Minimum Gain” means “partnership minimum gain” as defined in the Treasury Regulations Section 1.704-2(b)(2) and as computed in accordance with the Treasury Regulations Section 1.704-2(d).

“Company NAV” means the net fair market value of all of the Company’s assets, including investments in bank accounts, money market funds or other current assets, as determined by the Board of Directors from time to time pursuant to this Agreement.

“Consent” means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Article XII of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

“Continuing Director” means (i) any Director of the Company who (A) is neither the Interested Member involved in the Business Combination as to which a determination of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent or nominee of such Interested Member, or a relative of any of the foregoing, and (B) was a member of the Board of Directors prior to the time that such Interested Member became an Interested Member, or (ii) any successor of a Continuing Director described in clause (i) above who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors.

“Dealer Manager” means SC Distributors, LLC, an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering of the Shares. SC Distributors, LLC is a member of the Financial Industry Regulatory Authority.

“Delivery Date” has the meaning set forth in Section 12.2(b).

“DGCL” means Delaware General Corporation Law.

“Director” is defined in Section 5.2(a).

“Distribution Fee” is defined in Section 7.1(b)

“Distributions” means any distributions of money or other property by the Company to owners of Shares or the Special Unitholder, including distributions of Cash Available for Distributions, distributions of cash from capital events and distributions that may constitute a return of capital for federal income tax purposes.

“Economic Interest” means a Person’s right to share in the income, gains, losses, deductions, credits, or similar items of the Company, and to receive Distributions from the Company, but excluding any other rights of a Member, including the right to vote or to participate in management, or, except as may be provided in the Act, any right to information concerning the business and affairs of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means an interest-bearing account established and maintained by the Advisor with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any subscription received from subscribers, including Persons who are to be admitted as Members as a result of the closing of the Initial Public Offering.

“Escrow Agent” U.S. Bank National Association, or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the Advisor to serve in such capacity pursuant to the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement between the Company, the Advisor, the Dealer Manager and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

“Front End Fees” means all fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company, including Organization and Offering Expenses, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated by the Advisor or the Sponsor.

“GCM” means Greenbacker Capital Management LLC, a Delaware limited liability company.

“GREC” means Greenbacker Renewable Energy Corporation, a Maryland corporation.

“Gross Proceeds” means the aggregate purchase price of all Shares sold for the account of the Company, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement, fees paid to the Dealer Manager or other Organization and Offering Expenses. For the purposes of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

“Hurdle Rate” means 1.75% per fiscal quarter (or 7.00% annualized).

“Incentive Distribution” means, the distribution of the Income Incentive Distribution, which is calculated and payable quarterly in arrears, the Capital Gains Incentive Distribution, which is calculated and payable quarterly in arrears, and the Liquidation Incentive Distribution, which calculated immediately prior to a Liquidation, to be made to the Special Unitholder pursuant to Section 9.2.

“Income Incentive Distribution” means the Income Incentive Distribution that the Special Unitholder may receive pursuant to Section 9.2.

“Indebtedness” means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

“Indemnitee” is defined in Section 17.2(f).

“Independent Director” means a Director who is “independent” as such term is defined in NASDAQ Listing Rule 5605(a)(2).

“Independent Expert” means a Person with no material current or prior business or personal relationship with the Advisor or the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is qualified to perform such work.

“Interested Member” means any Person (other than the Company or any Subsidiary of the Company, any employee benefit plan maintained by the Company or any Subsidiary thereof or any trustee or fiduciary with respect to any such plan when acting in such capacity) that:

(i)

is, or was at any time within the three-year period immediately prior to the date in question, the Owner of 15% or more of the then outstanding Shares and who did not become the Owner of such amount of

Shares pursuant to a transaction that was approved by the affirmative vote of a majority of the Board of Directors; or

(ii)	is an assignee of, or has otherwise succeeded to, any Shares of which an Interested Member was the Owner at any time within the three-year period immediately prior to the date in question, if such assignment or succession occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act.

“Initial Member” means James Weiner, the Company’s initial member.

“Initial Public Offering” means the first Offering pursuant to an effective registration statement filed under the Securities Act.

“Investment in Company Assets” means the amount of capital contributions actually paid or allocated to the origination or purchase of assets by the Company (including working capital reserves allocable thereto, except that working capital reserves in excess of 3% shall not be included) and other cash payments such as interest and taxes, but excluding Front End Fees.

“Joint Ventures” means those joint venture or partnership arrangements in which the Company or any of its subsidiaries is a co-venturer or general partner in an entity established to acquire or hold assets.

“Liquidation” means, the liquidation, dissolution, or winding-up of the Company pursuant to Article XX.

“Liquidation Incentive Distribution” is defined in Section 9.2.

“Listing” means the listing of the Shares on a national securities exchange, or a transaction in which Members receive shares of an entity that is listed on a national securities exchange. Upon such Listing, the Shares shall be deemed Listed.

“Listing Premium” means the amount, if any, by which the Listing Value following a Listing exceeds the Company’s Adjusted Capital, as calculated immediately prior to such Listing.

“Listing Value” means (A) the product of (i) the number of Listed Shares and (ii) the average closing price per Share over the 30-trading-day period following such Listing, plus (iii) the amount of such consideration, if any, received by Members in connection with any transaction that results in a Listing. Listing Value shall not include the value of any non-Listed securities received by Members as full or partial consideration in connection with any transaction or series of transactions that result in a Listing.

“Loss” for any period means all items of Company loss, deduction and expense for such period determined according to Section 8.3.

“Majority of the Members” means Members holding more than 50% of the total outstanding Percentage Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

“Meeting Record Date” has the meaning set forth in Section 12.2(b).

“Member Requested Meeting” has the meaning set forth in Section 12.2(b).

“Members” means the holders of record of Shares.

“Membership Interest” means a Member’s rights in one or more Shares at any particular time, including the Member’s Economic Interest in the Company, any right to vote or participate in management of the Company and any right to information concerning the business and affairs of the Company provided by this Agreement or the Act.

“Membership List” means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Shares held by, each Member, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

“Minimum Offering” means the receipt and acceptance by the Directors of subscriptions for Shares aggregating at least $2,000,000 in Offering proceeds.

“Minimum Offering Expiration Date” means the 1 year anniversary of the date of the Prospectus.

“NASAA Omnibus Guidelines” means the NASAA Omnibus Guidelines adopted by the North American Securities Administrators Association, Inc., on March 29, 1992, as amended on May 7, 2007.

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles.

“Non-Compliant Tender Offer” is defined in Section 12.21.

“Nonrecourse Deductions” has the meaning set forth in the Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a given period equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during such period, over the aggregate amount of any distributions during such period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of the Treasury Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in the Treasury Regulations Section 1.704-2(b)(3).

“Offering” means any offering and sale of Shares, including pursuant to the Reinvestment Plan.

“Organization and Offering Expenses” means all costs and expenses incurred by and to be paid by the Company in connection with the formation of the Company and the qualification and registration of an Offering, including total underwriting compensation, legal, accounting, printing, mailing and filing fees, charges of the escrow holder and transfer agent, charges of the Advisor for administrative services related to the issuance of Shares in the Offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of the Advisor for costs in connection with preparing sales materials and the expenses of qualification and sale of the Shares under federal and state laws.

“Owner” has the meaning ascribed to the term beneficial owner in Rule 13d-3 of the Rules and Regulations promulgated under the Exchange Act.

“Percentage Interest” means, unless specifically provided otherwise, the percentage ownership interest of any Member determined at any time by dividing a Member’s current Shares by the total outstanding Shares of all Members. If specifically provided otherwise, the determination of a member’s Percentage Interest may be made on a Class-by-Class basis by dividing a Member’s current Shares by the total outstanding Shares in a given Class of all Members in that Class. For the avoidance of doubt, the Percentage Interest referred to in Section 9.1(b) shall be made on a Class-by-Class basis.

“Person” means any natural person, partnership, corporation, association, trust or other legal entity.

“Preferred Shares” has the meaning set forth in Section 7.2 hereof.

“Pre-Incentive Distribution Net Investment Income” means the difference of (i) (a) interest income, (b) dividend income, project income and distribution income from equity investments (but excluding that portion of distributions that are treated as a return of capital) and (c) any other income (including any other fees the Company receives, including commitment fees, origination fees, structuring fees, diligence and consulting fees) accrued during the fiscal quarter, and (ii) the Company’s operating expenses for the fiscal quarter (including the Base Management Fee, expenses payable under the Administration Agreement with the Company’s Administrator, and any interest expense and dividends paid on any issued and outstanding indebtedness and Preferred Shares, but excluding the Incentive Distribution).

Pre-Incentive Distribution Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. If interest income is accrued but never paid, the Company’s Board of Directors may determine to write off the accrued amount in the fiscal quarter in which the Board of Directors deems such accrued amount to be uncollectible. The write off would cause a decrease in interest income for the fiscal quarter equal to the amount of the prior accrual. The Advisor is not under any obligation to reimburse the Company for any part of the Incentive Distribution it received that was based on accrued income that the Company never receive as a result of a default by an entity on the obligation that resulted in the accrual of such income. Pre-Incentive Distribution Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation or any accrued income taxes and other taxes including franchise, property, and sales taxes.

For purposes of calculating the Incentive Distribution payable to the Special Unitholder in accordance with Section 9.2 hereof, Pre-Incentive Distribution Net Investment Income shall be expressed as a rate of return on the Company’s Average Adjusted Capital at the end of the applicable quarter and compared to the Hurdle Rate.

“Profit” for any period means all items of Company income and gain for such period determined according to Section 8.3.

“Program” means a limited or general partnership, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from and interest in the assets to be acquired by such entity.

“Prospectus” means the same as that term is defined in Section 2(a)(10) of the Securities Act, including a preliminary prospectus or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Securities to the public.

“Qualified Subscription Account” means the interest-bearing account established and maintained by the Company for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of subscriptions received from Persons who are to be admitted as Members as a result of closings of Offerings to be held subsequent to the closing of the Initial Closing Date.

“Record Date” means the date established by the Board of Directors for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Date Request Notice” has the meaning set forth in 12.2(b).

“Record Holder” means (a) with respect to any Common Shares, the Person in whose name such Shares are registered on the Membership List as of the opening of business on a particular Business Day, and (b) with respect to any Shares of any other class, the Person in whose name such Shares are registered on the Membership List that the Company has caused to be kept as of the opening of business on such Business Day.

“Registration Statement” means the registration statement for the Shares on a proper form filed with the Commission under the Securities Act which registration statement was declared effective by the Commission.

“Regulatory Allocations” is defined in Section 9.4.

“Reinvestment Plan” is defined in Section 7.16.

“Relative NAV” means the Company NAV multiplied by the percentage obtained by dividing the current issued and outstanding Shares within each of Class A Shares, Class C Shares and Class I Shares by the total issued and outstanding Shares of all Members.

“Request Record Date” has the meaning set forth in 12.2(b).

“Roll-Up Entity” means a partnership, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-up Transaction” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or that are traded through the National Association of Securities Dealers Automated Quotation for at least 12 months, or (ii) a transaction involving the conversion to a corporation, partnership, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of the holders of the Shares, the term of existence of the Company, compensation to the Advisor or Sponsor or the investment objectives of the Company.

“Sale” means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Company’s assets.

“Secondary Market” is defined in 10.2(c).

“Securities” means Shares, stock, units, membership interests or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, stock or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Commissions” means any and all commissions payable to underwriters, dealer managers or other Soliciting Dealers in connection with the sale of Shares, including commissions payable to the Dealer Manager.

“Share Designation” is defined in Section 7.3.

“Share Repurchase Program” means, a program adopted by the Board of Directors, if any, pursuant to which the Company may conduct Share repurchases.

“Shares” is defined in Section 7.1. Shares may be Common Shares or Preferred Shares, and may be issued in different classes or series.

“Soliciting Dealers” means those broker-dealers that are members of the Financial Industry Regulatory Authority or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other selling agreements with the Dealer Manager to sell Shares.

“Special Meeting Percentage” has the meaning set forth in 12.2(b).

“Special Meeting Request” has the meaning set forth in 12.2(b).

“Special Preferred Share” means the preferred share of GREC which shall be initially be held by the Company entitling the holder thereof to receive distributions from GREC which are substantively equivalent to the distributions that the Special Unitholder is entitled to receive in respect of the Special Unit.

“Special Unit” means, profit interests issued pursuant to Section 4.8, the holder of which is entitled to the Incentive Distribution.

“Special Unitholder” means, the recordholder of the Special Unit.

“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Sponsor does not include wholly independent third parties, including attorneys, sub-advisors, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

(a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

(b) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

(c) having a substantial number of relationships and contacts with the Company;

(d) possessing significant rights to control Company properties;

(e) receiving fees for providing services to the Company which are paid on a basis that is not customary in the Company’s industry; or

(f) providing goods or services to the Company on a basis which was not negotiated at arm’s length with the Company.

“Subscription Agreement” means the document that a Person who buys Shares of the Company must execute and deliver with full payment for the Shares and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, company, joint venture, limited liability company, association or other Person in which such Person owns, directly or indirectly, more than 50% of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such Person.

“Substitute Member” means any Assignee of Shares who is admitted to the Company as a Member pursuant to Section 10.3 of this Agreement.

“Tax Matters Member” is defined in Section 9.9(a).

“Tax Member” is defined in Section 8.2.

“Tax Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in the Treasury Regulations Section 1.704-2(b)(4).

“Tax Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Tax Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with the Treasury Regulations Section 1.704-2(i)(3).

“Tax Member Nonrecourse Deductions” means “partnership nonrecourse deductions” as defined in Treasury Regulations Section 1.704-2(i)(1) and as computed in accordance with the Treasury Regulations Section 1.704-2(i)(2).

For any taxable year or other period, the amount of Tax Member Nonrecourse Deductions with respect to a Tax Member Nonrecourse Debt equals the excess, if any, of the net increase, if any, in the amount of the Tax Member Nonrecourse Debt Minimum Gain attributable to such Tax Member Nonrecourse Debt over the aggregate amount of any distributions during such year to the Member that bears the economic risk of loss for such Tax Member Nonrecourse Debt to the extent such distributions are from proceeds of such Tax Member Nonrecourse Debt and are allocable to an increase in Tax Member Nonrecourse Debt Minimum Gain, determined according to the provisions of the Treasury Regulations Section 1.704-2(i)(2).

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

ARTICLE III

POWERS AND PURPOSE

Section 3.1 Purpose. The purposes and powers of the Company shall be to engage in any lawful business or activity that may be engaged in by a limited liability company formed under the Act, as such businesses or other activities may be determined by the Board of Directors from time to time.

Section 3.2 No State Law Partnership. The Company is a Delaware limited liability company that will be treated as a partnership only for federal income tax purposes, and if applicable, state tax purposes, and no Member shall be deemed to be a partner or joint venturer of any other Member, for any purposes other than federal income tax purposes and, if applicable, state tax purposes, and this Agreement shall not be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Section 3.3 Authority.

(a) By executing the Subscription Agreement and subscribing for Shares, each Member hereby agrees to be bound by the terms of this Agreement and any amendments or supplements thereto or cancellations thereof and authorizes and appoints with full power of substitution as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place and stead, the Advisor and the Company, and each of their authorized officers and attorneys-in-fact, as the case may be, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices, as may be required or advisable under the laws of the State of Delaware or any other applicable jurisdiction:

(i) any and all certificates, instruments, agreements or other documents, whether related to this Agreement or otherwise, and any amendment of any thereof (including amendments reflecting the addition of any Person as a Member or any admission or substitution of other Members or the Capital Contribution made by any such Person or by any Member) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Member (including any Substitute Member);

(ii) any other document, certificate or instrument required to reflect any action of the Members duly taken in the manner provided for in this Agreement, whether or not such Member voted in favor of or otherwise consented to such action;

(iii) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Company is doing or intends to do business or that the Board of Directors or GCM deems necessary or advisable;

(iv) any certificate of dissolution or cancellation of the Certificate that may be reasonably necessary to effect the termination of the Company; and

(v) any instrument or papers required to terminate the business of the Company pursuant to Article XX hereof; provided, however, that no such attorney-in-fact shall take any action as attorney-in-fact for any Member if such action could in any way increase the liability of such Member beyond the liability expressly set forth in this Agreement or alter the rights of such Member under Article XII, unless (in either case) such Member has given a power of attorney to such attorney-in-fact expressly for such purpose

(vi) all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board of Directors determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided, that when required by Article XII or any other provision of this Agreement that establishes a percentage of the Members or of the Members holding any class or series of Shares required to take any action, the Advisor and the Company, and each of their authorized officers and attorneys-in-fact, as the case may be, may exercise the power of attorney made in this Section 3.3 only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members holding such class or series of Shares, as applicable.

(b) Nothing contained in this Section 3.3 shall be construed as authorizing the Advisor and the Company, or each of their authorized officers or attorneys-in-fact, as the case may be, to amend, change or modify this Agreement except in accordance with Article XVIII or as may be otherwise expressly provided for in this Agreement.

(c) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member’s Shares and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Advisor or the Company, and each of their authorized officers or attorneys-in-fact, as the case may be, acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Advisor or the Company, and each of their authorized officers or attorneys-in-fact, as the case may be, taken in good faith under such power of attorney in accordance with this Section 3.3.

(d) Each Member hereby agrees to execute and deliver to the Directors within 5 days after receipt of the Directors’ written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the Directors deem necessary to comply with any laws, rules or regulations relating to the Company’s activities.

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The address of the registered agent of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of the Company’s registered agent is Corporation Service Company or any successor registered agent for service of process as shall be appointed by the Board of Directors in accordance with the Act. The Company’s registered agent, Corporation Service Company, is a Delaware corporation. The address of the principal office of the Company is 535 Fifth Avenue, Suite 421, New York, New York 10017. The Company may have such other offices or places of business as the Board of Directors may from time to time determine.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Powers.

(a) Except as otherwise expressly provided in this Agreement, the Board of Directors shall have complete and exclusive discretion to manage the business and affairs of the Company and is authorized to and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes, investment policies and business of the Company. No Member, by reason of its status as such, shall have any authority to act for or bind the Company but shall have only the right to vote on or approve the actions specified herein to be voted on or approved by the Members or, to the extent not inconsistent with this Agreement, in the Act. At any time that there is only one Member, any and all action provided for herein to be taken or approved by the Members shall be taken or approved by the sole Member.

(b) The Company shall have such officers as are provided for in Article VI. The Board of Directors may appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion. The Board of Directors may delegate to the Advisor, any officer of the Company or the Advisor, or to any such other person or entity such authority to act on behalf of the Company as the Board of Directors may from time to time deem appropriate in its sole discretion.

(c) Except as otherwise provided by the Board of Directors, when the taking of such action has been authorized by the Board of Directors, any Director or officer of the Company or the Advisor, or any other person specifically authorized by the Board of Directors, may execute any contract or other agreement or document on behalf of the Company and may execute on behalf of the Company and file with the Secretary of State of the State of Delaware any certificates or filings provided for in the Act.

Section 5.2 Number and Classification.

(a) The Board of Directors has 7 members (the “Directors”). The number of Directors may be increased or decreased from time to time by the Board of Directors provided, however, that the total number of Directors shall never be fewer than 3 nor more than 11, provided, further however, that, subject to 5.2(d), at all times there shall be one more Independent Director than non-Independent Directors.

(b) The names and addresses of the Directors who shall serve on the Board of Directors are set forth in the books and records of the Company.

(c) The Directors may increase the number of Directors and fill any vacancy, whether resulting from an increase in the number of Directors or otherwise, on the Board of Directors. Any and all vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum. Notwithstanding the foregoing sentence, the Independent Directors who remain on the Board of Directors shall nominate replacements for vacancies among the Independent Directors’ positions.

(d) Upon the Commencement of the Initial Public Offering, a majority of the Board of Directors will be Independent Directors except for a period of 60 days after the death, removal or resignation of an Independent Director. Any vacancies will be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term.

Section 5.3 Committees. The Directors may establish such committees as they deem appropriate, and may delegate to such committees such powers as the Directors deem appropriate, in their discretion, except as prohibited by the Act; provided that at least a majority of the members of the audit committee are Independent

Directors. The responsibilities and duties of the committees shall be set forth in the respective charters for such committees.

Section 5.4 Fiduciary Obligations. The Directors serve in a fiduciary capacity to the Company and have a fiduciary duty to the Members, including a specific fiduciary duty to supervise the relationship of the Company with the Advisor. The Directors shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company and shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Company.

Section 5.5 Resignation or Removal.

(a) Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. Any Director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the votes entitled to be cast at a meeting called, pursuant to Article XII, for the purpose of the proposed removal (excluding any Shares or Percentage Interest of any affiliated Director being removed) without the necessity for concurrence by the Directors.

Section 5.6 Approval by Independent Directors. A majority of Independent Directors must approve all applicable matters as specified in this Agreement.

Section 5.7 Certain Determinations by Board of Directors. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and every holder of Shares: the amount of the net income for any period and the amount of assets at any time legally available for the payment of distributions or redemption of Shares, the amount of net assets, annual or other cash flow, funds from operations or net profit; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or any Shares; the number of Shares of any class of the Company; any matter relating to the acquisition, holding and disposition of any assets by the Company; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Agreement or otherwise to be determined by the Board of Directors; provided, however, that any determination by the Board of Directors as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Director shall be liable for making or failing to make such a determination.

Section 5.8 Place of Meetings and Meetings by Telephone. All meetings of the Directors may be held at any place that has been designated from time to time by resolution of the Directors. In the absence of such a designation, regular meetings shall be held at the principal place of business of the Company. Any meeting, regular or special, may be held by conference telephone or similar communication equipment so long as all Directors participating in the meeting can hear one another, and all Directors participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

Section 5.9 Regular Meetings. Regular meetings of the Directors shall be held at such times and at such places as shall be fixed by the Directors. Such regular meetings may be held without notice.

Section 5.10 Special Meetings. Special meetings of the Directors for any purpose or purposes may be called at any time by any Director or by the Chief Executive Officer or the President. Notice of the time and place of a special meeting shall be delivered personally or by telephone to each Director and sent by first-class mail, by facsimile or electronic mail (or similar electronic means) or by nationally recognized overnight courier, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the Company. In case the notice is mailed, it shall be deposited in the United States mail at least 5 calendar days before the time of the holding of the meeting. In case notice is delivered by overnight courier, it shall be given at least 2 calendar days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or by facsimile or electronic mail (or similar electronic means), it shall be given at least 1 calendar day before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Directors or to a person at the office of the Directors who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting.

Section 5.11 Quorum. A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 5.13. Every act or decision done or made by the affirmative vote of a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Directors, except to the extent that the vote of a higher number of Directors is required by this Agreement or applicable law.

Section 5.12 Waiver of Notice. Notice of any meeting need not be given to any Director who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Company or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting before or at its commencement the lack of notice to that Director.

Section 5.13 Adjournment. A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than 48 hours, in which case notice of the time and place shall be given before the time of the adjourned meeting.

Section 5.14 Action Without a Meeting. Any action to be taken by the Directors at a meeting may be taken without such meeting by the written consent of a majority of the Directors then in office (or such higher number of Directors as is required to authorize or take such action under the terms of this Agreement or applicable law). Any such written consent may be executed and given by facsimile, electronic mail or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Directors. If any action is so taken by the Directors by the written consent of less than all of the Directors, prompt notice of the taking of such action shall be furnished to each Director who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

ARTICLE VI

OFFICERS

Section 6.1 Officers. The officers of the Company shall be a Chief Executive Officer, a President, and a Chief Financial Officer. The Company may also have, at the discretion of the Directors, such other officers as may be appointed in accordance with the provisions of Section 6.3. Any number of offices may be held by the same person. Each of the officers of the Company may but need not be a Director. The descriptions of the duties and responsibilities of the officers of the Company are set forth in Schedule A, which may be amended from time to time at the discretion of the Directors.

Section 6.2 Election of Officers. The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 6.3 or Section 6.5, shall be chosen by the Directors, and each shall serve at the pleasure of the Directors.

Section 6.3 Subordinate Officers. The Directors may appoint and may empower the Chief Executive Officer, or any other officer, to appoint such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Agreement or as the Directors (or, to the extent the power to prescribe authorities and duties of subordinate officers is delegated to him or her, the Chief Executive Officer, or such other officer) may from time to time determine.

Section 6.4 Removal and Resignation of Officers. Any officer may be removed, with or without cause, by the Directors at any regular or special meeting of the Directors or by such officer, if any, upon whom such power of removal may be conferred by the Directors. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in notice of a resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

Section 6.5 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in this Agreement for regular appointment to that office. The Chief Executive Officer may make temporary appointments to a vacant office pending action by the Directors.

ARTICLE VII

CAPITAL CONTRIBUTIONS; COMMON SHARES; PREFERRED SHARES; SPECIAL UNITS

Section 7.1 Shares. A Member’s Membership Interest in the Company, including such Member’s right to receive Distributions from the Company, shall be represented by the “Share” or “Shares” held by such Member. Initially, there shall be three Classes of Common Shares: (i) class A Shares (“Class A Shares”), (ii) class C Shares (“Class C Shares”), and (iii) class I Shares (“Class I Shares”), and such Classes shall have the following commissions and fees relating to them:

(a) Each Class A Share issued in the primary offering shall be subject to a sales commission of up to 7.00% per Share and a Dealer Manager fee of up to 2.75% per Share, which underwriting compensation is subject to change in subsequent offerings. No sales commissions or Dealer Manager fees shall be paid with respect to any Class A Shares issued pursuant to the Reinvestment Plan.

(b) Each Class C Share issued in the primary offering shall be subject to a sales commission of up to 3.00% per Share and a Dealer Manager fee of up to 2.75% per Share, which underwriting compensation is subject to change in subsequent offerings. In addition, with respect to Class C Shares, the Company shall pay the Dealer Manager on a monthly basis a distribution fee (“Distribution Fee”) that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C Shares for such day on a continuous basis from year to year. No sales commissions or Dealer Manager fee shall be paid with respect to any Class C Shares issued pursuant to the Reinvestment Plan.

(c) Each Class I Share issued in the primary offering shall be subject to a Dealer Manager fee of up to 1.75% per Share, which underwriting compensation is subject to change in subsequent offerings. No Dealer Manager fees shall be paid with respect to any Class I Shares issued pursuant to the Reinvestment Plan.

Section 7.2 Authorized Common Shares, Preferred Shares, and Special Units. The Company is initially authorized to issue up to 400,000,000 Shares, of which 350,000,000 Common Shares are designated as Class A, Class C, and Class I Shares, and 50,000,000 are designated as Preferred Shares (“Preferred Shares”). In addition, the Company is authorized to issue one Special Unit. All Shares and the Special Unit issued pursuant to, and in accordance with the requirements of, this Article VII shall be validly issued, fully paid and nonassessable Shares or a Special Unit in the Company. Each Class of Common Shares will have the same voting rights. Special Units will have no voting rights. If Shares of one class or series are classified or reclassified into Shares of another class or series pursuant to Section 7.3, the number of authorized Shares of the former class or series shall be automatically decreased and the number of Shares of the latter class or series shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes or series that the Company has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board and without any action by the Members, may amend this Agreement from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Company has authority to issue.

Section 7.3 Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board of Directors by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares of the Company, (b) specify the number of Shares to be included in the class or series; and (c) set or change, subject to the provisions of Articles X and XI and subject to the express terms of any class or series of Shares of the Company outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series (a “Share Designation”). A Share Designation shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the books and records of the Company, and shall be annexed to, and constitute part of, this Agreement.

Section 7.4 Special Unit. On the closing of the Initial Public Offering, the Company issued one Special Unit to the Special Unitholder. There was no obligation to contribute any capital in connection with the issuance of the Special Unit, and the Capital Account balance of the Special Unitholder was zero.

Section 7.5 Characterization of Special Unit as Profits Interests. The Special Unit issued under this Agreement is intended to qualify as “profits interests” under IRS Revenue Procedures 93-27 and 2001-43, and the sections of this Agreement relating to such interests shall be interpreted and applied consistently therewith. In addition, the Board of Directors is hereby authorized upon publication of final Regulations in the Federal Register (or other official pronouncement), to amend this Agreement as it determines, in its sole discretion, to provide for: (A) the election of a safe harbor under Regulation Section 1.83-3(1) (or any similar provision) under which the fair market value of any Special Units that are transferred in connection with the performance of services are treated as being equal to the liquidation value of such Membership Interests, with (B) an agreement by the Company and all of its Members to comply with all the requirements set forth in such regulations and Notice 2005-43 (and any other guidance provided by the Internal Revenue Service with respect to such election) with respect to all Special Units transferred in connection with the performance of services while the election remains effective, (C) the allocation of items of income, gains, deductions, and losses required by any final Regulations similar to Proposed Regulation Sections 1.704-1(b)(4)(xii)(b) and (c), and (D) any other related amendments. The Members acknowledge and agree that the exercise by the Board of Directors of any discretion provided to it hereunder shall not be a modification or amendment to this Agreement.

Section 7.6 Capital Contribution by Initial Member and GCM.

(a) The Initial Member made a Capital Contribution to the Company of $1,000 in shares of common stock of GREC. Following the date on which the Company has accepted subscriptions for the Minimum Offering, and additional Members are admitted to the Company, the Initial Member’s $1,000 Capital Contribution shall be returned, without interest, and he shall cease to be a Member. The Members, including additional Members, hereby consent to the Initial Member’s withdrawal of his Capital Contribution and waive any right, claim or action they may have against him by reason of his having been a Member.

(b) GCM made a cash Capital Contribution to the Company of $200,000 for Shares in the Offering. GCM shall have no obligation to make any further Capital Contributions to the Company.

Section 7.7 Additional Capital Contributions. No Member shall be required to make any Capital Contribution in addition to the purchase price paid for such Member’s Shares pursuant to the Offering.

Section 7.8 Capital Contributions by New Members. The Directors are authorized and directed to raise capital for the Company as provided in the Prospectus by offering and selling Shares to Members as follows:

(a) Each Class A Share shall initially be issued for a purchase price of $10.00, subject to certain possible discounts, until such time as the Board of Directors adjusts the purchase price of Class A Shares.

(b) Each Class C Share shall initially be issued for a purchase price of $9.576, subject to certain possible discounts, until such time as the Board of Directors adjusts the purchase price of Class C Shares.

(c) Each Class I Share shall initially be issued for a purchase price of $9.186, subject to certain possible discounts, until such time as the Board of Directors adjusts the purchase price of Class I Shares.

(d) Except as set forth below, the initial minimum purchase of Shares shall be $2,000 (or such greater minimum number as may be required under applicable state or federal laws) per Member (including subscriptions from entities of which such Member is the sole beneficial owner) and any additional purchases of Shares shall be $500 (or such greater minimum number as may be required under applicable state or federal laws) per Member (including subscriptions from entities of which such Member is the sole beneficial owner). Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Shares which may be purchased shall not apply to purchases of Shares pursuant to the Reinvestment Plan.

(e) The Directors may accept subscriptions for fractional Shares in excess of the minimum subscription amount.

(f) The Directors may refuse to accept subscriptions for Shares and contributions tendered therewith for any reason whatsoever.

(g) Each Share sold to a subscriber shall be fully paid and nonassessable.

(h) The Directors are further authorized to cause the Company to issue additional Shares of any class or series to Members pursuant to the terms of this Agreement, including pursuant to any plan of merger, plan of exchange or plan of conversion adopted by the Company.

Section 7.9 Public Offering. Subject to compliance with applicable state securities laws and regulations, the Offering shall terminate 2 years from the date of the Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the Board of Directors, or unless extended by the Board of Directors for up to an additional 12 months. Except as otherwise provided in this Agreement, the Board of Directors shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Shares and are hereby authorized and directed to do all things which the Board of Directors deems to be necessary, convenient, appropriate and advisable in connection therewith, including the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the Directors shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Shares, all on such basis and upon such terms as the Directors shall determine.

Section 7.10 Minimum Capitalization. The Offering will terminate if the Company has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

Section 7.11 Escrow Account. Until subscriptions for the Minimum Offering are received and accepted by the Board of Directors, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the Board of Directors. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon. Notwithstanding the above, the escrow shall be modified to reflect any particular requirements of federal law or any state in which the Shares are offered. The Company is authorized to enter into one or more escrow agreements on behalf of the Company in such form as is satisfactory to the Board of Directors reflecting the requirements of this Section 7.11 and containing such additional terms as are not inconsistent with this Section 7.11. Upon satisfying the Minimum Offering requirement, funds shall be released from escrow to the Company within approximately 30 days and investors with subscription funds held in the escrow shall be admitted as Members as soon as practicable, but in no event later than 15 days after such release.

Section 7.12 Admission of Members.

(a) No action or consent by any Members shall be required for the admission of Members to the Company. Subscriptions will be accepted or rejected within 10 days of receipt of each completed Subscription Agreement by the Company and, if rejected, all funds shall be returned to such subscribers and without deduction for any expenses within 10 Business Days from the date the subscription is rejected. Prior to satisfying the Minimum Offering requirement, funds of subscribers for Shares pursuant to the Offering shall be held in the escrow account described in Section 7.11 above. Such funds shall not be released from escrow, and no subscribers for Shares shall be admitted to the Company unless and until the receipt and acceptance by the Company of the Minimum Offering. Any subscriber shall be admitted as a Member no later than the last day of the calendar month following the date his or her subscription was accepted by the Company.

(b) No Person who subscribes for Shares in the Offering shall be admitted as a Member who has not executed and delivered to the Company the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the Directors may deem necessary or desirable to effect such admission.

Section 7.13 Interest on Capital Contributions. No interest shall be paid on, or in respect of, any Capital Contribution to the Company by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member’s Capital Contribution.

Section 7.14 Suitability Standards. Upon the Commencement of the Initial Public Offering and until Listing, the following provisions shall apply:

(a) Subject to suitability standards established by individual states or any higher standards established by the Board of Directors to become a Member of the Company, if the prospective Member is an individual (including an individual beneficiary of a purchasing Individual Retirement Account as defined in the Code), or if the prospective Member is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, shall represent to the Company, among other requirements as the Company may require from time to time:

(i) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $70,000 and a Net Worth (excluding home, furnishings and automobiles) of not less than $70,000; or

(ii) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a Net Worth (excluding home, furnishings and automobiles) of not less than $250,000.

(b) The Sponsor and each Person selling Shares on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each

Member. In making this determination, the Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall ascertain that the prospective Member:

(i) meets the minimum income and Net Worth standards established for the Company;

(ii) can reasonably benefit from the Company based on the prospective Member’s overall investment objectives and portfolio structure;

(iii) is able to bear the economic risk of the investment based on the prospective Member’s overall financial situation; and

(iv) has apparent understanding of: (1) the fundamental risks of the investment; (2) the risk that the Member may lose the entire investment; (3) the lack of liquidity of the Shares; (4) the restrictions on transferability of the Shares; (5) the background and qualifications of the Sponsor or the Advisor; and (6) the tax consequences of the investment. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall make this determination on the basis of information or representations it has obtained from a prospective Member. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, Net Worth, financial situation, and other investments of the prospective Member, as well as any other pertinent factors. The Sponsor or each Person selling Share on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Member. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain these records or copies of representations made for at least 6 years.

(c) Subject to certain individual state requirements, the issuance of Shares under the Reinvestment Plan, or higher standards established by the Board of Directors from time to time, no Member will be permitted to make an initial investment in the Company by purchasing a number of Shares valued at less than $2,000.

Section 7.15 Repurchase of Shares. The Board of Directors may establish, from time to time, a program or programs by which the Company voluntarily repurchases Shares from its Members, provided, however, that such repurchase does not impair the capital or operations of the Company. The Sponsor, the Advisor, the Directors or any Affiliates thereof may not receive any fees on the repurchase of Shares by the Company.

Section 7.16 Distribution Reinvestment Plans. The Board of Directors may establish, from time to time, a distribution reinvestment plan or plans (a “Reinvestment Plan”) if all of the following conditions are met: (i) the Company and any subsequent entities in which the Members reinvest are registered or exempted under applicable state securities laws; (ii) except as otherwise provided herein, no sales commissions or fees shall be deducted directly or indirectly from the reinvested funds by the Advisor; (iii) any subsequent entities in which the Members reinvest has substantially identical investment objectives as the Company; (iv) the Members are free to elect or revoke reinvestment within a reasonable time and such right is fully disclosed in the offering documents; (v) the Members shall have received a Prospectus, which is current as of the date of each such reinvestment; and (vi) the broker-dealer or the issuer assumes responsibility for blue sky compliance and performance of due diligence responsibilities and has contacted the Members to ascertain whether the Members continue to meet the applicable states’ suitability standard for participation in each reinvestment.

Section 7.17 Assessments. Mandatory Assessments of any kind shall be prohibited.

ARTICLE VIII

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 8.1 Company Capital. No Member shall be paid interest on any Capital Contribution to the Company or on such Member’s Capital Account, and no Member shall have any right (i) to demand the return of such Member’s Capital Contribution or any other distribution from the Company (whether upon resignation, withdrawal or otherwise), except upon dissolution of the Company pursuant to Section 20.3 hereof, (ii) to cause a partition of the Company’s assets, or (iii) to own or use any particular or individual assets of the Company.

Section 8.2 Establishment and Determination of Capital Accounts. A capital account (“Capital Account”) shall be established for each Member and for the Special Unitholder (each a “Tax Member”). The Capital Account of each Tax Member shall consist of his, her or its initial Capital Contribution and shall be (i) increased by (a) any additional Capital Contributions made by such Tax Member pursuant to the terms of this Agreement, (b) the amount of any Company liabilities that are assumed by such Tax Member, and (c) such Tax Member’s share of Profits allocated to such Tax Member pursuant to Section 9.3, (ii) decreased by (a) such Tax Member’s share of Losses allocated to such Tax Member pursuant to Section 9.3 and (b) any Distributions to such Tax Member (net of liabilities assumed by such Tax Member and liabilities to which such property is subject) distributed to such Tax Member and (iii) adjusted as otherwise required by the Code and the regulations thereunder, including the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Any references in this Agreement to the Capital Account of a Tax Member shall be deemed to refer to such Capital Account as the same may be increased or decreased from time to time as set forth above.

Section 8.3 Computation of Amounts. For purposes of computing the amount of any item of income, gain, loss, deduction or expense to be reflected in Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided that:

(i) any income that is exempt from Federal income tax shall be added to such taxable income or losses;

(ii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or losses;

(iii) if the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) (in connection with a distribution of such property) or (f) (in connection with a revaluation of Capital Accounts), then the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iv) if property that is reflected on the books of the Company has a Book Value that differs from the adjusted tax basis of such property, then depreciation, amortization and gain or loss with respect to such property shall be determined by reference to such Book Value; and

(v) the computation of all items of income, gain, loss, deduction and expense shall be made without regard to any election pursuant to Section 754 of the Code that may be made by the Company, unless the adjustment to basis of Company property pursuant to such election is reflected in Capital Accounts pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(m).

Section 8.4 Negative Capital Accounts. No Tax Member shall be required to pay to the Company or any other Tax Member any deficit or negative balance which may exist from time to time in such Tax Member’s Capital Account.

Section 8.5 Adjustments to Book Value. The Company shall adjust the Book Value of its assets to fair market value in accordance with Treasury Regulation Section l.704-l(b)(2)(iv)(f) as of the following times: (a) at the Directors’ discretion, in connection with the issuance of Membership Interests in the Company and the computation of Company NAV; (b) at the Directors’ discretion, in connection with the Distribution by the Company to a Tax Member of more than a de minimis amount of Company assets, including cash, if as a result of such Distribution, such Tax Member’s interest in the Company is reduced (including a redemption); and (c) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1 (b)(2)(ii)(g). Any such increase or decrease in Book Value of an asset made pursuant to Section 8.5(a) or (b) shall, as a matter of administrative convenience, occur on a quarterly basis to take into consideration the contributions by and distributions to Tax Members over the course of a given quarter, Furthermore, any such increase or decrease in Book Value of an asset shall be allocated as a Profit or Loss to the Capital Accounts of the Tax Members under Section 9.3 (determined immediately prior to the issuance of the new Membership Interests or the distribution of assets in an ownership reduction transaction).

Section 8.6 Compliance With Section 1.704-1(b). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Directors determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Tax Member), are computed in order to comply with such regulation, the Directors may make such modification, provided that it is not likely to have a material effect on the amount distributable to any Tax Member pursuant to Section 9.2 on the dissolution of the Company. The Directors also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Tax Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulation Section 1.704-1(b)(iv)(g), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).

Section 8.7 Transfer of Capital Accounts. The original Capital Account established for each substituted Tax Member shall be in the same amount as the Capital Account of the Tax Member (or portion thereof) to which such substituted Tax Member succeeds, at the time such substituted Tax Member is admitted to the Company. The Capital Account of any Tax Member whose interest in the Company shall be increased or decreased by means of the transfer of Membership Interests, or in the case of the Special Unitholder, the Special Unit, to or from such Tax Member shall be appropriately adjusted to reflect such transfer. Any reference in this Agreement to a Capital Contribution of or Distribution to a Tax Member that has succeeded any other Tax Member shall include any Capital Contributions or Distributions previously made by or to the former Tax Member on account of the Membership Interests, or in the case of the Special Unitholder, the Special Unit, of such former Tax Member transferred to such Tax Member.

ARTICLE IX

DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES

Section 9.1 Generally.

(a) Subject to the provisions of Section 18-607 of the Act, the Directors shall have sole discretion regarding the amounts and timing of distributions to Members, in each case subject to the retention of, or payment to third parties of, such funds or reserves as it deems necessary with respect to anticipated business needs of the Company which shall include (but not by way of limitation) the payment or the making of provision for the payment when due of Company obligations, including the payment of any management or administrative fees and expenses or any other obligations.

(b) Subject to the rights of any holders of Preferred Shares specified in any Share Designation, distributions shall be paid: (i) first, to Record Holders of the Special Units as provided in Section 9.2 hereof, and (ii) second, with respect to any Common Shares, in accordance with the rights of such class of Shares (and, within such class, pro rata in proportion to the respective Percentage Interests on such Record Date, or such other date as the Board of Directors may determine in its sole discretion).

Section 9.2 Distributions when Special Units are Outstanding.

(a) When Special Units are outstanding, Special Unitholders shall be entitled to receive:

(i) an Income Incentive Distribution (“Income Incentive Distribution”) with respect to the most recently completed fiscal quarter, calculated and payable quarterly in arrears, as follows:

(1) No Income Incentive Distribution shall be payable to the Special Unitholder in any fiscal quarter in which the Company’s Pre-Incentive Distribution Net Investment Income does not exceed the Hurdle Rate;

(2) 100% of the Company’s Pre-Incentive Distribution Net Investment Income, if any, that exceeds the Hurdle Rate but is less than or equal to 2.1875% in any fiscal quarter (8.75% annualized) shall be payable to the Special Unitholder; and

(3) 20% of the Company’s Pre-Incentive Distribution Net Investment Income, if any, that exceeds 2.1875% (8.75% annualized with a 7% annualized Hurdle Rate).

(ii) a Capital Gains Incentive Distribution (“Capital Gains Incentive Distribution”) with respect to the most recently completed fiscal quarter, calculated and payable in arrears as of the end of each fiscal quarter (or upon termination of the Advisory Agreement, as of the termination date of the Advisory Agreement), as follows: 20.0% of the Company’s realized capital gains, if any, on a cumulative basis from its formation through the end of each fiscal quarter, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Incentive Distributions.

For purposes of calculating the foregoing: (1) the calculation of the Capital Gains Incentive Distribution shall include any capital gains that result from cash Distributions that are treated as a return of capital, (2) any such return of capital will be treated as a decrease in the Company’s cost basis of an investment, and (3) all quarterly valuations will be determined by the Company in accordance with the Company’s valuation procedures.

In determining the Capital Gains Incentive Distribution, the Company shall calculate the aggregate realized capital gains, aggregate realized capital losses and aggregate unrealized capital depreciation, as applicable, with respect to each of the Company’s assets. For this purpose, aggregate realized capital gains, if any, will equal the sum of the differences between the net sales price of each investment, when sold or otherwise disposed, and the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. Aggregate realized capital losses will equal the sum of the amounts by which the net sales price of each investment, when sold or otherwise disposed, is less than the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital.

Aggregate unrealized capital depreciation will equal the sum of the difference, if negative, between the valuation of each investment as of the applicable date and the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. At the end of the applicable period, the amount of capital gains that serves as the basis for the Company’s calculation of the Capital Gains Incentive Distribution will equal the aggregate realized capital gains, excluding any accrued income taxes and other taxes including franchise, property, and sales taxes associated with the sale or disposal of the asset, less aggregate realized capital losses and less aggregate unrealized capital depreciation with respect to the Company’s assets. If this number is positive at the end of such period, then the Capital Gains Incentive Distribution for such period will be equal to 20% of such amount, less the aggregate amount of any Capital Gains Incentive Distributions paid in all prior periods.

(iii) A Liquidation Incentive Distribution (“Liquidation Incentive Distribution”), payable upon a Listing or Liquidation, calculated as follows: 20.0% of the net proceeds from the Liquidation of the Company remaining after investors have received Distributions of net proceeds from the Liquidation of the Company equal to Adjusted Capital as calculated immediately prior to Liquidation. In the event of a Listing, the Liquidation Incentive Distribution will equal 20% of the Listing Premium, if any. Any Listing Premium, and related Liquidation Incentive Distribution, will be determined and payable in arrears 30 days after the commencement of trading of Shares following such Listing.

(b) The Company shall pay no distributions to the Members or the Special Unitholder except as provided in this Article IX and Article XX. The Company, and Board of Directors on behalf of the Company shall not be required to make distributions from the Company to any Member or the Special Unitholder to the extent such distribution is inconsistent with, or in violation of, the Act or any provision of this Agreement or other applicable law.

(c) No right is given to any Member or the Special Unitholder to demand and receive property other than cash as provided in this Agreement. The Company will make no Distributions of in-kind property, except for (A) Distributions of readily marketable securities, or securities that may become readily marketable within a reasonable period of time, (B) Distributions of beneficial interests in a liquidating trust established for the dissolution of the Company or (C) Distributions in connection with the liquidation of the Assets in accordance with the terms of this Agreement unless, in the case of (B) and (C), (i) the Board of Directors advises each Member of the risks associated with the direct ownership of the property, (ii) the Board of Directors offers each Member the election of receiving in-kind property Distributions, and (iii) the Company distributes in-kind property only to those Members who accept such offer by the Board of Directors.

(d) To the extent that the Company makes a Distribution in-kind of shares of GREC (or its successor) to the members, the Company shall provide to the Special Unitholder at least 20 Business Days notice of such proposed distribution which shall specify the proposed distribution date, the terms of the distribution and the Special Unitholder’s right to elect to receive the Special Preferred Share. The Special Unitholder shall provide notice no later than 5 Business Days prior to the proposed distribution date of its election to receive the Special Preferred Share. During such time as the Special Unit is outstanding, the Company shall not distribute or otherwise dispose of the Special Preferred Share without the consent of the Special Unitholder.

(e)

(i)	In the event of a “Trigger Event” (as defined in Section 9.2(e)(ii) hereof), the Company shall have the right (the “Call Right”) to redeem the Special Unit or the Special Preferred Share, as applicable. The Board of Directors shall exercise the Call Right by providing the Special Unitholder with written notice of the Board of Directors’ desire to exercise the Call Right within 60 days of the occurrence of a Trigger Event. The purchase price to be paid by the Company for the Special Unit or the Special Preferred Share shall equal the fair market value of such Special Unit or Special Preferred Share as determined by an appraisal of an independent third-party experienced in the valuation of similar assets, selected by the Company and the Special Unitholder in good faith, shall be paid in cash or in Shares (at the option of the Special Unitholder) within 120 days after the Company provides the written notice required under this Section 9.2(e)(i). Such appraisal may be in the form of an opinion by such independent third party that the consideration being paid by the Company is fair, from a financial point of view, to the Company.

(ii)	For purposes of this Section 9.2, a Trigger Event means the:

(A) non-renewal of the Advisory Agreement upon the expiration of its then current term;

(B) termination of the Advisory Agreement for any reason under circumstances where an Affiliate of the Advisor does not serve as the advisor under any replacement advisory agreement; or

(C) resignation of the Advisor under the Advisory Agreement.

(f) Notwithstanding the other provisions of this Article IX, net proceeds from the sale of any remaining assets, and any other cash received or reductions in reserves made after commencement of the Liquidation of the Company, shall be distributed to the Members or the Special Unitholder in accordance with Article XX hereof.

Section 9.3 Allocation of Profit and Loss. For each fiscal year of the Company, after adjusting each Tax Member’s Capital Account for all Capital Contributions and distributions during such fiscal year and all special allocations pursuant to Section 9.4 with respect to such fiscal year, all Profits and Losses (including special allocations of Distribution Fees and other than Profits and Losses specially allocated pursuant to Section 9.4) shall be allocated to the Tax Members’ Capital Accounts in a manner such that, as of the end of such fiscal year, the Capital Account of each Tax Member (which may be either a positive or negative balance) shall be equal to the amount which would be distributed to such Tax Member if the Company were to liquidate all of its assets for the Book Value thereof and distributed the proceeds thereof pursuant to the order of priorities set forth in Section 9.2 hereof, minus such Tax Member’s share of Company Minimum Gain and Tax Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical liquidation of the Company’s assets.

Section 9.4 Special Allocations. Notwithstanding the provisions of Section 9.3:

(a) Nonrecourse Deductions shall be allocated to the Tax Members, pro rata in proportion to the value of their respective interests in the Company, as determined by the Board of Directors. If there is a net decrease in Company Minimum Gain during any Taxable Year, each Tax Member shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Tax Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g) (subject to the exceptions thereunder). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(f)(6). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Tax Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Tax Member Nonrecourse Debt Minimum Gain during any Taxable Year, each Tax Member that has a share of such Tax Member Nonrecourse Debt Minimum Gain shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Tax Member’s share of the net decrease in Tax Member Nonrecourse Debt Minimum Gain (subject to the exceptions thereunder). Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) If any Tax Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6), items of taxable income and gain shall be specially allocated to such Tax Member in an amount and manner sufficient to eliminate the adjusted capital account deficit (determined according to Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset requirements in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d) No allocation of Loss shall be made pursuant to Section 9.3 to the extent that it causes or increases a deficit balance in any Tax Member’s Adjusted Capital Account. To the extent any allocation of Loss would cause the Adjusted Capital Account balance of any of the Members to have a deficit balance, such Loss shall be allocated to the Tax Members with positive balances in their Adjusted Capital Accounts in proportion with such relative positive Adjusted Capital Account balances.

(e) The allocations set forth in paragraphs (a), (b), (c) and (d) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704.

Notwithstanding any other provisions of this Section 9.4 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Tax Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations (including Regulatory Allocations that, although not yet made, are expected to be made in the future) to each Tax Member shall be equal to the net amount that would have been allocated to such Tax Member if the Regulatory Allocations had not occurred.

Section 9.5 Amounts Withheld. All amounts withheld pursuant to Section or 9.10 from any distribution to a Tax Member shall be treated as amounts distributed to such Tax Member pursuant to Section 9.2 for all purposes under this Agreement.

Section 9.6 Tax Allocations: Code Section 704(c).

(i) The income, gains, losses, deductions and expenses of the Company shall be allocated, for federal, state and local income tax purposes, among the Tax Members in accordance with the allocation of such income, gains, losses, deductions and expenses among the Tax Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and expenses shall be allocated among the Tax Members so as to reflect as nearly as possible the allocations set forth herein in computing their Capital Accounts.

(ii) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Tax Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution using any reasonable method (including the “Traditional Method”) provided for in the Treasury Regulations as selected by the Directors in their sole and discretion.

(iii) If the Book Value of any Company asset is adjusted pursuant to Section 8.5, subsequent allocations of items of taxable income, gain, loss, deduction and expense with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c). Any elections or other decisions relating to such allocations shall be made by the Board of Directors in any manner that reasonably reflects the purpose and intent of this Agreement. Allocations pursuant to this Section 9.6 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Tax Member’s Capital Account or share of Profits, Losses, other items or Distributions pursuant to any provisions of this Agreement.

Section 9.7 Preparation of Tax Returns. The Board of Directors shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable effort to furnish the tax information reasonably required by Tax Members for federal and state income tax reporting purposes pursuant to Section 13.3.

Section 9.8 Tax Elections. Except as otherwise provided herein, the Board of Directors shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The Board of Directors shall have the right to seek to revoke any such election upon the Board of Directors’ determination in its sole and absolute discretion that such revocation is in the best interests of the Tax Members.

Section 9.9 Tax Matters.

(a) GCM is designated the “tax matters partner” (the “Tax Matters Member”) as defined in Section 6231(a)(7) of the Code with respect to operations conducted by the Company pursuant to this Agreement. The Tax Matters Member is authorized and required to represent the Company (at the expense of the Company) in connection with all examinations of the affairs of the Company by any U.S. federal, state or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Company for professional services and costs associated therewith.

(b) The Board of Directors shall use its best efforts to ensure that the Company satisfies the gross income requirements of Section 7704(c)(2) of the Code for each taxable year of the Company.

Section 9.10 Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Board of Directors determines, in its sole and absolute discretion, that the Company is required to withhold or pay with respect to any amount distributable to such Member pursuant to this Agreement, including any taxes required to be withheld or paid by the Company pursuant to sections 1441, 1442, 1445, 1471 or 1472 of the Code.

ARTICLE X

RESTRICTION ON TRANSFER AND OWNERSHIP OF UNITS

Section 10.1 Withdrawal of a Non-Advisor Member.

A Member (other than the Advisor) may withdraw from the Company only by Assigning or having all of his or her Shares redeemed or repurchased in accordance with this Section 10. The withdrawal of a Member shall not dissolve or terminate the Company. In the event of the withdrawal of any such Member because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Member shall be deemed to be the Assignee of the Shares of such Member and may become a Substitute Member upon compliance with the provisions of Section 10.3.

Section 10.2 Assignment.

(a) Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Member (other than the Advisor) may Assign all or any portion of the Shares owned by such Member to any Person (the “Assignee”); provided, that

(i) such Member and such Assignee shall each execute a written Assignment instrument, which shall:

(A) set forth the terms of such Assignment;

(B) evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

(C) include a representation by both such Member and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

(D) otherwise be satisfactory in form and substance to the Board of Directors.

(b) Notwithstanding the foregoing, unless the Board of Directors shall specifically consent, which consent shall not be unreasonably withheld, no Shares may be Assigned:

(i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

(ii) to any Person if, in the opinion of counsel, such Assignment would result in the termination of the Company for federal income tax purposes; provided, however, that the Company may permit such

Assignment to become effective if and when, in the opinion of counsel, such Assignment would no longer result in the termination of the Company for federal income tax purposes;

(iii) to any Person if such Assignment would affect the Company’s existence or qualification as a limited liability company under the Act or the applicable laws of any other jurisdiction in which the Company is then conducting business;

(iv) to any Person not permitted to be an Assignee under applicable law, including applicable federal and state securities laws;

(v) if such Assignment would result in the transfer of less than 5 Shares (unless such Assignment is of all of the Shares owned by such Member);

(vi) if such Assignment would result in the retention by such Member of less than 5 Shares;

(vii) if, in the reasonable belief of the Board of Directors, such Assignment might violate applicable law;

(viii) if, in the determination of the Board of Directors, such Assignment would not be in the best interest of the Company and its Members; or

(ix) if the Assignment would cause the Shares to be owned by non-United States citizens.

Any attempt to make any Assignment of Shares in violation of this Section 10.2(b) shall be null and void ab initio.

(c) Assignments made in accordance with this Section 10.2 shall be considered consummated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Article IX as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the Assignment. The Company will not charge the Assigning Member for Assignments except for necessary and reasonable costs actually incurred by the Company.

Section 10.3 Substitution.

(a) An Assignee shall be admitted to the Company as a Substitute Member only if:

(i) the Board of Directors has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Company does or may result from such admission; and

(ii) such Assignee shall have executed a transfer agreement and such other forms as the Board of Directors reasonably may require to determine compliance with this Section 10, and shall be deemed to have authorized and appointed with full power of substitution as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place and stead, the Advisor and the Company, and each of their authorized officers and attorneys-in-fact, as the case may be, to take such actions as set forth in Section 3.3.

(b) An Assignee who does not become a Substitute Member in accordance with this Section 10.3 and who desires to make a further Assignment of his or her Shares shall be subject to all the provisions of Sections 10.2, 10.3 and 10.4 to the same extent and in the same manner as a Member desiring to make an Assignment of Shares. Failure or refusal of the Board of Directors to admit an Assignee as a Substitute Member shall in no way affect the right of such Assignee to receive distributions of cash and the share of the Profits or Losses for tax purposes to which his or her predecessor in interest would have been entitled in accordance with Section 8.

Section 10.4 Status of an Assigning Member. Any Member that shall Assign all of his or her Shares to an Assignee who becomes a Substitute Member shall cease to be a Member and shall no longer have any of the rights or privileges of a Member.

Section 10.5 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Membership Interests or Economic Interests, and any proposed sale, assignment or transfer in violation of same shall be void ab initio.

(a) No Member shall make any transfer or assignment of all or any part of his Membership Interest or Economic Interest if said transfer or assignment, when considered with all other transfers during the same applicable 12 month period, would, in the opinion of the Board of Directors, result in the termination of the Company’s status as a partnership for federal or state income tax purposes.

(b) No Member shall make any transfer or assignment of all or any of his Membership Interest or Economic Interest unless the transferee that would have been qualified to purchase Shares in the Offering and no transferee may acquire or hold fewer than 200 Shares.

(c) Each Member that is a legal entity (other than a Benefit Plan Investor) acknowledges that its management shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of any assignee to all or a portion of its interest as a Member, and that the management of each Member that is a legal entity (other than a Benefit Plan Investor) shall not employ, or permit another to employ such funds or assets that are attributable to any assignee of all or a portion of such Member’s interest as a Member in any manner except for the exclusive benefit of the assignee. Each Member, other than a Benefit Plan Investor, agrees that it will not contract away the foregoing fiduciary duty.

(d) The provisions of this Article X are in all respects subject to the additional restrictions on the transfer and ownership of Shares provided in Article XI of this Agreement.

Section 10.6 Elimination or Modification of Restrictions. Notwithstanding any of the foregoing provisions of this Article X, the Directors shall amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary or advisable.

Section 10.7 Records. The Membership List shall be updated to reflect Assignees’ admission as Members no less than once each calendar quarter.

ARTICLE XI

ADDITIONAL RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 11.1 Definitions. For the purpose of this Article XI, the following terms shall have the following meanings:

“Beneficial Ownership” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” means one or more beneficiaries of the Charitable Trust as determined pursuant to Section 11.3(g), provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code.

“Charitable Trust” means any trust provided for in Section 11.2(b)(i) and Section 11.3(a).

“Charitable Trustee” means the Person unaffiliated with both the Company and the relevant Prohibited Owner, that is appointed by the Company to serve as trustee of the Charitable Trust.

“Closely Held C Corporation” shall have the meaning provided in Section 465(a)(1)(B) of the Code.

“Constructive Ownership” means ownership of Shares by a Person who is or would be treated as an owner of such Shares either actually or constructively through the application of Section 544. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Initial Date” means August 7, 2013.

“Market Price” on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trade on the NYSE or, if such Shares is not listed or admitted to trade on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares is listed or admitted to trade or, if such Shares is not listed or admitted to trade on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Shares is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Directors of the Company or, in the event that no trading price is available for such Shares, the fair market value of the Shares, as determined in good faith by the Board of Directors of the Company.

“NYSE” means the New York Stock Exchange.

“Prohibited Owner” means, with respect to any purported Transfer, any Person who, but for the provisions of Section 11.2, would Beneficially Own or Constructively Own Shares in violation of the provisions of Section 11.2(a), and if appropriate in the context, shall also mean any Person who would have been the record owner of the Shares that the Prohibited Owner would have so owned.

“Restriction Termination Date” means the first day after the Initial Date on which the Board of Directors determines that it is in the best interests of the Company for GREC to be classified as a Closely Held C Corporation or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for GREC not to be classified as a Closely Held C Corporation.

“Share Ownership Limit” means not more than 9.8% (in value or in number of Shares, whichever is more restrictive) of the aggregate of the outstanding Shares of the Company. The number and value of outstanding Shares of the Company shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Transfer” means any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or have Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends or distributions on Shares, including (a) a change in the capital structure of the Company, (b) a change in the relationship between two or more Persons which causes a change in ownership of Shares by application of

Section 544 of the Code, (c) the granting or exercise of any option or warrant (or any acquisition or disposition of any option or warrant), pledge, security interest, or similar right to acquire Shares, (d) any acquisition or disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Section 11.2 Shares.

(a) Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, except as provided in Section 11.2(g):

(i) Basic Restrictions.

(A) No Person shall Beneficially Own or Constructively Own Shares in excess of the Share Ownership Limit; and

(B) No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the GREC being classified as a Closely Held C Corporation.

(C) No Person shall Transfer any Shares if, as a result of the Transfer, more than 49.9% of the outstanding Shares would be owned in aggregate by five or fewer individuals. Subject to Section 11.4 and notwithstanding any other provisions contained herein, any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated interdealer quotation system) that, if effective, would result in more than 49.9% of the Shares being beneficially owned in aggregate by five or fewer individuals shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(ii) Transfer in Trust. If any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated interdealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 11.2(a)(i) or (ii),

(A) then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 11.2(a)(i) or (ii) (rounded up to the nearest whole Share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 11.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

(B) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 11.2(a)(i) or (ii), or would not prevent GREC from being classified as a Closely Held C Corporation, then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 11.2(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b) Remedies for Breach. If the Board of Directors of the Company or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 11.2 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 11.2 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including causing the Company to redeem Shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 11.2 shall automatically result in the transfer to the Charitable Trust described above, or, where applicable, such Transfer (or other event) shall be void ab initio as provided above, irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

(c) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 11.2(a), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 11.2(b), shall immediately give written notice to the Company of such event or, in the case of such a proposed or attempted transaction, shall give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine whether there is a risk that such acquisition or ownership would cause GREC to be classified as a Closely Held C Corporation.

(d) Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(i) every owner of more than 5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of Shares of each class or series Beneficially Owned and a description of the manner in which such Shares are held; provided, that a Member of record who holds outstanding Shares as nominee for another Person, which other Person is required to include in gross income the dividends or distributions received on such Shares (an “Actual Owner”), shall give written notice to the Company stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the Member of record is nominee. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership of the Company and whether there is a risk that GREC will be classified as a Closely Held C Corporation and to ensure compliance with the Share Ownership Limit; and

(ii) each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Member of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Company such information as the Company may request, in good faith, in order to determine whether there is a risk that GREC will be classified as a Closely Held C Corporation, to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Share Ownership Limit.

(e) Remedies Not Limited. Subject to applicable provisions in the Agreement, nothing contained in this Section 11.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its Members in avoiding GREC being classified as a Closely Held C Corporation .

(f) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 11.2, Section 11.3 or any definition contained in Section 11.1, the Board of Directors shall have the power to determine the application of the provisions of this Section 11.2 or Section 11.3 with respect to any situation based on the facts known to it. If Section 11.2 or 11.3 requires an action by the Board of Directors and this Agreement fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 11.1, 11.2 or 11.3.

(g) Exemptions.

(i) The Board of Directors, in its sole discretion, may exempt, prospectively or retroactively, a Person from the Share Ownership Limit if: (i) such Person submits to the Board of Directors information satisfactory to the Board of Directors, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code; (ii) such Person submits to the Board of Directors information satisfactory to the Board, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code would be considered to Beneficially Own Shares in excess of the Share Ownership Limit by reason of such Person’s ownership of Shares in excess of the Share Ownership Limit pursuant to the exemption granted under this subparagraph (a);(iii) such Person submits to the Board of Directors information satisfactory to the Board of Directors, in its reasonable discretion, demonstrating that clauses (2), (3) and(4) of subparagraph (a)(ii) of Section 11.2 will not be violated by reason of such Person’s ownership of Shares in excess of the Share Ownership Limit pursuant to the exemption granted under this subparagraph 11.2(g); and (iv) such Person provides to the Board of Directors such representations and undertakings, if any, as the Board of Directors may, in its reasonable discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) hereof are satisfied and will continue to be satisfied throughout the period during which such Person owns Shares in excess of the Share Ownership Limit pursuant to any exemption thereto granted under this subparagraph(a), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof may result in the application of the remedies set forth in Section 11.2 (including Section 11.2(e)) with respect to Shares held in excess of the Share Ownership Limit with respect to such Person (determined without regard to the exemption granted such Person under this subparagraph (a)).

(ii) Prior to granting any exemption pursuant to subparagraph (a),the Board of Directors, in its sole and absolute discretion, may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure that GREC will not be classified as a Closely Held C Corporation; provided, however, that the Board of Directors shall not be obligated to require obtaining a favorable ruling or opinion in order to grant an exception hereunder.

(iii) Subject to Section 11.2(a)(ii), an underwriter that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares in excess of the Share Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

(h) Increase in the Shares Ownership Limit. Subject to the limitations provided in Section 11.2(a)(ii) and this Section 11.2(h), the Board of Directors may from time to time increase the Share Ownership Limit; provided, however, that:

(i) the Share Ownership Limit may not be increased if, after giving effect to such change, five or fewer Persons who are considered individuals pursuant to Section 542 of the Code could Beneficially Own, in the aggregate, more than 49.9% of the value of the outstanding Shares; and

(ii) prior to the modification of the Shares Ownership Limit pursuant to this Section 11.2, the Board of Directors, in its sole and absolute discretion, may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure that GREC will not be classified as a Closely Held C Corporation if the modification of the Share Ownership Limit were to be made.

(i) Legend. Each certificate, if any, for Shares shall bear substantially the following legend:

The Shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in this Agreement, (i) no Person may Beneficially Own or Constructively Own the Company’s Shares in excess of 9.8 percent (in value or number of Shares, whichever is more restrictive) of the outstanding Shares of the Company; and (ii)if, as a result of the Transfer, more than 49.9% of the outstanding Shares would be owned in aggregate by five or fewer individuals.

Any Person who Beneficially Owns or Constructively Owns, Transfers or attempts to Beneficially Own or Constructively Own Shares which causes or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations set forth must immediately notify the Company. If certain of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially Own or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares. All capitalized terms in this legend have the meanings defined in the Agreement, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Company on request and without charge. Instead of the foregoing legend, the certificate may state that the Company will furnish a full statement about certain restrictions on transferability to a Member on request and without charge.

Section 11.3 Transfer of Shares in Trust.

(a) Ownership in Trust. Upon any purported Transfer or other event described in Section 11.2(b) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 11.2(b). The Charitable Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 11.3(g).

(b) Status of Shares Held by the Charitable Trustee. Shares held by the Charitable Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Shares.

(c) Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Company that Shares have been transferred to the Charitable Trustee shall be paid with respect to such Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Delaware law, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article XI, until the Company has received notification that Shares have been transferred into a Charitable Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(d) Rights Upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Company, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assets of the Company available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares of such class or series of Shares held by the Charitable Trustee bears to the total number of Shares of such class or series of Shares then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Company, in accordance with Section 11.3(e).

(e) Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Company that Shares have been transferred to the Charitable Trust, the Charitable Trustee shall sell the Shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 11.2(a). In connection with any such sale, the Charitable Trustee shall use good faith efforts to sell such Shares at a fair market price. Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 11.3(e). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (2) the price per Share received by the Charitable Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Charitable Trust. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 11.3(c) of this Article XI. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 11.3(e), such excess shall be paid to the Charitable Trustee upon demand.

(f) Purchase Right in Shares Transferred to the Charitable Trustee. Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 11.3(c) of this Article XI. The Company may pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary. The Company shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 11.3(e). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(g) Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) the Shares held in the Charitable Trust would not violate the restrictions set forth in Section 11.2(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code and must not be a foreign person as defined in Treasury Regulation Section 1.897-9T(c).

Section 11.4 NYSE Transactions. Nothing in this Article XI shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this Article XI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article XI.

Section 11.5 Enforcement. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article XI.

Section 11.6 Non-Waiver. No delay or failure on the part of the Company or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE XII

MEMBERS, MEETINGS AND VOTING RIGHTS OF THE MEMBERS

Section 12.1 Annual Meetings of Members. Beginning in calendar year 2014, an annual meeting of the Members for the election of Directors and the transaction of any business within the powers of the Company shall be held on a date and at the time set by the Board of Directors during the month of May in each year.

Section 12.2 Special Meetings of Members.

(a) General. The Chairman of the Board of Directors, the President, the Chief Executive Officer or the Board of Directors may call a special meeting of the Members.

(b) Member Requested Special Meetings. (1) Any Record Holder seeking to have Members request a special meeting of Members shall, by sending written notice to the Secretary of the Company (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors fix a record date to determine the Members entitled to request a special meeting of Members (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be presented to Members for their consideration, shall be signed by one or more Record Holders as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such Member (or such agent) and shall set forth all information relating to each such Member that must be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act. Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than 10 days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within 10 days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the 10th day after the first date on which the Record Date Request Notice is received by the Secretary.

(2) A special meeting of Members to act on any matter that may be properly considered at a meeting of Members shall be called by the Secretary of the Company upon the written request delivered to the Secretary of the Company of Record Holders (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than 10% (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”). In addition, in order for the Secretary of the Company to be required to call a special meeting of Members, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be presented to the Members for their consideration (which shall be limited to those matters specified in Section 12.22(a)), (b) bear the date of signature of each such Member (or such agent) signing the Special Meeting Request, (c) set forth the name and address, as they appear in the Company’s books, of each Member signing such request (or on whose behalf the

Special Meeting Request is signed), the class, series and number of all Shares of the Company which are owned by each such Member, and the nominee holder for, and number of, Shares owned by such Member beneficially but not of record, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within 60 days after the Request Record Date. Any requesting Member (or agent duly authorized in a writing accompanying the revocation or Special Meeting Request) may revoke his, her or its request for a special meeting of Members at any time by written revocation delivered to the Secretary.

(3) The Secretary shall inform the requesting Member of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Company’s proxy materials). The Secretary shall not be required to call a special meeting of Members upon Member request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 12.2(b), the Secretary on behalf of the Company receives payment of such reasonably estimated cost prior to the preparation and mailing of any notice of the meeting.

(4) Except as provided in the next sentence, any special meeting of Members shall be held at such place, date and time as may be designated by the Chairman of the Board of Directors, President, Chief Executive Officer or Board of Directors, whoever has called the meeting. In the case of any special meeting of Members called by the Secretary upon the request of Members (a “Member Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Member Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within 20 days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Member Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Member Requested Meeting within 20 days after the Delivery Date, then such meeting shall be held at the principal executive office of the Company. In fixing a date for any special meeting of Members, the Chairman of the Board of Directors, President, Chief Executive Officer or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting of Members or a special meeting of Members. In the case of any Member Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Member Requested Meeting in the event that the requesting Members fail to comply with the provisions of this Section 12.2(b).

(5) If written revocations of requests for the special meeting of Members have been delivered to the Secretary and the result is that Members of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting of Members to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting, or (ii) if the notice of meeting has been mailed revoke the notice of the meeting revoke the notice of the meeting at any time before 10 days before the commencement of the meeting. Any request for a special meeting of Members received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting of Members.

(6) The Chairman of the Board of Directors, the Chief Executive Officer, President or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Company for the purpose of performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary.

Section 12.3 Place of Meeting. Subject to Section 12.2, all meetings of Members shall be held at the place designated by the Board of Directors and stated in the notice of the meeting.

Section 12.4 Notice of Meeting. Not less than 15 nor more than 60 days before each meeting of Members, the Secretary shall give to each Member entitled to vote at such meeting written notice stating the time. place and purpose of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Member at the Member’s address as it appears on the records of the Company, with postage thereon prepaid.

Subject to Section 12.10, any business of the Company may be transacted at an annual meeting of Members without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of Members except as specifically designated in the notice.

Section 12.5 Record Date. Except in the case of a Meeting Record Date established pursuant to Section 12.2, the Board of Directors may set, in advance, a record date for the purpose of determining Members entitled to notice of or to vote at any meeting of Members or determining Members entitled to receive payment of any distribution or the allotment of any other rights, or in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of Members, not less than 10 days, before the date on which the meeting or particular action requiring such determination of Record Holders is to be held or taken.

Section 12.6 Organization and Conduct. Every meeting of Members shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the Chairman of the Board of Directors, by the person designated by the Board of Directors. The order of business and all other matters of procedure at any meeting of Members shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Members that are Record Holders, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to Members that are Record Holders entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed, (f) maintaining order and security at the meeting; (g) removing any Members or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) concluding the meeting or recessing or adjourning the meeting to a later date and time and place announced at the meeting.

Section 12.7 Quorum. At any meeting of Members, the presence in person or by proxy of Members entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under applicable law for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the Members, the chairman of the meeting shall have the power (but shall not be required) to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The Members present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

Section 12.8 Proxies. At all meetings of Members, a Member may vote by proxy as may be permitted by law; provided, that no proxy shall be voted after eleven months from its date. Any proxy to be used at a meeting of Members must be filed with the Secretary of the Company or his or her representative at or before the time of the meeting. A Member may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. The Board of Directors may adopt procedures with respect to the use of proxies at any meeting of Members.

Section 12.9 Voting of Shares by Certain Holders. Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other Person who has been appointed to vote such Shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such Person may vote such Shares. Any Director or other fiduciary may vote Shares registered in his or her name as such fiduciary, either in person or by proxy.

Shares of the Company directly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding Shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

The Board of Directors may adopt a procedure by which a Member may certify in writing to the Company that any Shares registered in the name of the Member are held for the account of a specified Person other than the Member.

Section 12.10 Notice of Member Business and Nominations.

(a) Annual Meetings of Members. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the Members may be made at an annual meeting of Members (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Member who was a Member of record both at the time of giving of notice by the Member as provided for in this Section 12.10(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 12.10(a).

(2) For nominations or other business to be properly brought before an annual meeting of Members by a Member pursuant to clause (iii) of paragraph (a)(1) of this Section 12.10, the Member must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for action by the Members. To be timely, a Member’s notice shall set forth all information required under this Section 12.10 and shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the Member to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a Member’s notice as described above. Such Member’s notice shall set forth (i) as to each individual whom the Member proposes to nominate for election or reelection as a Director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any Shares that are beneficially owned by such individual, (C) the date such Shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder

(including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the Member proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such Member and any Member Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the Member and the Member Associated Person therefrom; (iii) as to the Member giving the notice and any Member Associated Person, the class, series and number of all Shares which are owned by such Member and by such Member Associated Person, if any, and the nominee holder for, and number of, Shares owned beneficially but not of record by such Member and by any such Member Associated Person; (iv) as to the Member giving the notice and any Member Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 12.10(a), the name and address of such Member, as they appear on the Membership List and current name and address, if different, and of such Member Associated Person; and (v) to the extent known by the Member giving the notice, the name and address of any other Member supporting the nominee for election or reelection as a Director or the proposal of other business on the date of such Member’s notice.

(3) For purposes of this Section 12.10, “Member Associated Person” of any Member shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such Member, (ii) any Owner of Shares owned of record or beneficially by such Member and (iii) any person controlling, controlled by or under common control with such Member Associated Person.

(b) Special Meetings of Members. Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of Members at which Directors are to be elected (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any Member who is a Record Holder Member both at the time of giving of notice provided for in this Section 12.10 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12.10. In the event the Company calls a special meeting of Members for the purpose of electing one or more individuals to the Board of Directors, any such Member may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Company’s notice of meeting, if the Member’s notice required by paragraph (2) of Section 12.10(a) shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m., Eastern Time on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a Member notice as described above.

(c) General. (1) Upon written request by the Secretary or the Board of Directors or any committee thereof, any Member proposing a nominee for election as a Director or any proposal for other business that may be properly considered at a meeting of Members shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the Member pursuant to this Section 12.10. If a Member fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 12.10.

(2) Only such individuals who are nominated in accordance with this Section 12.10 shall be eligible for election by Members as Directors, and only such business shall be conducted at a meeting of Members as shall have been brought before the meeting in accordance with this Section 12.10. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 12.10.

(3) For purposes of this Section 12.10, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Directors and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed or furnished by the Company with the Commission pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 12.10, a Member shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12.10. Nothing in this Section 12.10 shall be deemed to affect any right of a Member to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 12.11 Procedure for Election of Directors; Voting. The election of Directors submitted to Members at any meeting shall be decided by a plurality of the votes cast by the Members entitled to vote thereon. Except as otherwise provided by applicable law or this Agreement, all matters other than the election of Directors submitted to the Members at any meeting shall be decided by the affirmative vote of the holders of a majority of the then Outstanding Shares entitled to vote thereon present in person or represented by proxy at the meeting of Members. The vote on any matter at a meeting, including the election of Directors, shall be by written ballot. Each ballot shall be signed by the Member voting, or by such Member’s proxy, and shall state the number of Shares voted.

Section 12.12 Inspectors of Elections. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the individual presiding at the meeting may, but need not, appoint one or more inspectors.

Section 12.13 Waiver of Notice. Whenever any notice is required to be given to any Member by the terms of this Agreement or pursuant to applicable law, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver thereof by electronic transmission by the Person or Persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Members need be specified in any written waiver of notice or any waiver by electronic transmission of such meeting, unless specifically required by statute. Notice of any meeting of Members need not be given to any Member if waived by such Member either in a writing signed by such Member or by electronic transmission, whether such waiver is given before or after such meeting is held. If any such waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Member. The attendance of any Person at any meeting shall constitute a waiver of notice of such meeting, except where such Person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 12.14 Remote Communication. For the purposes of this Agreement, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Members and proxyholders may, by means of remote communication:

(a) participate in a meeting of Members; and

(b) to the fullest extent permitted by applicable law, be deemed present in person and vote at a meeting of Members, whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (i) the Company shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a

Member or proxyholder, (ii) the Company shall implement reasonable measures to provide such Members and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Members, including an opportunity to read or hear the proceedings of the meeting substantially and concurrently with such proceedings, and (iii) if any Member or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

Section 12.15 Member Action Without a Meeting. On any matter that is to be voted on, consented to or approved by Members, the Members may take such action without a meeting, without prior notice and without a vote if a unanimous written consent, setting forth the action so taken, shall be signed by all of the Members.

Section 12.16 Return on Capital Contribution. Except as otherwise provided in Article XX, no Member shall demand a return on or of its Capital Contributions.

Section 12.17 Member Compensation. No Member shall receive any interest, salary or draw with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company, or otherwise, in its capacity as a Member, except as otherwise provided in this Agreement or in the Management Agreement.

Section 12.18 Limited Liability of Members. No Member shall be liable for any debts or obligations of the Company other than as provided in Section 17.1.

Section 12.19 Representation of Company. Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Directors and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that such attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Directors and/or their Affiliates.

Section 12.20 Preemptive Rights. Except as may be provided by the Board of Directors, or as may otherwise be provided by contract approved by the Board of Directors, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other Securities which the Company may issue or sell.

Section 12.21 Tender Offers. If any Person makes a tender offer, including a “mini-tender” offer, such Person must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including disclosure and notice requirements, that would be applicable if the tender offer was for more than 5% of the outstanding Shares; provided, however, that such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such Person must provide notice to the Company at least 10 Business Days prior to initiating any such tender offer. Any Person who initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), shall be responsible for all expenses incurred by the Company in connection with the enforcement of the provisions of this Section 12.21, including expenses incurred in connection with the review of all documents related to such tender offer. In addition, the Company may seek injunctive relief, including a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Section 12.21 shall be of no force or effect with respect to any Shares that are then listed.

Section 12.22 Voting Rights of Members and Limitation on Powers of the Directors.

The Members shall be entitled to vote only on the following matters specified in this Section 12.22.

(a) Subject to the provisions of any class or series of Shares then outstanding, the Special Unit, and the mandatory provisions of any applicable law or regulations, the Members shall have the right to take the actions specified in Sections 12.22(a)(i) – (iv) upon the affirmative vote or consent of the Majority of the Members, without the concurrence of the Board of Directors:

(i) amend this Agreement except as provided in Article XVIII hereof;

(ii) dissolve the Company;

(iii) elect or remove a Director;

(iv) approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Company except for any such Sale or series of Sales in the ordinary course of business; and

Except with respect to the foregoing matters, no action taken by the Members at any meeting shall in any way bind the Board of Directors.

(b) Without the affirmative vote or consent of the Majority of the Members, the Board of Directors shall not:

(i) amend this Agreement, other than as set forth in Article XVIII of this Agreement;

(ii) dissolve the Company;

(iii) (i) merge or consolidate with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, (ii) sell, lease or exchange all or substantially all of its assets, except for or a Distribution in-kind of assets to the Members or the Special Unitholder or any such Sale or series of Sales while liquidating the Company’s assets upon a Liquidation;

(iv) cause the Company to make an election to be treated as other than a partnership for federal income tax purposes;

(v) take any action that would cause the Company to be treated as being engaged in the active conduct of a lending, banking or financial business; or

(vi) take any action on such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directed that the matter be submitted to the Members for approval or ratification.

Section 12.23 Member Vote Required In Connection With Certain Business Combinations Or Transactions.

(a) Vote for Business Combinations. The affirmative vote of the majority of the holders of record of each class of Shares then outstanding (excluding Shares Owned by the Interested Member or any Affiliate or Associate of the Interested Member) shall be required to approve any Business Combination. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by applicable law or in any agreement with any securities exchange or otherwise.

(b) Power of Continuing Directors. The Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Section 12.23, including (a) whether a Person is an Interested Member, (b) the number of Shares of the Company beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, and (d) the net asset value of the Company’s outstanding Shares, and the good faith determination of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Section 12.23.

(c) No Effect on Fiduciary Obligations. Nothing contained in this Section 12.23 shall be construed to relieve the Directors or an Interested Member from any fiduciary obligation imposed by applicable law.

ARTICLE XIII

BOOKS AND RECORDS, REPORTS AND RETURNS

Section 13.1 Right of Inspection. As permitted hereunder, any Member or the Special Unitholder and any designated representative thereof shall have the right, upon written request, subject to reasonable notice and at their own expense, to access the records of the Company during normal business hours, and may inspect and copy any of them for a reasonable charge. Inspection of the Company’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice during normal working hours.

Section 13.2 Access to Membership List.

(a) The Membership List shall be maintained as part of the books and records of the Company and shall be available for inspection by any Member or the Special Unitholder or the Member’s or the Special Unitholder’s designated agent at the home office of the Company upon the request of the Member or the Special Unitholder. For any of the purposes described below, the Membership List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list, for any of the purposes described below, shall be mailed to any Member or the Special Unitholder so requesting within 10 days of receipt by the Company of the request. The copy of the Membership List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for postage costs and expenses incurred in reproduction pursuant to the Member’s or the Special Unitholder’s request. A Member may request a copy of the Members List in connection with matters relating to Member’s voting rights and the exercise of Member rights under federal proxy laws.

(b) If the Board of Directors neglect or refuse to exhibit, produce or mail a copy of the Membership List as requested, the Board of Directors shall be liable to any Member or the Special Unitholder requesting the list for the costs, including reasonable attorney’s fees, incurred by that Member or the Special Unitholder for compelling the production of the Membership List, and for actual damages suffered by any Member or the Special Unitholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Membership List is to secure such list of Members or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose, other than in the interest of the applicant as a Member or the Special Unitholder relative to the affairs of the Company. The Company may require the Member or the Special Unitholder requesting the Membership List to represent that the list is not requested for a commercial purpose unrelated to the Member’s Membership Interest or Special Unitholder’s Special Unit interest in the Company. The remedies provided hereunder to Members or the Special Unitholder requesting copies of the Membership List are in addition to and shall not in any way limit other remedies available to Members or the Special Unitholder under federal law, or the laws of any state.

Section 13.3 Tax Information. The Directors shall use commercially reasonable efforts, at the Company’s expense, to cause to be prepared and distributed to the Members and the Special Unitholder not later than 75 days after the end of the Company’s fiscal year, all information necessary for the preparation of the Members’ and the Special Unitholders’ federal income tax returns.

Section 13.4 Annual Report. The Directors shall cause to be prepared at least annually, at Company expense, within 120 days after the end of the Company’s fiscal year, or such shorter period as may be required by law, an annual report, which will include financial statements audited and reported upon by the Company’s independent public accountants, and will contain: (A) a balance sheet as of the end of each fiscal year and statements of income, Members’ equity, and cash flow, for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor’s report containing an opinion of an independent certified public accountant; (B) a report of the activities of the Company during the period covered by the report; (C) where forecasts have been provided to the Members, a table comparing the forecasts previously provided with the actual results during the period covered by the report; and (D) a report setting forth Distributions to Members for the period covered thereby and separately identifying Distributions from: (i) cash flow from operations during the period, (ii) cash flow from operations during a prior period which have been held as reserves, (iii) proceeds from disposition of assets and (iv) reserves from the Gross Proceeds of the Offering originally obtained from the Members. The annual financial statements will contain or be accompanied by a complete statement of transactions with the Advisor and Greenbacker Group LLC or its Affiliates and of compensation and fees paid or payable by the Company to the Advisor or its Affiliates. In the case of reimbursed costs and expenses, the Board of Directors shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Company’s portion of such total amounts were allocated between the Company and the Advisor. Such cost and expense allocation shall be reviewed by independent publicly registered accountants in connection with their audit of the financial statements of the Company for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such independent publicly registered accountants shall state that, in connection with the performance of such audit, such independent publicly registered accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the Advisor and its Affiliates, the cost of whose services were reimbursed. The additional costs of the special review required by this Section 13.4 will be itemized by the independent publicly registered accountants and may be reimbursed to the Advisor and its Affiliates by the Company in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report.

Section 13.5 Quarterly Reports. If and for as long as the Company is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the information contained in each such report shall be furnished or made available to Members or the Special Unitholder (in a form and manner consistent with then-current requirements of the Securities and Exchange Commission) after such report is filed with the Securities and Exchange Commission. Such quarterly report on Form 10-Q shall be deemed to have been made available to Members upon filing with the Securities and Exchange Commission. If and when such reports are not required to be filed, each Member or the Special Unitholder will be furnished (in a form and manner consistent with then-current requirements of the Securities and Exchange Commission), within 60 days after the end of the first 6 months of the Company’s fiscal year, an unaudited financial report for that period including a balance sheet, a statement of income, a statement of members’ equity and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the Directors to advise the Members or the Special Unitholder of the activities of the Company during the quarter covered by the report.

Section 13.6 Filings. The Directors, at Company expense, shall use commercially reasonable efforts to cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities (with due regard for any extension of time for filing any such income tax returns as elected by the Directors). The Directors, at Company expense, shall also use commercially reasonable efforts to cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies. Any Member or the Special Unitholder shall be provided with a copy of any of the reports upon request without expense to him or her. The Directors, at Company expense, shall file, with the Administrators for the various states in which this Company is registered, as required by such states, a copy of each report referred to in this Article XIII.

Section 13.7 Method of Accounting. The accrual method of accounting in accordance with accounting principles generally accepted in the United States and by the American Institute of Certified Public Accountants Audit and the Accounting Guide for Investment Companies, shall be used for both income tax purposes and financial reporting purposes; provided, however, the Directors reserve the right to change the method of accounting from time to time, provided that such change is permitted (under the Code and accounting principles generally accepted in the United States) and disclosed in a report publicly filed by the Company with the Securities and Exchange Commission or is disclosed in a written notice sent to Members.

ARTICLE XIV

ADVISOR

Section 14.1 Appointment and Initial Investment of Advisor. The Board of Directors hereby appoints GCM as the investment advisor of the Company. The term of retention of any Advisor shall not exceed an initial term of one year, although there is no limit to the number of times that a particular Advisor may be retained. The Advisor or its Affiliates have made an initial aggregate investment of $200,000 in the Company. The Advisor or any such Affiliate may not sell this initial investment while the Advisor remains the Advisor but may transfer the initial investment to other Affiliates.

Section 14.2 Supervision of Advisor Compensation and the Advisor.

(a) The Board of Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the Board of Directors. The Board of Directors shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Company and are fulfilled and that (i) the expenses incurred are reasonable, (ii) all Front End Fees shall be reasonable and shall not exceed 18% of the Gross Proceeds of any offering, regardless of the source of payment, and (iii) the percentage of Gross Proceeds of any offering committed to Investment in Company assets shall be at least 82%. All items of compensation to underwriters or dealers, including selling commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of any kind or description paid by the Company, directly or indirectly, shall be taken into consideration in computing the amount of allowable Front End Fees.

(b) The Board of Directors is responsible for determining that compensation paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out. All agreements between the Advisor and the Company must be approved by a majority of the Independent Directors. The Board of Directors may consider all factors that they deem relevant in making these determinations.

Section 14.3 Fiduciary Obligations. Any investment advisory agreement with the Advisor shall provide that the Advisor has a fiduciary responsibility to the Company.

Section 14.4 Termination. The Advisor may not voluntarily withdraw from the Company without 120 days prior written notice. If the Advisor fails to give such notice, the withdrawing Advisor shall pay all expenses incurred as a result of its withdrawal. Upon termination of the Advisory Agreement, the Company may be required to pay to the terminated Advisor all amounts then accrued and owing.

Section 14.5 Organization and Offering Expenses Limitation. The Company shall reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable and shall be included in Front End Fees for purposes of the limit on such Front End Fees set forth in Section 14.2.

Section 14.6 Reimbursement for Operating Expenses.

(a) Subject to Section 14.6(b) below, the Company may reimburse the Advisor or its Affiliates, at the end of each fiscal quarter, for goods and services, including impact monitoring services and Acquisition Expenses. The Advisor may be reimbursed for the administrative services necessary to the prudent operation of the Company; provided, the reimbursement shall be the lower of the Advisor’s actual cost or the amount the Company would be required to pay Persons other than the Advisor’s Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. Except as otherwise provided herein, no reimbursement shall be permitted for services for which the Advisor is entitled to compensation by way of a separate fee.

(b) Excluded from the allowable reimbursement shall be: (i) rent or depreciation, utilities, capital equipment and similar items; and (ii) salaries, fringe benefits and similar items incurred or allocated to any controlling person of the Advisor. For purposes of this Section 14.6, “controlling person” means persons with responsibilities similar to those of an executive, or a member of the Board of Directors, or any person who holds more than 10% of the Advisor’s equity securities or who has the power to control the Advisor.

Section 14.7 Section 707 Compliance. Any fees paid to a Tax Member (including those pursuant to this Article XIV) shall be treated as payments governed by Section 707 of the Code.

Section 14.8 Exclusive Right to Sell Company Assets. The Company shall not give the Advisor or any of its Affiliates the exclusive right to sell assets for the Company.

ARTICLE XV

INVESTMENT POLICIES AND LIMITATIONS

Section 15.1 Review of Policies. The Board of Directors, including the Independent Directors, shall review the investment and borrowing policies of the Company with sufficient frequency (and, upon Commencement of the Initial Public Offering, at least annually) to determine that the policies being followed by the Company at any time are in the best interests of its Members. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.

Section 15.2 Certain Permitted Investments. Until such time as the Shares are Listed, the Company may invest in Joint Ventures with an Affiliated Person if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on terms substantially similar to the terms of third parties making comparable investments.

Section 15.3 Reinvestment of Proceeds. Reinvestment of proceeds resulting from the sale or refinancing of a Company asset may take place if sufficient cash will be distributed to pay federal income tax, if any (assuming investors are in a specified tax bracket) created by the sale or refinancing of such asset. To the extent that any cash available for distribution is reinvested, such reinvested cash shall not be considered “investments” in the Company for the purposes of calculating Capital Contributions.

Section 15.4 Investments in Other Programs.

(a) The Company shall have the authority to invest in general partnerships or joint ventures with other publicly registered Affiliates of the Company if all of the following conditions are met: (i) the Affiliate and the Company have substantially identical investment objectives; (ii) there are no duplicate fees to the Advisor; (iii) the compensation payable by the general partnership or joint venture to the Advisor and the Sponsors of each Affiliate that invests in such partnership or joint venture is substantially identical; (iv) each of the Company and the Affiliate has a right of first refusal to buy if the other party wishes to sell assets held in the joint venture; (v) the investment of each of the Company and its Affiliate is on substantially the same terms and conditions; and (vi) any prospectus of the Company in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions since neither the Company nor its Affiliate controls the partnership or joint venture, and the potential risk that while a the Company or its Affiliate may have the right to buy the assets from the partnership or joint venture, it may not have the resources to do so.

(b) The Company shall have the authority to invest in general partnerships or joint ventures with Affiliates other than publicly registered Affiliates of the Company only if all of the following conditions are met: (i) the investment is necessary to relieve the Advisor from any commitment to purchase the assets prior to the closing of the offering period of the Company; (ii) there are no duplicate fees to the Advisor; (iii) the investment of each entity is on substantially the same terms and conditions; (iv) the Company has a right of first refusal to buy if the Advisor wishes to sell assets held in the joint venture; and (v) any prospectus of the Company in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions.

(c) Other than as specifically permitted in subsections (a) and (b) above, the Company shall not invest in general partnerships or joint ventures with Affiliates.

ARTICLE XVI

CONFLICTS OF INTEREST

Section 16.1 Investments with Affiliates. The Company shall not invest in any asset or company in which the Advisor, any of the Directors or officers or any of their Affiliates has a direct economic interest without a determination by a majority of the Board of Directors (including a majority of the Independent Directors) that such an investment is fair and reasonable to the Company. In addition, with respect to any potential debt investment in a portfolio company in which a sub-advisor has an equity interest, the Advisor must determine, before the investment is made, that the procedures by which this potential debt investment is evaluated and priced are fair and reasonable.

Section 16.2 Voting of Shares Owned by Affiliates. The Advisor, the Sponsor, the Directors and officers, and their Affiliates may not vote their Shares regarding the removal of any of Affiliates or any other transaction between such Affiliates and the Company. All Shares owned by the Advisor, the Sponsor, the Directors and officers, and their Affiliates shall be excluded in determining the requisite percentage of interest in Shares necessary to approve a matter on which the Advisor, the Sponsor, the Directors and officers, and their Affiliates, as applicable, may not vote or consent.

Section 16.3 Purchase of Assets from Affiliates. The Company shall not purchase assets from the Sponsor, the Advisor, the Directors or any of their Affiliates unless a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction determines that such transaction is fair and reasonable to the Company and at a price to the Company no greater than the cost of the assets to the Advisor or its Affiliates or such Director, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the cost of such asset to the Company exceed its current appraised value.

Section 16.4 Sale of Assets to Affiliates. The Company shall not sell or lease assets to the Sponsor, the Advisor, the Directors or any of their Affiliates without a determination by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction, that such transaction is fair and reasonable to the Company.

Section 16.5 Loans to Affiliates. Except for the advancement of funds pursuant to Section 17.3, no loans, credit facilities, credit agreements or otherwise shall be made by the Company to the Advisor or any Affiliate thereof.

Section 16.6 Other Transactions with Affiliates. The Company shall not engage in a transaction with an Affiliated Person unless a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction concludes that such transactions between the Company and the

Sponsor, the Advisor, any of the Directors or any of their Affiliates are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties. The terms pursuant to which any goods or services, other than those services provided pursuant to the Advisory Agreement, are provided to the Company by the Advisor, shall be embodied in a written contract, the material terms of which must be fully disclosed to the Members.

Section 16.7 Rebates, Kickbacks and Reciprocal Arrangements.

(a) No rebates or give-ups may be received by the Sponsor nor may the Sponsor participate in any reciprocal business arrangements which would circumvent the NASAA Omnibus Guidelines or the provisions contained in this Agreement.

(b) The Sponsor may only pay underwriting compensation to a registered broker-dealer or other properly licensed Person.

Section 16.8 Commingling. The funds of the Company shall not be commingled with the funds of any other Person; provided, however, that the foregoing shall not prohibit the Advisor from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of Affiliated Programs, if Company funds are protected from claims of such other Programs and/or creditors. The foregoing prohibition shall not apply to investments described in Section 15.2.

Section 16.9 Lending Practices. The Company may not borrow money from the Sponsor, the Advisor, the Directors, or any of their Affiliates, unless a majority of the Board of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.

Section 16.10 No Permanent Financing. The Advisor shall be prohibited from providing permanent financing for the Company. For purposes of this Section 16.10, “permanent financing” shall mean any financing with a term in excess of 12 months.

Section 16.11 No Exchange of Interests for Investments. The Company shall not acquire any Assets in exchange for Shares or other indicia of ownership in the Company.

ARTICLE XVII

LIABILITY LIMITATION, INDEMNIFICATION

AND TRANSACTIONS WITH THE COMPANY

Section 17.1 Limitation of Member Liability. The liability of each Member in such capacity shall be limited to the amount of such Member’s Capital Contribution and pro rata share of any undistributed Profits. Except as may otherwise be required by law, after the payment of all subscription proceeds for the Shares purchased by such Member, no Member shall have any further obligations to the Company, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Company. No Member shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Company under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Company.

Section 17.2 Limitation of Liability.

(a) Each Director of the Company shall, in the performance of such Director’s duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by the Advisor, or employees of the Advisor, or any of the officers of the Company, or committees of the Board of Directors, or by any other Person as to matters the Director reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Company or to make reasonable provision to pay such claims or obligations, or any other facts pertinent to the existence and amount of the assets of the Company from which distributions to Members might properly be paid.

(b) No Director shall be liable to the Company, any Subsidiary of the Company or the Members for monetary damages for any acts or omissions arising from the performance of any of such Director’s obligations or duties in connection with the Company, including any breach of fiduciary duty, except as follows: (i) for breach of the Director’s duty of loyalty to the Company or its Members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the Director derived an improper benefit. To the extent the provisions of this Agreement restrict or eliminate the duties and liabilities of a Director of the Company or the Members or the Advisor otherwise existing at law or in equity, the provisions of this Agreement shall replace such duties and liabilities.

(c) To the fullest extent permitted by law, a Director of the Company shall not be liable to the Company, any Member or any other Person for: (i) any action taken or not taken as required by this Agreement; (ii) any action taken or not taken as permitted by this Agreement and, with respect to which, such Director acted on an informed basis, in good faith and with the honest belief that such action, taken or not taken, was in the best interests of the Company; or (iii) the Company’s compliance with an obligation incurred or the performance of any agreement entered into prior to such Director having become a Director of the Company.

(d) Any Director shall not be liable to the Company or to any other Director or Member of the Company or any such other Person that is a party to or otherwise bound by this Agreement for breach of fiduciary duty for the Director’s good faith reliance on the provisions of this Agreement.

(e) Except as otherwise required by the Act, the debts, obligations and liabilities of the Company shall be solely the debts, obligations and liabilities of the Company and no Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Director of the Company.

(f) Notwithstanding anything to the contrary contained in paragraphs (a) through (e) above, the Company shall not provide that the Sponsor, a Director, the Advisor or any Affiliate of the Advisor (the “Indemnitee”) be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i) The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.

(ii) The Indemnitee was acting on behalf of or performing services for the Company.

(iii) Such liability or loss was not the result of (A) negligence or misconduct in the case that the Indemnitee is a Director (other than an Independent Director), GCM or an Affiliate of GCM or (B) gross negligence or willful misconduct in the case the Indemnitee is an Independent Director.

(iv) Such agreement to hold harmless is recoverable only out of the Company’s assets and not from the Members.

Section 17.3 Indemnification.

(a) The Company may indemnify, to the fullest extent permitted by law, each Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that the Person is or was a Director, officer, employee, Tax Matters Member or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding, if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Person’s conduct was unlawful.

To the extent that a present or former Director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Section 17.3(a), or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection therewith.

Each of the Persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such Person on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided, that such legal counsel or accountants were selected with reasonable care by or on behalf of the Company.

(b) Any indemnification of a present or former Director, officer, employee or agent of the Company under Section 17.3(a) or (c) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee or agent of the Company is proper in the circumstances because the Person has met the applicable standard of conduct set forth in Section 17.3(a) or pursuant to Section 17.3(c), as the case may be. Such determination shall be made, with respect to a Person who is a Director, officer, employee or agent of the Company at the time of such determination, (1) by a majority vote of the Directors who are not parties to any such action, suit or proceeding, even though less than a quorum, (2) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, (3) if there are no such Directors, or if a majority, even though less than a quorum, of such Directors so direct, by independent legal counsel in a written opinion, or (4) by the Members. The indemnification, and the advancement of expenses incurred in defending a action, suit or proceeding prior to its final disposition, provided by or granted pursuant to this Agreement shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, other provision of this Agreement, vote of Members or Independent Directors or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 17.3, nor, to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any Person granted pursuant hereto existing at, or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a Person.

(c) The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition, to any Person who is or was an employee or agent of the Company or any Subsidiary of the Company (other than those Persons indemnified pursuant to clause (a) of this Section 17.3) and to any Person who is or was serving at the request of the Company or a Subsidiary of the

Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company or a Subsidiary of the Company, to the fullest extent of the provisions of this Agreement with respect to the indemnification and advancement of expenses of directors, officers, employees, and agents of the Company. The payment of any amount to any Person pursuant to this clause (c) shall subrogate the Company to any right such Person may have against any other Person.

(d) To the fullest extent permitted by law, expenses (including attorneys’ fees) incurred by a Director, officer, employee or agent of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in this Section 17.3.

With respect to any Person who is a present or former Director, officer, employee or agent of the Company, any undertaking required by this Section 17.3(d) shall be an unlimited general obligation but need not be secured and shall be accepted without reference to financial ability to make repayment; provided, however, that such present or former Director, officer, employee or agent of the Company does not transfer assets with the intent of avoiding such repayment.

(e) The indemnification and advancement provided in this Section 17.3 is intended to comply with the requirements of, and provide indemnification and advancement rights substantially similar to those that may be available to directors, officers, employees and agents of corporations incorporated under, the DGCL as it relates to the indemnification of officers, directors, employees and agents of a Delaware corporation and, as such (except to the extent greater rights are expressly provided in this Agreement), the parties intend that they should be interpreted consistently with the provisions of, and jurisprudence regarding, the DGCL.

(f) Any notice, request or other communications required or permitted to be given to the Company under this Section 17.3 shall be in writing and either delivered in person or sent by facsimile, electronic mail, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary and shall be effective only upon receipt by the Secretary, as the case may be.

(g) To the fullest extent permitted by the law of the State of Delaware, each Director, officer, employee and agent of the Company agrees that all actions for the advancement of expenses or indemnification brought under this Section 17.3 or under any vote of Members or Independent Directors or otherwise shall be a matter to which Section 18-111 of the Act shall apply and which shall be brought exclusively in the Court of Chancery of the State of Delaware. Each of the parties hereto agrees that the Court of Chancery of the State of Delaware may summarily determine the Company’s obligations to advance expenses (including attorneys’ fees) under this Section 17.3.

(h) Notwithstanding anything to the contrary contained in paragraphs (a) to (g) above, the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

(i) The Company may not incur the cost of that portion of liability insurance which insures the Advisor or its Affiliates for any liability as to which the Advisor or its Affiliates is prohibited from being indemnified under this section.

(j) The advancement of Company funds to the Advisor or its Affiliates for reasonable legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

(i) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or its subsidiaries.

(ii) The Advisor or its Affiliates undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which found not to be entitled to indemnification.

Section 17.4 Express Exculpatory Clauses in Instruments. Neither the Members nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Members, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company’s assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Member, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

ARTICLE XVIII

AMENDMENTS

Section 18.1 Amendments by the Board of Directors. Subject to Sections 18.2 and 18.3 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the Board of Directors without the Consent of the Majority of the Members to effect any change in this Agreement for the benefit or protection of the Members or the Special Unitholder, or as otherwise permitted by this Agreement, including:

(a) to add to the representations, duties or obligations of the Board of Directors or to surrender any right or power granted to the Board of Directors herein;

(b) to create any class or series of Shares, to increase the number of the Company’s authorized Shares or to issue additional Shares of authorized by unissued Shares;

(c) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

(d) to preserve the status of the Company as a “partnership” under the Delaware Act or any comparable law of any other state in which the Company may be required to be qualified;

(e) to ensure that the Company will not be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

(f) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission, by any other federal or state regulatory body or other agency (including any “blue sky” commission) or by any government administrator or similar such official;

(g) to permit the Shares to fall within any exemption from the definition of “plan assets” contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

(h) if the Company is advised by counsel, by the Company’s accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such counsel, such accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

(i) to change the name of the Company or the location of its principal office.

Section 18.2 Amendments with the Consent of the Majority of the Members. In addition to the amendments permitted to be made by the Board of Directors pursuant to Section 18.1, the Board of Directors may propose to the Members, in writing, any other amendment to this Agreement. The Board of Directors may include in any such submission a statement of the purpose for the proposed amendment and of the Manager’s opinion with respect thereto. Upon the Consent of the Majority of the Members, such amendment shall take effect; provided, however, that no such amendment shall increase the liability of any Member or adversely affect in a disproportionate manner (other than any disproportionate results that are due to a difference in relative number of Shares owned) any Member’s share of distributions of cash or allocations of Profits or Losses for tax purposes or of any investment tax credit amounts of the Company without in each case the consent of each Member affected thereby;

Section 18.3 Amendments With The Consent of the Special Unitholder. Any amendment to this Agreement as provided herein that adversely affects the interests of the Special Unitholder shall be subject to the consent of the Special Unitholder.

ARTICLE XIX

ROLL-UP TRANSACTIONS

In connection with any proposed Roll-Up Transaction, an appraisal of all of the Company’s assets shall be obtained from an Independent Expert. The Company’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and the Members. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Members in connection with a proposed Roll-Up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed as an exhibit to the registration statement with the Securities and Exchange Commission and with any state where such securities are registered. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to holder of Shares who vote against the proposed Roll-Up Transaction the choice of:

(a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b) one of the following:

(i) remaining as Members of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the Members’ pro rata share of the appraised value of the net assets of the Company.

The Company is prohibited from participating in any proposed Roll-Up Transaction:

(c) that would result in the holder of Shares having voting rights in a Roll-Up Entity that are less than the rights provided for in Section 12.22(a) of this Agreement;

(d) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

(e) in which investor’s rights to access of records of the Roll-Up Entity will be less than those required by the laws of the state in which the Roll-Up Entity was formed; or

(f) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is rejected by the holders of Shares.

ARTICLE XX

DURATION AND DISSOLUTION OF THE COMPANY

Section 20.1 Duration. The Company shall continue perpetually unless terminated pursuant to Section 20.3 or pursuant to any applicable provision of the Act.

Section 20.2 Authority of Directors. Subject to the provisions of any class or series of Shares at the time outstanding, the Board of Directors shall have the power to dissolve or liquidate the Company; provided, however, that except as otherwise permitted by law, such action shall have been approved, at a meeting of the Members called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon (other than a sale in the ordinary course of the Company’s business, as to which no such vote is required).

Section 20.3 Dissolution.

(a) Events Causing Dissolution. The Company shall be dissolved upon the happening of any of the following events (each a “Dissolution Event”):

(i) the adoption of a resolution by a majority vote of the Board of Directors approving the dissolution of the Company and the approval of such action by the affirmative vote of Members as provided in Section 20.2; or

(ii) the Sale of all or substantially all of the assets of the Company; or

(iii) the operations of the Company shall cease to constitute legal activities under the Act or any other applicable law; or

(iv) any other event which causes the dissolution or winding-up of the Company under the Delaware Act to the extent not otherwise provided herein.

(b) Winding-Up of the Company. Upon the occurrence of a Dissolution Event, the winding-up of the Company and the termination of its existence shall be accomplished as follows:

(i) The Board of Directors shall proceed to wind up the affairs of the Company and all of the powers of the Board of Directors under this Agreement shall continue, including the powers to fulfill or discharge the Company’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Company to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business;

(ii) In connection with the winding up of the affairs of the Company, the Board of Directors shall liquidate the assets as promptly as is consistent with obtaining current fair market value of such assets;

(iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Company may distribute the remaining assets of the Company among the Members and the Special Unitholder, in accordance with Section 9.2(a)(iii), so that after payment in full or the setting apart for payment of such preferential amounts, to the extent that such distribution is consistent with the Act or any provision of this Agreement or other applicable law; and

(iv) Upon completion of the distribution of the Company property as provided in Section 20.3(a), the Board of Directors shall cause the filing of a certificate of cancellation with the Secretary of State of the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions in which the Company shall be qualified to transact business, and shall take such other actions as may be necessary to terminate the Company.

(c) Application of Liquidation Proceeds Upon Dissolution. Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Company shall be applied as follows and in the following order of priority:

(i) first, to the payment of creditors of the Company in order of priority as provided by law, except obligations to Members or their Affiliates;

(ii) next, to the setting up of any reserve that the Board of Directors (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Company or the Members; such reserve may, in the sole and absolute discretion of the Board of Directors (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the Board of Directors (or such other Person effecting the winding-up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (iii)-(v) of this Section 20.3(c).

(iii) next, to the payment of all obligations to the Members in proportion to, and to the extent of advances made by, each Member pursuant to the provisions of this Agreement;

(iv) next, to the payment of all reimbursements to which the Board of Directors or any of its Affiliates may be entitled pursuant to this Agreement; and

(v) thereafter, to the Members, within the time period specified in Treasury Regulations Section 1.704-1(b)(2) (ii)(b)(2), in proportion to, and to the extent of, the positive balances of their Capital Accounts.

ARTICLE XXI

MISCELLANEOUS

Section 21.1 Covenant to Sign Documents. Each Member covenants, for himself or herself and his or her successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including the Certificate and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Company shall conduct its business.

Section 21.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid.

Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Directors or to the Company shall be delivered to the Company’s principal place of business, as set forth in Article V above or as hereafter charged as provided herein.

Section 21.3 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

Section 21.4 Waiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

Section 21.5 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 21.6 Application of Delaware law. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Delaware applicable to contracts to be made and performed entirely in such state.

Section 21.7 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

Section 21.8 Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

Section 21.9 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by a Director on behalf of the Members as their attorney-in-fact.

Section 21.10 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any property of the Company or to cause the Company to be dissolved or liquidated.

Section 21.11 Assignability. Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article X and XI.

Section 21.12 No Third Party Beneficiaries. For the avoidance of doubt, except for the Indemnitees, there are no intended or unintended third party beneficiaries of this Agreement (it being understood that each Indemnitee is an express third party beneficiary with respect to the provisions of this Agreement applicable to them as if they were parties to this Agreement).

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Second Amended and Restated Limited Liability Company Operating Agreement to be signed, and attested to, on this 9th day of October, 2013.

INITIAL MEMBER:

JAMES WEINER

By:	/s/ James Weiner
Name: James Weiner

ADVISOR:

GREENBACKER CAPITAL MANAGEMENT LLC

By:	/s/ David Sher
Name: David Sher
Title: Chief Executive Officer and Senior Managing Director

ATTEST: NOTARY PUBLIC

SCHEDULE A

Officers

Chief Executive Officer. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Company, as determined by the Directors, and for the management of the business and affairs of the Company. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Directors or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Directors from time to time.

President. In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Company. In the absence of a designation of a Chief Operating Officer by the Directors, the President shall be the Chief Operating Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Directors from time to time.

Chief Financial Officer. The Chief Financial Officer (or Treasurer, should there be one appointed) shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of business transactions of the Company, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital of the Company. The books of account shall at all reasonable times be open to inspection by any Director. The Chief Financial Officer or Treasurer shall deposit all monies and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Directors. He or she shall disburse the funds of the Company as may be ordered by the Directors, shall render to the Chief Executive Officer and the Directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer or Treasurer and of the financial condition of the Company and shall have other powers and perform such other duties as may be prescribed by the Directors or the Chief Executive Officer or this Agreement.

ANNEX 1: MARKETING MATERIALS

M-1

Sustainable | Reliable | Energy

GREENBACKER

RENEWABLE ENERGY COMPANY

Photos are for illustrative purposes only. Assets pictured are not owned by or to be acquired by Greenbacker. This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. An offering is made only by a prospectus to individuals who meet minimum suitability requirements. This sales literature must be read in conjunction with a prospectus in order to understand fully all the implications and risks of the offering of securities to which it relates. A copy of the prospectus must be made available to you in connection with the offering described herein. Neither the Attorney General of the state of New York, nor any other state regulators, have passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. Please see important “Risk Factors” on the back cover of this brochure.

What is Renewable Energy?

Renewable energy, often referred to as clean energy, is energy that comes from natural resources, such as sunlight, wind, moving water, and geothermal heat. Using established technologies, renewable energy power plants convert the energy of these natural resources into electricity that can be sold to creditworthy entities, such as businesses, utilities and governments, via long-term contractual agreements. Renewable energy power plants can help provide cheap and clean electricity to help power American business, create jobs, and move the United States toward energy independence.

As an asset class, renewable energy has historically attracted significant investment from large corporations and sophisticated institutional investors seeking diversification1 and consistent returns. With the introduction of Greenbacker Renewable Energy Company (“Greenbacker”), individual investors can now invest in renewable energy power plants through a professionally managed fund.

The Renewable Energy Market - Increasing Electricity Production

According to Bloomberg New Energy Finance, spending on renewable energy capacity is expected to total $7 trillion over the next 20 years.2 Limited conventional fuel supplies, growing demand for energy, advances in technology, continuing climate change, and improving price competitiveness between traditional and renewable energy sources are expected to drive the continued growth of renewable energy for years to come.

Projected Growth of

Renewable Energy Capacity

$195 Billion

$395 Billion

$630 Billion

By 2030, 70% of new power generation is expected to come from renewable sources3

20102

20202

20303

Why Consider Greenbacker?

Potential investment benefits may include:

Attractive risk-adjusted returns

Capital appreciation

Low correlation to traditional equity and fixed-income market

Portfolio diversification1

Tax-advantaged distributions

Access to the rapidly growing and essential renewable energy sector

Greenbacker Renewable Energy Company can act as a powerful tool in helping to diversify your portfolio’s income-oriented investments.

1 Diversification does not assure a profit or protect against losses in a declining market.

2 Source: Bloomberg New Energy Finance, November 16, 2011.

3 Source: Bloomberg New Energy Finance, April 22, 2013.

Greenbacker REITs CDs Annuities BDCs Bonds

Why Greenbacker?

Greenbacker can benefit from the extensive experience of its

Advisor’s management team.

More than $50 billion in energy related investment transactions

Over 100 years of combined experience sourcing, constructing, acquiring, financing and operating energy investments

Diversified experience in solar, wind, geothermal, hydro, and landfill gas projects in the U.S. and abroad

Proprietary advisory services, asset management systems, due diligence and analytical tools that help maximize the return of investments

“Considering the rising costs of traditional fossil fuels and the ongoing depletion of our finite, natural resources, clean renewable energy clearly stands out as the most effective and easily applicable solution to the world’s energy issues.”

Charles Wheeler, CEO, Greenbacker Renewable Energy Company

A Global Energy Partner

In its role as strategic partner, GGIC, LTD (“GGIC” - formerly known as Guggenheim Global Infrastructure Company, LTD) will assist Greenbacker in identifying and evaluating investment opportunities and monitoring those investments over time. This unique relationship will allow Greenbacker to leverage the significant relationships, expertise, origination capabilities, and proven investment and monitoring processes used by GGIC.

GGIC is managed by Franklin Park Holdings (“FPH”), a firm that focuses on investments in the global power and utility sector and has developed, invested in, and managed power and utility projects in the U.S., Asia, and Latin America

FPH’s management team has extensive transactional and operational experience totaling over $30 billion of power and infrastructure transactions worldwide

FPH and Guggenheim Partners co-own an interest in the operating assets of GGIC, as well as our Advisor, Greenbacker Capital Management, LLC

Photos are for illustrative purposes only. Assets pictured are not owned by or to be acquired by Greenbacker.

How Renewable Energy Creates Electricity

Renewable power plants use established technologies to convert the energy from natural resources-the sun, wind, moving water, and geothermal heat-into electricity. Electricity is then typically sold to creditworthy entities such as businesses, utilities and/or governments via long-term contracts. Furthermore, unlike traditional power plants, renewable power plants are not subject to the changing global markets for oil, coal, and natural gas. Nor do they require the acquisition of these raw materials to create electricity. When the sun shines or the wind blows, electricity can be created and sold.

SOLAR WIND HYDRO

GEOTHERMAL

Natural resources contain abundant, dependable, recurring energy

Established technologies convert natural energy into electricity

High credit quality parties such as businesses, governments and utilities purchase electricity via long-term contracts

Power is delivered to the end users

“We are like tenant farmers chopping down the fence around our house for fuel when we should be using nature’s inexhaustible sources of energy; sun, wind and tide. I’d put my money on the sun and solar energy. I hope we don’t have to wait until oil and coal run out before we tackle that.”

- Thomas A. Edison

The Renewable Energy Opportunity

In addition to the depletion of limited natural resources such as traditional fossil fuels, there are several other factors contributing to the rapid growth in the renewable energy marketplace.

Growth of Energy Demand

Electricity demand is expected to rise by 25% in developed countries by 2040, with the U.S. representing close to 50% of that growth. Overall global energy demand is expected to increase by 35% in the same period.1

Retirement of Old Power Plants

Many of the existing electric power generators in the U.S. are aging, obsolete, or ready for replacement. Approximately 51% of all U.S. plants generating electricity were at least 30 years old at the end of 2012.2

Falling Cost of Renewable Energy Power Plants

The cost to build a renewable energy power plant has consistently declined over time, as it has become more prevalent and accessible.

Over the past two years alone, the costs to build solar and wind power plants have declined by nearly 40% and 21%, respectively.3

1 Source: ExxonMobil 2013 Outlook For Energy: A View To 2040.

2 Source: U.S. Energy Information Administration, 2013.

3 Source: Solar Energy Industries Association and GTM Research Q3 2012: Bloomberg New Energy Finance 2012.

The Importance of Power

Power, or electricity, is an essential part of any business. As such, power costs generally take priority over other payments such as interest on loans or dividends to stockholders. In fact, even in cases of bankruptcy, many businesses will continue to pay their electricity bills, so as not to interrupt their day-to-day operations. In the event a business cannot meet its contractual commitment to purchase power, a renewable power plant can generally sell its power to other organizations as well as to various state and local utilities.

Who Uses Renewable Energy?

Renewable energy is purchased and used by a wide variety of prominent organizations, including small businesses, Fortune 500® companies, local, state and federal government agencies, and a growing number of colleges and universities. The following table highlights the top ten users of renewable energy electricity within the United States.

Top 10 Users of Renewable Energy

Annual Power Usage (Megawatt Hours)

Percent of Total Electricity Use From Renewable Sources’

Intel Corporation

3,100,850

100%

Microsoft Corporation

1,935,637

80%

Kohl’s Department Stores

1,536,529

105%

Whole Foods Market

800,258

107%

Wal-Mart Stores, Inc.

751,432

4%

U.S. Department of Energy

698,489

14%

Staples

636,079

101%

Starbucks Company-Owned Stores

592,463

70%

Lockheed Martin Corporation

546,399

30%

Apple Inc.

537,394

85%

Source: Environmental Protection Agency, Green Power National Top 50 List, March 2013.

1 Megawatt hour produces enough energy to power the average U.S. home for over 1 month.2

How Greenbacker Works

By pooling investors’ capital, Greenbacker expects to acquire and monitor a diversified portfolio of income-producing renewable energy power plants, energy efficiency projects and other sustainable development investments.

Investor Capital

Renewable Energy Investments

GREENBACKER RENEWABLE ENERGY COMPANY

Monthly Distribution Payments to Investors

Income From Long-Term Contracts

1 Organizations with 100% or more total electricity use from renewable sources have generated and/or purchased renewable energy in excess of their U.S. organization-wide electricity use.

2 Source: U.S. Energy Information Administration, 2011.

Investment Focus

Greenbacker has the flexibility to invest throughout the corporate capital structure, a strength that helps it seek the best available risk-adjusted investment opportunities.

SENIOR DEBT

SUBORDINATED DEBT

PREFERRED EQUITY

EQUITY

Regardless of where Greenbacker invests in the capital structure, the dependability of income is based upon contractual arrangements with creditworthy entities.

Investment Process

Greenbacker employs a disciplined investment process that includes a thorough screening process, proprietary analytical and evaluation tools, rigorous due diligence, and comprehensive, periodic monitoring of its investments.

1 ORIGINATE

Leverage Greenbacker’s extensive relationships, as well as the origination capabilities of GGIC

Identify renewable energy investment opportunities where long-term contracts are in place with creditworthy counterparties in order to generate dependable cash flows

2 EVALUATE

Perform extensive due diligence to confirm potential investments meet Greenbacker’s cash flow expectations, investment criteria, portfolio diversification standards, and risk-adjusted return guidelines

3 EXECUTE

Present investments to Greenbacker’s investment committee for approval–requires unanimous approval of all committee members

4 MONITOR

Employ proprietary analytics to track and monitor all investments

Ensure consistent, predictable operation of assets

Photos are for illustrative purposes only. Assets pictured are not owned by or to be acquired by Greenbacker.

Greenbacker Renewable Energy Company

Investment Overview

Structure:	Publicly registered, non-traded Limited Liability Corporation (“LLC”)

Tax Reporting:	K-1 to be delivered to investors no later than March 16th

Business Objectives[1]

•   Acquire and finance the construction and operation of income-generating renewable energy, energy efficiency, and sustainable development projects, primarily within, but also outside of, North America

• Generate attractive risk-adjusted returns for our members

• Provide both current income and long-term capital appreciation

Offering

Offering Size	Up to $1,250,000,000

Minimum Investment	$2,000

Valuation Frequency	Net asset value determined each quarter

Share Repurchase Program[2]	Quarterly share repurchases at a price equal to the then current offering price less fees associated with that class of shares. Begins 12 months after meeting minimum offering requirements. Limited to approximately 5% of our weighted average number of outstanding shares in any 12-month period.

Liquidity Strategy	We intend to explore a potential liquidity event within five years following the completion of our offering stage, which may include:

• The sale of all, substantially all, or a portion of our assets

• A listing of our shares on a national securities exchange

• A merger or another transaction, approved by our board of directors, in which our stockholders will receive cash or shares of a publicly traded company

Distribution Reinvestment Plan	Investors can elect to have cash distributions reinvested in additional shares of the same class.

Suitability[3]	Suitability standards generally require investors to have either: (a) a net worth (not including home, furnishings, and personal automobiles) of at least $70,000 and an annual gross income of at least $70,000, or (b) a net worth (not including home, furnishings, and personal automobiles) of at least $250,000.

Death/Disability Waiver	In the event of death or qualifying disability, members may request a redemption of shares. The redemption price will be the most recently published net asset value.

Additional Information	Greenbacker includes substantial fees, expenses and sales charges that may materially reduce an investor’s return.

[1] There is no guarantee that these investment objectives will be met. Greenbacker includes substantial fees, expenses and sales charges that may materially reduce an investor’s return.

[2]   Our share repurchase program includes restrictions that limit your ability to sell your shares and our board of directors has the right to amend, suspend or terminate the share repurchase program to the extent that it determines that it is in our best interest to do so. Please consult the “Share Repurchase Program” section of Greenbacker’s prospectus for further details and restrictions.

[3] Certain states have additional suitability standards. Please consult Greenbacker’s prospectus for specific information regarding your state’s suitability standards.

Greenbacker Renewable Energy Company

Risk Factors

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups (JOBS) Act of 2012; however, we do not intend to take advantage of any of the reduced public company reporting requirements afforded by the JOBS Act. Investing in our shares may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of investment or the entire loss of investment. This offering is being made only to qualified investors by way of a Prospectus. Please read the Prospectus in its entirety before investing for complete information and to learn more about the risks associated with this offering, such as:

•    Our advisor and its respective affiliates, including our officers and some of our directors, will face conflicts of interest including conflicts that may result from compensation arrangements with us and our affiliates, which could result in actions that are not in the best interests of our members.

•    This offering is initially a “blind pool” offering, and therefore, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.

•    This is our initial public offering. We have no assets. We have no operating history. No public market currently exists for our shares, nor may a public market ever develop and our shares are illiquid.

•    Our success will be dependent on the performance of our advisor; however, our advisor has no operating history and no experience managing a public company or maintaining our exemption from registration under the Investment Company Act of 1940, as amended.

• We will pay substantial fees and expenses to GCM and the dealer manager, which payments increase the risk that you will not earn a profit on your investment.

•    We intend to make distributions to our members out of assets legally available for distribution. The amount of any distributions we may pay is uncertain. We may not be able to pay you distributions, or be able to sustain them once we begin declaring distributions, and our distributions may not grow over time.

• We may incur substantial debt, which could adversely impact the value of an investment.

• Our board of directors may change our investment policies and strategies without prior notice or member approval, the effects of which may be adverse.

• Shares are subject to a 9.8% ownership limitation. In addition, our LLC Agreement contains various other restrictions on ownership and transfer of our shares.

• You will experience substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

• We may pay distributions from any source and there are no limits on distributions that may be paid from sources other than cash flow from operations.

•    Even after we commence quarterly valuations of our assets, the price of our shares may not be indicative of the price at which such shares would trade if they were listed on an exchange or actively traded by brokers, nor would the share price be indicative of the proceeds that a shareholder would receive if we were liquidated or dissolved.

•    We rely, in part, on Federal and state incentives that support the sale of energy generated from renewable sources. A reduction or elimination of these incentives could result in lower prices for our power and may adversely affect investors’ returns.

• We will be subject to risks incident to making investments in energy infrastructure and energy efficiency projects.

HOW WIND ENERGY WORKS

Wind is simply air in motion. It is caused by the uneven heating of the earth’s surface by the sun. The earth’s face is made of very different types of land and water that absorb the sun’s heat at different rates. During the day, the air above the land heats up more quickly than the air over water. The warm air over the land expands and rises, and the heavier, cooler air rushes in to take its place, creating winds. At night, the winds are typically reversed because the air cools more rapidly over land than over water.

Harnessing the wind is one of the oldest, cleanest and most sustainable ways to generate power. Wind power is also one of the most abundant and increasingly cost-competitive energy resources, making it an attractive alternative to traditional fossil fuels. Wind turbines can be used to produce electricity for a single home or building, or they can be connected to an electricity grid for more widespread electricity distribution as illustrated below.

This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. An offering is made only by a prospectus to individuals who meet minimum suitability requirements. This sales literature must be read in conjunction with a prospectus in order to understand fully all the implications and risks of the offering of securities to which it relates. A copy of the prospectus must be made available to you in connection with the offering described herein. Neither the Attorney General of the state of New York, nor any other state regulators, have passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Wind Energy Growth Potential

In 2012, wind power provided approximately 2.62% of the world’s electricity.1 By 2020, wind is expected to produce 9.1% of the world’s electricity demand1 and generate approximately 1,000 gigawatts of power2 which is roughly the equivalent of 350 of today’s nuclear power plants.3

Total Installed Capacity 1997-20202

(Gigawatts)

Sustainable | Reliable | Energy

Talk to your financial advisor to see if Greenbacker makes sense in your portfolio.

1 Source: Greentechmedia.com – A Record Year For World Wind Power in 2012

2 Source: The World Wind Energy Association, 2012 Annual Report

3 Source: Reuters.com, World’s Wind Turbines to Cross the 300 Gigawatt Mark

RISK FACTORS

There is no guarantee that Greenbacker Renewable Energy Company’s (“Greenbacker’s”) investment strategy will be successful, that these trends will continue or that we will be able to take advantage of these trends. Investment in a non-listed LLC like Greenbacker involves significant risks including but not limited to: no secondary market; limitation on liquidity, transfer and redemption of units; distributions made may not come from income, are not guaranteed and are subject to board discretion; investors may lose their entire investment; Greenbacker is dependent upon its advisor to select investments and conduct operations; and Greenbacker’s advisor will face conflicts of interest. Greenbacker is not suitable for all investors. This investment relies, in part, on federal and state incentives currently in place to support the renewable energy industry. These incentives may be discontinued, reduced, or otherwise adversely modified in the future which may ultimately adversely affect investors’ returns.

Greenbacker carries significant fees and charges that will have an impact on investment returns. Information provided by Greenbacker Capital Management, LLC. This is a speculative security and, as such, involves a high degree of risk. Investments are not bank guaranteed, not FDIC insured and may lose value or total value. Securities offered through SC Distributors, LLC, an affiliated dealer manager and member of FINRA and SIPC.

10/13	GB0026-A

HOW SOLAR ENERGY WORKS

The solar cells that you see on calculators, satellites and rooftops are also called photovoltaic (“PV”) cells. These cells convert sunlight directly into electricity. A module is a group of cells connected electrically and packaged into a frame (more commonly known as a solar panel). Multiple panels can then be grouped together to form a large and powerful solar array like the one on top of the building in the illustration below.

PV cells are made of special semiconductor materials. When light strikes the cell, a certain portion of its energy is absorbed and transferred to the semiconductor. The energy knocks electrons loose and the electric field from the PV cells forces the electrons to flow in a certain direction, creating a current. By placing metal contacts on the top and bottom of the PV cell, we can draw that current off for external use, say, to power a building. This current, together with the cell’s voltage (which is a result of its built-in electric field or fields), defines the power (or wattage) that the solar cell can produce.

This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. An offering is made only by a prospectus to individuals who meet minimum suitability requirements. This sales literature must be read in conjunction with a prospectus in order to understand fully all the implications and risks of the offering of securities to which it relates. A copy of the prospectus must be made available to you in connection with the offering described herein. Neither the Attorney General of the state of New York, nor any other state regulators, have passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Solar Energy Growth Potential

IHS, a global information company, has reported that global solar PV installations totaled about 32 gigawatts (“GW”) in 2012, a new record that beats 2011’s 28 GW and 2010’s 20 GW.1 As could be expected, 2013 is projected to best 2012, as is every year after that for many years to come. IHS projects that the annual installation capacity will reach 61 GW by 2017, triple 2010’s total and nearly double 2012’s.1

Worldwide Photovolaic Installation Forecast1

(Gigawatts)

Sustainable   |   Reliable   |   Energy

Talk to your financial advisor to see if Greenbacker makes sense in your portfolio.

1 Source: cleantechnica.com, 2013

2 Source: Federal Times, Navy To Purchase Gigawatt of Renewable Energy by 2020, January 26, 2012.

RISK FACTORS

There is no guarantee that Greenbacker Renewable Energy Company’s (“Greenbacker’s”) investment strategy will be successful, that these trends will continue or that we will be able to take advantage of these trends. Investment in a non-listed LLC like Greenbacker involves significant risks including but not limited to: no secondary market; limitation on liquidity, transfer and redemption of units; distributions made may not come from income, are not guaranteed and are subject to board discretion; investors may lose their entire investment; Greenbacker is dependent upon its advisor to select investments and conduct operations; and Greenbacker’s advisor will face conflicts of interest. Greenbacker is not suitable for all investors. This investment relies, in part, on federal and state incentives currently in place to support the renewable energy industry. These incentives may be discontinued, reduced, or otherwise adversely modified in the future which may ultimately adversely affect investors’ returns.

Greenbacker carries significant fees and charges that will have an impact on investment returns. Information provided by Greenbacker Capital Management, LLC. This is a speculative security and, as such, involves a high degree of risk. Investments are not bank guaranteed, not FDIC insured and may lose value or total value. Securities offered through SC Distributors, LLC, an affiliated dealer manager and member of FINRA and SIPC.

9/13	GB0023-A

Tax-Equivalent Yield

Investors typically use the tax equivalent yield calculation to determine whether they will get the same value from a taxable investment, as they would from a non-taxable investment. Based on “Earnings and Profits” rules of corporate accounting Greenbacker expects its distributions to investors to be tax free for up to 10 years.1 As such, it may make sense to use the tax-equivalent yield calculation below when comparing Greenbacker’s distributions to those of other taxable investments.

Tax Incentives Available To Investors

¡	Greenbacker’s distributions are expected to be treated as a return of capital for tax purposes.
✓	For a distribution to be treated as a “dividend” it must be paid out of positive “earnings & profits” as determined under the tax code.
✓

Despite generating significant cash from its investments, Greenbacker expects its “earnings & profits” to be negative because of the accelerated treatment of depreciation under the tax code as compared to the true economic life of the assets.

✓	Therefore, when the company makes distributions, we expect they will be treated as returns of capital until “earnings & profits” turn positive.
¡	Greenbacker expects that the tax-free nature of distributions will reduce the investors’ tax basis in their investments
¡	If the tax basis reduces to zero, any further distributions received by an investor will typically be taxed as capital gains.
¡	When an investor sells his/her investment he/she will likely be subject to capital gains treatment with respect to the net proceeds.

1 This investment relies, in part, on federal and state incentives currently in place to support the renewable energy industry. These incentives are not guaranteed, may be discontinued, reduced, or otherwise adversely modified in the future which may ultimately adversely affect investors’ returns. Each individual’s tax situation and tax rate may be different. This information should not be construed as tax advice. The tax equivalent yield will typically be higher for investors in a higher tax bracket. Distributions are subject to Board approval, are not guaranteed and are subject to change.

2 Assumes a 33% Federal tax bracket.

This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. An offering is made only by a prospectus to individuals who meet minimum suitability requirements. This sales literature must be read in conjunction with a prospectus in order to understand fully all the implications and risks of the offering of securities to which it relates. A copy of the prospectus must be made available to you in connection with the offering described herein. Neither the Attorney General of the state of New York, nor any other state regulators, have passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Tax Incentives Available To Greenbacker

¡

Federal Government tax incentives are generally available for renewable energy and energy efficiency projects that we expect will shield substantially all Greenbacker’s income from taxes for the foreseeable future; and potentially more than 10 years.

¡	The major incentives are:

¡

Investment Tax Credit (ITC) which helps reduce the amount of federal income tax payable and is based on the eligible costs of certain types of renewable energy projects. In the case of Solar, the credit is 30% of the eligible cost – with no maximum limit.

¡	Accelerated Depreciation which allows Greenbacker to realize depreciation for tax purposes over 5.5 years

Sustainable  |  Reliable  |  Energy

Talk to your financial advisor to see if Greenbacker makes sense in your portfolio.

RISK FACTORS

There is no guarantee that Greenbacker Renewable Energy Company’s (“Greenbacker’s”) investment strategy will be successful, that these trends will continue or that we will be able to take advantage of these trends. Investment in a non-listed LLC like Greenbacker involves significant risks including but not limited to: no secondary market; limitation on liquidity, transfer and redemption of units; distributions made may not come from income, are not guaranteed and are subject to board discretion; Greenbacker is dependent upon its advisor to select investments and conduct operations; and Greenbacker’s advisor will face conflicts of interest. Greenbacker is not suitable for all investors.

Photos are for illustration purposes only. Greenbacker carries significant fees and charges that will have an impact on investment returns. Information provided by Greenbacker Capital Management, LLC. This is a speculative security and, as such, involves a high degree of risk. Investments are not bank guaranteed, not FDIC insured and may lose value or total value. Securities offered through SC Distributors, LLC, an affiliated dealer manager and member of FINRA and SIPC.

12/13	GB0043-A

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Up to $1,250,000,000 in Shares

Limited Liability Company Interests

PROSPECTUS

April     , 2014

Dealer Prospectus Delivery Requirement

Until                    , 2014 (90 days after the initial date of the prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to its unsold allotments or subscriptions.

10/13	GB0012-B

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses other than the selling commissions and dealer manager fee, payable by the registrant in connection with the sale of the shares being registered. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

Non-Cash Training & Education	$500,400
SEC registration fee	$193,700
FINRA filing fee	$225,500
Legal	$1,450,000
Printing	$5,419,984
Accounting	$1,000,000
Blue Sky expenses	$200,000
Advertising and Sales	$3,385,416
Due diligence	$1,000,000
Transfer Agent and Escrow Agent Fees	$4,362,500
Formation service fees	$1,012,500

Total	$18,750,000

Item 14. Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless its members or manager or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in a limited liability company’s limited liability company agreement.

Our LLC Agreement, included in the prospectus as Appendix C, provides for indemnification of our directors and officers under certain circumstances. Reference is made to such section of the LLC Agreement, and to “Summary of Our LLC Agreement—Liability and Indemnification” in this prospectus.

The above discussion of Section 18-108 and of our LLC Agreement is not intended to be exhaustive and is respectively qualified in its entirety by such statute and the Company’s LLC Agreement.

In addition, the Pennsylvania Securities Commission and other state securities commissions require compliance with the NASAA Omnibus Guidelines which includes provisions for liability and indemnification for managers and members of the Company. The Pennsylvania Securities Commission requires for the sale of securities in its jurisdiction that the NASAA Omnibus Guidelines provisions supersede the laws of the Company’s state of formation to the extent that the laws of that state are not mandatory.

Item 15. Recent Sales of Unregistered Securities.

On December 28, 2011, James Weiner purchased 100 shares of common stock of Greenbacker Renewable Energy Corporation, or GREC, for an aggregate purchase price of $1,000. Since this transaction was not considered to have involved a “public offering” within the meaning of Section 4(a)(2) of the Securities Act, the shares issued were deemed to be exempt from registration. In acquiring our shares, Mr. Weiner represented that such interests were being acquired by it for the purposes of investment and not with a view to the distribution thereof.

On December 11, 2012, Greenbacker Capital Management LLC, our advisor, purchased 100 of our shares for an aggregate purchase price of $1,000. On December 11, 2012, Mr. Weiner purchased 100 of our shares in exchange for his contribution to us of $1,000, in shares of GREC’s common stock, representing all of the outstanding shares in GREC. The advisor purchased an additional 20,000 of our shares for an aggregate purchase price of $200,000 on October 1, 2013. Since these transactions were not considered to have involved a “public offering” within the meaning of Section 4(a)(2) of the Securities Act, the shares issued were deemed to be exempt from registration. In acquiring our shares, each of our advisor and Mr. Weiner represented that such interests were being acquired by it for the purposes of investment and not with a view to the distribution thereof.

Item 16. Exhibits and Financial Statement Schedules.

(b) Exhibits

Exhibit Number	Description of Document
3.1*	Certificate of formation of Greenbacker Renewable Energy Company LLC (Incorporated by reference from Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333- 178786-01) filed on December 11, 2012)

3.2*	Second Amended and Restated Limited Liability Company Operating Agreement of Greenbacker Renewable Energy Company LLC (Incorporated by reference from Exhibit 3.2 of the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-178786-01) filed on October 9, 2013)

4.1*	Form of Distribution Reinvestment Plan (Incorporated by reference from Exhibit 4.1 of the Registrant’s Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-178786-01) filed on July 11, 2013)

5.1*	Opinion of Clifford Chance US LLP as to the legality of securities issued (including consent of such firm) (Incorporated by reference from Exhibit 5.1 of the Registrant’s Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-178786-01) filed on July 11, 2013)

8.1*	Opinion of Clifford Chance US LLP as to certain tax matters (including consent of such firm) (Incorporated by reference from Exhibit 8.1 of the Registrant’s Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-178786-01) filed on July 11, 2013)

10.1*	Form of Participating Broker-Dealer Agreement by and among Registrant, Greenbacker Renewable Energy Corporation and Greenbacker Capital Management LLC (Incorporated by reference from Exhibit 10.1 of the Registrant’s Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-178786-01) filed on July 11, 2013)

10.2*	Amended and Restated Advisory Agreement between Registrant and Greenbacker Capital Management LLC (Incorporated by reference from Exhibit 10.2 of the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-178786-01) filed on October 9, 2013)

10.3*	Form of Dealer Management Agreement by and Among Registrant, Greenbacker Capital Management LLC and SC Distributors, LLC (Incorporated by reference from Exhibit 10.3 of the Registrant’s Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-178786-01) filed on July 11, 2013)

10.4*	Form of Escrow Agreement by and among Registrant, SC Distributors, LLC and UMB Bank, N.A. (Incorporated by reference from Exhibit 10.4 of the Registrant’s Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-178786-01) filed on July 11, 2013)

10.5*	Form of Administration Agreement by and among Registrant, Greenbacker Renewable Energy Corporation and Greenbacker Administration, LLC (Incorporated by reference from Exhibit 10.5 of the Registrant’s Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-178786-01) filed on July 11, 2013).

21.1*	List of Subsidiaries (Incorporated by reference from Exhibit 21.1 of the Registrant’s Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-178786-01) filed on July 11, 2013).

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Exhibit Number	Description of Document

23.1*	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2*	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

23.3**	Consent of KPMG LLP

24.1*	Power of attorney (included on the signature page hereto)

*	Filed previously.

**	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed;

(5)	to send to each member at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(6)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

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(7)	that for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant;

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser; and

(8)	insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, and State of New York, on the 28th day of April, 2014.

Signature	Title	Date

/s/ Charles Wheeler Charles Wheeler	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2014

/s/ Richard C. Butt Richard C. Butt	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	April 28, 2014

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ David Sher David Sher	Director	April 28, 2014

/s/ Kathleen Cuocolo Kathleen Cuocolo	Director	April 28, 2014

/s/ Robert Herriott Robert Herriott	Director	April 28, 2014

/s/ David M. Kastin David M. Kastin	Director	April 28, 2014

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